Prospectus Supplement                              Rule 424(b)(3)
(To Prospectus dated July 13, 2004)                (Registration No. 333-117147)

                               MOTIENT CORPORATION

                                15,134,444 SHARES

                                  COMMON STOCK

                          ----------------------------

         This prospectus supplement supplements the prospectus dated July 13, 2004, relating solely to the offer and sale by the selling stockholders identified in the prospectus of up to 15,314,444 shares of our common stock. This prospectus supplement includes:

- Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.


                          ----------------------------

         The purchase of our common stock involves a high degree of risk. See "Risk Factors" beginning on page 6 of the prospectus for a discussion of factors that you should carefully consider before purchasing the shares offered by the prospectus and this prospectus supplement.


                          ----------------------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                          ----------------------------


          The date of this prospectus supplement is November 15, 2004.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 10-Q
             QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2004
                           COMMISSION FILE NO. 0-23044

                                ---------------

                               MOTIENT CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   93-0976127
(State or other jurisdiction of          (I.R.S. Employee Identification Number)
 Incorporation or organization)

                            300 KNIGHTSBRIDGE PARKWAY
                             LINCOLNSHIRE, IL 60069
                                  847-478-4200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No[ ]

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [X] No[ ]

Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

Number of shares of common stock outstanding at November 8, 2004: 34,562,901

================================================================================

                               MOTIENT CORPORATION
                                    FORM 10-Q
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2004

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                     PART I
                              FINANCIAL INFORMATION

Item 1. Financial Statements

         Consolidated Statements of Operations for the Three and Nine
         Months Ended September 30, 2003 and 2004                              3

         Consolidated Balance Sheets as of September 30, 2004 and
         December 31, 2003                                                     4

         Consolidated Statements of Cash Flows for the Nine Months
         Ended September 30, 2003 and 2004                                     5

         Notes to Consolidated Financial Statements                            6

Item 2. Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                     20

Item 3. Quantitative and Qualitative Disclosures about Market Risk            42

Item 4. Controls and Procedures                                               42

                                     PART II
                                OTHER INFORMATION

Item 1. Legal Proceedings                                                     44

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds           44

Item 3. Defaults Upon Senior Securities                                       45

Item 6. Exhibits                                                              46

PART I- FINANCIAL INFORMATION
-----------------------------

                                                   ITEM 1. FINANCIAL STATEMENTS

                                               MOTIENT CORPORATION AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                               (in thousands, except per share data)

                                                                          THREE MONTHS   THREE MONTHS   NINE MONTHS    NINE MONTHS
                                                                              ENDED          ENDED         ENDED          ENDED
                                                                          SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,  SEPTEMBER 30,
                                                                               2004           2003           2004           2003
                                                                            ---------      ---------      ---------      ---------
                                                                           (UNAUDITED)    (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
REVENUES

Services and related revenue                                                $  7,329       $ 10,662       $ 27,446       $ 38,209
Sales of equipment                                                             1,024          1,389          3,846          3,204
                                                                            ---------      ---------      ---------      ---------

       Total revenues                                                       $  8,353       $ 12,051       $ 31,292       $ 41,413
                                                                            ---------      ---------      ---------      ---------

COSTS AND EXPENSES

 Cost of services and operations (including stock-based compensation of
    $70 and $2,028, respectively, for the three and nine months ended
    September 30, 2004; exclusive of depreciation and amortization below)      7,768         12,461         29,532         39,999
 Cost of equipment sold (exclusive of depreciation and
   amortization below)                                                           939          1,485          3,705          3,607
 Sales and advertising (including stock-based compensation
   of $(85) and  $804, respectively, for the three and nine
   months ended September 30, 2004; exclusive of
   depreciation and amortization below)                                          166          1,065          2,058          3,782
General and administrative (including stock-based
   compensation of $102 and $1,131, respectively,  for the
   three and nine months ended September 30, 2004;
   exclusive of depreciation and amortization below)                           2,026          3,846          6,902         10,393
Restructuring Charges                                                             --             --          6,264             --
Depreciation and amortization                                                  3,686          5,454         12,071         16,312
                                                                            ---------      ---------      ---------      ---------
       Total Costs and Expenses                                               14,585         24,311         60,532         74,093
                                                                            ---------      ---------      ---------      ---------

   Operating loss                                                             (6,232)       (12,260)       (29,240)       (32,680)
                                                                            ---------      ---------      ---------      ---------

   Interest expense, net                                                        (556)        (1,638)        (3,595)        (4,592)
   Write-off of deferred financing fees                                           --             --         (8,052)            --
   Other income, net                                                              66             12            265            819
   Other income from Aether                                                      650            180          1,957          1,956
   Gain on asset disposal                                                          2             51              2             51
   (Loss) on impairment of intangible asset                                       --         (5,535)            --         (5,535)
   Gain on debt and capital lease retirement                                      --             --            802             --
   Equity in loss of Mobile Satellite Ventures                                (3,779)        (3,155)        (8,617)        (7,768)
                                                                            ---------      ---------      ---------      ---------

   Net (loss)                                                               $ (9,849)      $(22,345)      $(46,478)      $(47,749)
                                                                            =========      =========      =========      =========

Basic and Diluted (Loss) Per Share of Common Stock::
   Net (Loss), basic and diluted                                            $  (0.29)      $  (0.89)      $  (1.59)      $  (1.90)

Weighted-Average Common Shares Outstanding - basic and
diluted                                                                       33,418         25,170         29,323         25,128
                                                                            =========      =========      =========      =========

                                       The accompanying notes are an integral part of these
                                                consolidated financial statements.


                                     MOTIENT CORPORATION AND SUBSIDIARIES
                                          CONSOLIDATED BALANCE SHEETS
                                (in thousands, except share and per share data)

                                                                   SEPTEMBER 30, 2004  DECEMBER 31, 2003
                                                                   ------------------  -----------------
ASSETS                                                                 (UNAUDITED)         (AUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                           $  16,742           $   3,618
   Restricted cash and short-term investments                                 --                 504
   Accounts receivable-trade, net of allowance for doubtful
     accounts of $298 at September 30, 2004 and $759 at
     December 31, 2003                                                     2,076               3,804
   Inventory                                                                  96                 240
   Due from Mobile Satellite Ventures, net                                   100                  93
   Deferred equipment costs                                                1,453               3,765
   Assets held for sale                                                      271               2,734
   Other current assets                                                    1,220               5,091
                                                                       ----------          ----------
      Total current assets                                                21,958              19,849
                                                                       ----------          ----------

RESTRICTED INVESTMENTS                                                        51               1,091
PROPERTY AND EQUIPMENT, net                                               21,822              31,381
FCC LICENSES AND OTHER INTANGIBLES, net                                   69,809              74,021
INVESTMENT IN AND NOTES RECEIVABLE FROM MSV                               11,993              22,610
DEFERRED CHARGES AND OTHER ASSETS                                          4,519               8,076
                                                                       ----------          ----------
      TOTAL ASSETS                                                     $ 130,152           $ 157,028
                                                                       ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                   8,765              12,365
   Deferred equipment revenue                                              1,512               3,795
   Deferred revenue and other current liabilities                          5,018              11,005
   Vendor financing commitment, current                                       --               2,413
   Obligations under capital leases, current                                  --               1,454
                                                                       ----------          ----------
      Total current liabilities                                           15,295              31,032
                                                                       ----------          ----------

LONG-TERM LIABILITIES
   Capital lease obligations, net of current portion                          --               1,642
   Vendor financing commitment, net of current portion                        --               2,401
   Notes payable, including accrued interest thereon                          --              22,885
   Term credit facility, including accrued interest thereon                   --               4,914
   Other long-term liabilities                                               251               1,347
                                                                       ----------          ----------
      Total long-term liabilities                                            251              33,189
                                                                       ----------          ----------
      Total liabilities                                                   15,546              64,221
                                                                       ----------          ----------

COMMITMENTS AND CONTINGENCIES                                                 --                  --

STOCKHOLDERS' EQUITY:
 Preferred Stock; par value $0.01; authorized 5,000,000 shares at
   September 30, 2004 and December 31, 2003, no shares issued or outstanding at September 30, 2004 or
   December 31, 2003                                                          --                  --
 Common Stock; voting, par value $0.01; 100,000,000 shares
   authorized
   and 34,529,958 and 25,196,840 shares issued and
   outstanding at September 30,  2004 and at December 31,
   2003, respectively                                                        345                 252
 Additional paid-in capital                                              256,541             198,743
 Common stock purchase warrants                                           25,878              15,492
 Accumulated deficit                                                    (168,158)           (121,680)
                                                                       ----------          ----------
STOCKHOLDERS' EQUITY                                                     114,606              92,807
                                                                       ----------          ----------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 130,152           $ 157,028
                                                                       ==========          ==========

                             The accompanying notes are an integral part of these
                                      consolidated financial statements.


                           MOTIENT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                       AND THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                      (in thousands)

                                                               NINE MONTHS    NINE MONTHS
                                                                  ENDED         ENDED
                                                              SEPTEMBER 30,  SEPTEMBER 30,
                                                                  2004          2003
                                                                  ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                              $(46,478)      $(47,749)
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
   Depreciation and amortization                                 12,071         16,312
   Equity in loss of MSV                                          8,617          7,768
   Restructuring charges, fixed asset disposals                   2,798             --
   (Gain) loss on disposal of assets                                 --            479
   Gain on debt restructuring                                      (802)          (405)
   Issuance of warrants                                              --            927
   Write-off of deferred financing fees                           8,052             --
   Non cash amortization of deferred financing costs              2,026          1,531
   Non cash stock compensation                                    3,990          1,216
   Impairment of other intangibles                                   --          5,535
   Changes in assets and liabilities, net of acquisitions
    and dispositions:
     Inventory                                                      144            551
     Accounts receivable -- trade                                 1,728          4,403
     Other current assets                                         6,867          2,482
     Accounts payable and accrued expenses                       (3,449)           805
     Accrued interest                                            (3,080)         1,602
     Deferred revenue and other deferred items                   (7,062)           368
                                                               ---------      ---------
   Net cash (used in) operating activities                      (14,578)        (4,175)
                                                               ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from MSV note                                       2,000             --
     Proceeds from sale of property and equipment                     2             --
     Proceeds (purchase) of restricted investments                1,544           (202)
     Additions to property and equipment, net                    (1,101)            --
                                                               ---------      ---------
     Net cash (used in) provided by investing activities          2,445           (202)
                                                               ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments under capital leases                     (2,419)        (2,116)
     Principal payments under vendor financing                   (2,582)          (657)
     Repayment of notes                                         (19,750)            --
     Repayment from term loan                                    (6,785)            --
     Proceeds from term credit facility                           1,500          4,500
     Proceeds from issuance of stock                             55,480             --
     Proceeds from issuance of employee stock options             1,235            190
     Stock issuance costs and other charges                      (1,422)            --
     Debt issuance costs and other charges                           --           (537)
                                                               ---------      ---------
Net cash provided by (used in) financing activities              25,257          1,380
                                                               ---------      ---------
Net increase (decrease) in cash and cash equivalents             13,124         (2,997)
                                                               ---------      ---------
CASH AND CASH EQUIVALENTS, beginning of period                    3,618          5,840
CASH AND CASH EQUIVALENTS, end of period                       $ 16,742       $  2,843
                                                               =========      =========

                   The accompanying notes are an integral part of these
                       consolidated condensed financial statements.

                      MOTIENT CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

1.  ORGANIZATION AND BUSINESS

Motient Corporation (with its subsidiaries, "Motient" or the "Company") provides two-way mobile communications services principally to business-to-business customers and enterprises. Motient serves a variety of markets including mobile professionals, telemetry, transportation and field service. Motient provides its eLinksm brand two-way wireless email services to customers accessing email through corporate servers, Internet Service Providers, Mail Service Provider accounts, and paging network service providers. Motient also offers BlackBerry
(TM) by Motient, a wireless email solution developed by Research In Motion Ltd. ("RIM") and licensed to operate on Motient's network. BlackBerry (TM) by Motient is designed for large corporate accounts operating in a Microsoft Exchange(R) or Lotus Notes(R) environment. The Company considers the two-way mobile communications service described in this paragraph to be its core wireless business.

Motient presently has six wholly-owned subsidiaries and had a 29.5% interest, assuming conversion of all outstanding convertible notes, in Mobile Satellite Ventures LP ("MSV") as of September 30, 2004, and a 38.6% interest, in MSV as of November 15, 2004. For further details regarding Motient's interest in MSV, please see "- Mobile Satellite Ventures LP" below and Note 5, "Subsequent Events". Motient Communications Inc. ("Motient Communications") owns the assets comprising Motient's core wireless business, except for Motient's Federal Communications Commission ("FCC") licenses, which are held in a separate subsidiary, Motient License Inc. ("Motient License"). Motient License is a special purpose wholly-owned subsidiary of Motient Communications that holds no assets other than Motient's FCC licenses. Motient's other four subsidiaries hold no material operating assets other than the stock of other subsidiaries and Motient's interests in MSV. On a consolidated basis, we refer to Motient Corporation and its six wholly-owned subsidiaries as "Motient."

Motient is devoting its efforts to maintaining its core wireless business, while also focusing on cost-cutting efforts. These efforts involve substantial risk. Future operating results will be subject to significant business, economic, regulatory, technical, and competitive uncertainties and contingencies. Depending on their extent and timing, these factors, individually or in the aggregate, could have an adverse effect on the Company's financial condition and future results of operations. In recent periods, certain factors have restrained Motient's ability to generate revenue growth at the pace required to enable it to generate cash in excess of its operating expenses. These factors include competition from other wireless data suppliers and other wireless communications providers with greater resources, the loss of UPS as a primary customer, the limited availability of wireless email devices due to RIM's decision to terminate production of RIM 857 devices that operate on Motient's network, the financial difficulty of several of the Company's key resellers, and general economic factors.

MOBILE SATELLITE VENTURES LP

On November 26, 2001, Motient sold the assets comprising its satellite communications business to Mobile Satellite Ventures LP ("MSV"), as part of a transaction in which certain other parties joined MSV, including TMI Communications and Company, Limited Partnership ("TMI"), a Canadian satellite services provider. In this transaction, TMI also contributed its satellite communications business assets to MSV. As part of this transaction, Motient received, among other proceeds, a $15 million promissory note issued by MSV and purchased a $2.5 million convertible note issued by MSV. In August 2002, in connection with a rights offering by MSV, the Company funded an additional $957,000, and received a new convertible note in such amount. The rights offering did not impact the Company's position in MSV.

On August 21, 2003, two investors in MSV (excluding Motient) invested an additional $3.7 million in MSV in exchange for Class A preferred units of limited partnership interests in MSV. MSV used the proceeds from this investment to repay other indebtedness that is senior in its right of repayment to the Company's promissory note.

In April 2004, certain investors invested $17.6 million into MSV. Of the total $17.6 million in proceeds, $5.0 million was used to repay certain outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to Motient by MSV. Motient was required to use 25% of the $2 million it received in this transaction, or $500,000, to and did make prepayments under its existing notes owed to Rare Medium Group, Inc. (Rare Medium) and Credit Suisse First Boston (CSFB). The remainder of the proceeds from this investment were used by MSV for general corporate purposes. This investment did not impact the Company's position in MSV.

As of the closing of the April 2004 investment, and at September 30, 2004, Motient's percentage ownership of MSV was approximately 29.5%, assuming the conversion of all outstanding convertible notes. On November 12, 2004, Motient made a significant investment into MSV. For further details, please see Note 5, "Subsequent Events".

In January 2001, MSV had filed a separate application with the FCC with respect to MSV's plans for a new generation satellite system utilizing ancillary terrestrial components, or "ATC". In January 2003, MSV's application with the FCC with respect to MSV's plans for a new generation satellite system utilizing ATC was approved by the FCC. The order granting such approval (the "ATC Order") requires that licensees, including MSV, submit a further application with the FCC to seek approval of the specific system incorporating ATC that the licensee intends to use. MSV has filed an application for ATC authority, which is pending. MSV has also filed a petition for reconsideration with respect to certain aspects of the ATC Order. In January 2004, certain terrestrial wireless providers petitioned the U.S. Court of Appeals for the District of Columbia to review the FCC's decision to grant ATC to satellite service providers. Oral arguments in this case occurred in May 2004, but a decision has not yet been issued by the court. Please see Note 5, "Subsequent Events" for more information on recent FCC approvals with regard to MSV's applications.

On May 17, 2004, MSV was awarded its first patent on a next generation satellite system technology containing an ATC innovation. MSV believes that patent will support its ability to deploy ATC in a way that minimizes interference to other satellite systems, and addresses ways to mitigate residual interference levels using interference-cancellation techniques.

COST AND DEBT REDUCTION AND LIQUIDITY ACTIONS

Several factors have restrained the Company's ability to grow revenue at the rate it previously anticipated. These factors include the weak economy generally and the weak telecommunications and wireless sector specifically, the loss of UPS as a primary customer, the limited availability of wireless email devices due to RIM's decision to terminate production of RIM 857 devices that operate on Motient's network, and the financial difficulty of several of the Company's key resellers, on whom it relies for a majority of its new revenue growth.

The Company has taken a number of steps recently to reduce operating expenditures and reduce cash requirements under its debt obligations in order to lower its cash burn rate and improve its liquidity position.

REDUCTIONS IN WORKFORCE. The Company undertook a reduction in its workforce in February 2004. This action eliminated approximately 32.5% (54 employees) of its workforce and reduced employee and related expenditures by approximately $0.4 million per month. As of September 30, 2004, Motient had 95 employees.

NETWORK RATIONALIZATION. In the second quarter of 2004, we finalized plans to implement certain base station rationalization initiatives. These initiatives involve the de-commissioning of approximately 409 base stations from our network. We had 1,549 base stations in our network as of March 31, 2004, and 1,239 base stations as of September 30, 2004. We are taking these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers communications and coverage requirements. This rationalization encompasses, among other things, the reduction of unneeded capacity across the network by de-commissioning under-utilized and un-profitable base stations as well as de-commissioning base stations that pass an immaterial amount of customer data traffic. In some cases, these base stations were originally constructed specifically to serve customers with nationwide requirements that are no longer customers of Motient. In certain instances, the geographic area that our network serves may be reduced by this process and customer communications may be impacted. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. The full extent and effect of the changes to our network have yet to be determined, but based on internal analyses, we believe the de-commissioning of these base stations from our network will only impact approximately 1.5% of our network's current data traffic. We are substantially complete with these network rationalization initiatives, and anticipate final completion by December 2004.

Please see Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") for further discussion of this network rationalization.

FRAME RELAY AND TANDEM EQUIPMENT RETIREMENT. In conjunction with our base station rationalization initiatives discussed above, Motient is in the process of converting its telecommunications infrastructure technology to frame relay technology. As of September 30, 2004, this project was approximately 80% complete. In the fourth quarter of 2004, we will be retiring certain network equipment associated with this conversion. We expect to realize significant telecommunications cost reductions in 2005 as a result of this conversion.

CREDIT FACILITY REPAYMENT: On April 13, 2004, Motient repaid all amounts then owing under its term credit facility, including all principal and accrued interest thereon, in an amount of $6.8 million. The remaining availability under the credit facility of $5.7 million will be available for borrowing by the Company until December 31, 2004, subject to the lending conditions in the credit agreement.

TERMINATION OF MOTOROLA AND HEWLETT-PACKARD AGREEMENTS: In June 2004, the Company negotiated settlements of the entire amounts outstanding under its financing facilities with Motorola and its capital lease with Hewlett-Packard. The full amount due and owing under these agreements was a combined $6.8 million. The Company paid a combined $3.9 million in cash to Motorola and Hewlett-Packard and issued a warrant to Motorola to purchase 200,000 shares of the Company's common stock at a price of $8.68, in full satisfaction of the outstanding balances. In the case of Hewlett-Packard, the Company took title to all of the leased equipment and software and the letter of credit securing this lease was cancelled; in the case of Motorola, there was no equipment or service that Motorola was obligated to provide. The Company recorded a gain on the extinguishment of debt in the amount of $0.7 million on the Hewlett Packard settlement. The Company recorded a gain of $0.1 million on the Motorola settlement.

SALES OF COMMON STOCK: On April 7, 2004, Motient sold 4,215,910 shares of its common stock at a per share price of $5.50 for an aggregate purchase price of $23.2 million to several institutional investors. On July 1, 2004, Motient sold 3,500,000 shares of its common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to several institutional investors. Motient's registration statement registering the shares issued in these transactions became effective on July 13, 2004.

Please see Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations - Sources of Financing") for further discussion of these sales of common stock, including a discussion of the terms of the sale and the fees paid to the placement agent. Please see Note 5, "Subsequent Events" for discussion of further sales of common stock subsequent to the time period reflected in this quarterly report

TERMINATION OF RARE MEDIUM AND CSFB NOTES. On July 15, 2004, the Company paid all principal and interest due and owing on its Rare Medium and CSFB notes, in the aggregate amount of $23.5 million.

COMMUNICATION TECHNOLOGY ADVISORS LLC. Effective January 30, 2004, Motient hired Communications Technology Advisors LLC, or CTA, to serve as "Chief Restructuring Entity" and advise the Company on various ways to reduce cash operating requirements. CTA has been engaged through December 2004. See Note 2 ("Related Parties") for further discussion of Motient's relationship with CTA.

Despite these initiatives, the Company continues to generate losses from operations, and there can be no assurances that it will ever generate income from operations.

CHANGE IN ACCOUNTANTS

On March 2, 2004, Motient dismissed PricewaterhouseCoopers LLP as its independent auditors effective immediately. The audit committee of the Company's board of directors approved the dismissal of PricewaterhouseCoopers. PricewaterhouseCoopers did not report on Motient's consolidated financial statements for any fiscal period. On March 2, 2004, the audit committee engaged Ehrenkrantz Sterling & Co. LLC as Motient's independent auditors to replace PricewaterhouseCoopers.

On June 1, 2004, Ehrenkrantz Sterling & Co. LLC merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP, has been retained by Motient and the audit committee of the Company's Board of Directors approved this decision on June 4, 2004.

For further details regarding the change in accountants, please see the Company's current report on Form 8-K filed with the SEC in April 23, 2003, the Company's amendment to current report on Form 8-K/A filed with the SEC on March 9, 2004 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on June 7, 2004.

SALE OF SMR LICENSES TO NEXTEL COMMUNICATIONS, INC.

On December 9, 2003, Motient Communications entered into an asset purchase agreement, under which Motient Communications will sell surplus licenses to Nextel for $2.75 million. In February 2004, the Company closed the sale of licenses covering approximately $2.2 million of the purchase price, and in April 2004, the Company closed the sale of approximately one-half of the remaining licenses. The transfer of the other half of the remaining licenses has been challenged at the FCC by a third-party. While the Company believes, based on the advice of counsel, that the FCC will ultimately rule in its favor, the Company cannot assure you that it will prevail, and, in any event, the timing of any final resolution is uncertain. None of these licenses are necessary for Motient's future network requirements. Motient has and expects to continue to use the proceeds of the sales to fund its working capital requirements and for general corporate purposes. The lenders under Motient Communications' term credit agreement consented to the sale of these licenses.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements have been prepared by the Company and are unaudited. The results of operations for the three and nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for any future period or for the full fiscal year. In the opinion of management, all adjustments (consisting of normal recurring adjustments unless otherwise indicated) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2004, and for all periods presented, have been made. Footnote disclosure has been condensed or omitted as permitted in interim financial statements.

CONSOLIDATION

The consolidated financial statements include the accounts of Motient and its wholly-owned subsidiaries. All significant inter-company transactions and accounts have been eliminated.

CASH EQUIVALENTS

The Company considers highly liquid investments with original or remaining maturities at the time of purchase of three months or less to be cash equivalents.

SHORT-TERM INVESTMENTS

The Company considers highly liquid investments with original or remaining maturities at the time of purchase of between three months and one year to be short-term investments.

INVENTORY

Inventory, which consists primarily of communication devices and accessories, such as power supplies and documentation kits, is stated at the lower of cost or market. Cost is determined using the weighted average cost method. The Company periodically assesses the market value of its inventory, based on sales trends and forecasts and technological changes and records a charge to current period income when such factors indicate that a reduction to net realizable value is appropriate. The Company considers both inventory on hand and inventory which it has committed to purchase, if any.

Periodically, the Company will offer temporary discounts on equipment sales to customers. The value of this discount is recorded as a cost of sale in the period in which the sale occurs.

CONCENTRATIONS OF CREDIT RISK

For the nine months ended September 30, 2004, four customers accounted for approximately 41% of the Company's service revenue, with one customer, SkyTel Communications, Inc. ("SkyTel"), accounting for more than 21%. No one customer accounted for more than 13% of the Company's net accounts receivable at September 30, 2004. For the nine months ended September 30, 2003, three customers accounted for approximately 41% of the Company's service revenue, with two customers, United Parcel Service of America, Inc. ("UPS") and SkyTel, each accounting for more than 14%. SkyTel accounted for approximately 15% of the Company's accounts receivable at September 30, 2003. UPS migrated a majority of its units off of the Company's network in the second half of 2003.

The revenue attributable to such customers varies with the level of network airtime usage consumed by such customers, and none of the service contracts with such customers requires that the customers use any specified quantity of network airtime, nor do such contracts specify any minimum level of revenue. There can be no assurance that the revenue generated from these customers will continue in future periods.

INVESTMENT IN MSV AND NOTES RECEIVABLE FROM MSV

In accordance with the equity method of accounting, the Company recorded its 46.5% share of MSV losses against its basis in MSV. Additionally, the Company has recorded the $15.0 million note receivable from MSV, plus accrued interest thereon at its fair market value, estimated to be approximately $13.0 million at "fresh start", after giving effect to discounted future cash flows at market interest rates. In April 2004, MSV repaid $2.0 million of accrued interest under this note. Motient does not control MSV and accounts for its investment under the equity method.

The valuation of Motient's investment in MSV and its note receivable from MSV are ongoing assessments that are, by their nature, judgmental given that MSV is not traded on a public market and is in the process of developing certain next generation technologies, which depend on approval by the FCC. While the financial statements currently assume that there is value in Motient's investment in MSV and that the MSV note is collectible, there is the inherent risk that this assessment will change in the future and Motient will have to write down the value of this investment and note. Please see Note 5, "Subsequent Events" for discussion of certain events subsequent to the period covered in this report that will impact these investments.

For the three and nine month period ended September 30, 2004, MSV had revenues of $8.8 million and $24.5 million, respectively, operating expenses of $12.2 million and $27.2 million, respectively, and a net loss of $11.3 million and $25.5 million, respectively.

DEFERRED TAXES

The Company accounts for income taxes under the liability method as required in SFAS No. 109, "Accounting for Income Taxes". Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax laws and rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under this method, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation reserve is established for deferred tax assets if the realization of such benefits cannot be sufficiently assured. The Company has paid no income taxes since inception.

The Company has generated significant net operating losses for tax purposes through September 30, 2004; however, it has had its ability to utilize these losses limited on two occasions as a result of transactions that caused a change of control in accordance with the Internal Revenue Service Code Section 382. Additionally, since the Company has not yet generated taxable income, it believes that its ability to use any remaining net operating losses has been greatly reduced; therefore, the Company has established a valuation allowance for any benefit that would have been available as a result of the Company's net operating losses.

REVENUE RECOGNITION

The Company generates revenue principally through equipment sales and airtime service agreements, and consulting services. In 2000, the Company adopted Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition," issued by the SEC. SAB No. 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In certain circumstances, SAB No. 101 requires the deferral of the recognition of revenue and costs related to equipment sold as part of a service agreement.

In December 2003, the Staff of the SEC issued SAB No.104, "Revenue Recognition", which supersedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements and to rescind the SEC's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" ("FAQ") issued with SAB No. 104. Selected portions of the FAQ have been incorporated into SAB No. 104. The adoption of SAB No. 104 did not have a material impact on the Company's revenue recognition policies.

Revenue is recognized as follows:

SERVICE REVENUE: Revenues from wireless services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. The Company defers any revenue and costs associated with activation of a subscriber on its network over an estimated customer life of two years.

EQUIPMENT AND SERVICE SALES: The Company sells equipment to resellers who market its terrestrial product and airtime service to the public, and it also sells its product directly to end-users. Revenue from the sale of the equipment, as well as the cost of the equipment, are initially deferred and are recognized over a period corresponding to the Company's estimated customer life of two years. Equipment costs are deferred only to the extent of deferred revenue.

PROPERTY AND EQUIPMENT

Property and equipment are depreciated over its useful life using the straight-line method. Assets recorded as capital leases are amortized over the shorter of their useful lives or the term of the lease. The estimated useful lives of office furniture and equipment vary from two to ten years, and the network equipment is depreciated over seven years. The Company has also capitalized certain costs to develop and implement its computerized billing system. These costs are included in property and equipment and are depreciated over three years. Repairs and maintenance that do not significantly increase the utility or useful life of an asset are expensed as incurred.

RESTRUCTURING COSTS

In June 2004, the Company recorded a restructuring charge of $5.1 million related to certain network rationalization initiatives, consisting of base station deconstruct costs of $0.5 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $1.8 million for site leases no longer required for removed base stations. Of these amounts, as of September 30, 2004, the Company had incurred base station deconstruct costs of $0.4 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $0.5 million for site leases no longer required for removed base stations.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. Such costs include internal research and development activities and expenses associated with external product development agreements.

ADVERTISING COSTS

Advertising costs are charged to operations in the year incurred.

STOCK-BASED COMPENSATION

The Company accounts for employee stock options using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Generally, no expense is recognized related to the Company's stock options because the option's exercise price is set at the stock's fair market value on the date the option is granted. In cases where the Company issues shares of restricted stock, the Company will record an expense based on the value of the restricted stock on the measurement date.

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation", which establishes a fair value based method of accounting for stock-based compensation plans, the Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" for recognizing stock-based compensation expense for financial statement purposes. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 mandates certain pro forma disclosures as if the fair value method had been utilized. The Company accounts for stock based compensation to consultants in accordance with EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and SFAS No. 123.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123", which provides optional transition guidance for those companies electing to voluntarily adopt the accounting provisions of SFAS No. 123. In addition, SFAS No. 148 mandates certain new disclosures that are incremental to those required by SFAS No. 123. The Company continued to account for stock-based compensation in accordance with APB No. 25.

The following table illustrates the effect on (loss) attributable to common stockholders and (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                       Three Months   Three Months   Nine Months    Nine Months
                                                           Ended         Ended           Ended         Ended
                                                       September 30,  September 30,  September 30,  September 30,
                                                           2004            2003          2004           2003
                                                         ---------      ---------      ---------      ---------
Net loss, as reported                                    $ (9,849)      $(22,345)      $(46,478)      $(47,749)
Add: Stock-based employee compensation expense
   included in net loss, net of related tax effects            87             76          3,963          1,217
(Deduct)/Add: Total stock-based employee
   compensation (expense) income determined under
   fair value based method for all awards, net of
   tax related effects                                     (1,790)          (145)        (2,218)        (2,343)
                                                         ---------      ---------      ---------      ---------
Pro forma net loss                                        (11,552)       (22,414)       (44,733)       (48,875)
                                                         =========      =========      =========      =========
Weighted average common shares outstanding                 33,418         25,170         29,323         25,128
Loss per share:
  Basic and diluted---as reported                        $  (0.29)      $  (0.89)      $  (1.59)      $  (1.90)
                                                         ---------      ---------      ---------      ---------
  Basic and diluted---pro-forma                          $  (0.35)      $  (0.89)      $  (1.53)      $  (1.95)
                                                         ---------      ---------      ---------      ---------

Under SFAS No. 123 the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:


                                 Three Months   Three Months   Nine Months    Nine Months
                                     Ended         Ended           Ended         Ended
                                September 30,   September 30,  September 30,  September 30,
                                     2004            2003          2004           2003
                                  ---------       ---------      ---------      ---------
Expected life (in years)                  8               9              8              9
Risk-free interest rate          .88%-1.46%           1.11%     .88%-1.46%          1.11%
Volatility                        146%-258%            156%      146%-258%           156%
Dividend yield                         0.0%            0.0%           0.0%           0.0%


RESTRICTED STOCK PLAN

In August 2004, the Company adopted a restricted stock plan, and subsequently registered the shares to be issued under such plan on a registration statement on Form S-8. Pursuant to this plan, the Company may issue up to 1,000,000 shares of restricted common stock to employees or directors. In September 2004, the Company issued an aggregate of 15,400 shares of restricted stock to its directors as partial compensation for their service on the board of directors. Such shares will vest six months after issue, or upon a change of control of the Company.

SEGMENT DISCLOSURES

In accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", the Company had one operating segment: its core wireless business. The Company provides its core wireless business to all fifty of the United States. The following summarizes the Company's core wireless business revenue by major market categories:

                                 Three Months   Three Months   Nine Months    Nine Months
                                     Ended         Ended           Ended         Ended
                                September 30,   September 30,  September 30,  September 30,
                                     2004            2003          2004           2003
                                  ---------       ---------      ---------      ---------
Summary of Revenue
------------------
(in millions)
Wireless Internet                    $4.3            $6.8          $15.7           $21.1
Field Services                        1.4             1.9            4.7             7.9
Transportation                        0.9             1.1            2.7             7.0
Telemetry                             0.6             0.6            1.8             1.8
All Other                             0.2             0.3            2.6             0.4
                                     ----           -----          -----           -----
   Service revenue                   $7.4           $10.7          $27.5           $38.2
   Equipment revenue                  1.0             1.4            3.8             3.2
                                     ----           -----          -----           -----
    Total Revenue                    $8.4           $12.1          $31.3           $41.4
                                     ====           =====          =====           =====

The Company does not measure ultimate profit and loss or track its assets by these market categories.

(LOSS) PER SHARE

Basic and diluted (loss) income per common share is computed by dividing income
(loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Options and warrants to purchase shares of common stock were not included in the computation of loss per share as the effect would be antidilutive for all periods. As a result, the basic and diluted earnings per share amounts for all periods presented are the same. As of September 30, 2004 and 2003, there were warrants to acquire 6,063,450 and 5,664,962, respectively, shares of common stock. As of September 30, 2004 and 2003 there were options outstanding for 633,719 and 1,787,900 shares, respectively.

Holders of our pre-bankruptcy common stock received warrants to purchase an aggregate of approximately 1,496,512 shares of common stock. The warrants were exercisable to purchase shares of our common stock at a price of $.01 per share, if and only at such time, the average closing price of our common stock for ninety consecutive trading days was equal to or greater than $15.44 per share during the two years following our May 1, 2002 reorganization. The terms of these warrants were not met and they therefore expired on May 1, 2004.

RELATED PARTIES

The Company made payments of $196,000 and $967,000 to related parties for service-related obligations for the three and nine month periods ended September 30, 2004, as compared to $0 and $208,000 for the three and nine month periods ended September 30, 2003. There were no amounts due to related parties as of September 30, 2004. CTA is a consulting and private advisory firm specializing in the technology and telecommunications sectors. It had previously acted as the spectrum and technology advisor to the official committee of unsecured creditors in connection with the Company's bankruptcy proceedings, and subsequently as a consultant to the Company since May 2002. On January 30, 2004, the Company engaged CTA to act as chief restructuring entity. As consideration for this work, Motient agreed to pay to CTA a monthly fee of $60,000. In addition, since the initial engagement of CTA, the payment of certain monthly fees to CTA had been deferred. In April 2004, Motient paid CTA $440,000 for all past deferred fees. CTA's engagement runs through December 2004. Jared Abbruzzese, principal of CTA, is a former member of the Company's board of directors.

3. COMMITMENTS AND CONTINGENCIES

As of September 30, 2004, the Company had no contractual inventory commitments.

In December 2002 Motient entered into an agreement with UPS pursuant to which the customer prepaid an aggregate of $5 million in respect of network airtime service to be provided beginning January 1, 2004. The $5 million prepayment will be credited against airtime services provided to UPS beginning January 1, 2004, until the prepayment is fully credited. Based on UPS' current level of network airtime usage, Motient does not expect that UPS will be required to make any cash payments in 2004 for service provided during 2004. There are no minimum purchase requirements under the contract with UPS, and the contract may be terminated by UPS on 30 days' notice. If UPS terminates the contract, we will be required to refund any unused portion of the prepayment to UPS. The Company's remaining airtime service obligation to UPS at September 30, 2004 in respect of the prepayment was approximately $4.1 million.

4. LEGAL AND REGULATORY MATTERS

LEGAL

Our rights to use and sell the BlackBerry(TM) software and RIM's handheld devices may be limited or made prohibitively expensive as a result of a patent infringement lawsuit brought against RIM by NTP Inc. (NTP v. Research In Motion, Civ. Action No. 3:01CV767 (E.D. Va.)). In that action, a jury concluded that certain of RIM's BlackBerry(TM) products infringe patents held by NTP covering the use of wireless radio frequency information in email communications. On August 5, 2003, the judge in the case ruled against RIM, awarding NTP $53.7 million in damages and enjoining RIM from making, using, or selling the products, but stayed the injunction pending appeal by RIM. This appeal has not yet been resolved. As a purchaser of those products, the Company could be adversely affected by the outcome of that litigation.

On April 15, 2004, Motient filed a claim under the rules of the American Arbitration Association in Fairfax County, VA, against Wireless Matrix Corporation, a reseller of Motient's services, for the non-payment of certain amounts due and owing to Motient under the "take-or-pay" agreement between Motient and Wireless Matrix. Under this agreement, Wireless Matrix agreed to purchase certain minimum amounts of air-time on the Motient network. In June 2004, Motient reached an out of court settlement with Wireless Matrix, in which Wireless Matrix paid Motient $1.1 million.

From time to time, Motient is involved in legal proceedings in the ordinary course of its business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which Motient is a party, Motient does not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings not otherwise disclosed would have a material adverse impact on its business, financial condition, results of operations or cash flows.

Seeking to resolve interference to public safety users, on July 8, 2004, the FCC approved adoption of a reconfiguration plan for the 800 MHz spectrum band. Under the plan, Nextel is allowed to occupy spectrum in the 1.9 GHz band in exchange for, among other things, relocating and retuning public safety licensees in the 800 MHz band. However, there are reports that a court challenge will be filed challenging the legality of the FCC's decision, and the U.S. Comptroller General is investigating whether the plan would impermissibly divert funds from the U.S. Treasury. Motient has spectrum in both the lower-800 MHz band and upper-800 MHz band, and on April 8, 2004, filed a request with the FCC asking that the FCC relocate its lower-800 MHz band frequencies into the upper-800 MHz band as part of the 800 MHz reconfiguration plan. On August 6, 2004, the FCC released the text of its July 8, 2004 order. The text of the order did not grant Motient's request, but neither did it explicitly deny it. Motient cannot assure that its operations will be not affected by the adoption or implementation of this order or any subsequent addenda.

5.  SUBSEQUENT EVENTS

DEALER AGREEMENTS

On October 11, 2004, Motient and Verizon Wireless agreed to terminate Motient's authorized agency agreement. This agreement had allowed Motient to sell BlackBerry products for Verizon's CDMA/1XRTT network.

Concurrent with this termination, Motient entered into a Custom Service Agreement with Sprint Solutions, Inc., dated as of November 9, 2004. This new agreement allows Motient to sell Sprint's CDMA/1XRTT network on a nationwide basis. Motient believes that the increased flexibility of this new agreement will allow it to more effectively serve enterprise customers nationwide.

PRIVATE PLACEMENT OF SECURITIES

On November 12, 2004, Motient sold 15,353,606 shares of its common stock at a per share price of $8.57. Motient received aggregate proceeds of $126,397,783, net of $5,182,620 in commissions paid to Motient's placement agent, Tejas Securities Group, Inc. The approximately 60 purchasers included substantially all of the purchasers from the April and July 2004 private placements, as well multiple new investors. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of approximately 3,838,401 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain deadlines between January and March 2005 with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through November 11, 2009.

Pursuant to terms of this sale, Motient will be permitted, but not required, to undertake a follow-on rights offering of up to $50 million, at a price equal to no less than $8.57 per share. Any such rights offering will be limited to stockholders that did not participate in this private placement, and participants will not have any right of over-subscription or be able to purchase more than their pro-rata ownership of Motient.

ADDITIONAL INVESTMENT IN MSV

On November 12, 2004, Motient purchased approximately 5.4 million MSV limited partnership units, and a corresponding number of shares in MSV's general partner, Mobile Satellite Ventures GP Inc. ("MSV GP"). As consideration, Motient provided MSV with $125 million in cash, cancelled its outstanding $15 million principal note (and all accrued interest thereon) issued by MSV, converted its $3.5 million of convertible notes issued by MSV, and cancelled the accrued interest on such convertible notes. In connection with Motient's investment, the other limited partners of MSV exchanged their outstanding notes (but not generally the accrued interest thereon), and one limited partner contributed an additional $20 million of cash, for limited partnership units and a corresponding number of MSV GP shares. Such investments and conversions increased Motient's ownership of MSV from 29.5% (assuming conversion of all outstanding convertible notes) to 38.6%. Motient does not control MSV and accounts for its investment under the equity method.

Motient's investment in MSV is governed by several important agreements to which Motient is a party, including but not limited to the limited partnership agreement of MSV and the stockholder's agreement of MSV GP. The acquisition or disposition by MSV of its assets, the acquisition or disposition of any limited partner's interest in MSV, subsequent investment into MSV by any person, and any merger or other business combination of MSV, would be subject to the control restrictions contained in such documents. Such control restrictions include, but are not limited to, rights of first refusal, tag along rights and drag along rights. Many of these actions, among others, cannot occur without the consent of the majority of the ownership interests of MSV, and several of the other limited partners of MSV entered into a voting agreement amongst themselves, which may restrict any signatories ability to give such consent absent the agreement of the majority of the signatories to such voting agreement. MSV plans to use the proceeds from this investment for general corporate purposes.

OTHER MSV DEVELOPMENTS

On November 8, 2004, the FCC issued an order granting MSV an ancillary terrestrial component, or ATC, license, the first ATC license ever granted by the FCC. The FCC also approved several of MSV's waiver requests, allowing MSV to further enhance its service and coverage, but it specifically deferred its ruling on other MSV waiver requests. The order sets forth various limitations and conditions necessary to the use of ATC by MSV, but there can be no assurances that such conditions will be satisfied by MSV, or that such limitations will not be unnecessarily burdensome to MSV. Please review the full FCC order for additional important information regarding the authorizations and waivers granted to MSV, and the limitations and conditions set forth therein.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This quarterly report on Form 10-Q contains and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected financial position and operating results, our business strategy, and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," "project" or "intend." These forward-looking statements reflect our plans, expectations and beliefs and, accordingly, are subject to certain risks and uncertainties. We cannot guarantee that any of such forward-looking statements will be realized.

Statements regarding factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, those under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview - Overview of Liquidity and Risk Factors," and elsewhere in this quarterly report. All of our subsequent written and oral forward-looking statements or statements that may be attributed to us are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this quarterly report on Form 10-Q. You should carefully review the risk factors described in our other filings with the Securities and Exchange Commission from time to time, including the risk factors contained in our Form 10-K for the period ended December 31, 2003, and our reports on Form 10-K and 10-Q to be filed after this quarterly report, as well as our other reports and filings with the SEC.

Our forward-looking statements are based on information available to us today, and we will not update these statements. Our actual results may differ significantly from the results discussed in these statements.

OVERVIEW

GENERAL

This section provides information regarding the various components of Motient's business, which we believe are relevant to an assessment and understanding of the financial condition and consolidated results of operations of Motient.

Motient presently has six wholly-owned subsidiaries and a 29.5% interest, assuming conversion of all outstanding convertible notes, in Mobile Satellite Ventures LP ("MSV") as of September 30, 2004, and a 38.6% interest in MSV as of November 15, 2004. Motient Communications Inc. owns the assets comprising Motient's core wireless business, except for Motient's FCC licenses, which are held in a separate subsidiary, Motient License Inc. Motient License was formed on March 16, 2004, as part of Motient's amendment of its credit facility, as a special purpose wholly-owned subsidiary of Motient Communications and holds all of the FCC licenses formerly held by Motient Communications. A pledge of the stock of Motient License, along with the other assets of Motient Communications, secures borrowings under our term credit facility. Motient's other four subsidiaries hold no material operating assets other than the stock of other subsidiaries and Motient's interests in MSV. On a consolidated basis, we refer to Motient Corporation and its six wholly-owned subsidiaries as "Motient." Our indirect, less-than 50% voting interest in MSV is not consolidated with Motient for financial statement purposes. Rather, we account for our interest in MSV under the equity method of accounting.

CORE WIRELESS BUSINESS

We are a nationwide provider of two-way, wireless mobile data services and mobile Internet services. Our customers use our network for a variety of wireless data communications services, including email messaging and other services that enable businesses, mobile workers and consumers to transfer electronic information and messages and access corporate databases and the Internet.

MOBILE SATELLITE VENTURES LP

On November 26, 2001, Motient sold the assets comprising its satellite communications business to Mobile Satellite Ventures LP ("MSV"), as part of a transaction in which certain other parties joined MSV, including TMI Communications and Company, Limited Partnership ("TMI"), a Canadian satellite services provider. In this transaction, TMI also contributed its satellite communications business assets to MSV. As part of this transaction, Motient received, among other proceeds, a $15 million promissory note issued by MSV and purchased a $2.5 million convertible note issued by MSV. In August 2002, in connection with a rights offering by MSV, the Company funded an additional $957,000, and received a new convertible note in such amount. The rights offering did not impact the Company's position in MSV.

On August 21, 2003, two investors in MSV (excluding Motient) invested an additional $3.7 million in MSV in exchange for Class A preferred units of limited partnership interests in MSV. MSV used the proceeds from this investment to repay other indebtedness that is senior in its right of repayment to the Company's promissory note.

In April 2004, certain investors invested $17.6 million into MSV. Of the total $17.6 million in proceeds, $5.0 million was used to repay certain outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to Motient by MSV. Motient was required to use 25% of the $2 million it received in this transaction, or $500,000, to and did make prepayments under its existing notes owed to Rare Medium Group, Inc. and CSFB. The remainder of the proceeds from this investment were used by MSV for general corporate purposes. This investment did not impact the Company's position in MSV.

As of the closing of the April 2004 investment, and at September 30, 2004, Motient's percentage ownership of MSV was approximately 29.5%, assuming the conversion of all outstanding convertible notes.

The convertible notes from MSV mature on November 26, 2006, bear interest at 10% per annum, compounded semiannually, and are payable at maturity. The convertible notes are convertible at any time at Motient's discretion, and automatically under certain circumstances into class A preferred units of limited partnership interests of MSV. Our $15 million promissory note from MSV is subject to prepayment in certain circumstances where MSV receives cash proceeds from equity, debt or asset sale transactions. If not repaid earlier, outstanding amounts owing under the $15.0 million note from MSV, including accrued interest thereon, become due and payable on November 26, 2006; however, there can be no assurance that MSV would have the ability, at that time, to pay the amounts due under the note. Motient has recorded the $15.0 million note receivable from MSV, plus accrued interest thereon at its fair market value, estimated to be approximately $13.0 million at the May 1, 2002 "fresh-start" accounting date, after giving effect to discounted future cash flows at market interest rates. This note, including outstanding interest thereon, was exchanged on November 12, 2004 for limited partnership units and general partner shares of MSV. Please see
Note 5, "Subsequent Events" for further discussion of our investment in MSV, which was substantially increased on November 12, 2004.

SUMMARY OF RISK FACTORS

In addition to the challenge of growing revenue as described above, our future operating results could be adversely affected by a number of uncertainties and factors, including:

         o We have undergone significant organizational restructuring and we face substantial operational challenges.
         o We are not cash flow positive, and our prospects will depend on our ability to control our costs while maintaining and improving our service levels.
         o        We will need additional liquidity to fund our operations.
         o We may not be able to meet our operating expenses, working capital and other capital expenditures.
         o        We will continue to incur significant losses.
         o We generate a large part of our revenues and cash flows from a small number of customers, and the loss of one or more key customers could result in a significant reduction in revenues and cash flows; UPS deregistered a majority of its units on our network during the third and fourth quarter of 2003.
         o        Our growth has been curtailed by funding constraints.
         o Our internal controls may not be sufficient to ensure timely and reliable financial information.
         o We may not be able to realize value from our investment in MSV due to risks associated with MSV's next-generation business plan.
         o Motient may have to take actions which are disruptive to its business to avoid registration under the Investment Company Act of 1940.
         o We could lose market share and revenues as a result of increasing competition from companies in the wireless communications industry that have greater resources and name recognition.
         o Failure to keep pace with rapidly changing markets for wireless communications would significantly harm our business.
         o The success of our wireless communications business depends on our ability to enter into and maintain third party distribution relationships.
         o We expect to maintain a limited inventory of devices to be used in connection with our eLink service, and any interruption in the supply of such devices could significantly harm our business.
         o We cannot guarantee that our suppliers will be able to supply us with components and devices in the quantities and at the times we require, or at all.

         o If prices charged by suppliers for wireless devices do not decline as we anticipate, our business may not experience the growth we expect.
         o We may not be able to develop, acquire and maintain proprietary information and intellectual property rights, which could limit the growth of our business and reduce our market share.
         o Patent infringement litigation against Research In Motion, Ltd., or RIM, may impede our ability to use and sell certain software and handheld devices.
         o Government regulation may increase our cost of providing services, slow our expansion into new markets, subject our services to additional competitive pressures and affect the value of our common stock.
         o We face burdens relating to the recent trend toward stricter corporate governance and financial reporting standards.
         o Motient's competitive position may be harmed if the wireless terrestrial network technology it licenses from Motorola is made available to competitors.
         o Motient could incur substantial costs if it is required to relocate its spectrum licenses under a pending proposal being considered by the FCC.
         o Our adoption of "fresh-start" accounting may make evaluation of our financial position and results of operations for 2002 and 2003, as compared to prior periods, more difficult.
         o Certain tax implications of our bankruptcy and reorganization may increase our tax liability.
         o There is a very limited public trading market for our common stock, and our equity securities may continue to be illiquid or experience significant price volatility.
         o We do not expect to pay any dividends on our common stock for the foreseeable future.
         o Future sales of our common stock could adversely affect its price and/or our ability to raise capital.

For a more complete description of the above factors, please see the section entitled "Risk Factors" in Motient's annual report on Form 10-K for the fiscal year ended December 31, 2003.

RESULTS OF OPERATIONS

The table below outlines operating results for Motient:


                                Three Months Ended    Three Months Ended      Nine Months Ended     Nine Months Ended
                                   September 30,        September 30,           September 30,         September 30,
                                       2004                  2003                   2004                   2003
                                       ----                  ----                   ----                   ----
Summary of Revenue
------------------
(in millions)
Wireless Internet                     $4.3                   $6.8                   $15.7                  $21.1
Field Services                         1.4                    1.9                     4.7                    7.9
Transportation                         0.9                    1.1                     2.7                    7.0
Telemetry                              0.6                    0.6                     1.8                    1.8
All Other                              0.2                    0.3                     2.6                    0.4
                                      ----                  -----                   -----                  -----
   Service Revenue                     7.4                   10.7                    27.5                   38.2
   Equipment Revenue                   1.0                    1.4                     3.8                    3.2
                                      ----                  -----                   -----                  -----
         Total                        $8.4                  $12.1                   $31.3                  $41.4
                                      ====                  =====                   =====                  =====

                                          Three Months Ended                     Three Months Ended
                                            September 30,       % of Service       September 30,       % of Service
                                               2004(1)             Revenue            2003(2)             Revenue
                                               -------             -------            -------             -------
Summary of Expense
------------------
(in millions)
Cost of Service and Operations                   $7.8                105%              $12.4                116%
Cost of Equipment Sold                            0.9                 12                 1.5                  14
Sales and Advertising                             0.2                  3                 1.1                  10
General and Administration                        2.0                 27                 3.8                  36
Depreciation and Amortization                     3.7                 50                 5.5                  51
                                                -----                ----              -----                ----
     Total Operating                            $14.6                197%              $24.3                227%
                                                =====                ====              =====                ====
      ------------
         (1)      Includes compensation expense of $87 thousand related to the market value of employee stock options.
         (2)      Includes compensation expense of $99 thousand related to the market value of employee stock options.

                                          Nine Months Ended                      Nine Months Ended
                                            September 30,       % of Service       September 30,       % of Service
                                               2004(1)             Revenue            2003(2)             Revenue
                                               -------             -------            -------             -------
Summary of Expense
------------------
(in millions)
Cost of Service and Operations                  $29.5                107%              $40.0                105%
Cost of Equipment Sales                           3.7                 14                 3.6                  9
Sales and Advertising                             2.1                  8                 3.8                 10
General and Administration                        6.9                 25                10.4                 27
Operational Restructuring Costs                   6.3                 23                 0.0                  0
Depreciation and Amortization                    12.1                 44                16.3                 43
                                                -----                ----              -----                ----
     Total Operating                            $60.6                221%              $74.1                194%
                                                =====                ====              =====                ====
      ------------
         (1)      Includes compensation expense of $4.0 million related to the market value of employee stock options.
         (2)      Includes compensation expense of $1.2 million related to the market value of employee stock options.

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

REVENUE AND SUBSCRIBER STATISTICS

Service revenues approximated $7.4 million and $27.5 million for the three and nine months ended September 30, 2004, respectively, which represented a $3.3 million and $10.7 million decrease as compared to the three and nine months ended September 30, 2003, respectively. The decrease in these periods was primarily the result of a decrease in revenue in our wireless internet, field services and transportation market segments. Total revenues approximated $8.4 million and $31.3 million for the three and nine months ended September 30, 2004, respectively, which represented a $3.7 million and $10.1 million decrease as compared to the three and nine months ended September 30, 2003, respectively. The decrease was primarily a result of decreased service and equipment revenues for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. For the nine months ended September 30, 2004, the decrease in service revenues was partially offset by an increase in equipment revenue.

The tables below summarize our revenue for the three and nine months ended September 30, 2004 and 2003 and our subscriber base as of September 30, 2004 and 2003. An explanation of certain changes in revenue and subscribers is set forth below.

                               Three Months Ended September 30,
                             -------------------------------------
Summary of Revenue                 2004               2003             Change         % Change
------------------                 ----               ----             ------         --------
(in millions)
Wireless Internet                   $4.3               $6.8              $(2.5)          (37)%
Field Services                       1.4                1.9               (0.5)          (26)
Transportation                       0.9                1.1               (0.2)          (18)
Telemetry                            0.6                0.6                0.0             0
All Other                            0.2                0.3               (0.1)          (33)
                                    ----              -----              ------          -----
   Service Revenue                   7.4               10.7               (3.3)          (31)
   Equipment Revenue                 1.0                1.4               (0.4           (29)
                                    ----              -----              ------          -----
         Total                      $8.4              $12.1              $(3.7)          (31)%
                                    ====              =====              ======          =====

                               Nine Months Ended September 30,
                             -------------------------------------
Summary of Revenue                 2004               2003             Change         % Change
------------------                 ----               ----             ------         --------
(in millions)
Wireless Internet                  $15.7              $21.1              $(5.4)          (26)%
Field Services                       4.7                7.9               (3.2)          (41)
Transportation                       2.7                7.0               (4.3)          (61)
Telemetry                            1.8                1.8                0.0             0
All Other                            2.6                0.4                2.2           550
                                    ----              -----              ------          -----
   Service Revenue                  27.5               38.2              (10.7)          (28)
   Equipment Revenue                 3.8                3.2                0.6            19
                                    ----              -----              ------          -----
         Total                     $31.3              $41.4             $(10.1)          (24)%
                                   =====              =====             =======          =====

The make up of our registered subscriber base was as follows:

                               As of September 30,
                         ---------------------------------
                               2004             2003           Change        % Change
                               ----             ----           ------        --------
Wireless Internet             81,738          109,164          (27,426)        (25)%
Field Services                10,951           18,278           (7,327)        (40)
Transportation  (1)           46,361          103,324          (56,963)        (55)
Telemetry                     31,058           31,005               53           0
All Other                        393              868             (475)        (55)
                             -------          -------          --------        ----
         Total               170,501          262,639          (92,138)        (35)%
                             =======          =======          ========        =====

      ---------------
         (1) Includes 9,692 registered UPS devices as of September 30, 2004, of which 3,006 were actively passing data traffic, as compared to 69,897 registered UPS devices as of September 30, 2003, of which 7,766 were actively passing data traffic.

o Wireless Internet: Revenue declined from $6.8 million to $4.3 million for the three months ended September 30, 2004, as compared to the three months ended September 30, 2003. Revenue declined from $21.1 million to $15.7 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. The revenue decline in the Wireless Internet sector during this period represented customer losses that we are experiencing in both our direct and reseller channels as a result of the migration of wireless internet customers to other networks. These customer losses have been exacerbated by the `end-of-life' announcement by RIM for the 857 device, which has negatively impacted the ability of our resellers to add new devices to our network to replace those that are migrating from their respective customer bases. This decline is also the result of Motient's coordinated effort during the first six months of 2004 to actively sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless. During the fourth quarter of 2003, we sold several of our existing customers devices on these networks that resulted in their termination of devices on our network in 2004. We received commissions from these carriers for these sales. Our efforts to sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third quarter of 2004.

o Field Services: Revenue declined from $1.9 million to $1.4 million for the three months ended September 30, 2004, as compared to the three months ended September 30, 2003. Revenue declined from $7.9 million to $4.7 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. The decrease in revenue from field services was primarily the result of the termination of several customer contracts, including Sears, Schindler, Lanier, and Bannex, as well as the general reduction of units and/or rates across the remainder of our field service customer base, primarily IBM and Pitney Bowes. Schindler's revenue increased slightly due to a $250 thousand contract termination fee that was billed and collected in third quarter of 2004. This revenue segment was also negatively impacted by approximately $675 thousand for the nine months ended September 30, 2004 due to the reclassification of one of our customers, Lucent, to the wireless internet segment.

o Transportation: Revenue declined from $1.1 million to $0.9 million for the three months ended September 30, 2004, as compared to the three months ended September 30, 2003. Revenue declined from $7.0 million to $2.7 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. The decrease in revenue for the nine months ended September 30, 2004 from the transportation sector was primarily the result of UPS, beginning in July 2003, having removed a significant number of their units from our network and no longer maintaining their historical level of payments. UPS represented $0.2 million and $0.7 million of revenue for the three and nine months ended September 30, 2004, as compared to $0.4 million and $5.2 million of revenue for the three and nine months ended September 30, 2003. We did, however, also continue to experience growth during this period in other transportation accounts, most notably Aether and Roadnet.
o Telemetry: Revenue remained at $0.6 million for the three months ended September 30, 2004, as compared to the three months ended September 30, 2003. Revenue remained at $1.8 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. While we experienced growth in certain telemetry customer accounts, including Transaction Network Services (formerly US Wireless Data) and USA Technologies, this was equally offset by churn or negative rate changes in other telemetry accounts.
o Other: Revenue decreased from $0.3 million to $0.2 million for the three months ended September 30, 2004, as compared to the three months ended September 30, 2003. Revenue increased from $0.4 million to $2.6 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. The increase for the nine months ended September 30, 2004 was attributable to the settlement of a take-or-pay contract with Wireless Matrix resulting in the recognition of $1.6 million and approximately $0.6 million of commissions earned via the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third quarter of 2004.
o Equipment: Revenue decreased from $1.4 million to $1.0 million for the three months ended September 30, 2004, as compared to the three months ended September 30, 2003. Revenue increased from $3.2 million to $3.8 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. The decrease in equipment revenues for the three months ended September 30, 2004 was the result of the decline sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA. The increase in equipment revenue for the nine months ended September 30, 2004 was primarily the result of the sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA.

The table below summarizes our operating expenses for the three and nine months ended September 30, 2004 and 2003. An explanation of certain changes in operating expenses is set forth below.

                                            Three Months Ended September 30,
                                          -------------------------------------
Summary of Expenses                            2004(1)            2003(2)           Change         % Change
-------------------                            -------            -------           ------         --------
(in millions)
Cost of Service and Operations                   $7.8              $12.4              $(4.6)          (37)%
Cost of Equipment Sales                           0.9                1.5               (0.6)          (40)
Sales and Advertising                             0.2                1.1               (0.9)          (82)
General and Administration                        2.0                3.8                1.8           (47)
Operational Restructuring Costs                   0.0                0.0                0.0             0
Depreciation and Amortization                     3.7                5.5               (1.8)          (33)
                                                -----              -----              ------          -----
         Total Operating                        $14.6              $24.3              $(9.7)          (40)%
                                                =====              =====              ======          =====

      ----------
         (1) Includes compensation expense of $87 thousand related to the market value of employee stock options.
         (2) Includes compensation expense of $99 thousand related to the market value of employee stock options.

                                            Nine Months Ended September 30,
                                          -------------------------------------
Summary of Expenses                            2004(1)            2003(2)           Change         % Change
-------------------                            -------            -------           ------         --------
(in millions)
Cost of Service and Operations                  $29.5              $40.0             $(10.5)          (26)%
Cost of Equipment Sales                           3.7                3.6                0.1             3
Sales and Advertising                             2.1                3.8               (1.7)          (45)
General and Administration                        6.9               10.4               (3.5)          (34)
Operational Restructuring Costs                   6.3                0.0                6.3             0
Depreciation and Amortization                    12.1               16.3               (4.2)          (26)
                                                -----              -----             -------          -----
         Total Operating                        $60.6              $74.1             $(13.5)          (18)%
                                                =====              =====             =======          =====

    -------------
         (1) Includes compensation expense of $4.0 million related to the market value of employee stock options.
         (2) Includes compensation expense of $1.2 million related to the market value of employee stock options.

Cost of service and operations includes costs to support subscribers, such as network telecommunications charges and site rent for network facilities, network operations employee salary and related costs, network and hardware and software maintenance charges, among other things. Costs of service and operations decreased from $12.4 million to $7.8 million for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. Cost of service and operations expenses as a percentage of service revenue were approximately 105% for the three months ended September 30, 2004, compared to 116% for the comparable period of 2003. Costs of service and operations decreased from $40.0 million to $29.5 million for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003. Cost of service and operations expenses as a percentage of service revenue were approximately 107% for the first nine months of 2004, as compared to 105% for the comparable period of 2003. The decrease in these expenses was partially the result of lower employee salary and related costs due to the workforce reductions implemented in March of 2003 and February of 2004. The decrease in these expenses was also partially the result of lower fees paid to RIM for licensing Blackberry as a result of the decline of Wireless Internet units and revenues. The decrease in these expenses was also impacted by lower network maintenance costs as a result of the termination of our national maintenance contract with Motorola at December 31, 2003, as well as the continued removal of older-generation base stations from the network and the removal of base stations under our network rationalization efforts initiated in the second quarter of 2004. We currently perform our maintenance on our base stations by contracting directly with service shops in respective regions, which has materially lowered our cost relative to our prior national maintenance contract. Site lease and telecommunications costs for base station locations also decreased during this period as a result of the removal of base stations as part of our efforts to remove older-generation equipment from our network and the removal of base stations under our network rationalization efforts initiated in the second quarter of 2004. The decrease in costs of service and operations was also partially the result of reductions in hardware and software maintenance costs as a result of the negotiation of lower rates on maintenance service contracts in 2003 and 2004, the reduction of software licenses as a result of having fewer employees and a decrease in software development costs as a result of a change in capitalization policy. These decreases were partially offset by compensation expenses associated with stock options issued to employees of $70 thousand and $2.0 million for the three and nine months ended September 30, 2004, respectively. Compensation expenses associated with stock options issued to employees totaled $24 thousand and $0.4 million for the three and nine months ended September 30, 2003. Excluding these compensation charges, cost of service and operations decreased $5.1 million and $12.1 million, or 41% and 31% for the three and nine months ended September 30, 2004, respectively, as compared to the comparable periods in 2003.

Cost of equipment sold decreased from $1.5 million to $0.9 million for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. Cost of equipment sold increased from $3.6 million to $3.7 million for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003. The decrease in cost of equipment for the three months ended September 30, 2004 was the result of the decline sales of devices attributable to agency and dealer agreements with Verizon Wireless and T-Mobile USA. The increase in cost of equipment for the nine months ended September 30, 2004 was primarily the result of the cost of the increased sales of devices attributable to the agency and dealer agreements with Verizon Wireless and T-Mobile USA. Our efforts to sell and promote wireless email and wireless Internet applications to enterprise accounts under our agent relationships with T-Mobile USA and Verizon Wireless were reduced significantly in the third quarter of 2004.

Sales and advertising expenses decreased to $0.2 million for the three months ended September 30, 2004, as compared to $1.1 million for the three months ended September 30, 2003. Sales and advertising expenses decreased to $2.1 million for the nine months ended September 30, 2004, as compared to $3.8 million for the nine months ended September 30, 2003. Sales and advertising expenses as a percentage of service revenue were approximately 3% for the three months ended September 30, 2004, as compared to 10% for the comparable period of 2003. Sales and advertising expenses as a percentage of service revenue were approximately 8% for the first nine months of 2004, as compared to 10% for the comparable period of 2003. The decrease in sales and advertising expenses for the three and nine months ended September 30, 2004 was primarily attributable to lower employee salary and related costs, including sales commissions, due to lower sales volumes and the workforce reductions implemented in March 2003 and February 2004, and the significant reduction in or elimination of sales and marketing programs after our reorganization in May 2002. These decreases were also impacted by compensation charges associated with stock options issued to employees of income of $85 thousand and an expense of $0.8 million for the three and nine months ended September 30, 2004, respectively. Compensation expenses associated with stock options issued to employees totaled $42 thousand and $0.3 million for the three and nine months ended September 30, 2003. Excluding these compensation charges, sales and advertising decreased $0.4 million and $2.2 million, or 57% and 63% for the three and nine months ended September 30, 2004, respectively, as compared to the comparable periods in 2003.

General and administrative expenses for the core wireless business decreased from $3.8 million to $2.0 million for the three months ended September 30, 2004 as compared to the three months ended September 30, 2003. General and administrative expenses for the core wireless business decreased from $10.4 million to $6.9 million for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003. General and administrative expenses as a percentage of service revenue were approximately 27% for the three months ended September 30, 2004, compared to 36% for the comparable period of 2003. General and administrative expenses as a percentage of service revenue were approximately 25% for the first nine months of 2004, compared to 27% for the comparable period of 2003. The decrease in general and administrative expenses for the three and nine months ended September 30, 2004 was primarily attributable to lower employee salary and related costs due to the workforce reductions implemented in March of 2003 and February of 2004, lower consulting expenses as a result of the $0.9 million expensed for the Further Lane warrants in 2003, the closure of our Reston facility in July 2003, lower directors and officers liability insurance costs subsequent to reorganization, lower audit and tax fees and a reduction in bad debt reserves primarily due to lower accounts receivables balances as a result of improvements in our collection capabilities. These decreases were partially offset by increases in legal and regulatory fees and by compensation expenses associated with stock options issued to employees of $102 thousand and $1.1 million for the three and nine months ended September 30, 2004, respectively. Compensation expenses associated with stock options issued to employees totaled $33 thousand and $0.5 million for the three and nine months ended September 30, 2003. Excluding these compensation charges, general and administrative decreased $1.8 million and $4.1 million, or 49% and 41% for the three and nine months ended September 30, 2004, respectively, as compared to the comparable periods in 2003.

Operational restructuring costs increased from $0.0 million to $6.3 million for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003. The operational restructuring costs in the first quarter of 2004 resulted from the severance and related salary charges as a result of the reduction in force in February 2004 and certain costs as a result of base station deconstruction activities as part of our on-going network rationalization efforts. In the second quarter of 2004, we took an operational restructuring charge of $5.2 million related to these network rationalization efforts.

In the second quarter of 2004, we finalized plans to implement certain network station rationalization initiatives. These initiatives involve the de-commissioning of approximately 409 base stations from our network. We had 1,549 base stations in our network as of March 31, 2004, and as of September 30, 2004, we have 1,239 base stations in our network. We are taking these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers communications and coverage requirements. This rationalization encompasses, among other things, the reduction of unneeded capacity across the network by de-commissioning under-utilized and un-profitable base stations as well as de-commissioning base stations that pass an immaterial amount of customer data traffic. In some cases, these base stations were originally constructed specifically to serve customers with nationwide requirements that are no longer customers of Motient. In certain instances, the geographic area that our network serves may be reduced by this process and customer communications may be impacted. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. The full extent and effect of the changes to our network have yet to be determined, but based on internal analyses, we believe the de-commissioning of these base stations from our network will only impact approximately 1.5% of our network's current data traffic. We are substantially complete with these network rationalization initiatives, and anticipate final completion by December 2004.

Depreciation and amortization for the core wireless business decreased to $3.7 million for the three months ended September 30, 2004, as compared to $5.5 million for the three months ended September 30, 2003. Depreciation and amortization for the core wireless business decreased to $12.1 million for the nine months ended September 30, 2004, as compared to $16.3 million for the nine months ended September 30, 2003. Depreciation and amortization was approximately 50% of service revenue for the three months ended September 30, 2004, as compared to 51% for the comparable period of 2003. Depreciation and amortization was approximately 44% of service revenue for the first nine months of 2004, as compared to 43% for the first nine months of 2003. Depreciation and amortization expense reduced as a result of our decline in asset value related to our frequency sale transactions in 2003 and our write-down as of September 2003 of our customer contract related intangibles. In May 2004, the Company engaged a financial advisory firm to prepare a valuation of customer intangibles as of

September 2003. Due to the loss of UPS as a core customer in 2003 as well as the migration and customer churn occurring in the Company's mobile internet base that is impacting the average life of a customer in this base, among other things, the Company determined an impairment of the value of these customer contracts was probable. As a result of this valuation, the value of customer intangibles was determined to be impaired as of September 2003 and was reduced by $5.5 million.

                                             Three Months Ended    Three Months Ended      Nine Months Ended     Nine Months Ended
                                                 September 30,        September 30,           September 30,         September 30,
                                                    2004                  2003                   2004                   2003
                                                    ----                  ----                   ----                   ----
Other Income/(Expense)
----------------------
(in thousands)
Interest Expense, net                              $(556)              $(1,638)                $(3,595)               $(4,592)
Write -off of deferred financing costs               ---                   ---                  (8,052)                   ---
Other Income, net                                     66                    12                     265                    819
Other Income from Aether                             650                   180                   1,957                  1,956
Gain/(Loss) on Disposal of Assets                      2                    51                       2                     51
(Loss) on impairment of intangible asset             ---                (5,535)                    ---                 (5,535)
Gain on Debt & Capital Lease Retirement              ---                   ---                     802                    ---
Equity in Losses of Mobile Satellite Ventures    $(3,779)              $(3,155)                $(8,617)               $(7,768)

Interest expense decreased for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003, due primarily to the April 2004 repayment of our term credit facility, the July 2004 repayments of our notes payable to Motorola, Rare Medium and CSFB, and the termination of our capital lease with Hewlett-Packard. Interest expense decreased for the nine months ended September 30, 2004, as compared to the nine months ended September 30, 2003, due to the debt repayment actions mentioned above, offset by the amortization of fees and the value ascribed to warrants provided to the term credit facility lenders on our closing of our credit facility in January of 2003 and the subsequent amendment in March 2004. Interest expense is presented net of interest income on our bank balances and the interest accrued on our note receivable from MSV.

In April 2004, we repaid all amounts outstanding under our term credit facility of $6.7 million, which resulted in the requirement to immediately expense $6.4 and $1.7 million in financing fees related to the January 2003 and March 2004 credit facilities.

In June 2004, we negotiated settlements of our vendor financing and notes payable with Motorola and our capital lease with Hewlett-Packard. These settlements resulted in a gain on debt and capital lease retirements of $0.8 million.

In July 2004, we repaid all amounts outstanding under our notes payable to Rare Medium and CSFB.

We recorded equity in losses of MSV of $3.8 million and $8.6 million for the three and nine months ended September 30, 2004, as compared to $3.1 million and $7.8 million for the three and nine months ended September 30, 2003. The MSV losses for the three and nine months ended September 30, 2004 are Motient's 46.5% of MSV's losses for the same periods, and losses for the three and nine months ended September 30, 2003 consist of Motient's 46.5% share of the MSV losses to date reduced by the loans in priority. For the three and nine months ended September 30, 2004, respectively, MSV had revenues of $8.8 million and $24.5 million, operating expenses of $12.2 million and $27.2 million and a net loss of $11.3 million and $25.5 million.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2004, we had approximately $16.7 million of cash on hand and short-term investments. In addition to cash generated from operations, our principal source of funds was, as of September 30, 2004, cash on hand, including cash from two private placements of our common stock. On April 7, 2004, we received proceeds of $23.2 million from the sale of our common stock to several institutional investors in a private placement. On April 13, 2004, we repaid all of our then owing principal and interest under our term credit facility. We currently have $5.7 million of availability remaining under this facility, until December 31, 2004, subject to the lending conditions of the credit agreement. For the montly periods ended April 2003 through December 2003 and for the month ended September 30, 2004, the Company reported events of default related to non-compliance with covenants requiring minimum monthy revenue, earnings before interest, taxes and depreciation and amortization and free cash flow performance. In each period, the lenders waived these events of default. There can be no assurance that Motient will not have to report additional events of default or that the lenders will continue to provide waivers in such event. On July 2, 2004, we received aggregate proceeds of $30.0 million from the sale of our common stock to several institutional investors, of which approximately $24.5 million was used to repay certain debt owing to Rare Medium and CSFB, with the remainder used for general working capital purposes.

SUMMARY OF CASH FLOW FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

                                                              Nine Months    Nine Months
                                                                 Ended          Ended
                                                             September 30,  September 30,
                                                                 2004           2003
                                                                 ----           ----
                                                              (Unaudited)    (Unaudited)
Net cash (used in) Operating Activities:                       $(14,578)      $ (4,175)

Net cash provided by Investing Activities:                        2,445           (202)
Cash Flows from financing activities:
         Principal payments under capital leases                 (2,419)        (2,116)
         Principal payments under vendor financing               (2,582)          (657)
         Repayment from term loan                                (6,785)            --
         Repayment of notes                                     (19,750)            --
         Proceeds from term credit facility                       1,500          4,500
         Proceeds from issuance of stock                         55,480            190
         Proceeds from issuance of employee stock options         1,235             --
         Stock issuance costs and other charges                  (1,422)            --
         Debt issuance costs and other charges                       --           (537)
                                                               ---------      ---------
Net cash provided by financing activities                        25,257          1,380
                                                               ---------      ---------

Net (decrease) increase in cash and cash equivalents             13,124         (2,997)
Cash and Cash Equivalents, beginning of period                    3,618          5,840
                                                               ---------      ---------

Cash and Cash Equivalents, end of period                       $ 16,742       $  2,843
                                                               =========      =========

Cash used in operating activities increased for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003, as a result of decreases in funds provided by revenue.

The increase in cash provided by investing activities for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003 was primarily attributable to the receipt of $2.0 million from MSV as a result of the April 2, 2004 investment in MSV. Cash flows from investing activities also includes the conversion of our $1.1 million letter of credit that secured our capital lease with Hewlett-Packard to unrestricted cash, as part of our negotiated settlement of these obligations with Hewlett-Packard in June 2004. Investments in property and equipment reflected our investment in new telecommunications infrastructure technology for our network that allowed us to reduce our telecommunications infrastructure costs.

The increase in cash provided by financing activities for the nine months ended September 30, 2004 as compared to the nine months ended September 30, 2003 was the result of the proceeds from the exercise of certain employee stock options and certain other warrants and our private placements of common stock completed in April and July 2004. These proceeds were partially utilized in our negotiated settlement of our vendor debt and capital lease obligations in the second quarter of 2004, the repayment of all amounts outstanding under our term credit facility in April 2004 and the repayment of all amounts outstanding under our debt obligations to Rare Medium and CSFB.

We believe that our available funds, together with existing credit facilities and proceeds from the exercise of warrants and options, will be adequate to satisfy our current and planned operations for at least the next 12 months.

COST REDUCTION AND DEBT REDUCTION ACTIONS

We have taken a number of steps to reduce operating and capital expenditures in order to lower our cash burn rate and improve our liquidity position.

REDUCTIONS IN WORKFORCE. We undertook a reduction in our workforce in February 2004. This action eliminated approximately 32.5% (54 employees), of our workforce. This action reduced employee and related expenditures by approximately $0.4 million per month.

NETWORK RATIONALIZATION. In the second quarter of 2004, we finalized plans to implement certain base station rationalization initiatives. These initiatives involve the de-commissioning of approximately 409 base stations from our network. We had 1,549 base stations in our network as of March 31, 2004, and as of September 30, 2004, we have 1,239 base stations in our network. We are taking these actions in a coordinated effort to reduce network operating costs while also focusing on minimizing the potential impact to our customers communications and coverage requirements. This rationalization encompasses, among other things, the reduction of unneeded capacity across the network by de-commissioning under-utilized and un-profitable base stations as well as de-commissioning base stations that pass an immaterial amount of customer data traffic. In some cases, these base stations were originally constructed specifically to serve customers with nationwide requirements that are no longer customers of Motient. In certain instances, the geographic area that our network serves may be reduced by this process and customer communications may be impacted. We have discussed these changes to our network with many of our customers to assist them in evaluating the potential impact, if any, to their respective communications requirements. The full extent and effect of the changes to our network have yet to be determined, but based on internal analyses, we believe the de-commissioning of these base stations from our network will only impact approximately 1.5% of our network's current data traffic. We are substantially complete with these network rationalization initiatives, and anticipate final completion by December 2004.

FRAME RELAY AND TANDEM EQUIPMENT RETIREMENT. In conjunction with our base station rationalization initiatives discussed above, Motient is in the process of converting its telecommunications infrastructure technology to frame relay technology. As of September 30, 2004, this project was approximately 80% complete. In the fourth quarter of 2004, we will be retiring certain network equipment associated with this conversion. We expect to realize significant telecommunications cost reductions in 2005 as a result of this conversion.

Despite these initiatives, we continue to generate losses from operations, and there can be no assurances that we will ever generate income from operations. Please see Item 2 ("Management's Discussion and Analysis of Financial Condition and Results of Operations") for further discussion of this network rationalization.

CREDIT FACILITY REPAYMENT: On April 13, 2004, Motient repaid the all principal amounts then owing under its term credit facility, including accrued interest thereon, in an amount of $6.8 million. The remaining availability under the credit facility of $5.7 million will be available for borrowing by the Company until December 31, 2004, subject to the lending conditions in the credit agreement.

TERMINATION OF MOTOROLA AND HEWLETT-PACKARD AGREEMENTS: In June 2004, the Company negotiated settlements of the entire amounts outstanding under its financing facility with Motorola and its capital lease with Hewlett-Packard. The full amount due and owing under these agreements was a combined $6.8 million. The Company paid a combined $3.9 million in cash to Motorola and Hewlett-Packard and issued a warrant to Motorola to purchase 200,000 shares of the Company's common stock at a price of $8.68, in full satisfaction of the outstanding balances.

TERMINATION OF RARE MEDIUM AND CSFB NOTES. On July 15, 2004, the Company paid all principal and interest due and owing on its Rare Medium and CSFB notes, in the aggregate amount of $23.5 million.

Despite these initiatives, we continue to generate losses from operations, and there can be no assurances that we will ever generate income from operations.

UNITED PARCEL SERVICE PREPAYMENT: In December 2002 we entered into an agreement with UPS pursuant to which UPS prepaid an aggregate of $5 million in respect of network airtime service to be provided beginning January 1, 2004. The $5 million prepayment will be credited against airtime services provided to UPS beginning January 1, 2004, until the prepayment is fully credited. Based on UPS' current level of network airtime usage, we do not expect that UPS will be required to make any cash payments to us in 2004 for service provided during 2004. UPS has substantially completed its migration to next generation network technology, and its monthly airtime usage of our network has declined significantly. There are no minimum purchase requirements under our contract with UPS, and the contract may be terminated by UPS on 30 days' notice. If UPS terminates the contract, we will be required to refund any unused portion of the prepayment to UPS. While we expect that UPS will remain a customer for the foreseeable future, the bulk of UPS' units have migrated to another network. Until June 2003, UPS had maintained its historical level of payments to mitigate the near-term revenue and cash flow impact of its recent and anticipated continued reduced network usage. However, beginning in July 2003, the revenues and cash flow from UPS declined significantly. As of September 30, 2004, UPS had approximately 3,000 active units on Motient's network. The value of our remaining airtime service obligations to UPS at September 30, 2004 in respect of the prepayment was approximately $4.1 million.

SOURCES OF FINANCING

SALE OF COMMON STOCK: On April 7, 2004, we sold 4,215,910 shares of our common stock at a per share price of $5.50 for an aggregate purchase price of $23.2 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., Highland Crusader Offshore Partners, L.P., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, M&E Advisors L.L.C., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Greywolf Capital II LP and Greywolf Capital Overseas Fund and LC Capital Master Fund. The sale of these shares was not registered under the Securities Act of 1933, as amended and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, we signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires us to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. We also issued warrants to purchase an aggregate of 1,053,978 shares of our common stock to the investors listed above, at an exercise price of $5.50 per share. Motient's registration statement registering the shares became effective on July 13, 2004, prior to the deadline imposed by the registration rights agreement. Therefore, the warrants issued in this transaction will never vest. The proceeds of this private placement of common stock were used for general corporate purposes and the repayment of the term credit facility.

ADDITIONAL SALE OF COMMON STOCK: On July 1, 2004, we sold 3,500,000 shares of our common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, York Global Value Partner, L.P., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Rockbay Capital Fund, LLC, Rockbay Capital Investment Fund, LLC, Rockbay Capital Offshore Fund, Ltd., Glenview Capital Partner, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Master Fund, Ltd., OZ Master Fund, Ltd., OZ Mac 13 Ltd., Fleet Maritime, Inc., John Waterfall, Edwin Morgens, Greywolf Capital II, L.P., Greywolf Capital Overseas Fund, Highland Equity Focus Fund, L.P., Singer Children's Management Trust, Highland Equity Fund, L.P., and Strome Hedgecap Limited. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, we signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires us to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. We also issued warrants to purchase an aggregate of 525,000 shares of our common stock to the investors listed above, at an exercise price of $8.57 per share. Motient's registration statement registering the shares issued in this transaction became effective on July 13, 2004, prior to the deadline imposed by the registration rights agreement. Therefore, the warrants issued in this transaction will never vest.

The proceeds of this private placement of common stock were used for general corporate purposes and the repayment of the Rare Medium and CSFB notes.

TERM CREDIT FACILITY: On January 27, 2003, our wholly-owned subsidiary, Motient Communications, closed a term credit agreement with a group of lenders, including several of our existing stockholders. The lenders include the following entities or their affiliates: M&E Advisors, L.L.C., Bay Harbour Partners, York Capital and Lampe Conway & Co. York Capital is affiliated with James G. Dinan and JGD Management Corp. James Dondero, Highland Capital Management, JGD Management Corp. and James G. Dinan each hold 5% or more of Motient's common stock. The lenders also include Gary Singer, directly or through one or more entities. Gary Singer is the brother of Steven G. Singer, one of our directors.

The table below shows, as of November 9, 2004 the number of shares of Motient common stock beneficially owned by the following parties to the term credit agreement, based solely on filings made by such parties with the SEC:

         NAME OF BENEFICIAL OWNER           NUMBER OF SHARES
         ------------------------           ----------------

         James G. Dinan*                    2,276,445
         JGD Management Corp.*              2,276,445
         Highland Capital Management**      4,642,469
         James Dondero**                    4,642,469

         *JGD Management Corp. and James G. Dinan share beneficial ownership with respect to the 2,276,445 shares of our common stock. Mr. Dinan is the president and sole stockholder of JGD Management Corp., which manages the other funds and accounts that hold our common stock over which Mr. Dinan has discretionary investment authority.

         ** James D. Dondero, a member of our board of directors, is the President of Highland Capital Management, L.P., which, pursuant to an arrangement with M&E Advisors, L.L.C., has indirectly made a commitment under the credit facility.

Under the credit agreement, the lenders have made commitments to lend Motient Communications up to $12.5 million. The commitments are not revolving in nature and amounts repaid or prepaid may not be reborrowed. Borrowing availability under Motient's term credit facility terminated on December 31, 2003. On March 16, 2004, Motient Communications entered into an amendment to the credit facility which extended the borrowing availability period until December 31, 2004. As part of this amendment, Motient Communications provided the lenders with a pledge of all of the stock of a newly-formed special purpose subsidiary of Motient Communications, Motient License, which holds all of Motient's FCC licenses formerly held by Motient Communications.

Under this facility, the lenders have agreed to make loans to Motient Communications through December 31, 2004 upon Motient Communications' request no more often than once per month, in aggregate principal amounts not to exceed $1.5 million for any single loan, and subject to satisfaction of other conditions to borrowing, including certain financial and operating covenants, contained in the credit agreement.

Each loan borrowed under the credit agreement has a term of three years. Loans carry interest at 12% per annum. Interest accrues, compounding annually, from the first day of each loan term, and all accrued interest is payable at each respective loan maturity, or, in the case of mandatory or voluntary prepayment, at the point at which the respective loan principal is repaid. Loans may be prepaid at any time without penalty.

For the monthly periods ended April 2003 through December 2003 and for the month ended September 30, 2004, the Company reported events of default under the terms of the credit facility to the lenders. These events of default related to non-compliance with covenants requiring minimum monthly revenue, earnings before interest, taxes and depreciation and amortization and free cash flow performance. In each period, the lenders waived these events of default. There can be no assurance that Motient will not have to report additional events of default or that the lenders will continue to provide waivers in such event. As of September 30, 2004, there were no amounts outstanding under the term credit facility. Ultimately, there can be no assurances that the liquidity provided by the credit facility will be sufficient to fund Motient's ongoing operations.

MSV NOTE: We own a $15.0 million promissory note issued by MSV in November 2001. This note matures in November 2006, but may be fully or partially repaid prior to maturity involving the consummation of additional investments in MSV in the form of equity, debt or asset sale transactions, subject to certain conditions and priorities with respect to payment of other indebtedness. Please see " -Overview - Mobile Satellite Ventures LP" for further discussion of this note receivable. Motient also owns an aggregate of $3.5 million of convertible notes issued by MSV. The convertible notes mature on November 26, 2006, bear interest at 10% per annum, compounded semiannually, and are payable at maturity. The convertible notes are convertible, at any time, at our discretion, and automatically in certain circumstances, into class A preferred units of limited partnership of MSV. This note, including outstanding interest thereon, was exchanged on November 12, 2004 for limited partnership units and general partner shares of MSV. Please see Note 5, "Subsequent Events" for further discussion of our investments in MSV.

On April 2, 2004, a $17.6 million investment into MSV was consummated. In connection with this investment, MSV's amended and restated investment agreement was amended to provide that of the total $17.6 million in proceeds, $5.0 million was used to repay certain outstanding indebtedness of MSV, including $2.0 million of accrued interest under the $15.0 million promissory note issued to us by MSV. We were required to use 25% of the $2 million we received in this transaction, or $500,000, to make prepayments under our existing notes owed to Rare Medium and CSFB.

LITIGATION PROCEEDS: On April 15, 2004, Motient filed a claim under the rules of the American Arbitration Association in Fairfax County, VA, against Wireless Matrix Corporation, a reseller of Motient's services, for the non-payment of certain amounts due and owing under the "take-or-pay" agreement between Motient and Wireless Matrix. Under this agreement, Wireless Matrix agreed to purchase certain minimum amounts of air-time on the Motient network. In June 2004, Motient reached a favorable out of court settlement with Wireless Matrix in which Wireless Matrix paid Motient $1.1 million.

OUTSTANDING OBLIGATIONS

As of September 30, 2004, Motient had no outstanding debt obligations.

RARE MEDIUM NOTE: Under the Company's Plan of Reorganization, the Rare Medium notes were cancelled and replaced by a new note in the principal amount of $19.0 million. On July 15, 2004, the Company paid all principal and interest due and owing on this note, in the amount of $22.6 million.

CSFB NOTE: Under the Company's Plan of Reorganization, the Company issued a note to CSFB, in satisfaction of certain claims by CSFB against Motient, in the principal amount of $750,000. On July 15, 2004, the Company paid all principal and interest due and owing on this note, in the amount of $0.9 million.

We believe that our available funds, together with existing credit facilities, will be adequate to satisfy our current and planned operations for at least the next 12 months.

RESTRUCTURING COSTS

In June 2004, the Company recorded a restructuring charge of $5.1 million related to certain network rationalization initiatives, consisting of base station deconstruct costs of $0.5 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $1.8 million for site leases no longer required for removed base stations. Of these amounts, as of September 30, 2004, the Company had incurred base station deconstruct costs of $0.4 million, the loss on the retirement of certain base station equipment of $2.8 million and termination liabilities of $0.5 million for site leases no longer required for removed base stations.

The following table displays the activity and balances of the restructuring reserve account from January 1, 2004 to September 30, 2004:

                                                   Base Station
                                       Employee        Asset      Base Station   FCC License    Site Lease
                                     Terminations    Write-Offs  Deconstruction  Terminations  Terminations    Total
----------------------------------------------------------------------------------------------------------------------
Balance January 1, 2004                 $    --       $    --       $    --       $    --       $    --       $    --
----------------------------------------------------------------------------------------------------------------------
Restructure Charge                       (1,107)           --            --            --            --        (1,107)
Deductions - Cash                           333            --            --            --            --           333
Deductions - Non-Cash                        --            --            --            --            --            --
----------------------------------------------------------------------------------------------------------------------
Balance March 31, 2004                     (774)           --            --            --            --          (774)
----------------------------------------------------------------------------------------------------------------------
Restructure Charge                           --        (2,795)         (398)         (113)       (1,854)       (5,160)
Deductions - Cash                           242            --            75            25            61           403
Deductions - Non-Cash                        --         2,795            --            --            --         2,795
----------------------------------------------------------------------------------------------------------------------
Balance June 30, 2004                      (532)           --          (323)          (88)       (1,793)       (2,736)
----------------------------------------------------------------------------------------------------------------------
Deductions - Cash                           132            --           252            39           416           839
Deductions - Non-Cash                        --            --            --            --            --            --
----------------------------------------------------------------------------------------------------------------------
Balance September 30, 2004              $  (400)           --       $   (71)      $   (49)      $(1,377)      $(1,897)
----------------------------------------------------------------------------------------------------------------------

COMMITMENTS

As of September 30, 2004, we had no outstanding commitments to purchase inventory.

In December 2002, we entered into an agreement with UPS pursuant to which UPS prepaid an aggregate of $5 million in respect of network airtime service to be provided beginning January 1, 2004. The $5 million prepayment will be credited against airtime services provided to UPS beginning January 1, 2004, until the prepayment is fully credited. Based on UPS' current level of network airtime usage, we do not expect that UPS will be required to make any cash payments to us in 2004 for service provided during 2004. There are no minimum purchase requirements under our contract with UPS, and the contract may be terminated by UPS on 30 days' notice. If UPS terminates the contract, we will be required to refund any unused portion of the prepayment to UPS. The value of our remaining airtime service obligations to UPS at September 30, 2004 in respect of the prepayment was approximately $4.1 million.

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT ESTIMATES

Below are our accounting policies, which are both important to our financial condition and operating results, and require management's most difficult, subjective and complex judgments in determining the underlying estimates and assumptions. The estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates as they require assumptions that are inherently uncertain.

Inventory
---------

Inventory, which consists primarily of communication devices and accessories, such as power supplies and documentation kits, are stated at the lower of cost or market. Cost is determined using the weighted average cost method. We periodically assess the market value of our inventory, based on sales trends and forecasts and technological changes and record a charge to current period income when such factors indicate that a reduction to net realizable value is appropriate. We consider both inventory on hand and inventory which we have committed to purchase, if any. Periodically, we will offer temporary discounts on equipment purchases. The value of this discount is recorded as a cost of sale in the period in which the sale occurs.

Investment in MSV and Note Receivable from MSV
----------------------------------------------

As a result of the application of "fresh-start" accounting and subsequently modified (see below regarding the November 2003 valuation), the notes and investment in MSV were valued at fair value and we recorded an asset in the amount of approximately $53.9 million representing the estimated fair value of our investment in and note receivable from MSV. Included in this investment is the historical cost basis of our common equity ownership of approximately 46.5% as of May 1, 2002, or approximately $19.3 million. In accordance with the equity method of accounting, we recorded our approximate 46.5% share of MSV losses against this basis.

Approximately $6.2 million of the value attributed to MSV is the excess of fair value over cost basis and is amortized over the estimated lives of the underlying MSV assets that gave rise to the basis difference. We are amortizing this excess basis in accordance with the pro-rata allocation of various components of MSV's intangible assets as determined by MSV through independent valuations. Such assets consist of FCC licenses, intellectual property and customer contracts, which are being amortized over a weighted-average life of approximately 12 years.

Additionally, we have recorded the $15.0 million note receivable from MSV, plus accrued interest thereon at its fair value, estimated to be approximately $13.0 million, at "fresh start" after giving affect to discounted future cash flows at market interest rates. This note matures in November 2006, but may be fully or partially repaid prior to maturity in certain circumstances involving the consummation of additional investments in MSV or upon the occurrence of certain other events such as issuance of other indebtedness or the sale of assets by MSV, subject to certain to certain conditions and priorities with respect to payment of other indebtedness. In April 2004, MSV repaid $2.0 of accrued interest on this note, of which $500,000 was used by Motient to repay accrued interest owing to Rare Medium and CSFB. This note, including outstanding interest thereon, was exchanged on November 12, 2004 for limited partnership units and general partner shares of MSV. Please see Note 5, "Subsequent Events" for further discussion of our investments in MSV.

In November of 2003, we engaged CTA to perform a valuation of our equity interests in MSV as of December 31, 2002. As part of this valuation process, we determined that our equity interest in MSV was not appropriately calculated as of May 1, 2002 due to certain preference rights for certain classes of shareholders in MSV. We reduced our equity interest in MSV from $54 million (inclusive of Motient's $2.5 million convertible note from MSV) to $41 million as of May 1, 2002. As a result of the valuation of MSV, it was determined that the value of our equity interest in MSV was impaired as of December 31, 2002 from the value on our balance sheet. This impairment was deemed to have occurred in the fourth quarter of 2002. We reduced the value of its equity interest in MSV by $15.4 million as of December 31, 2002. It was determined there was no further impairment required as of December 31, 2003 and September 30, 2004.

The valuation of our investment in MSV and our note receivable from MSV are ongoing assessments that are, by their nature, judgmental given that MSV is not traded on a public market and is in the process of developing certain next generation technologies, which depend on approval by the FCC. While the financial statements currently assume that there is value in our investment in MSV and that the MSV note is collectible, there is the inherent risk that this assessment will change in the future and we will have to write down the value of this investment and note. Please see Note 5, "Subsequent Events" for further discussion of our investments in MSV.

Deferred Taxes
--------------

We have generated significant net operating losses for tax purposes through September 30, 2004. We have had our ability to utilize these losses limited on two occasions as a result of transactions that caused a change of control in accordance with the Internal Revenue Service Code Section 382. Additionally, since we have not yet generated taxable income, we believe that our ability to use any remaining net operating losses has been greatly reduced; therefore, we have fully reserved for any benefit that would have been available as a result of our net operating losses.

Revenue Recognition
-------------------

We generate revenue principally through equipment sales and airtime service agreements, and consulting services. In 2000, we adopted SAB No. 101 which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. In certain circumstances, SAB No. 101 requires us to defer the recognition of revenue and costs related to equipment sold as part of a service agreement.

In December 2003, the Staff of the SEC issued SAB No. 104, "Revenue Recognition", which supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple-element revenue arrangements and to rescind the SEC's "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers", or FAQ, issued with SAB No. 101. Selected portions of the FAQ have been incorporated into SAB No. 104. The adoption of SAB No. 104 did not have a material impact on our revenue recognition policies.

Revenue is recognized as follows:

SERVICE REVENUE: Revenues from our wireless services are recognized when the services are performed, evidence of an arrangement exists, the fee is fixed and determinable and collectibility is probable. Service discounts and incentives are recorded as a reduction of revenue when granted, or ratably over a contract period. We defer any revenue and costs associated with activation of a subscriber on our network over an estimated customer life of two years.

To date, the majority of our business has been transacted with telecommunications, field services, natural resources, professional service and transportation companies located throughout the United States. We grant credit based on an evaluation of the customer's financial condition, generally without requiring collateral or deposits. We establish a valuation allowance for doubtful accounts receivable for bad debt and other credit adjustments. Valuation allowances for revenue credits are established through a charge to revenue, while valuation allowances for bad debts are established through a charge to general and administrative expenses. We assess the adequacy of these reserves quarterly, evaluating factors such as the length of time individual receivables are past due, historical collection experience, the economic environment and changes in credit worthiness of our customers. If circumstances related to specific customers change or economic conditions worsen such that our past collection experience and assessments of the economic environment are no longer relevant, our estimate of the recoverability of our trade receivables could be further reduced.

EQUIPMENT AND SERVICE SALES: We sell equipment to resellers who market our terrestrial product and airtime service to the public. We also sell our product directly to end-users. Revenue from the sale of the equipment as well as the cost of the equipment, are initially deferred and are recognized over a period corresponding to our estimate of customer life of two years. Equipment costs are deferred only to the extent of deferred revenue.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Currently, we do not use derivative financial instruments to manage our interest rate risk. We invest our cash in short-term commercial paper, investment-grade corporate and government obligations and money market funds.

ITEM 4.  CONTROLS AND PROCEDURES

Disclosure Controls and Procedures
----------------------------------

We maintain disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended) that are designed to ensure that information required to be disclosed in our filings and reports under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the rules and forms of the SEC. Such information is accumulated and communicated to our management, including our principal executive officer (currently our executive vice president, chief operating officer and treasurer) and principal financial officer (currently our controller and chief accounting officer), as appropriate, to allow timely decisions regarding required disclosure. Our management, including the principal executive officer (currently our executive vice president, chief operating officer and treasurer) and the principal financial officer (currently our controller and chief accounting officer), recognizes that any set of disclosure controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives.

As of the end of the period covered by this report, we carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer (currently our executive vice president, chief operating officer and treasurer) and principal financial officer (currently our controller and chief accounting officer), of the effectiveness of our disclosure controls and procedures. Based on this evaluation, we concluded that our disclosure controls and procedures, though not as mature or as formal as management intends them ultimately to be, are adequate and effective under the circumstances, and that there are no material inaccuracies or omissions in this quarterly report on Form 10-Q.

As a result of our evaluation of our disclosure controls and procedures for reporting periods in 2003, we have taken a number of steps to improve our disclosure controls and procedures.

         o First, we have established a disclosure committee comprised of senior management and other officers and employees responsible for, or involved in, various aspects of our financial and non-financial reporting and disclosure functions. Although we had not previously established a formal disclosure committee, the functions performed by such committee were formerly carried out by senior management and other personnel who now comprise the disclosure committee.

         o Second, we have instituted regular quarterly meetings to review each department's significant activities and respective disclosure controls and procedures.

         o Third, department managers have to document their own disclosure controls and procedures.

         o Fourth, department managers have been tasked with tracking relevant non-financial operating metrics such as network statistics, headcount and other pertinent operating information. Quarterly reports summarizing this information will be prepared and presented to the disclosure committee and the principal executive officer (currently our executive vice president, chief operating officer and treasurer) and chief financial officer (or persons performing such function, currently our controller and chief accounting officer).

         o Fifth, certain department heads prepare weekly activities reviews, which are shared with the members of the disclosure committee as well as the principal executive officer (currently our executive vice president, chief operating officer and treasurer) and principal financial officer (currently our controller and chief accounting officer). These weekly reviews and the quarterly disclosure committee meetings and associated reports are intended to help inform senior management of material developments that affect our business, thereby facilitating consideration of prompt and accurate disclosure.

In addition to the initiatives outlined above, we have taken the following steps to further strengthen our disclosure controls and procedures:

         o We conduct and document quarterly reviews of the effectiveness of our disclosure controls and procedures;

         o We circulate drafts of our public filings and reports for review to key members of the senior management team representing each functional area; and

In conjunction with the preparation of each quarterly and annual report to be filed with the SEC, each senior vice president and department head is required to complete and execute an internal questionnaire and disclosure certification designed to ensure that all material disclosures are reported.

PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

Please see the discussion regarding Legal Proceedings contained in Note 4 ("Legal and Regulatory Matters") of notes to consolidated financial statements, which is incorporated by reference herein.

ITEM 2.  UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

SALE OF COMMON STOCK

On July 1, 2004, Motient sold 3,500,000 shares of its common stock at a per share price of $8.57 for an aggregate purchase price of $30.0 million to The Raptor Global Portfolio Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P., Tudor Proprietary Trading, L.L.C., York Distressed Opportunities Fund, L.P., York Select, L.P., York Select Unit Trust, York Global Value Partner, L.P., Catalyst Credit Opportunity Fund, Catalyst Credit Opportunity Fund Offshore, DCM, Ltd., Rockbay Capital Fund, LLC, Rockbay Capital Investment Fund, LLC, Rockbay Capital Offshore Fund, Ltd., Glenview Capital Partner, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, Ltd., GCM Little Arbor Master Fund, Ltd., OZ Master Fund, Ltd., OZ Mac 13 Ltd., Fleet Maritime, Inc., John Waterfall, Edwin Morgens, Greywolf Capital II, L.P., Greywolf Capital Overseas Fund, Highland Equity Focus Fund, L.P., Highland Equity Fund, L.P., Singer Children's Management Trust, and Strome Hedgecap Limited. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of 525,000 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. Motient's registration statement registering the shares issued in this transaction became effective on July 13, 2004, prior to the deadline imposed by the registration rights agreement. Therefore, the warrants issued in this transaction will never vest.

In connection with this sale, Motient issued to certain CTA affiliates and certain affiliates of Tejas Securities Group, Inc., our placement agent for the private placement, warrants to purchase 340,000 and 510,000 shares, respectively, of our common stock. CTA assisted Tejas Securities on certain due diligence matters for this transaction. The exercise price of these warrants is $8.57 per share. The warrants are immediately exercisable upon issuance and have a term of five years. Motient also paid Tejas Securities Group, Inc. a placement fee of $850,000 at closing. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or
Section 4(2) of the Securities Act.

The Company filed a registration statement on Forms S-1 with the SEC on July 2, 2004. The Company will not receive any proceeds from the sale of the shares registered thereby. Motient's Registration Statement became effective on July 13, 2004.

On November 12, 2004, Motient sold 15,353,606 shares of its common stock at a per share price of $8.57. Motient received aggregate proceeds of $126,397,783, net of approximately $5,182,620 in commissions paid to Motient's placement agent, Tejas Securities Group, Inc. The approximately 60 purchasers included substantially all of the purchasers from the April and July 2004 private placements, as well multiple new investors. The sale of these shares was not registered under the Securities Act and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The shares were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act and/or Section 4(2) of the Securities Act. In connection with this sale, Motient signed a registration rights agreement with the holders of these shares. Among other things, this registration rights agreement requires Motient to file and cause to make effective a registration statement permitting the resale of the shares by the holders thereof. Motient also issued warrants to purchase an aggregate of approximately 3,838,401 shares of its common stock to the investors listed above, at an exercise price of $8.57 per share. These warrants will vest if and only if Motient does not meet certain deadlines between January and March 2005 with respect to certain requirements under the registration rights agreement. If the warrants vest, they may be exercised by the holders thereof at any time through November 11, 2009.

Pursuant to terms of this sale, Motient will be permitted, but not required, to undertake a follow-on rights offering of up to $50 million, at a price equal to no less than $8.57 per share. Any such rights offering will be limited to stockholders that did not participate in this private placement, and participants will not have any right of over-subscription or be able to purchase more than their pro-rata ownership of Motient.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

Please see the discussion regarding the defaults under our term credit agreement contained in Part I, Item 2 of this Report on From 10-Q, "Management's Discussion and Analysis of Financial Condition and Results of Operations", under the subsection "Liquidity and Capital Resources - Sources of Financing."

ITEM 6.           EXHIBITS

The Exhibit Index filed herewith is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     MOTIENT CORPORATION
                                     (Registrant)

November 15, 2004                    /s/Christopher W. Downie
                                     -------------------------------------------
                                     Christopher W. Downie
                                     Executive Vice President, Chief Operating
                                     Officer and Treasurer
                                     (principal executive officer and duly
                                     authorized officer to sign on behalf of the
                                     registrant)

                                  EXHIBIT INDEX

NUMBER   DESCRIPTION

10.43 Common Stock Purchase Agreement, dated as of November 12, 2004, by and among Motient Corporation and the investors listed therein

10.44 Registration Rights Agreement, dated as of November 12, 2004, by and among Motient Corporation and the investors listed therein

10.45    Form of Common Stock Purchase Warrant, dated as of November 12, 2004

10.46 Purchase Agreement, dated as of November 12, 2004, by and among Motient Ventures Holding Inc., Mobile Satellite Ventures LP, et al

10.47 Note Exchange Agreement, dated as of November 12, 2004, by and among Motient Ventures Holding Inc., Mobile Satellite Ventures LP, et al

10.48 Amended and Restated Limited Partnership Agreement, dated as of November 12, 2004, by and among Motient Ventures Holding Inc., Mobile Satellite Ventures LP, et al

10.49 Amended and Restated Stockholders Agreement, dated as of November 12, 2004, by and among Motient Ventures Holding Inc., Mobile Satellite Ventures GP Inc., et al

10.50 Second Amended and Restated Parent Transfer/Drag Along Agreement by and among Motient Corporation et. al.

31.1 Certification Pursuant to Rule 13a-14(a)/15d-14(a), of the Executive Vice President, Chief Operating Officer and Treasurer (principal executive officer) (filed herewith).

31.2 Certification Pursuant to Rule 13a-14(a)/15d-14(a), of the Controller and Chief Accounting Officer (principal financial officer) (filed herewith)

32.1 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Executive Vice President, Chief Operating Officer and Treasurer (principal executive officer) (filed herewith).

32.2 Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, of the Controller and Chief Accounting Officer (principal financial officer) (filed herewith)

                                                                   EXHIBIT 10.43

                               MOTIENT CORPORATION

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "AGREEMENT") is dated as of November 12, 2004 and is by and among MOTIENT CORPORATION, a Delaware corporation, with its principal office at 300 Knightsbridge Pkwy., Lincolnshire, IL 60069 (the "COMPANY"), and each investor listed on Schedule 1 hereto (each such investor individually, a "PURCHASER" and, collectively, the "PURCHASERS").

         WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, authorized but unissued shares of common stock, $0.01 par value per share, of the Company (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event the "COMMON STOCK"), at an aggregate purchase price of up to $131,580,429.13 all upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, simultaneously with entering into this Agreement, the Company and the Purchasers are entering into that certain Registration Rights Agreement, dated as of the date hereof (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company shall register for resale the Shares and the Warrant Shares (as defined below) on the terms set forth therein;

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "AFFILIATE" means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144 (as defined below), and with respect to Tudor, in addition to the foregoing, the term "Affiliate" shall also include the Related Entities, and in all cases including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

                  (b) "BOARD" means the board of directors of the Company.

                  (c) "CLOSING DATE" means the date hereof.

                  (d) "EFFECTIVE DATE" means the earlier of (i) the date that is one hundred twenty (120) days after the Closing Date or (ii) the date that the registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement becomes effective.

                  (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  (f) "FULLY DILUTED COMMON STOCK" means the outstanding Common Stock and the shares of Common Stock issued or issuable upon exercise of Warrants (assuming full exercise).

                  (g) "MAJORITY PURCHASERS" has the meaning set forth in Section 8.8.

                  (h) "MATERIAL ADVERSE EFFECT" means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company.

                  (i) "PERSON" (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

                  (j) "RELATED ENTITIES" includes, with respect to Tudor, any entities for which any of the Tudor Entities or its affiliates serve as a general partner and/or investment advisor or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of the Tudor Entities or the general partner or investment advisor thereof, or any affiliate of any of them. For purposes of this Agreement, (a) "TUDOR ENTITIES" means each of the following: any entity for which Tudor Investment Corporation or an Affiliate thereof acts as general partner or investment adviser, Tudor Investment Corporation, Tudor Group Holdings LLC, their respective Affiliates, or any Affiliate or Affiliated Group of Tudor Investment Corporation and/pr Tudor Group Holdings LLC, and (b) with respect to the Tudor Entities, "Affiliated Group" has the meaning given to it in Section 1504 of the Internal Revenue Code of 1986, as amended, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local or foreign income tax law.

                  (k) "RULE 144" means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

                  (l) "SEC" means the Securities and Exchange Commission.

                  (m) "SECURITIES ACT" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  (n) "SHARES" means the shares of Common Stock issued and sold by the Company to the Purchasers hereunder.

                  (o) "SHARE PRICE" means $8.57 per Share.

                  (p) "TRANSACTION DOCUMENTS" means, collectively, the Registration Rights Agreement and the Warrants.

                  (q) "TRANSFER AGENT INSTRUCTIONS" means the Irrevocable Transfer Agent Instructions, in substantially the form of EXHIBIT B, executed by the Company and delivered to and acknowledged in writing by the Company's transfer agent.

                  (r) "TUDOR" means, collectively, The Raptor Global Portfolio, Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P. and Tudor Proprietary Trading, L.L.C.

                  (s) "WARRANTS" means the warrants to purchase Common Stock, dated as of the date hereof, issued by the Company to the Purchasers, in substantially the form attached hereto as EXHIBIT C.

                  (t) "WARRANT SHARES" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

         2. PURCHASE AND SALE OF SHARES AND WARRANTS.

                  2.1 PURCHASE AND SALE OF SHARES. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, at the Closing, the number of Shares set forth opposite such Purchaser's name on SCHEDULE 1 hereto, at the Share Price. The aggregate purchase price payable by all Purchasers, severally and not jointly, to the Company for all of the Shares shall be $131,580,429.13.

                  2.2 ISSUANCE OF WARRANTS. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue to each Purchaser at the Closing a Warrant to purchase the number of Warrant Shares equal to twenty-five percent (25%) of the number of Shares purchased by such Purchaser at Closing at an exercise price equal to the Share Price, which shall be appropriately adjusted for any recapitalizations, stock combinations, stock dividends, stock splits and the like which occur after the Closing Date.

                  2.3 CLOSING. The closing of the transactions contemplated under this Agreement (the "CLOSING") shall take place at 10:00 am (Eastern Time) at the offices of Covington & Burling, 1201 Pennsylvania Avenue, NW, Washington, D.C. 20004, on the Closing Date, or on such other date and at such time as may be agreed upon between the Purchasers, on the one hand, and the Company, on the other hand. At the Closing, the Company shall deliver to each Purchaser (i) a single stock certificate (or more, if reasonably requested by the Purchaser), registered in the name of such Purchaser, representing the number of Shares purchased by such Purchaser and (ii) a Warrant as provided in Section 2.2 hereof, against payment of the purchase price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser, as of the date hereof and except as set forth on the disclosure schedule furnished by the Company to each Purchaser (the "DISCLOSURE SCHEDULE") attached hereto as Schedule 2, as follows:

                  3.1 INCORPORATION. Each of the Company and the Subsidiaries (as defined in Section 3.18 below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of Delaware (or such other applicable jurisdiction of incorporation or formation as is indicated on Schedule 3.18), and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation (or other charter document) or By-laws.

                  3.2 CAPITALIZATION. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which 34,562,901 shares were outstanding as of the date hereof, and (ii) 5,000,000 shares of preferred stock, of which no shares are outstanding as of the date hereof. All shares of the Company's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. Except as set forth in Schedule 3.2 to the Disclosure Schedule, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, including the Shares, the Warrants and the Warrant Shares, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issue and sale of the Shares, the Warrants and the Warrant Shares will not obligate the Company to issue or sell, pursuant to any pre-emptive right or otherwise, shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

                  3.3 REGISTRATION RIGHTS. Except as set forth on Schedule 3.3 to the Disclosure Schedule, the Company has not granted or agreed to grant to any Person any right (including "piggy-back" and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

                  3.4 AUTHORIZATION. All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under their respective terms.

                  3.5 VALID ISSUANCE OF THE SHARES. The Shares, the Warrants and the Warrant Shares have been duly authorized, and the Shares and the Warrant Shares, upon issuance pursuant to the terms hereof and the terms of the Warrants, respectively, will be validly issued, fully paid and nonassessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon execution of this Agreement and upon exercise in full of the Warrants (assuming the Warrants vest in full).

                  3.6 FINANCIAL STATEMENTS. The Company has furnished to the Purchasers, and attached as Schedule 3.6 to the Disclosure Schedule, true and complete copies of the unaudited consolidated balance sheet of the Company and the Subsidiaries as of June 30, 2004 (the "BALANCE SHEET") and the related consolidated income statement, consolidated statement of cash flows and consolidated statement of stockholders' equity of the Company for the six (6) months then ended. All of the financial statements described above are hereinafter referred to, collectively, as the "FINANCIAL STATEMENTS". The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, subject, to normal year-end adjustments (which individually and in the aggregate are not material) and to the absence of footnotes thereto, and present fairly, in all material respects, the financial position of the Company and the Subsidiaries and the results of operations and cash flows as of the date and for the periods indicated therein.

                  3.7 SEC DOCUMENTS. The Company has furnished to the Purchasers true and complete copies of the following reports of the Company (collectively, the "SEC DOCUMENTS"): (i) the annual report on Form 10-K for the year ended December 31, 2003 and (ii) quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing. The Company has prepared and filed with the SEC all filings and reports required by the Securities Act and the Exchange Act to make the Company's filings and reports current in all respects. When filed with the SEC, the Company covenants that its quarterly report on Form 10-Q for the period ended

September 30, 2004 (a) will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, (b) will include financial statements of the Company that will comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing, and (c) will include, to the extent required by the rules and regulations of the SEC as in effect at the time of filing, all material agreements to which the Company is a party or to which the property or assets of the Company are subject.

                  3.8 CONSENTS. Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Registration Rights Agreement and
(b) any required state "blue sky" law filings in connection with the transactions contemplated hereunder or under the Transaction Documents, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. The execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Shares, the Warrants and the Warrant Shares, do not require the consent or approval of the stockholders of, or any lender to, the Company.

                  3.9 NO CONFLICT; COMPLIANCE WITH LAWS.

                           (a) The execution, delivery and performance by the
Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, the Warrants and the Warrant Shares, do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (or other charter documents) or By-laws of the Company or any of the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets are bound, except in each case to the extent such breach, conflict, violation, default, termination, amendment, acceleration or cancellation does not, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets.

                           (b) Neither the Company nor any of the Subsidiaries
(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Subsidiaries), nor has the Company or any of the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived), (ii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as does not, and could not, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  3.10 BROKERS OR FINDERS. Other than the broker fee (the "BROKER FEE") the Company will pay to Tejas Securities Group, Inc. ("TEJAS") upon the Closing in an amount not to exceed $5,182,620, neither the Company nor any of the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and neither the Company nor any of the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

                  3.11 PINK SHEETS. The Company's Common Stock is currently actively traded, and thus quoted, on the pink sheets.

                  3.12 ABSENCE OF LITIGATION. Except as set forth on Schedule
3.12 to the Disclosure Schedule, there are no pending or, to the Company's knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or any of the Subsidiaries except to the extent described in the SEC Documents.

                  3.13 NO UNDISCLOSED LIABILITIES; INDEBTEDNESS. Since the date of the Balance Sheet, the Company and the Subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, except for liabilities or obligations that, individually or in the aggregate, do not or would not have a Material Adverse Effect and other than liabilities and obligations arising in the ordinary course of business. Except for indebtedness reflected in the Balance Sheet, the Company has no indebtedness outstanding as of the date hereof. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

                  3.14 CONTRACTS. All contracts, agreements, instruments and other documents required to be filed as exhibits to any of the periodic reports required to be filed by the Exchange Act are legal, valid, binding and in full force and effect and are enforceable by the Company in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles.

                  3.15 TITLE TO ASSETS. Each of the Company and the Subsidiaries has good and marketable title to all real and personal property owned by it that is material to the business of the Company or such Subsidiaries, in each case free and clear of all liens and encumbrances, except those, if any, reflected in the Financial Statements or incurred in the ordinary course of business consistent with past practice. Any real property and facilities held under lease by the Company or the Subsidiaries are held by it or them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and other equitable remedies) with which the Company and the Subsidiaries are in compliance in all material respects.

                  3.16 LABOR RELATIONS. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  3.17 INTELLECTUAL PROPERTY. The Company is the sole and exclusive owner of, or has the exclusive right to use, all right, title and interest in and to all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands, copyrights (whether or not registered and, if applicable, including pending applications for registration) and other proprietary rights or information, owned or used by the Company (collectively, the "RIGHTS"), and in and to each material invention, software, trade secret, and technology used by the Company or any of the Subsidiaries (the Rights and such other items, the "INTELLECTUAL PROPERTY"), and, to the Company's knowledge, the Company owns and has the right to use the same, free and clear of any claim or conflict with the rights of others (subject to the provisions of any applicable license agreement). Except as set forth on Schedule 3.17 to the Disclosure Schedule, there have been no written claims made against the Company or any of the Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the Company's knowledge, there are no reasonable grounds for any such claims.

                  3.18 SUBSIDIARIES; JOINT VENTURES. Except for the subsidiaries listed on Schedule 3.18 to the Disclosure Schedule (the "SUBSIDIARIES"), the Company has no subsidiaries and (i) does not otherwise own or control, directly or indirectly, any other Person and (ii) does not hold equity interests, directly or indirectly, in any other Person. Except as described in the SEC Documents, the Company is not a participant in any joint venture, partnership, or similar arrangement material to its business.

                  3.19 TAXES. The Company and each of the Subsidiaries has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a "TAXING AUTHORITY"), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. There are no claims or assessments pending against the Company or any of the Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor any of the Subsidiaries has been notified in writing of any material proposed Tax claims or assessments against the Company or any of the Subsidiaries. No Tax Return of the Company or any of the Subsidiaries is or has been the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

                  3.20 PENSIONS AND BENEFITS.

                           (a) Schedule 3.20(a) to the Disclosure Schedule
contains a true and complete list of each "employee benefit plan" within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA, under which (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries, or (ii) the Company or any of the Subsidiaries has any present or future liability. All such programs, plans, or arrangements shall be collectively referred to as the "COMPANY PLANS." Each Company Plan is included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

                           (b) (i) Each Company Plan has been established and
administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "CODE"), and other applicable laws, rules and regulations;
(ii) each Company Plan which is intended to be qualified within the meaning of
Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification (or if maintained pursuant to a prototype form of instrument the sponsor thereof has received a favorable opinion letter as to its qualification), and to the Company's knowledge nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; and (iii) no Company Plan provides retiree health or life insurance benefits (whether or not insured), and neither the Company nor the Subsidiaries have any obligations to provide any such retiree benefits other than as required pursuant to Section 4980B of the Code or other applicable law.

                           (c) No Company Plan is a "multiemployer plan" as
defined in Section 4001(a)(3) of ERISA) or a plan subject to the minimum funding requirements of Section 302 or ERISA or Section 412 of the Code or Title IV of ERISA, and neither the Company, the Subsidiaries, nor any member of their Controlled Group has any liability or obligation in respect of, any such multiemployer plan or plan. With respect to any Company Plan and to the Company's knowledge, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, and (ii) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or other governmental agencies are pending, threatened or in progress.

                  3.21 PRIVATE PLACEMENT; COMMUNICATIONS WITH PURCHASERS. Neither the Company nor any person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares, the Warrants or the Warrant Shares by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six
(6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the sale or issuance of the Shares, the Warrants or the Warrant Shares as contemplated hereby or (ii) cause the offering or issuance of the Shares, the Warrants or the Warrant Shares pursuant to this Agreement or any of the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. None of the Company or any of the Subsidiaries is, or is an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. None of the Company or any of the Subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. No consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Shares, the Warrants or the Warrant Shares other than the possible filing of Form D with the SEC. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement or the Registration Rights Agreement, other than as specified in this Agreement or the Registration Rights Agreement.

                  3.22 MATERIAL CHANGES. Except as set forth on Schedule 3.22 to the Disclosure Schedule, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course, consistent with past practice, and since such date there has not occurred: (i) a Material Adverse Effect; (ii) any amendments or changes in the charter documents or by-laws of the Company or the Subsidiaries; (iii) any: (A) incurrence, assumption or guarantee by the Company or the Subsidiaries of any debt for borrowed money other than (1) equipment leases made in the ordinary course of business, consistent with past practice and (2) any such incurrence, assumption or guarantee with respect to an amount of $25,000 or less that has been disclosed in the SEC Documents; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (C) issuance or sale of options or other rights to acquire from the Company or the Subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company; (E) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiaries as compensation for or in connection with services rendered to the Company or the Subsidiaries (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiaries (as applicable); (F) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (G) waiver of any right of substantial value whether or not in the ordinary course of business; (H) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or (I) other commitment (contingent or otherwise) to do any of the foregoing; (iv) any creation, sufferance or assumption by the Company or any of the Subsidiaries of any lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $25,000 outstanding at any time;
(v) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or (vi) any transfer or grant of a right with respect to the Intellectual Property Rights owned or licensed by the Company or the Subsidiaries, except as among the Company and the Subsidiaries.

                  3.23 REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses as described in the SEC Documents, except where the failure to possess such permits does not, and could not have, individually or in the aggregate, a Material Adverse Effect (the "MATERIAL PERMITS"), and the Company has not received any written notice of proceedings relating to the revocation or modification of any Material Permits except as described in the SEC Documents.

                  3.24 TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  3.25 INSURANCE. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

                  3.26 SOLVENCY. Based on the consolidated financial condition of the Company and the Subsidiaries as of the date hereof, (i) the fair saleable value of the Company's assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known and contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debts when such amounts are required to be paid. The Company has no present intention to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  3.27 INTERNAL ACCOUNTING CONTROLS. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the Company is otherwise in compliance with the Securities Act, the Exchange Act and all other rules and regulations promulgated by the SEC and applicable to the Company, including such rules and regulations to implement the Sarbanes-Oxley Act of 2002, as amended.

                  3.28 DISCLOSURE. Neither the Company nor, to the Company's knowledge, any other Person acting on its behalf and at the direction of the Company, has provided to any Purchaser or its agents or counsel any information that in the Company's reasonable judgment, at the time such information was furnished, constitutes material, non-public information, except such information as may have been disclosed to certain Board members, who are affiliated with certain Purchasers, in their capacity as directors of the Company. The Company understands and confirms that each Purchaser will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the Transaction Documents, and in the securities of the Company after the Closing. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, taken as a whole is true and correct and does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or the Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4.

                  3.29 DEBT OBLIGATIONS. No amounts are due and owing under that certain Amended and Restated Credit Term Facility dated as of January 27, 2003, by and among Motient Communications Inc. and the lenders thereto.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser represents and warrants, severally (as to itself) and not jointly, to the Company as follows:

                  4.1 AUTHORIZATION. All action on the part of such Purchaser and, if applicable, its officers, directors, managers, members, shareholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered, each of this Agreement and the Registration Rights Agreement will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite corporate power and authority to enter into each of this Agreement and the Registration Rights Agreement, and to carry out and perform its obligations under the terms of hereof and thereof.

                  4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares, the Warrants and the Warrant Shares for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act.

                  4.3 INVESTOR STATUS; ETC. Such Purchaser certifies and represents to the Company that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares, the Warrants or the Warrant Shares. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

                  4.4 SECURITIES NOT REGISTERED. Such Purchaser understands that the Shares, the Warrant and the Warrant Shares have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Shares, the Warrants and the Warrant Shares must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  4.5 NO CONFLICT. The execution and delivery of this Agreement and the Registration Rights Agreement by such Purchaser, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser.

                  4.6 BROKERS. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                  4.7 CONSENTS. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the date hereof.

                  4.8 DISCLOSURE OF INFORMATION. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares, the Warrants and the Warrant Shares. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, the Warrants and the Warrant Shares and the business, properties, prospects and financial condition of the Company.

         5. CONDITIONS PRECEDENT.

                  5.1. CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CONSUMMATE THE CLOSING. The obligation of each Purchaser to consummate the Closing and to purchase and pay for the Shares to be purchased by it is subject to the satisfaction (or waiver by such Purchaser) of the following conditions precedent:

                           (a) The representations and warranties of the Company
contained herein shall be true and correct on and as of the date hereof. The Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by the Company on or prior to the date hereof.

                           (b) No proceeding challenging this Agreement or the
Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

                           (c) The sale of the Shares and the issuance of the
Warrants (and the Warrant Shares) to the Purchasers shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby (including, without limitation, all filings and approvals, if any, required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) shall have been duly obtained or made and shall be in full force and effect.

                           (d) All instruments and corporate proceedings of the
Company in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which any Purchaser may have reasonably requested in connection with such transactions.

                           (e) Such Purchaser shall have received from Andrews
Kurth LLP, outside counsel to the Company, an opinion addressed to such Purchaser, dated the Closing Date and substantially in the form of EXHIBIT A hereto.

                           (f) The Registration Rights Agreement shall have been
executed and delivered to such Purchaser by the Company.

                           (g) Such Purchaser shall have received from the
Company an original stock certificate evidencing the purchase of the Shares and an original Warrant, in each case for the number of Shares of Common Stock and the number of Warrant Shares, respectively, set forth opposite such Purchaser's name on Schedule 1 hereto.

                           (h) The Company, through its wholly-owned subsidiary
Motient Ventures Holding Inc. ("INVESTMENT SUB"), shall have entered into a binding agreement with Mobile Satellite Ventures, L.P. ("MSV") pursuant to which the Company, through Investment Sub, shall increase its equity ownership interest in MSV at a pre-money valuation of MSV not to exceed $1.0 billion on a fully-diluted basis (including the conversion of all outstanding convertible indebtedness of MSV)(the "MSV TRANSACTION"), and the agreements relating to the MSV Transaction shall contain standard representations, warranties and covenants acceptable to the Board, and the closing of the MSV Transaction shall occur contemporaneously with the Closing.

                           (i) The Company shall have delivered, in form and
substance satisfactory to such Purchaser, a certificate dated the Closing Date and signed by the secretary or another appropriate executive officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation, the By-Laws and resolutions of the Board approving this Agreement, the Transaction Documents and the agreements for the MSV Transaction and the transactions contemplated hereby and thereby, are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

                           (j) The Company shall deliver to such Purchaser, a
certificate in form and substance satisfactory to such Purchaser, dated the Closing Date and signed by the Company's chief operating officer, certifying that (i) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all respects on the Closing Date and (ii) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

                           (k) Such Purchaser shall have received duly executed
Transfer Agent Instructions acknowledged by the Company's transfer agent.

                           (l) Such Purchaser shall have received from the
General Counsel of the Company an opinion addressed to such Purchaser, dated the Closing Date and substantially in the form of EXHIBIT D hereto.

                  5.2. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CONSUMMATE THE CLOSING. The obligation of the Company to consummate the Closing and to issue and sell the Shares to each Purchaser at the Closing is subject to the satisfaction of the following conditions precedent:

                           (a) The representations and warranties of the
Purchasers contained herein shall be true and correct in all respects on and as of the Closing Date.

                           (b) The Registration Rights Agreement shall have been
executed and delivered by the Purchasers.

                           (c) The Purchasers shall have performed all
obligations and conditions herein required to be performed or complied with by the Purchasers on or prior to the Closing Date.

                           (d) No proceeding challenging this Agreement or the
Transaction Documents, or the transactions contemplated hereby or thereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving such Purchaser.

                           (e) The sale of the Shares and the issuance of the
Warrants (and the Warrant Shares) by the Company shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

                           (f) All instruments and corporate proceedings in
connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

         6. CERTAIN COVENANTS AND AGREEMENTS.

                  6.1. TRANSFER OF SECURITIES. Each Purchaser agrees severally (as to itself only) and not jointly that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, the Warrants or the Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, (ii) to an Affiliate (so long as such Affiliate agrees to be bound by the terms and provisions of this Agreement as if, and to the fullest extent as, such Purchaser), or (iii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of either an opinion of counsel of such Purchaser reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws or a representation letter of such Purchaser reasonably satisfactory to the Company setting forth a factual basis for concluding that such proposed transfer is exempt from or does not require registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be void. The Company shall not register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

                  6.2. LEGENDS.

                           (a) To the extent applicable, each certificate or
other document evidencing the Shares and the Warrant Shares shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT."

                           (b) The legend set forth in Section 6.2(a) shall be
removed from the certificates evidencing the Shares and the Warrant Shares, (i) following any sale of such Shares or Warrant Shares pursuant to Rule 144 or any effective registration statement, or (ii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k) (and the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144 or such judicial interpretation or pronouncement), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) (and the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that such legend is not required under applicable requirements of the Securities Act (including such judicial interpretations and pronouncements). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Shares or the Warrant Shares and shall also cause its counsel to issue a "blanket" legal opinion to the Company's transfer agent promptly after the effective date of any registration statement covering the resale of the Shares or any Warrant Shares, if required by the Company's transfer agent, to allow sales without restriction pursuant to an effective registration statement. The Company agrees that at such time as such legend is no longer required under this Section 6.2(b), it will, no later than three (3) business days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing the Shares or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends; provided that in the case of removal of the legend for reasons set forth in clause (ii) above, the holder of such Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  6.3 PUBLICITY. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, neither (i) the Company, the Subsidiaries or any of their Affiliates nor (ii) any Purchaser or any of its Affiliates shall, without the written consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. In no event will either (i) the Company, the Subsidiaries or any of their Affiliates or (ii) any Purchaser or any of its Affiliates make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

                  6.4 MATERIAL, NONPUBLIC INFORMATION. Except as required by law, the Company and its directors, officers, employees and agents shall not provide any Purchaser with any material non-public information regarding the Company or any of the Subsidiaries at any time after the Closing, except such information as may be required to be disclosed to certain Board members, who are affiliated with certain Purchasers, in their capacity as directors of the Company. In the event of a breach of the foregoing covenant following the Effective Date, or in the event that Company is legally required to make certain disclosures to any Purchaser (and does so) following the Effective Date, then in addition to any other remedy provided for herein, in the Transaction Documents or in equity or at law, each Purchaser to whom information has been disclosed (whether as a result of breach or as required by law) may request, in writing, that the Company promptly (but in no event more than five (5) business days after the date of such writing) publicly disclose, by press release, SEC filing, or otherwise, an appropriate summary of the information that, in such Purchaser's reasonable judgment, constitutes the then material non-public information. After such five (5) business-day period, the Purchaser(s) who was or were in receipt of such material non-public information shall be automatically authorized to make all of the information, or any portion thereof, available to the public generally, without incurring any liability to the Company for such disclosure.

                  6.5 FILING OF INFORMATION. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act. At any time if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Shares and the Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares or Warrant Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

                  6.6 ADDITIONAL ISSUANCE. In addition to the sale of the Shares and the issuance of the Warrants contemplated herein, the Company may issue up to $50,000,000 of shares of Common Stock at a purchase price per Share not less than the Share Price to its existing stockholders (other than the Purchasers, who waive their rights to participate in such rights offering as set forth in
Section 6.11 hereof) pursuant to a follow-on rights offering (the "RIGHTS OFFERING"). Other than the Rights Offering, the Company shall not issue any capital stock or other securities in connection with the raising of additional financing or capital until all of the Shares have been registered for resale pursuant to an effective registration statement and otherwise in accordance with the terms set forth in the Registration Rights Agreement; provided; however, that the foregoing shall not prohibit the Company from issuing shares of Common Stock or securities convertible into or exercisable for Common Stock: (i) upon conversion of the Warrants or other securities issuable upon conversion of securities outstanding on the date hereof, (ii) to employees, consultants, officers or directors of the Company pursuant to stock option, stock purchase or stock bonus plans or agreements or other stock incentive plans or arrangements approved by the Board, which are in existence as of the date hereof, (iii) pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization or corporate partnering agreement if such issuance is approved by the Board, (iv) in connection with any stock split, stock dividend or recapitalization of the Company, and (v) in connection with lease lines, bank loans, corporate partnering or other similar transactions, provided such issuances described in this clause (v) are not primarily for the purpose of equity financing and are approved by the Board.

                  6.7 USE OF PROCEEDS. The Company covenants and agrees that all of the proceeds from the sale of the Shares shall be used by the Company to effect the MSV Transaction, pay the Company's fees and expenses incurred in connection with this offering, pay the Company's fees and expenses incurred by the Company in connection with the MSV Transaction and pay the Broker Fee to Tejas.

                  6.8 INTEGRATION. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the issuance of the Warrants or the Warrant Shares to the Purchasers.

                  6.9 PRE-EMPTIVE RIGHT. Each Purchaser shall have the right to purchase a pro rata share of New Securities (as defined in this Section 6.9) that the Company may, from time to time, propose to sell and issue. Each Purchaser's pro rata share, for purposes of this right, is the ratio of the number of shares of Fully Diluted Common Stock owned by such holder immediately prior to the issuance of New Securities to the total number of shares of Fully Diluted Common Stock outstanding immediately prior to the issuance of New Securities. Each Purchaser shall also have the right of over-allotment to purchase additional New Securities set forth in paragraph (b) of this Section
6.9. This pre-emptive right shall be subject to the following provisions:

                           (a) "NEW SECURITIES" shall mean any capital stock
(including Common Stock) of the Company whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock; provided that the term "New Securities" does not include securities issued: (i) upon conversion of the Warrants or other securities issuable upon conversion of securities outstanding on the date hereof, (ii) to employees, consultants, officers or directors of the Company pursuant to stock option, stock purchase or stock bonus plans or agreements or other stock incentive plans or arrangements approved by the Board, which are in existence as of the date hereof, (iii) pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization or corporate partnering agreement if such issuance is approved by the Board, (iv) in connection with any stock split, stock dividend or recapitalization of the Company, (v) in connection with lease lines, bank loans, corporate partnering or other similar transactions, provided such issuances described in this clause (v) are not primarily for the purpose of equity financing and are approved by the Board,
(vi) to directors of the Company as compensation for their service as directors pursuant to a restricted stock plan to be implemented and approved by the stockholders of the Company; provided that such issuance of restricted stock shall not exceed 100,000 shares per year; and (vii) pursuant to the Rights Offering.

                           (b) In the event the Company proposes to undertake an
issuance of New Securities, it shall give each Purchaser certified written notice of its intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue the same. Each Purchaser shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase all or any portion of such Purchaser's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Purchaser shall have the right of over-allotment such that if any Purchaser fails to exercise its right under this
Section 6.9 to purchase its full pro rata share of New Securities, the other Purchasers may purchase the portion of such Purchaser's remaining portion on a pro rata share within ten (10) days from the date such non-purchasing Purchaser fails to exercise its right hereunder to purchase its full pro rata share of New Securities.

                           (c) In the event the Purchasers fail to exercise the
pre-emptive right within such thirty (30) day period and after the expiration of the ten (10) day period for the exercise of the over-allotment provisions of this Section 6.9, the Company shall have ninety (90) days thereafter to sell the New Securities respecting which the Purchasers' pre-emptive right set forth in this Section 6.9 was not exercised, at a price and upon terms no more favorable to the purchasers thereof or to the Company than specified in the Company's notice to the Purchasers pursuant to Section 6.9(b) above. In the event the Company has not sold the New Securities respecting which the Purchasers' preemptive right set forth in the Section 6.9 was not exercised within such ninety (90) day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Purchasers in the manner provided in Section 6.9(b) above.

                  6.10 WAIVER OF PRE-EMPTIVE RIGHTS IN PRIOR AGREEMENTS. To the extent any Purchaser has a pre-emptive right pursuant to Section 6.9 of the Common Stock Purchase Agreement dated April 7, 2004 by and among the Company and the Purchasers listed on Schedule 1 thereto and/or Section 6.9 of the Securities Purchase Agreement dated July 1, 2004 by and among the Company and the Purchasers listed on Schedule 1 thereto to purchase the Company's securities on the terms set forth in such agreements, each such Purchaser hereby waives such right with respect to the issuance of (a) the Shares, (b) the Warrants, (c) the Warrant Shares or (d) Common Stock in the Rights Offering.

                  6.11 WAIVER OF PARTICIPATION IN RIGHTS OFFERING. Each Purchaser hereby waives as to itself and its Affiliates the right to participate in the Rights Offering.

                  6.12 RESERVATION OF COMMON STOCK FOR ISSUANCE; LISTING OF SHARES. The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon execution of this Agreement and upon the exercise in full of the Warrants. The Company agrees that at any time, if and when its shares of Common Stock are listed on NASDAQ, that it will use reasonable efforts to promptly list and qualify the Shares and the Warrant Shares for trading on NASDAQ.

                  6.13 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

         7. INDEMNIFICATION.

                  7.1 BY THE COMPANY. The Company agrees to indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the "PURCHASER INDEMNITEES") to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "LOSSES") based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the Transaction Documents, or for any Losses claimed by Tejas or any other broker or placement agent.

                  7.2 CLAIMS. All claims for indemnification by a Purchaser Indemnitee pursuant to this Section 7 shall be made as follows:

                           (a) If a Purchaser Indemnitee has incurred or
suffered Losses for which it is entitled to indemnification under this Section 7, then such Purchaser Indemnitee shall give prompt written notice of such claim (a "CLAIM NOTICE") to the Company. Each Claim Notice shall state the amount of claimed Losses (the "CLAIMED AMOUNT"), if known, and the basis for such claim.

                           (b) Within 30 days after delivery of a Claim Notice,
the Company (the "INDEMNIFYING PARTY") shall provide to each Purchaser Indemnitee (the "INDEMNIFIED PARTY"), a written response (the "RESPONSE NOTICE") in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the "AGREED AMOUNT") is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Losses for which the Indemnified Party is entitled to indemnification under this Section 7. If no Response Notice is delivered by the Indemnifying Party within such 30-day period, then the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

                           (c) If the Indemnifying Party in the Response Notice
agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Section 8. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, then the Indemnifying Party shall owe to the Indemnified Party an amount equal to the agreed amount set forth in such Response Notice to be paid in the manner set forth in this Section 8. The parties agree that the foregoing shall not be deemed to provide that the Indemnifying Party is entitled to make a binding determination regarding any disputed amounts owed to an Indemnified Party, unless such Indemnified Party accepts and agrees to such determination, and both the Indemnified Party and Indemnifying Party shall retain all rights and remedies available to such party hereunder.

                           (d) No delay on the part of the Indemnified Party in
notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any actual prejudice caused by or arising out of such delay.

                  7.3. PAYMENT OF CLAIMS. An Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party, or that such Indemnifying Party is deemed to have agreed it owes to such Indemnifying Party, said payment to be made within thirty (30) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be.

                  7.4. LIMITATIONS.

                           (a) TIME FOR CLAIMS. No Indemnifying Party will be
liable for any Losses hereunder arising out of a breach of representation or warranty unless a written claim for indemnification is given by the Indemnified Party to the Indemnifying Party on or prior to the third anniversary of the date on which the registration statement covering the resale of the Shares initially became effective.

                           (b) MAXIMUM AMOUNT. Notwithstanding anything
contained herein to the contrary, no Indemnifying Party will be liable for any Losses to any Purchaser Indemnitee hereunder in excess of the portion of the aggregate purchase price hereunder actually paid by the related Purchaser.

                  7.5 APPLICABILITY; EXCLUSIVITY. Notwithstanding any term to the contrary in this Section 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder. The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 8, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

         8. MISCELLANEOUS PROVISIONS.

                  8.1 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                  8.2 PRONOUNS. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  8.3 NOTICES.

                           (a) Any notices, reports or other correspondence
(hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be given in writing and shall be deemed given if sent by certified or registered mail (return receipt requested), overnight courier or telecopy (with confirmation of receipt), or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. An electronic communication ("ELECTRONIC NOTICE") shall be deemed written notice for purposes of this Section 8.3 if sent with return receipt requested to the electronic mail address specified by the receiving party either in this Section 8.3 or on Schedule 1 hereto. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

                           (b) All correspondence to the Company shall be
addressed as follows:

                              Motient Corporation 3
                            00 Knightsbridge Parkway
                             Lincolnshire, IL 60069
                         Attention: Christopher Downie,
              Executive Vice President and Chief Operating Officer,
                          Telecopier: (847) 478-4810,
                            Chris.Downie@Motient.com,

                                 with copies to:

                               Motient Corporation
                            300 Knightsbridge Parkway
                             Lincolnshire, IL 60069
                           Attention: General Counsel
                           Telecopier: (847) 478-4810
                           Robert.Macklin@Motient.com

                                      -and-

                                Andrews Kurth LLP
                              450 Lexington Avenue
                            New York, New York 10017
                        Attention: Paul Silverstein, Esq.
                           Telecopier: (212) 850-2929
                          psilverstein@andrewskurth.com

                           (c) All correspondence to the Purchasers shall be
addressed pursuant to the contact information set forth on Schedule 1 attached hereto.

                           (d) Any entity may change the address to which
correspondence to it is to be addressed by notification as provided for herein.

                  8.4 CAPTIONS. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                  8.5 SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                  8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                  8.7 WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  8.8 ASSIGNMENT. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of such party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers who hold a majority of the outstanding Shares (the "MAJORITY PURCHASERS"). Each Purchaser may assign or transfer any or all of its rights under this Agreement to any Person provided that such assignee or transferee agrees in writing to be bound, with respect to the transferred Shares and Warrant Shares, by the provisions hereof that apply to such assigning or transferring Purchaser; whereupon such assignee or transferee shall be deemed to be a "PURCHASER" for all purposes of this Agreement.

                  8.9 SURVIVAL. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of time equal to the time for which indemnification may be sought hereunder, without regard to any investigation made by any party. The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

                  8.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

                  8.11 AMENDMENTS. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Majority Purchasers; provided that any amendment, supplement, modification or waiver that is materially and disproportionately adverse to any particular Purchaser (as compared to all Purchasers as a group) shall require the consent of such Purchaser.

                  8.12 NO THIRD PARTY RIGHTS. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto; provided, that each of the Purchaser Indemnitees that are not Purchasers are entitled to all rights and benefits as third party beneficiaries of Article 7 of this Agreement.

                  8.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                            [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.

                                   MOTIENT CORPORATION

                                       /S/ CHRISTOPHER DOWNIE
                                       ----------------------
                                       Christopher Downie,
                                       Executive Vice President and Chief
                                       Operating Officer

                                    PURCHASERS:

                                    /S/ JOHN C. WATERFALL
                                    -------------------------------------------
                                    Name: John C. Waterfall

                                    /S/ EDWIN H. MARGENS
                                    -------------------------------------------
                                    Name: Edwin H. Margens

                                    /S/ KURT J. RECHNER
                                    -------------------------------------------
                                    Name: Kurt J. Rechner Rollover IRA

                                    /S/ KURT J. RECHNER      /S/ MELANI RECHNER
                                    -------------------------------------------
                                    Name: Kurt Rechner and Melani Rechner

                                    /S/ KURT J. RECHNER
                                    -------------------------------------------
                                    Name: Kurt J. Rechner 401K Plan and Trust

                                    /S/ EDWARD W. ROSE, III
                                    -------------------------------------------
                                    Name: Edward W. Rose, III

                                    /S/ MORRIS D. WEISS
                                    -------------------------------------------
                                    Name: Morris D. Weiss IRA Rollover

                                    /S/ MORRIS D. WEISS   /S/ LAUREN C. RAVKIND
                                    -------------------------------------------
                                    Name: Morris D. Weiss and Lauren C. Ravkind

                                    /S/ GEORGE W. HAYWOOD
                                    -------------------------------------------
                                    Name: George W. Haywood

                                    Entity Name: AHAB PARTNERS, L.P.
                                    By:
                                       -----------------------------------------

                                    By:    /S/ JONATHAN GALLEN
                                        ----------------------------------------
                                    Name:  Jonathan Gallen
                                    Title: General Partner

                                    Entity Name: AHAB INTERNATIONAL, LTD.
                                    By:
                                       -----------------------------------------

                                    By:    /S/ JONATHAN GALLEN
                                        ----------------------------------------
                                    Name:  Jonathan Gallen
                                    Title: Director

                                    Entity Name: TRACER CAPITAL PARTNERS L.P.
                                    By:
                                        ----------------------------------------

                                    By:    /S/ RILEY MCCORMACK
                                        ----------------------------------------
                                    Name:  Riley McCormack
                                    Title: Managing Member of the Investment
                                           Manager

                                    Entity Name: TRACER CAPITAL PARTNERS QP
                                                 L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ RILEY MCCORMACK
                                        ----------------------------------------
                                    Name:     Riley McCormack
                                    Title:    Managing Member of the Investment
                                              Manager

                                    Entity Name: TRACER CAPITAL OFFSHORE
                                                 FUND LTD.
                                    By:
                                        ----------------------------------------

                                    By:    /S/ RILEY MCCORMACK
                                        ----------------------------------------
                                    Name:  Riley McCormack
                                    Title: Managing Member of the Investment
                                           Manager

                                    Entity Name: GEORGE KAISER FAMILY
                                                 FOUNDATION
                                    By:
                                        ----------------------------------------

                                    By:     /S/ FREDERIC DORWART
                                        ----------------------------------------
                                    Name:   Frederic Dorwart
                                    Title:  President and Trustee

                                    Entity Name: CARDINAL PARTNERS 2000, L.P.
                                    By:
                                        ----------------------------------------

                                    By:    /S/ DEBBIE CRADY
                                        ----------------------------------------
                                    Name:  Debbie Crady
                                    Title: Vice President of G.P., Cardinal
                                           Investment Company, Inc.

                                    Entity Name: CARDINAL PARTNERS, L.P.
                                    By:
                                        ----------------------------------------

                                    By:    /S/ DEBBIE CRADY
                                        ----------------------------------------
                                    Name:  Debbie Crady
                                    Title: Vice President of G.P., Cardinal
                                           Investment Company, Inc.

                                    Entity Name: CLEARVIEW CAPITAL PARTNERS,
                                    L.P.
                                    By:       CLEARVIEW CAPITAL MANAGEMENT, LLC
                                              AS INVESTMENT ADVISOR

                                    By:       /S/ RICHARD BARRARA
                                        ----------------------------------------
                                    Name:     Richard Barrara
                                    Title:    Managing Director

                                    Entity Name: CLEARVIEW INSTITUTIONAL
                                                 PARTNERS, L.P.
                                    By:  CLEARVIEW CAPITAL MANAGEMENT, LLC
                                         AS INVESTMENT ADVISOR

                                    By:     /S/ RICHARD BARRARA
                                        ----------------------------------------
                                    Name:   Richard Barrara
                                    Title:  Managing Director

                                    Entity Name: CLEARVIEW CAPITAL MASTER
                                                 FUND, LTD.
                                    By: CLEARVIEW CAPITAL MANAGEMENT, LLC
                                        AS INVESTMENT ADVISOR

                                    By:       /S/ RICHARD BARRARA
                                        ----------------------------------------
                                    Name:     Richard Barrara
                                    Title:    Managing Director

                                    Entity Name:  GCM LITTLE ARBOR MASTER
                                                  FUND, LTD.
                                    By: CLEARVIEW CAPITAL MANAGEMENT, LLC
                                        AS INVESTMENT ADVISOR

                                    By:    /S/ RICHARD BARRARA
                                        ----------------------------------------
                                    Name:  Richard Barrara
                                    Title: Managing Director

                                    Entity Name: MWV EMPLOYEE RETIREMENT
                                                 PLAN GROUP TRUST
                                    By:
                                        ----------------------------------------

                                    By:       /S/ JOHN RAPHAEL
                                        ----------------------------------------
                                    Name:     John Raphael
                                    Title:    Trustee

                                    Entity Name: XERION PARTNERS II MASTER
                                                 FUND LIMITED
                                    By:
                                        ----------------------------------------

                                    By:       /S/ DANIEL J. ARBESS
                                        ----------------------------------------
                                    Name:     Daniel J. Arbess
                                    Title:
                                        ----------------------------------------

                                    Entity Name: OZ MASTER FUND, LTD.
                                    By:       OZ MANAGEMENT, L.L.C.
                                              AS INVESTMENT ADVISOR

                                    By:       /S/ DAN S. OCH
                                        ----------------------------------------
                                    Name:     Dan S. Och
                                    Title:    Senior Managing Member

                                    Entity Name: OZ MAC 13 LTD.
                                    By:       OZ MANAGEMENT, L.L.C.
                                              AS INVESTMENT ADVISOR

                                    By:       /S/ DAN S. OCH
                                        ----------------------------------------
                                    Name:     Dan S. Och
                                    Title:    Senior Managing Member

                                    Entity Name: FLEET MARITIME, INC.
                                    By:       OZ MANAGEMENT, L.L.C.
                                              AS INVESTMENT ADVISOR

                                    By:       /S/ DAN S. OCH
                                        ----------------------------------------
                                    Name:     Dan S. Och
                                    Title:    Senior Managing Member

                                    Entity Name: ORE HILL HUB FUND LTD.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ FREDERICK WAHL
                                        ----------------------------------------
                                    Name:     Frederick Wahl
                                    Title:    Managing Partner

                                    Entity Name: HIGHLAND EQUITY FOCUS FUND,
                                                 L.P.
                                    By:       HIGHLAND CAPITAL MANAGEMENT, L.P.
                                              ITS GENERAL PARTNER

                                    By:       /S/ JAMES DONDERO
                                        ----------------------------------------
                                    Name:     James Dondero
                                    Title:    President

                                    Entity Name:  HIGHLAND CRUSADER OFFSHORE
                                                  PARTNERS, L.P.
                                    By:       HIGHLAND CAPITAL MANAGEMENT, L.P.
                                              ITS GENERAL PARTNER

                                    By:       /S/ JAMES DONDERO
                                    Name:     James Dondero
                                        ----------------------------------------
                                    Title:    President

                                    Entity Name: HIGHLAND EQUITY FUND, L.P.
                                    By:       HIGHLAND CAPITAL MANAGEMENT, L.P.
                                              ITS GENERAL PARTNER

                                    By:       /S/ JAMES DONDERO
                                        ----------------------------------------
                                    Name:     James Dondero
                                    Title:    President

                                    Entity Name: GREYWOLF CAPITAL PARTNERS
                                                 II L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ WILLIAM TROY
                                        ----------------------------------------
                                    Name:     William Troy
                                    Title:    COO

                                    Entity Name: GREYWOLF CAPITAL OVERSEAS
                                                 FUND
                                    By:
                                        ----------------------------------------

                                    By:       /S/ WILLIAM TROY
                                        ----------------------------------------
                                    Name:     William Troy
                                    Title:    COO

                                    Entity Name: YORK CAPITAL MANAGEMENT,
                                                 L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its General Partner

                                    Entity Name:  YORK SELECT, L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its General Partner

                                    Entity Name:  YORK INVESTMENT LIMITED
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its Investment Manager

                                    Entity Name:  YORK SELECT UNIT TRUST
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its Investment Manager

                                    Entity Name:  YORK CREDIT OPPORTUNITIES
                                                  FUND, L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its General Partner

                                    Entity Name: YORK GLOBAL VALUE PARTNERS,
                                                 L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its General Partner

                                    Entity Name: YORK/GREEN CAPITAL
                                                 PARTNERS, L.P.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ADAM J. SEMLER
                                        ----------------------------------------
                                    Name:     Adam J. Semler
                                    Title:    CFO of its General Partner

                                    Entity Name: ROCKBAY CAPITAL
                                                 INSTITUTIONAL FUND, LLC
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ATUL KHANNA
                                        ----------------------------------------
                                    Name:     Atul Khanna
                                    Title:    Investment Manager

                                    Entity Name: ROCKBAY CAPITAL
                                                 OFFSHORE FUND, LTD.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ATUL KHANNA
                                        ----------------------------------------
                                    Name:     Atul Khanna
                                    Title:    Investment Manager

                                    Entity Name: ROCKBAY CAPITAL FUND, LLC
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ATUL KHANNA
                                        ----------------------------------------
                                    Name:     Atul Khanna
                                    Title:    Investment Manager

                                    Entity Name: THE RAPTOR GLOBAL
                                                 PORTFOLIO LTD.
                                    By:       TUDOR INVESTMENT CORPORATION
                                              AS INVESTMENT ADVISOR

                                    By:       /S/ WILLIAM T. FLAHERTY
                                        ----------------------------------------
                                    Name:     William T. Flaherty
                                    Title:    Managing Director

                                    Entity Name:  TUDOR PROPRIETARY TRADING,
                                                  L.L.C
                                    By:
                                        ----------------------------------------

                                    By:       /S/ WILLIAM T. FLAHERTY
                                        ----------------------------------------
                                    Name:     William T. Flaherty
                                    Title:    Managing Director

                                    Entity Name: THE ALTAR ROCK FUND, L.P.
                                    By:       TUDOR INVESTMENT CORPORATION
                                              ITS GENERAL PARTNER

                                    By:       /S/ WILLIAM T. FLAHERTY
                                        ----------------------------------------
                                    Name:     William T. Flaherty
                                    Title:    Managing Director

                                    Entity Name: THE TUDOR BVI GLOBAL
                                                 PORTFOLIO LTD.
                                    By:       TUDOR INVESTMENT CORPORATION
                                              AS TRADING ADVISOR

                                    By:       /S/ WILLIAM T. FLAHERTY
                                        ----------------------------------------
                                    Name:     William T. Flaherty
                                    Title:    Managing Director

                                    Entity Name: THE CATALYST CREDIT
                                                 OPPORTUNITY FUND OFFSHORE,
                                                 LTD.
                                    By:      CATALYST INVESTMENT MANAGEMENT, LLC
                                             ITS MANAGING MEMBER

                                    By:       /S/ PETER DRIPPE
                                        ----------------------------------------
                                    Name:     Peter Drippe
                                    Title:    Principal

                                    Entity Name: THE CATALYST CREDIT
                                                 OPPORTUNITY FUND, L.P.
                                    By:      CATALYST INVESTMENT MANAGEMENT, LLC
                                             ITS MANAGING MEMBER

                                    By:       /S/ PETER DRIPPE
                                        ----------------------------------------
                                    Name:     Peter Drippe
                                    Title:    Principal

                                    Entity Name: DCM LIMITED
                                    By:      CATALYST INVESTMENT MANAGEMENT, LLC
                                             ITS MANAGING MEMBER

                                    By:       /S/ PETER DRIPPE
                                        ----------------------------------------
                                    Name:     Peter Drippe
                                    Title:    Principal

                                    Entity Name: LC CAPITAL MASTER FUND, LTD.
                                    By:

                                    By:       /S/ RICHARD F. CONWAY
                                        ----------------------------------------
                                    Name:     Richard F. Conway
                                    Title:    Director

                                    Entity Name: MILLENNIUM PARTNERS, L.P.
                                    By:       MILLENNIUM MANAGEMENT, L.L.C.

                                    By:       /S/ TERRY FEENEY
                                    Name:     Terry Feeney
                                        ----------------------------------------
                                    Title:    Chief Operating Officer

                                    Entity Name:   LEHMAN BROTHERS FOR THE
                                                   BENEFIT OF GEORGE W.
                                    HAYWOOD IRA
                                    By:       831-38337-14

                                    By:       /S/ MARJORIE HURD
                                        ----------------------------------------
                                    Name:     Marjorie Hurd
                                    Title:    Retirement Planning Specialist

                                    Entity Name:GEORGE HAYWOOD IRA
                                                ROLLOVER
                                    By:
                                        ----------------------------------------

                                    By:       /S/ GEORGE W. HAYWOOD
                                        ----------------------------------------
                                    Name:     George W. Haywood
                                    Title:

                                    Entity Name: CY OFFSHORE FUND, LTD.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ JAMES W. TRAWEEK, JR.
                                        ----------------------------------------
                                    Name:     James W. Traweek, Jr.
                                    Title:    Director

                                    Entity Name: CS OFFSHORE FUND, LTD.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ JAMES W. TRAWEEK, JR.
                                              -------------------------
                                    Name:     James W. Traweek, Jr.
                                    Title:    Director

                                    Entity Name: SINGER CHILDREN'S
                                                 MANAGEMENT TRUST
                                    By:
                                        ----------------------------------------

                                    By:       /S/ KAREN SINGER
                                        ----------------------------------------
                                    Name:     Karen Singer
                                    Title:    Trustee

                                    Entity Name: LOEB PARTNERS CORP.
                                    By:
                                        ----------------------------------------

                                    By:       /S/ ROBERT GRUBIN
                                        ----------------------------------------
                                    Name:     Robert Grubin
                                    Title:    Vice President

                                    Entity Name: RNR II, LP
                                    By:
                                        ----------------------------------------

                                    By:       /S/ RICHARD M. ENG
                                        ----------------------------------------
                                    Name:     Richrd M. Eng
                                    Title:    CFO

                                    Entity Name: TEJAS SECURITIES GROUP, INC.
                                                 401K PLAN AND TRUST
                                    By:     FBO JOHN J. GORMAN, JOHN GORMAN TTEE

                                    By:       /S/ JOHN J. GORMAN
                                        ----------------------------------------
                                    Name:     John J. Gorman
                                    Title:    Trustee

                                    Entity Name: STROME HEDGECAP LIMITED
                                    By:       JEFFREY S. LAMBERT

                                    By:       /S/ JEFFREY S. LAMBERT
                                        ----------------------------------------
                                    Name:     Jeffrey S. Lambert
                                    Title:    Director

                                                                   EXHIBIT 10.44

                               MOTIENT CORPORATION
                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made as of November 12, 2004 by and among MOTIENT CORPORATION, a Delaware corporation, (the "COMPANY"), and each investor listed on Schedule 1 hereto (each such investor, individually, an "INVESTOR" and, collectively, the "INVESTORS").

         WHEREAS, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of up to $131,580,429.13 of shares (the "SHARES") of the Company's common stock, $0.01 par value per share (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event, the "COMMON STOCK"), at a per share price and upon the terms and conditions set forth in the Securities Purchase Agreement, dated as of the date hereof, between the Company and the Investors (the "SECURITIES PURCHASE AGREEMENT"); and

         WHEREAS, the terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Investors to execute and deliver this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

         "AFFILIATES" means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144, and with respect to Tudor, in addition to the foregoing, the term "Affiliate" shall also include the Related Entities, and in all cases including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of Delaware are authorized or required by law or other governmental action to close.

         "CLOSING DATE" has the meaning set forth in the Securities Purchase Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

         "PERSON" (whether or not capitalized) means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "PROSPECTUS" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

         "REGISTRABLE SHARES" means, at the relevant time of reference thereto, the Shares and the Warrant Shares (including any shares of capital stock that may be issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification or the like), PROVIDED, HOWEVER, that the term "Registrable Shares" shall not include any of the Shares or Warrant Shares that are actually sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC.

         "REGISTRATION STATEMENT" means the Mandatory S-1 Registration Statement, any Demand Registration on Form S-3, and any additional registration statements contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement or Prospectus.

         "RELATED ENTITIES" includes, with respect to Tudor, any entities for which any of the Tudor Entities or any of its affiliates serve as general partner and/or investment advisor or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of any of the Tudor Entities, or the general partner or investment adviser thereof, or any affiliate of them. For purposes of this Agreement (a) "Tudor Entities" means each of the following: any entity for which Tudor Investment Corporation or an Affiliate thereof acts as general partner and/or investment adviser, Tudor Investment Corporation or any Affiliate thereof acts as general partner and/or investment adviser, Tudor Investment Corporation, Tudor Group Holdings, LLC, their respective Affiliates, or any Affiliate or Affiliated Group of Tudor Investment Corporation and/or Tudor Group Holdings LLC, and (b) with respect to the Tudor Entities, "Affiliated Group" has the meaning given to it in
Section 1504 of the Internal Revenue Code of 1986, as amended, and in addition includes any analogous combined, consolidated or unitary group, as defined under any applicable state, local or foreign income tax law.

         "RULE 144" means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

         "TUDOR" means, collectively, The Raptor Global Portfolio, Ltd., The Tudor BVI Global Portfolio, Ltd., The Altar Rock Fund L.P. and Tudor Proprietary Trading, L.L.C.

         "WARRANTS" means the warrants to purchase Common Stock, dated as of the date hereof, issued by the Company to the Investors pursuant to the Securities Purchase Agreement, a form of which is attached hereto as Exhibit A.

         "WARRANT SHARES" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

         2. MANDATORY FORM S-1 REGISTRATION.

                  (a) As promptly as possible after the date hereof, and in any event prior to the date that is sixty (60) days following the Closing Date (the "MANDATORY FILING DATE"), the Company shall prepare and file with the SEC a Registration Statement on Form S-1 for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, each Investor as an initial selling stockholder thereunder (the "MANDATORY S-1 REGISTRATION STATEMENT"). The Mandatory S-1 Registration Statement shall permit the Investors to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company agrees to use its best efforts to cause the Mandatory S-1 Registration Statement to be declared effective as soon as possible but in no event later than the date that is one hundred twenty (120) days following the Closing Date (the "MANDATORY EFFECTIVE DATE") (including filing with the SEC, within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Mandatory S-1 Registration Statement will not be "reviewed" or will not be subject to further review, a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act (an "ACCELERATION REQUEST"), which request shall request an effective date that is within three (3) Business Days of the date of such request). The Company shall notify each Investor in writing promptly (and in any event within one (1) Business Day) after the Company's submission of an Acceleration Request to the SEC. The Company shall be required to keep the Mandatory S-1 Registration Statement continuously effective (including through the filing of any required post-effective amendments) until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been sold and (ii) the second (2nd) anniversary of the later to occur of (a) the Closing Date and (b) the date on which each Warrant has been exercised in full and after which by the terms of such Warrant there are no additional Warrant Shares as to which the Warrant may become exercisable; provided, that in either case such date shall be extended by the amount of time of any Suspension Period (as defined below). Thereafter, the Company shall be entitled to withdraw the Mandatory S-1 Registration Statement and, upon such withdrawal, the Investors shall have no further right to offer or sell any of the Registrable Shares pursuant to the Mandatory S-1 Registration Statement (or any prospectus relating thereto).

                  (b) Notwithstanding anything in this Section 2 to the contrary, if the Company shall furnish to the Investors a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination (i) that the continued use by the Investors of the Mandatory S-1 Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the Mandatory S-1 Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would not be in the best interests of the Company and (iii) that it is therefore essential to suspend the use by the Investors, of the Mandatory S-1 Registration Statement (and the Prospectus relating thereto), then the right of the Investors to use the Mandatory S-1 Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the "SUSPENSION PERIOD") not greater than fifteen (15) consecutive Business Days during any consecutive twelve (12) month period. During the Suspension Period, the Investors shall not offer or sell any Registrable Shares pursuant to or in reliance upon the Mandatory S-1 Registration Statement (or the Prospectus relating thereto). The Company agrees that, as promptly as possible, but in no event later than one (1) Business Day, after the consummation, abandonment or public disclosure of the event or transaction that caused the Company to suspend the use of the Mandatory S-1 Registration Statement (and the Prospectus relating thereto) pursuant to this Section 2(c), the Company will as promptly as possible lift any suspension, provide the Investors with revised Prospectuses, if required, and will notify the Investors of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon the Mandatory S-1 Registration Statement.

                  (c) It shall be a condition precedent to the obligations of the Company to register Registrable Shares for the account of an Investor pursuant to this Section 2 or Section 3 that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it, and the method of disposition of such securities as shall be required to effect the registration of such Investor's Registrable Securities.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Investors' sole remedy for the failure of the Company to file the Mandatory S-1 Registration Statement as promptly as possible after the date hereof, and in any event on or prior to the Mandatory Filing Date, or for the failure of the Company to make effective the Mandatory S-1 Registration Statement on or prior to the Mandatory Effective Date, shall be the vesting of the Warrants as provided for therein.

         2A. MANDATORY S-3 REGISTRATION RIGHTS.

                  (a) If, at any time any Registrable Shares are not able to be resold pursuant to an effective Registration Statement, (i) Form S-3 (or other equivalent form) is then available for the registration of such Registrable Shares and (ii) the Company shall receive from any Investor (including for this purpose its Affiliates) who holds (or who together hold) at least twenty-five percent (25%) of the then outstanding Registrable Shares a written request or requests (a "DEMAND NOTICE") that the Company effect a registration on Form S-3 (a "Demand Registration"), or any successor or substitute form, with respect to all or a part of the Registrable Shares owned by such Investor(s), then the Company will promptly give written notice of the proposed registration and the

Investor's or Investors' request therefor to all other Investors, and use best efforts to effect such registration, as soon as practicable and in any event within thirty (30) days, of all or such portion of such Investors' Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any other Investor or Investors joining in such request as are specified in a written request given by such other Investor or Investors within ten (10) Business Days after receipt of such written notice from the Company; provided, however, that the Company may temporarily suspended the use of such registration statement for the same reasons and on the same terms as described in Section 2(b) above. The Company shall not be required to effect more than three (3) registrations pursuant to this Section 2A(a) during any consecutive twelve (12) month period.

                  (b) It shall be a condition precedent to the obligations of the Company to register Registrable Shares for the account of an Investor pursuant to this Section 2 or Section 3 that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it, and the method of disposition of such securities as shall be required to effect the registration of such Investor's Registrable Securities.

         3. "PIGGYBACK REGISTRATION".

                  (a) If at any time any Registrable Shares are not able to be resold pursuant to an effective Registration Statement, and the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of an offering for its own account or the account of others (but excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor Forms), the Company shall, each such time, give to the Investors twenty (20) days' prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer such Investors the opportunity to register such number of Registrable Shares as each such Investor may request. Upon the written request of any Investor given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such Registration Statement all or part of the Registrable Shares of such Investor, to the extent requested to be registered.

                  (b) If a registration pursuant to Section 3 hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investors to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 3 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering, (i) first, the number of shares of Common Stock requested to be included in such registration for the account of any stockholders of the Company (including the Investors), pro rata among such stockholders on the basis of the number of shares of Common Stock that each of them has requested to be included in such registration, and (ii) second, any shares of Common Stock proposed to be included in such registration for the account of the Company.

                  (c) In connection with any offering involving an underwriting of shares, the Company shall not be required under this Section 3 or otherwise to include the Registrable Shares of any Investor therein unless such Investor accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

         4. OBLIGATIONS OF THE COMPANY. In connection with the Company's registration obligations hereunder, the Company shall, as expeditiously as practicable:

                  (a) (i) furnish to each Investor copies of all documents filed with the SEC prior to their being filed with the SEC, (ii) use commercially reasonable efforts to cause its officers and directors, counsel and certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of such Investor, to conduct a reasonable investigation within the meaning of the Securities Act, and (iii) notify the Investors of any stop order issued or threatened by the SEC and use best efforts to prevent the entry of such stop order or to remove it if entered.

                  (b) (i) prepare and file with the SEC such amendments and supplements, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the Securities Act and to keep the Registration Statement continuously effective as required herein, and prepare and file with the SEC such additional Registration Statements as necessary to register for resale under the Securities Act all of the Registrable Shares (including naming any permitted transferees of Registrable Shares as selling stockholders in such Registration Statement); (ii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as possible provide the Investors true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (other than correspondence containing material nonpublic information); and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

                  (c) Notify the Investors and Investors' Counsel as promptly as possible:

                           (i) when the SEC notifies the Company whether there
will be a "review" of a Registration Statement and whenever the SEC comments in writing on such Registration Statement; and (ii) when a Registration Statement, or any post-effective amendment or supplement thereto, has become effective, and after the effectiveness thereof: (A) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Shares or the initiation of any proceedings for that purpose;

and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. Without limitation of any remedies to which the Investors may be entitled under this Agreement, if any of the events described in Section 4(c)(ii)(A), 4(c)(ii)(B), and 4(c)(ii)(C) occur, the Company shall use best efforts to respond to and correct the event.

                  (d) Notify the Investors and their counsel as promptly as possible of the happening of any event as a result of which the Prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will as promptly as possible prepare (and, when completed, give notice to each Investor) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Investors will not offer or sell Registrable Shares pursuant to such Prospectus until the Company has notified the Investors that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to as promptly as possible prepare a Prospectus amendment or supplement as above provided in this Section 4(d) and deliver copies of same as above provided in Section 4(h) hereof), and it being further understood that, in the case of the Mandatory S-1 Registration Statement, any such period during which the Investors are restricted from offering or selling Registrable Shares shall constitute a Suspension Period.

                  (e) Upon the occurrence of any event described in Section 4(d) hereof, as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (f) Use best efforts to avoid the issuance of or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as possible (it being understood that, in the case of the Mandatory S-1 Registration Statement, any period during which the effectiveness of the Mandatory S-1 Registration Statement or the qualification of any Registrable Shares is suspended shall constitute a Suspension Period).

                  (g) Furnish to the Investors and their counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, and all exhibits to the extent requested by such Investor or their counsel (including those previously furnished or incorporated by reference) as promptly as possible after the filing of such documents with the SEC.

                  (h) As promptly as possible furnish to each selling Investor, without charge, such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements) as each such selling Investor may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

                  (i) Use best efforts to register and qualify (or obtain an exemption from such registration and qualification) the Registrable Shares under such other securities or blue sky laws of the states of residence of each Investor and such other jurisdictions as each Investor shall reasonably request, to keep such registration or qualification (or exemption therefrom) effective during the periods each Registration Statement is effective, and do any and all other acts or things which may be reasonably necessary or advisable to enable each Investor to consummate the public sale or other disposition of Registrable Shares in such jurisdiction, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it is not then qualified or subject to process.

                  (j) Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Securities Purchase Agreement and applicable law, of all restrictive legends, and to enable such Registrable Shares to be in such denominations and registered in such names as such Investors may request.

                  (k) Cooperate with any reasonable due diligence investigation undertaken by the Investors, any managing underwriter participating in any disposition pursuant to a Registration Statement, Investors' Counsel and any attorney, accountant or other agent retained by Investors or any managing underwriter, in connection with the sale of the Registrable Shares, including, without limitation, making available any documents and information; provided, however, that the Company will not deliver or make available to any Investor material, nonpublic information unless such Investor specifically requests and consents in advance in writing to receive such material, nonpublic information and, if requested by the Company, such Investor agrees in writing to treat such information as confidential.

                  (l) At the request of an Affiliate, the Company shall amend any Registration Statement to include such Affiliate as a selling stockholder in such Registration Statement.

                  (m) Comply with all applicable rules and regulations of the SEC in all material respects.

         5. EXPENSES OF REGISTRATION. The Company shall pay for all expenses incurred in connection with a registration pursuant to this Agreement and compliance with Section 4 of this Agreement, including without limitation (i) all registration, filing and qualification fees and expenses (including without limitation those related to filings with the SEC, The NASDAQ Stock Market, or any national securities exchange upon which the Company's securities are listed and in connection with applicable state securities or blue sky laws), (ii) all printing expenses, (iii) all messenger, telephone and delivery expenses incurred by the Company, (iv) all fees and disbursements of counsel for the Company and Investors' Counsel, and (v) all fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

         6. DELAY OF REGISTRATION. Subject to Section 11(d) hereof, the Investors and the Company (other than with respect to Section 4(d) hereof) shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

         7. INDEMNIFICATION. In the event that any Registrable Shares of the Investors are included in a Registration Statement pursuant to this Agreement:

                  (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Investor and each officer, director, fiduciary, agent, investment advisor, employee, member (or other equity holder), general partner and limited partner (and affiliates thereof) of such Investor, each broker, underwriter or other person acting on behalf of such Investor and each person, if any, who controls such Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (the "LOSSES") to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or relate to any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or relate to the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and, subject to the provisions of Section 7(c) hereof, the Company will reimburse on demand such Investor, such broker or other person acting on behalf of such Investor or such officer, director, fiduciary, employee, member (or other equity holder), general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such Registration Statement.

                  (b) To the fullest extent permitted by law, each Investor, severally (as to itself) and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, and all other Investors against any Losses to which the Company or any such director, officer or controlling person or other Investor may become subject to, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereto) solely arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, or solely arise out of or relate to the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such Registration Statement; and, subject to the provisions of Section 7(d) hereof, such Investor will reimburse on demand any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Investor in connection with investigating or defending any such Losses, provided, however, that the maximum aggregate amount of liability of such Investor under this Section 7 shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by such Investor from the sale of Registrable Shares covered by such Registration Statement; and provided, further, however, that the indemnity agreement contained in this Section 7(b) or 7(e)shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Investor against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

                  (c) As promptly as possible after receipt by an indemnified party under this Section 7 of notice of the threat, assertion or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, the failure to notify an indemnifying party promptly of the threat, assertion or commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the indemnifying party.

                  (d) If any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7. Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company.

                  (e) If the indemnification provided for in this Section 7 from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the maximum aggregate liability of any Investor as set forth in Section 7(b), contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) 7(c) and 7(d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

                  (f) The indemnity and contribution agreements contained in this Section are in addition to any liability that any indemnifying party may have to any indemnified party.

         8. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Shares to the public without registration, the Company agrees to use best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Investor owns any Shares or Warrant Shares, to furnish in writing upon such Investor's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Investor a copy of the most recent annual and quarterly reports of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Investor of any rule or regulation of the SEC permitting the selling of any such Shares without registration, and
(iv) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement, including any successor or substitute forms, or the use of Rule 144.

         9. TRANSFER OF REGISTRATION RIGHTS. Each Investor may assign or transfer any or all of its rights under this Agreement to any Person, provided such assignee or transferee agrees in writing to be bound by the provisions hereof that apply to such assigning or transferring Investor. Upon any such, and each successive, assignment or transfer to any permitted assignee or transferee in accordance with the terms of this Section 9, such permitted assignee or transferee shall be deemed to be an "Investor" for all purposes of this Agreement.

         10. ENTIRE AGREEMENT. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

         11. MISCELLANEOUS.

                  (a) This Agreement, and any right, term or provision contained herein, may not be amended, modified or terminated, and no right, term or provision may be waived, except with the written consent of (i) the holders of a majority of the then outstanding Registrable Shares and (ii) the Company; provided that any amendment or modification that is materially and disproportionately adverse to any particular Investor (as compared to all Investors as a group) shall require the consent of such Investor.

                  (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns and transferees, provided that the terms and conditions of Section 9 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Investor (including any successors or assigned) shall cease to own any Registrable Shares, all of such Investor's rights under this Agreement shall immediately terminate.

                  (c) Any notices to be given pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt request. Notices shall be deemed given when personally delivered or when mailed to the addresses of the respective parties as set forth on Exhibit A or Schedule 1 hereto, as applicable, or to such changed address of which any party may notify the others pursuant hereto, except that a notice of change of address shall be deemed given when received. An electronic communication ("ELECTRONIC NOTICE") shall be deemed written notice for purposes of this Section 11(c) if sent with return receipt requested to the electronic mail address specified by the receiving party on Exhibit A or Schedule 1 hereto, as applicable. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

                  (d) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law will be inadequate, and each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

                  (e) This Agreement may be executed in a number of counterparts. All such counterparts together shall constitute one Agreement, and shall be binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart. The parties hereto confirm that any facsimile copy of another party's executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

                  (f) Except as contemplated in Section 9 hereof, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

                  (g) If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

                  (h) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their permitted successors and assigns.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

                                MOTIENT CORPORATION

                                By:   /S/ CHRISTOPHER DOWNIE
                                   ---------------------------------------------
                                   Christopher Downie,
                                   Executive Vice President and Chief
                                   Operating Officer

                                PURCHASERS:

                                /S/ JOHN C. WATERFALL
                                ------------------------------------------------
                                Name: John C. Waterfall

                                /S/ EDWIN H. MARGENS
                                ------------------------------------------------
                                Name: Edwin H. Margens

                                /S/ KURT J. RECHNER
                                ------------------------------------------------
                                Name: Kurt J. Rechner Rollover IRA

                                /S/ KURT J. RECHNER           /S/ MELANI RECHNER
                                ------------------------------------------------
                                Name: Kurt Rechner and Melani Rechner

                                /S/ KURT J. RECHNER
                                ------------------------------------------------
                                Name: Kurt J. Rechner 401K Plan and Trust

                                /S/ EDWARD W. ROSE, III
                                ------------------------------------------------
                                Name: Edward W. Rose, III

                                /S/ MORRIS D. WEISS
                                ------------------------------------------------
                                Name: Morris D. Weiss IRA Rollover

                                /S/ MORRIS D. WEISS        /S/ LAUREN C. RAVKIND
                                ------------------------------------------------
                                Name: Morris D. Weiss and Lauren C. Ravkind

                                /S/ GEORGE W. HAYWOOD
                                ------------------------------------------------
                                Name: George W. Haywood

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name:  AHAB PARTNERS, L.P.
                                By:

                                By:        /S/ JONATHAN GALLEN
                                    --------------------------------------------
                                Name:     Jonathan Gallen
                                Title:    General Partner

                                Entity Name:  AHAB INTERNATIONAL, LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ JONATHAN GALLEN
                                    --------------------------------------------
                                Name:     Jonathan Gallen
                                Title:    Director

                                Entity Name: TRACER CAPITAL PARTNERS L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ RILEY MCCORMACK
                                    --------------------------------------------
                                Name:     Riley McCormack
                                Title:    Managing Member of the Investment
                                          Manager

                                Entity Name: TRACER CAPITAL PARTNERS QP L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ RILEY MCCORMACK
                                    --------------------------------------------
                                Name:     Riley McCormack
                                Title:    Managing Member of the Investment
                                          Manager

                                Entity Name: TRACER CAPITAL OFFSHORE FUND LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ RILEY MCCORMACK
                                    --------------------------------------------
                                Name:     Riley McCormack
                                Title:    Managing Member of the Investment
                                          Manager

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name:  GEORGE KAISER FAMILY
                                              FOUNDATION
                                By:
                                    --------------------------------------------

                                By:       /S/ FREDERIC DORWART
                                    --------------------------------------------
                                Name:     Frederic Dorwart
                                Title:    President and Trustee

                                Entity Name: CARDINAL PARTNERS 2000, L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ DEBBIE CRADY
                                    --------------------------------------------
                                Name:     Debbie Crady
                                Title:    Vice President of G.P., Cardinal
                                          Investment Company, Inc.

                                Entity Name:       CARDINAL PARTNERS, L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ DEBBIE CRADY
                                    --------------------------------------------
                                Name:     Debbie Crady
                                Title:    Vice President of G.P., Cardinal
                                          Investment Company, Inc.

                                Entity Name: CLEARVIEW CAPITAL PARTNERS,
                                L.P.
                                By:       CLEARVIEW CAPITAL MANAGEMENT, LLC
                                          AS INVESTMENT ADVISOR

                                By:       /S/ RICHARD BARRARA
                                    --------------------------------------------
                                Name:     Richard Barrara
                                Title:    Managing Director

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: CLEARVIEW INSTITUTIONAL PARTNERS,
                                             L.P.
                                By:       CLEARVIEW CAPITAL MANAGEMENT, LLC
                                          AS INVESTMENT ADVISOR

                                By:       /S/ RICHARD BARRARA
                                    --------------------------------------------
                                Name:     Richard Barrara
                                Title:    Managing Director

                                Entity Name: CLEARVIEW CAPITAL MASTER FUND, LTD.
                                By:       CLEARVIEW CAPITAL MANAGEMENT, LLC
                                          AS INVESTMENT ADVISOR

                                By:       /S/ RICHARD BARRARA
                                    --------------------------------------------
                                Name:     Richard Barrara
                                Title:    Managing Director

                                Entity Name: GCM LITTLE ARBOR MASTER FUND, LTD.
                                By:       CLEARVIEW CAPITAL MANAGEMENT, LLC
                                          AS INVESTMENT ADVISOR

                                By:       /S/ RICHARD BARRARA
                                    --------------------------------------------
                                Name:     Richard Barrara
                                Title:    Managing Director

                                Entity Name: MWV EMPLOYEE RETIREMENT
                                             PLAN GROUP TRUST
                                By:
                                    --------------------------------------------

                                By:       /S/ JOHN RAPHAEL
                                    --------------------------------------------
                                Name:     John Raphael
                                Title:    Trustee

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name:  XERION PARTNERS II MASTER
                                              FUND LIMITED
                                By:
                                    --------------------------------------------

                                By:       /S/ DANIEL J. ARBESS
                                    --------------------------------------------
                                Name:     Daniel J. Arbess
                                Title:

                                Entity Name:  OZ MASTER FUND, LTD.
                                By:       OZ MANAGEMENT, L.L.C.
                                          AS INVESTMENT ADVISOR

                                By:       /S/ DAN S. OCH
                                    --------------------------------------------
                                Name:     Dan S. Och
                                Title:    Senior Managing Member

                                Entity Name:  OZ MAC 13 LTD.
                                By:       OZ MANAGEMENT, L.L.C.
                                          AS INVESTMENT ADVISOR

                                By:       /S/ DAN S. OCH
                                    --------------------------------------------
                                Name:     Dan S. Och
                                Title:    Senior Managing Member

                                Entity Name:  FLEET MARITIME, INC.
                                By:       OZ MANAGEMENT, L.L.C.
                                          AS INVESTMENT ADVISOR

                                By:       /S/ DAN S. OCH
                                    --------------------------------------------
                                Name:     Dan S. Och
                                Title:    Senior Managing Member

                                Entity Name:  ORE HILL HUB FUND LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ FREDERICK WAHL
                                    --------------------------------------------
                                Name:     Frederick Wahl
                                Title:    Managing Partner

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: HIGHLAND EQUITY FOCUS FUND, L.P.
                                By:       HIGHLAND CAPITAL MANAGEMENT, L.P.
                                          ITS GENERAL PARTNER

                                By:       /S/ JAMES DONDERO
                                    --------------------------------------------
                                Name:     James Dondero
                                Title:    President

                                Entity Name: HIGHLAND CRUSADER OFFSHORE
                                             PARTNERS, L.P.
                                By:       HIGHLAND CAPITAL MANAGEMENT, L.P.
                                          ITS GENERAL PARTNER

                                By:       /S/ JAMES DONDERO
                                    --------------------------------------------
                                Name:     James Dondero
                                Title:    President

                                Entity Name:  HIGHLAND EQUITY FUND, L.P.
                                By:       HIGHLAND CAPITAL MANAGEMENT, L.P.
                                          ITS GENERAL PARTNER

                                By:       /S/ JAMES DONDERO
                                    --------------------------------------------
                                Name:     James Dondero
                                Title:    President

                                Entity Name: GREYWOLF CAPITAL PARTNERS II L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ WILLIAM TROY
                                    --------------------------------------------
                                Name:     William Troy
                                Title:    COO

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: GREYWOLF CAPITAL OVERSEAS
                                             FUND
                                By:
                                    --------------------------------------------

                                By:       /S/ WILLIAM TROY
                                    --------------------------------------------
                                Name:     William Troy
                                Title:    COO

                                Entity Name: YORK CAPITAL MANAGEMENT, L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                    --------------------------------------------
                                Name:     Adam J. Semler
                                Title:    CFO of its General Partner

                                Entity Name: YORK SELECT, L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                    --------------------------------------------
                                Name:     Adam J. Semler
                                Title:    CFO of its General Partner

                                Entity Name: YORK INVESTMENT LIMITED
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                    --------------------------------------------
                                Name:     Adam J. Semler
                                Title:    CFO of its Investment Manager

                                Entity Name: YORK SELECT UNIT TRUST
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                    --------------------------------------------
                                Name:     Adam J. Semler
                                Title:    CFO of its Investment Manager

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: YORK CREDIT OPPORTUNITIES
                                             FUND, L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                    --------------------------------------------
                                Name:     Adam J. Semler
                                Title:    CFO of its General Partner

                                Entity Name: YORK GLOBAL VALUE PARTNERS,
                                             L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                Name:     Adam J. Semler
                                    --------------------------------------------
                                Title:    CFO of its General Partner

                                Entity Name: YORK/GREEN CAPITAL
                                             PARTNERS, L.P.
                                By:
                                    --------------------------------------------

                                By:       /S/ ADAM J. SEMLER
                                    --------------------------------------------
                                Name:     Adam J. Semler
                                Title:    CFO of its General Partner

                                Entity Name: ROCKBAY CAPITAL
                                             INSTITUTIONAL FUND, LLC
                                By:
                                    --------------------------------------------

                                By:       /S/ ATUL KHANNA
                                    --------------------------------------------
                                Name:     Atul Khanna
                                Title:    Investment Manager

                                Entity Name: ROCKBAY CAPITAL
                                             OFFSHORE FUND, LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ ATUL KHANNA
                                    --------------------------------------------
                                Name:     Atul Khanna
                                Title:    Investment Manager

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: ROCKBAY CAPITAL FUND, LLC
                                By:
                                    --------------------------------------------

                                By:       /S/ ATUL KHANNA
                                    --------------------------------------------
                                Name:     Atul Khanna
                                Title:    Investment Manager

                                Entity Name: THE RAPTOR GLOBAL
                                             PORTFOLIO LTD.
                                By:       TUDOR INVESTMENT CORPORATION
                                          AS INVESTMENT ADVISOR

                                By:       /S/ WILLIAM T. FLAHERTY
                                    --------------------------------------------
                                Name:     William T. Flaherty
                                Title:    Managing Director

                                Entity Name: TUDOR PROPRIETARY TRADING, L.L.C
                                By:
                                    --------------------------------------------

                                By:       /S/ WILLIAM T. FLAHERTY
                                    --------------------------------------------
                                Name:     William T. Flaherty
                                Title:    Managing Director

                                Entity Name: THE ALTAR ROCK FUND, L.P.
                                By:       TUDOR INVESTMENT CORPORATION
                                          ITS GENERAL PARTNER

                                By:       /S/ WILLIAM T. FLAHERTY
                                    --------------------------------------------
                                Name:     William T. Flaherty
                                Title:    Managing Director

                                Entity Name: THE TUDOR BVI GLOBAL
                                             PORTFOLIO LTD.
                                By:       TUDOR INVESTMENT CORPORATION
                                          AS TRADING ADVISOR

                                By:       /S/ WILLIAM T. FLAHERTY
                                    --------------------------------------------
                                Name:     William T. Flaherty
                                Title:    Managing Director

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: THE CATALYST CREDIT
                                             OPPORTUNITY FUND OFFSHORE,
                                             LTD.
                                By: CATALYST INVESTMENT MANAGEMENT, LLC ITS MANAGING MEMBER

                                By:       /S/ PETER DRIPPE
                                    --------------------------------------------
                                Name:     Peter Drippe
                                Title:    Principal

                                Entity Name: THE CATALYST CREDIT
                                              OPPORTUNITY FUND, L.P.
                                By: CATALYST INVESTMENT MANAGEMENT, LLC ITS MANAGING MEMBER

                                By:       /S/ PETER DRIPPE
                                    --------------------------------------------
                                Name:     Peter Drippe
                                Title:    Principal

                                Entity Name: DCM LIMITED
                                By: CATALYST INVESTMENT MANAGEMENT, LLC ITS MANAGING MEMBER

                                By:       /S/ PETER DRIPPE
                                    --------------------------------------------
                                Name:     Peter Drippe
                                Title:    Principal

                                Entity Name: LC CAPITAL MASTER FUND, LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ RICHARD F. CONWAY
                                    --------------------------------------------
                                Name:     Richard F. Conway
                                Title:    Director

                                Entity Name: MILLENNIUM PARTNERS, L.P.
                                By:       MILLENNIUM MANAGEMENT, L.L.C.

                                By:       /S/ TERRY FEENEY
                                    --------------------------------------------
                                Name:     Terry Feeney
                                Title:    Chief Operating Officer

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: LEHMAN BROTHERS FOR THE
                                             BENEFIT OF GEORGE W. HAYWOOD IRA
                                By:       831-38337-14

                                By:       /S/ MARJORIE HURD
                                    --------------------------------------------
                                Name:     Marjorie Hurd
                                Title:    Retirement Planning Specialist

                                Entity Name: GEORGE HAYWOOD IRA ROLLOVER
                                By:
                                    --------------------------------------------

                                By:       /S/ GEORGE W. HAYWOOD
                                    --------------------------------------------
                                Name:     George W. Haywood
                                Title:

                                Entity Name: CY OFFSHORE FUND, LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ JAMES W. TRAWEEK, JR.
                                    --------------------------------------------
                                Name:     James W. Traweek, Jr.
                                Title:    Director

                                Entity Name: CS OFFSHORE FUND, LTD.
                                By:
                                    --------------------------------------------

                                By:       /S/ JAMES W. TRAWEEK, JR.
                                    --------------------------------------------
                                Name:     James W. Traweek, Jr.
                                Title:    Director

                                Entity Name: SINGER CHILDREN'S
                                             MANAGEMENT TRUST
                                By:
                                    --------------------------------------------

                                By:       /S/ KAREN SINGER
                                    --------------------------------------------
                                Name:     Karen Singer
                                Title:    Trustee

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                Entity Name: LOEB PARTNERS CORP.
                                By:
                                    --------------------------------------------

                                By:       /S/ ROBERT GRUBIN
                                    --------------------------------------------
                                Name:     Robert Grubin
                                Title:    Vice President

                                Entity Name: RNR II, LP
                                By:
                                    --------------------------------------------

                                By:       /S/ RICHARD M. ENG
                                    --------------------------------------------
                                Name:     Richrd M. Eng
                                Title:    CFO

                                Entity Name: TEJAS SECURITIES GROUP, INC.
                                             401K PLAN AND TRUST
                                By:        FBO JOHN J. GORMAN, JOHN GORMAN TTEE

                                By:       /S/ JOHN J. GORMAN
                                    --------------------------------------------
                                Name:     John J. Gorman
                                Title:    Trustee

                                Entity Name:  STROME HEDGECAP LIMITED
                                By:       JEFFREY S. LAMBERT

                                By:       /S/ JEFFREY S. LAMBERT
                                    --------------------------------------------
                                Name:     Jeffrey S. Lambert
                                Title:    Director

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                                                       EXHIBIT A
                                                                       ---------

All correspondence to the Company shall be addressed as follows:

                              Motient Corporation
                           300 Knightsbridge Parkway
                             Lincolnshire, IL 60069
                         Attention: Christopher Downie,
              Executive Vice President and Chief Operating Officer
                          Telecopier: (847) 478-4810,
                           Chris.Downie@Motient.com.

                                with copies to:

                              Motient Corporation
                           300 Knightsbridge Parkway
                             Lincolnshire, IL 60069
                         Attention: Robert Macklin, Esq.
                           Telecopier: (847) 478-4810
                           Robert.Macklin@Motient.com

                                Andrews Kurth LLP
                              450 Lexington Avenue
                               New York, NY 10017
                        Attention: Paul Silverstein, Esq.
                           Telecopier: (212) 850-2929
                          psilverstein@andrewskurth.com

All correspondence to the Investors shall be addressed as set forth in Schedule 1 below.

                                                                   EXHIBIT 10.45

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

                                                               November 12, 2004

                               MOTIENT CORPORATION

                      FORM OF COMMON STOCK PURCHASE WARRANT

Void after November 12, 2009

         This Warrant (the "WARRANT") entitles [ ] (including any successors or assigns, the "HOLDER"), for value received, to purchase from MOTIENT CORPORATION, a Delaware corporation, at any time and from time to time, subject to the terms and conditions set forth herein, during the period starting from 5:00 a.m. on the Initial Exercise Date (as defined in Section 1 below) to 5:00 p.m., Eastern time, on the Expiration Date (as defined in Section 1 below), at which time this Warrant shall expire and become void, all or any portion of the vested Warrant Shares at the Exercise Price (as defined in Section 1 below). This Warrant also is subject to the following terms and conditions:

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

         "AFFILIATE" means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a Person, as such terms are used and construed under Rule 144, and any Person (or group of Persons) who share(s) voting or investment power or is (are) deemed a beneficial owner(s), as such terms are used and construed under Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, including, without limitation, any Person that serves as a general partner and/or investment adviser or in a similar capacity of a Person.

         "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event).

         "COMPANY" means Motient Corporation, a Delaware corporation.

         "EXERCISE PRICE" means, $8.57 per share of Common Stock, as applicable and as adjusted from time to time pursuant to the terms of this Warrant.

         "EXPIRATION DATE" means November 12, 2009.

         "FAIR MARKET VALUE" shall mean (i) if the Common Stock is traded on Nasdaq, then the last reported sale price per share of Common Stock on The NASDAQ Stock Market or any national securities exchange in which such Common Stock is quoted or listed, as the case may be, on the date immediately preceding each date the Warrant is exercised or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, (ii) if the Common Stock is actively traded over-the-counter, then the average of the closing bid and asked prices over the five (5) trading days ended on the trading day immediately preceding each date the Warrant is exercised or
(iii) if such Common Stock is not traded, quoted or listed on The NASDAQ Stock Market or any national securities exchange or the over-the-counter market, then the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company.

         "HOLDER" has the meaning set forth in the preamble of this Warrant.

         "INITIAL EXERCISE DATE" means the date on which this Warrant first vests in accordance with Section 2.1 hereof.

         "PERSON" (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

         "SEC" means the Securities and Exchange Commission
          ---

         "SHARES" means the shares of Common Stock issued pursuant to the Securities Purchase Agreement.

         "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated November 12, 2004, by and between the Company and the other parties thereto.

         "VESTING DATE" has the meaning set forth in Section 2.1 hereof.

         "WARRANT SHARES" means an aggregate of [ ] shares of Common Stock, after giving effect to all adjustments thereto provided for herein, including, without limitation, those set forth in Section 4 hereof.

         2.  EXERCISE OF WARRANT.

                  2.1 METHOD OF EXERCISE; VESTING. Subject to all of the terms and conditions hereof (including the vesting provisions set forth below), this Warrant may be exercised in whole or in part, with respect to then vested Warrant Shares, at any time and from time to time during the period commencing on the Initial Exercise Date and ending on the Expiration Date. Exercise shall be by presentation and surrender to the Company at its principal office, or to the transfer agent of the Company, of this Warrant and the notice and subscription form annexed hereto, executed by the Holder, which shall indicate the number of shares for which the Holder intends to exercise this Warrant, together with payment to the Company in accordance with Section 3 hereof in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. Upon and as of receipt by the Company (or the transfer agent) of such properly completed and duly executed purchase form accompanied by payment as herein provided, the Holder shall be deemed to be the Holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then actually be, or have been, delivered to the Holder.

         This Warrant shall become exercisable with respect to Warrant Shares ("vest") as follows: (i) with respect to 25% of the Warrant Shares, on January 11, 2005 (the "VESTING DATE"), if a registration statement covering the resale of the Shares shall not have been filed with the SEC by such date, (ii) with respect to an additional 25% of the Warrant Shares, on the date that is sixty
(60) days after the Vesting Date, if a registration statement covering the resale of the Shares shall not have been declared effective by the SEC by such date, (iii) with respect to an additional 25% of the Warrant Shares, on the date that is ninety (90) days after the Vesting Date, if a registration statement covering the resale of the Shares shall not have been declared effective by the SEC by such date and (iv) with respect to the remaining 25% of the Warrant Shares, on the date that is one hundred twenty (120) days after the Vesting Date, if a registration statement covering the resale of the Shares shall not have been declared effective by the SEC by such date; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Warrant Shares shall vest in accordance with clauses (i)-(iv) above only to the extent that, after giving effect to such vesting, such vesting will not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than 9.99% of the Common Stock (the "OWNERSHIP LIMIT"), and at any time, and from time to time, if the Holder (together with its Affiliates) owns, holds or beneficially owns a percentage less than the Ownership Limit, then this Warrant shall thereafter vest or continue to vest, first with respect to any Warrant Shares that would have vested in accordance with clauses (i)-(iv) above but for the Ownership Limit and second, otherwise in accordance with clauses (i)-(iv) above, but in each case, again, only to the extent that, after giving effect to such vesting, such vesting will not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than the Ownership Limit; PROVIDED FURTHER that if this Warrant does not vest and become exercisable for any Warrant Shares in accordance with this paragraph, then this Warrant shall become null and void.

                  2.2 DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant, and in any event within three
(3) business days thereafter, the Company, at its expense, and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 9 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, PLUS, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

                  2.3 SHARES TO BE FULLY PAID AND NONASSESSABLE. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein).

                  2.4 FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall make a cash payment to the Holder as set forth in Section 2.2 hereof.

                  2.5 ISSUANCE OF NEW WARRANTS; COMPANY ACKNOWLEDGMENT. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within three (3) business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; PROVIDED, HOWEVER, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

                  2.6 PAYMENT OF TAXES AND EXPENSES. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder's name or the name of any transferee of all or any portion of this Warrant.

         3. PAYMENT OF EXERCISE PRICE. The Exercise Price for the Warrant Shares being purchased may be paid (i) in cash, by certified check or by wire transfer to an account designated in writing by the Company, (ii) by cancellation of indebtedness owing from the Company to the Holder, (iii) by the Holder surrendering a number of Warrant Shares having a Fair Market Value on the date of exercise equal to, greater than (but only if by a fractional share) or less than the required aggregate Exercise Price, in which case the Holder shall receive the number of Warrant Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares, or (iv) any combination of the methods described in the foregoing clauses (i), (ii) and (iii).

         4. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  4.1. SUBDIVISION OR COMBINATION OF STOCK. If at any time or from time to time after the date hereof, the Company shall subdivide (by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined (whether by stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be decreased proportionately. The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this
Section 4.1.

                  4.2 ADJUSTMENT FOR STOCK DIVIDENDS. If at any time after the date hereof, the Company shall declare a dividend or make any other distribution upon any class or series of stock of the Company payable in shares of Common Stock or securities convertible into shares of Common Stock, the Exercise Price and the number of Warrant Shares to be obtained upon exercise of this Warrant shall be adjusted proportionately to reflect the issuance of any shares of Common Stock or convertible securities, as the case may be, issuable in payment of such dividend or distribution. The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4.2. Notwithstanding the foregoing, no adjustment shall be made with respect to any dividend of stock purchase rights declared in connection with the issuance of up to $50,000,000 of shares of Common Stock at a per share price not less than the Exercise Price pursuant to a follow on rights offering to the Company's existing stockholders, as contemplated by the Securities Purchase Agreement.

                  4.3 ADJUSTMENTS FOR RECLASSIFICATIONS. If the Common Stock issuable upon the conversion of this Warrant shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an adjustment under Sections 4.1 and 4.2 or a merger, consolidation, or sale of assets provided for under Section 4.4), then and in each such event, the Holder hereof shall have the right thereafter to convert each Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such Warrant Shares would have been convertible immediately prior to such reclassification or change, all subject to successive adjustments thereafter from time to time pursuant to and in accordance with, the provisions of this
Section 4.

                  4.4 ADJUSTMENTS FOR MERGER OR CONSOLIDATION. In the event that, at any time or from time to time after the date hereof, the Company shall
(a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) sell or transfer all or substantially all of its properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other person under any plan or arrangement contemplating the consolidation or merger, sale or transfer, or dissolution of the Company, then, in each such case, the Holder, upon the exercise of this Warrant as provided in
Section 2.1 hereof at any time or from time to time after the consummation of such reorganization, consolidation, merger or sale or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the stock and property (including cash) to which the Holder would have been entitled upon the consummation of such consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Company for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 4.

                  4.5 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Common Stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Common Stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.

                  4.6 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 4, this Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 4, and the Company, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith send a copy of each such certificate to the Holder in accordance with
Section 11.4 below.

         5. REGISTRATION RIGHTS. The Warrant Shares shall be entitled to registration rights and all other rights as applicable to such shares in accordance with that certain Registration Rights Agreement, dated as of the date hereof, as amended, by and among the Company and the Investors named therein.

         6. NOTICES OF RECORD DATE. Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other corporation, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company's voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) business days, or such longer period as may be required by law, prior to the record date specified therein, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         7. EXCHANGE OF WARRANT. Subject to the provisions of Section 9 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor, each registered in the name of the Holder or in the name of such other persons as the Holder may direct (upon payment by the Holder of any applicable transfer taxes). Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, PROVIDED that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

         8. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder against dilution, or other impairment.

         9. TRANSFER PROVISIONS, ETC.

                  9.1 LEGENDS. Subject to Section 6.2 of the Securities Purchase Agreement, each certificate representing any Warrant Shares issued upon exercise of this Warrant, and of any shares of Common Stock into which such Warrant Shares may be converted, shall bear the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, or in a transaction not subject to, REGISTRATION UNDER SAID ACT."

                  9.2      MECHANICS OF TRANSFER.

                           (a) Any transfer of all or any portion of this
Warrant (and the Warrant Shares), or of any interest herein or therein, that is otherwise in compliance with applicable law shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, in the form attached hereto. In the event of any such transfer of this Warrant, the Company shall issue a new warrant or warrants of like tenor to the transferee(s), representing, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

                           (b) In the event of any transfer of all or any
portion of this Warrant in accordance with Section 9.2(a) above, the Company shall issue (i) a new warrant of like tenor to the transferee, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant, and (ii) a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, purchasable by the Holder of the un-transferred portion of this Warrant. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

                  9.3 NO RESTRICTIONS ON TRANSFER. Subject to compliance with applicable securities laws, this Warrant and any portion hereof, the Warrant Shares and the rights hereunder may be transferred by the Holder in its sole discretion at any time and to any Person or Persons, including without limitation Affiliates and affiliated groups of such Holder, without the consent of the Company.

                  9.4 WARRANT REGISTER. The Company shall keep at its principal office a register for the registration, and registration of transfers, of the Warrants. The name and address of each Holder of one or more of the Warrants, each transfer thereof and the name and address of each transferee of one or more of the Warrants shall be registered in such register. The Company shall give to any Holder of a Warrant promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of the Warrants.

         10. LOST, STOLEN OR DESTROYED WARRANT. Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary affidavit of the Holder and indemnity agreement, or, in the case of mutilation, upon surrender of this Warrant, the Company at its expense will execute and deliver, or will instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date, and any such lost, stolen or destroyed Warrant thereupon shall become void.

         11. GENERAL.

                  11.1 AUTHORIZED SHARES, RESERVATION OF SHARES FOR ISSUANCE. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock, any other capital stock or other securities as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

                  11.2 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  11.3 NO RIGHTS AS STOCKHOLDER. The Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued Warrant Shares in accordance with the provisions hereof.

                  11.4 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or sent by fax machine, addressed as follows:

                                  (a) if to the Company at:

                                    Motient Corporation
                                    300 Knightsbridge Parkway
                                    Lincolnshire, IL  60069
                                    Attention:  Chief Financial Officer
                                    Telecopier:  847-478-4810

                           with copies to:

                                    Motient Corporation
                                    300 Knightsbridge Parkway
                                    Lincolnshire, IL  60069
                                    Attention:  General Counsel
                                    Telecopier:  847-478-4810

                                    Andrews Kurth LLP
                                    450 Lexington Avenue
                                    New York, NY  10017
                                    Attention:  Paul Silverstein, Esq.
                                    Telecopier:  (212) 850-2929

                                   (b) if to the Holder, at the Holder's address
appearing in the books maintained by the Company.

         12. AMENDMENT AND WAIVER. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

         13. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, as such laws are applied to contracts entered into and wholly to be performed within the State of Delaware and without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction.

         14. COVENANTS TO BIND SUCCESSOR AND ASSIGNS. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

         15. SEVERABILITY. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         16. CONSTRUCTION. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

         17. REMEDIES. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Company has executed this Common Stock Purchase Warrant as of November 12, 2004.

                                          COMPANY:

                                          MOTIENT CORPORATION

                                          By:
                                             -----------------------------------
                                              Christopher Downie,
                                              Executive Vice President and Chief
                                              Operating Officer

                [SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT]

                                   NOTICE AND
                                  SUBSCRIPTION

To:      MOTIENT CORPORATION                                  Date:_____________

         300 Knightsbridge Parkway
         Lincolnshire, IL  60069

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder, __________ shares of Common Stock, of MOTIENT CORPORATION a Delaware corporation, and tenders herewith payment of $__________, representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with [Section 3(i)] [Section 3(ii)] [Section 3(iii)] [Section 3(iv)] of the attached Warrant.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective addresses set forth below:

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:  ___________, ____                            ___________________________
                                                              Signature

                               FORM OF ASSIGNMENT

                   (To be executed upon assignment of Warrant)

         For value received, __________________________________ hereby sells, assigns and transfers unto __________________ the attached Warrant [__% of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer said Warrant [said percentage of said Warrant] on the books of MOTIENT CORPORATION, a Delaware corporation, with full power of substitution in the premises.

         If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

         The undersigned hereby agrees that it will not sell, assign, or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated:  _____________, ____                          ___________________________
                                                     Signature

                                                                   EXHIBIT 10.46

                  PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 12, 2004, by and among Mobile Satellite Ventures LP, a Delaware limited partnership ("MSV LP"), Mobile Satellite Ventures GP Inc., a Delaware corporation ("MSV GP"), and Motient Ventures Holding Inc., a Delaware corporation (the "PURCHASER").

                  -----------------------------------------------------------

                                  INTRODUCTION
                                  ------------

         WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to make an equity investment in MSV LP and in MSV GP; and

         WHEREAS, immediately prior to the Initial Closing (as defined in Section 2.1), certain outstanding indebtedness of MSV LP will be converted into limited partnership interests of MSV LP.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                         AGREEMENT TO SELL AND PURCHASE
                         ------------------------------

         1.1. SALE AND PURCHASE OF UNITS OF LIMITED PARTNERSHIP INTEREST OF MSV LP. Pursuant to the terms and subject to the conditions herein set forth, at the Closings (as defined in Section 2.3) MSV LP will issue and sell to the Purchaser and the Purchaser will purchase from MSV LP, up to 4,244,482.17 units representing limited partnership interests in MSV LP (collectively, the "INTERESTS"), at a purchase price of $29.45 per unit of limited partnership interest (the "PURCHASE PRICE").

         1.2. SALE AND PURCHASE OF COMMON STOCK OF MSV GP. Pursuant to the terms and subject to the conditions herein set forth, at the Closings MSV GP will issue and sell to the Purchaser and the Purchaser will purchase from MSV GP, the number of shares of common stock, par value $0.01 per share, in MSV GP (collectively, the "GP COMMON STOCK") as shall be necessary to maintain the Purchaser's pro rata ownership in MSV GP on a basis proportionate to its ownership in MSV LP. A portion of the aggregate purchase price for the Interests and the GP Common Stock shall be deemed to be consideration for the GP Common Stock, in an amount equal to the number of shares of GP Common Stock purchased by the Purchaser multiplied by $0.01 per share.

                                   ARTICLE II

                          CLOSING, DELIVERY AND PAYMENT
                          -----------------------------

         2.1. MOTIENT PIPE. Simultaneously with but in any event conditioned upon the Initial Closing, Motient Corporation ("MOTIENT") will sell shares of its equity securities to certain investors (the "PIPE INVESTORS") for an aggregate amount (net of offering expenses) equal to approximately $125,000,000 (the "FULL PIPE INVESTMENT AMOUNT"). The Purchaser, a direct wholly-owned subsidiary of Motient, intends to use the net proceeds of this investment to purchase the Interests from MSV LP and the GP Common Stock from MSV GP pursuant to this Agreement. In the event that the Purchaser receives the Full PIPE Investment Amount from the PIPE Investors on the date hereof, the Purchaser shall purchase the Maximum Interest Amount (as defined in Section 2.2) at the Initial Closing. In the event that on the date hereof the Purchaser receives at least $115,000,000 from the PIPE Investors but fails, for any reason, to receive the Full PIPE Investment Amount from the PIPE Investors, the Purchaser shall purchase not less than the Minimum Interest Amount (as defined in Section 2.2) and up to the Maximum Interest Amount at the Initial Closing and may, at Purchaser's sole discretion, purchase up an additional number of Interests that, when combined with the Interests purchased at the Initial Closing, does not exceed the Maximum Interest Amount at the Subsequent Closing (as defined in Section 2.3).

         2.2. INITIAL CLOSING. The initial closing of the sale and purchase (the "INITIAL CLOSING") under this Agreement of (i) not less than 3,904,923.60 Interests (the "MINIMUM INTEREST AMOUNT") and not more than 4,244,482.17 Interests (the "MAXIMUM INTEREST AMOUNT") and (ii) that number of shares of the GP Common Stock necessary to maintain the Purchaser's pro rata ownership in MSV GP on a basis proportionate to its ownership in MSV LP following the Initial Closing, shall take place at the offices of Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, at 10:00 a.m. EST on the date hereof. MSV LP, MSV GP and the Purchaser may mutually agree to hold the Initial Closing at another time or place. The date of the Initial Closing is hereinafter referred to as the "INITIAL CLOSING DATE."

         2.3. SUBSEQUENT CLOSING. If the Purchaser fails to purchase the Maximum Interest Amount at the Initial Closing, the Purchaser may, at its sole discretion, elect to purchase and require MSV LP and MSV GP to sell, as applicable, in one subsequent closing (the "SUBSEQUENT CLOSING") (i) that number of Interests that shall not exceed, when combined with the Interests purchased at the Initial Closing, the Maximum Interest Amount, and (ii) that number of shares of the GP Common Stock necessary to maintain the Purchaser's pro rata ownership in MSV GP on a basis proportionate to its ownership in MSV LP following the Subsequent Closing. The Subsequent Closing shall take place at the offices of Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, on the date and at the time the Purchaser notifies MSV LP and MSV GP that the Subsequent Closing shall occur which shall, in any event, be on or prior to the date that is two business days following the Initial Closing Date (the "SUBSEQUENT CLOSING DATE"). MSV LP, MSV GP and the Purchaser may mutually agree to hold the Subsequent Closing at another time or place. The Initial Closing and the Subsequent Closing shall be referred to herein as a "CLOSING" and the Initial Closing Date and the Subsequent Closing Date shall be referred to herein as a "CLOSING DATE").

         2.4. DELIVERY. At each Closing, subject to the terms and conditions hereof, including the conditions set forth in Articles V and VI hereof, the Purchaser shall receive certificates representing the Interests and the GP Common Stock to be purchased at such Closing by the Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds pursuant to wire instructions provided to the Purchaser by MSV LP (or by such other method of funds transfer as may be agreed to by MSV LP and the Purchaser).

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF MSV LP AND MSV GP
               ---------------------------------------------------

         Except as disclosed in the disclosure schedule delivered by MSV LP and MSV GP and incorporated herein, each of MSV LP and MSV GP hereby represent and warrant, jointly and severally, to the Purchaser as follows:

         3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION.

         (a) MSV LP (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) is duly qualified and is authorized to do business and is in good standing as a foreign limited partnership in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as defined in Article IX) on MSV LP.

         (b) MSV GP is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. MSV GP is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on MSV GP.

         3.2. POWER AND AUTHORITY. MSV LP has all requisite limited partnership power and authority to own, lease, operate and encumber its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. MSV GP has all requisite corporate power and authority to own, lease, operate and encumber its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The execution, delivery and performance by MSV LP and MSV GP of this Agreement and each of the Transaction Documents (as defined in Article IX) to which it is a party, and the consummation by MSV LP and MSV GP of the transactions contemplated hereby and thereby have been duly authorized by all requisite action (and do not or will not require any approvals or consents of the limited partners of MSV LP that have not already been obtained), and this Agreement and each of the Transaction Documents to which it is a party, when executed will constitute a legal, valid and binding obligation of MSV LP and MSV GP, enforceable against MSV LP and MSV GP in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

         3.3. SUBSIDIARIES. SCHEDULE 3.3 includes a list of each entity in which MSV LP or MSV GP owns any equity securities or other interest, indicating, for each, the percentage of such securities owned directly or indirectly by MSV LP or MSV GP and the jurisdiction of organization of such entity. Other than the entities shown in SCHEDULE 3.3, MSV LP and MSV GP do not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. As of the date hereof, MSV LP and MSV GP are not participants in any joint venture, partnership or similar arrangement.

         3.4. CAPITALIZATION. As of the date hereof, the ownership of MSV LP is as set forth in that certain Limited Partnership Agreement of MSV LP, dated as of November 26, 2001 and amended from time to time, among MSV GP and each of the limited partners named therein (the "MSV PARTNERSHIP AGREEMENT"). All such outstanding ownership interests are validly issued. As of the date hereof, the managing general partner of MSV LP is MSV GP. Except pursuant to the MSV Partnership Agreement or that certain Stockholders' Agreement, dated as of November 26, 2001, as amended (the "GP STOCKHOLDERS' AGREEMENT"), by and among MSV GP and the stockholders named therein, no limited partner of MSV LP is entitled to preemptive rights. There are not, as of the date hereof, any outstanding options or rights to acquire any interest in MSV LP or MSV GP, except for options to acquire units of limited partnership of MSV LP granted pursuant to MSV LP's 2001 Unit Incentive Plan, as amended. Except in accordance with the MSV Partnership Agreement and the GP Stockholders' Agreement, neither MSV LP nor MSV GP has, since its inception, declared or paid any dividend or made any other distribution of cash, stock or other property to its respective partners or stockholders.

         3.5. ISSUANCE OF INTERESTS AND GP COMMON STOCK.

         (a) The issuance, sale and delivery of the Interests by MSV LP in accordance with this Agreement has been duly authorized by all necessary action on the part of MSV LP. The Interests, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the offer, sale and issuance of the Interests will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been, or following the Closing will be, registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The sale of the Interests is not subject to any preemptive rights or rights of first refusal that have not been, or at the Closing will not have been, properly waived or complied with.

         (b) The issuance, sale and delivery of the GP Common Stock by MSV GP in accordance with this Agreement has been duly authorized by all necessary action on the part of MSV GP. The shares of GP Common Stock, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties of the Purchaser contained in
Article IV, the offer, sale and issuance of the shares of the GP Common Stock will be exempt from the registration requirements of the Securities Act, and will have been, or following the Closing will be, registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The sale of the shares of GP Common Stock is not subject to any preemptive rights or rights of first refusal that have not been, or at the Closing will not have been, properly waived or complied with.

         3.6. NO CONFLICT. Except for (A) filings made pursuant to Regulation D under the Securities Act or under state securities laws and (B) such notifications or filings as may be required under the Communications Act of 1934, as amended (the "FCC ACT"), as the case may be, the execution and delivery by MSV LP and MSV GP of this Agreement and the other Transaction Documents to which it is a party, and the consummation by each of MSV LP and MSV GP of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, registration, authorization, qualification, designation, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation (including but not limited to the FCC Act or the rules and regulations of the FCC), or any ruling, writ, injunction, order, declaration, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets other than violations or conflicts which would not reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which MSV LP or MSV GP is a party or to which its properties or assets is subject which could reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP, (c) result in the creation or imposition of any mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, conditions, restrictions, charges, agreements, claims or equities of any kind (each, an "ENCUMBRANCE") upon any of MSV LP's or MSV GP's properties or assets which could reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP, (d) violate MSV LP's or MSV GP's organizational documents, or
(e) cause any cancellation, termination, revocation, forfeiture or material impairment of any of the Licenses.

         3.7. FCC AND INDUSTRY CANADA.

         (a) SCHEDULE 3.7(b) contains a true and complete list of all material licenses, permits and authorizations (collectively, the "LICENSES"), including the frequencies authorized for and the issuance and expiration dates of each such License, issued to Mobile Satellite Ventures Subsidiary LLC ("MSV SUB") by the Federal Communications Commission (the "FCC") in connection with the operation of MSV LP's business. No such License is subject to any restriction or condition which would limit in any material respect the full operation of MSV LP's business as now operated, and no proceeding, inquiry, investigation or other administrative action is pending or, to MSV LP's knowledge, threatened by or before the FCC that would reasonably be expected to result in the revocation of any material FCC authorization or otherwise impair in any material respect the full operation of MSV LP's business; PROVIDED, HOWEVER, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's grant of authority with respect to an ancillary terrestrial component or MSV LP's and its subsidiaries' applications with respect thereto.

         (b) SCHEDULE 3.7(b) contains a true and complete list of all material pending applications that have been filed by MSV Sub with the FCC, including requests for extension of construction or other performance milestones ("APPLICATIONS"), and including the frequencies applied for and the filing date of each such Application.

         (c) MSV Sub is the authorized legal holder of all the Licenses, other than Licenses held by Mobile Satellite Ventures (Canada) Inc., an Ontario corporation ("MSV CANADA"), and Mobile Satellite Ventures Corp., a Nova Scotia unlimited liability company ("MSV CANADA CORP."). The Licenses are in good standing, are in full force and effect, and are unimpaired by any act or omission of MSV LP or any of its officers, directors, or employees; and the operation of the business of MSV LP is in full compliance with the Licenses. The Licenses are sufficient for the lawful conduct of the business and operation of the MSV LP's business in the manner and to the full extent it is currently conducted. All material reports, forms, and statements required to be filed with the FCC with respect to MSV LP's business have been filed and are complete and accurate in all material respects and all material fees required to be paid to the FCC and/or administrators of FCC programs have been paid in full on a timely basis.

         (d) SCHEDULE 3.7(d) contains a true and complete list of all Licenses issued to MSV Canada and MSV Canada Corp. by Industry Canada necessary to conduct the operation of the MSV Canada and MSV Canada Corp. businesses (collectively, the "CANADIAN LICENSES"). Each of MSV Canada and MSV Canada Corp. is the authorized legal holder of the Canadian Licenses issued to them. The Canadian Licenses are in good standing, are in full force and effect, and are unimpaired by any act or omission of MSV Canada or MSV Canada Corp., or any of the officers, directors, or employees of MSV Canada or MSV Canada Corp.; and the operation of the respective businesses of MSV Canada and MSV Canada Corp. is in full compliance with the Canadian Licenses. The Canadian Licenses are sufficient for the lawful conduct of the business and operation of MSV Canada and MSV Canada Corp., respectively. All material reports, forms, and statements required to be filed with Industry Canada and the Canadian Radio-television and Telecommunications Commission with respect to the MSV Canada and MSV Canada Corp. businesses have been filed and are complete and accurate in all material respects.

         3.8. FINANCIAL STATEMENTS. Each of the balance sheets included in the most recent unaudited monthly and quarterly financial statements of MSV LP for the period ended August 31, 2004 (the "MSV FINANCIAL STATEMENTS") fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, members' capital or unit holders' equity (deficit) and cash flows included in the most recent unaudited monthly and quarterly MSV Financial Statements fairly presented the results of operations, members' capital or retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

         3.9. NO UNDISCLOSED LIABILITIES. Except as disclosed in the MSV Financial Statements, and except for normal or recurring liabilities incurred since the date of the MSV Financial Statements in the ordinary course of business consistent with past practices, MSV LP does not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on MSV LP.

         3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the MSV Financial Statements, since the date of the MSV Financial Statements, MSV LP has conducted its business only in the ordinary course, and there has not been
(a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect on MSV LP, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Interests, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "COMMITMENT") entered into by MSV LP outside the ordinary course of business, or (d) any material change in MSV LP's accounting principles, practices or methods.

         3.11. LITIGATION; ORDERS. There is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of MSV LP, threatened against MSV LP or the assets (including any Proprietary Rights (as hereinafter defined)) of MSV LP (a "LITIGATION") which if determined adversely to MSV LP could reasonably be expected to have a Material Adverse Effect on MSV LP. MSV LP is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality; PROVIDED, HOWEVER, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's grant of authority with respect to an ancillary terrestrial component or MSV LP's and its subsidiaries' applications with respect thereto.

         3.12. COMPLIANCE WITH LAWS; PERMITS. MSV LP is and has been, since its date of organization, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders, including environmental and including the FCC Act and rules and regulations of the FCC, applicable to it which if MSV LP failed to comply could reasonably be expected to have a Material Adverse Effect on MSV LP. MSV LP has all Permits (as defined in Article IX) materially necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect, and no material violations have occurred in respect of any such Permits; no material proceeding is pending or, to the best knowledge of MSV LP, threatened to revoke or limit any such Permit; PROVIDED, HOWEVER, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's grant of authority with respect to an ancillary terrestrial component or MSV LP's and its subsidiaries' applications with respect thereto; and no such Permit will be suspended, cancelled or adversely modified in any material respect as a result of the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         3.13. TITLE. MSV LP has good and marketable title to all of its material properties and assets, real and personal, and has good title to all its leasehold interests, in each case subject only to Encumbrances created in the ordinary course of business.

         3.14. ERISA MATTERS. Each plan maintained by or contributed to by MSV LP is in compliance in all respects with all presently applicable provisions of law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); neither MSV LP nor any entity that is or was at any time treated as a single employer with MSV LP under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE") has incurred or expects to incur liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code; and each "pension plan" (as defined in ERISA) for which MSV LP would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         3.15. INSURANCE. MSV LP maintains property and casualty, general liability, personal injury, director and officer and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards. MSV LP has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to MSV LP) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering MSV LP presently in force.

         3.16. LABOR RELATIONS; EMPLOYEES. (a) MSV LP is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof, (b) MSV LP is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on MSV LP, (c) MSV LP is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of MSV LP, has sought to represent any of the employees, representatives or agents of MSV LP, (d) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of MSV LP, threatened against or involving MSV LP, and (e) to the best knowledge of MSV LP, no salaried key employee has any plans to terminate his or her employment with MSV LP. Each of the executive officers of MSV LP who has or had access to confidential information of MSV LP has executed a confidentiality agreement, and such agreements are in full force and effect.

         3.17. CONTRACTS.

         (a) MSV LP is not a party to, or bound or subject to, any Contract (as defined in Article IX), other than (1) any Contract which (A) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which MSV LP has no liability, contingent or otherwise, or (B) involves monthly payments to or from MSV LP (as opposed to an indemnity agreement or similar contract under which a party is not required to make fixed monthly payments) which monthly payments do not aggregate on an annual basis to $250,000 or more, and in each case, is not material to the business, condition (financial or otherwise), operations or prospects of MSV LP and (2) as set forth in SCHEDULE 3.17(a).

         (b) Assuming the due execution and delivery by the other parties thereto, each of such Contracts is, as of the date hereof, legal, valid, binding and in full force and effect and enforceable in accordance with its terms. There is no breach, violation or default by MSV LP (or, to the best knowledge of MSV LP, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on MSV LP, and no event (including, without limitation, the consummation of the transactions contemplated by this Agreement) which, with notice or lapse of time or both, would (A) constitute a breach, violation or default by MSV LP (or, to the best knowledge of MSV LP, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on MSV LP, or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against MSV LP under any such Contract. MSV LP is not or, to the knowledge of MSV LP, no other party to any of such Contracts (i) is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts or (ii) has granted or has been granted any waiver or indulgence under any of such Contracts or has repudiated any provision thereof.

         3.18. CONSENTS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by MSV LP or MSV GP in connection with the execution, delivery and performance of this Agreement, or by each of MSV LP or MSV GP in connection with the execution, delivery and performance of the Transaction Documents to which it is a party, the consummation by MSV LP and MSV GP of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Interests and GP Common Stock (other than (a) such notifications or filings required under the FCC Act and applicable federal or state securities laws, if any, which shall be made on a timely basis and (b) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP).

         3.19. PUBLIC UTILITY HOLDING COMPANY, ETC. Neither MSV LP nor any subsidiary of MSV LP is: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of a " public utility company," a "holding company" or a "subsidiary company" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) a "public utility," as defined in the Federal Power Act, as amended, or (c) an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         3.20. RESTRICTIONS. Other than MSV LP's obligations under the TMI Note (as defined in Article IX), the MSI Note and the Convertible Notes, MSV LP is not a party to any loan agreement or other financing document giving rise to any obligations, restrictions, limitations or Encumbrances with respect to MSV LP or its assets.

         3.21. ENVIRONMENTAL MATTERS. There are, with respect to MSV LP, no past or present violations of Environmental Law (as hereinafter defined), nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which are reasonably likely to give rise to any liability which would have a Material Adverse Effect on MSV LP pursuant to any Environmental Law, and MSV LP has not received any written notice with respect to any of the foregoing nor is any Litigation pending or, to the knowledge of MSV LP, threatened in connection with any of the foregoing. For purposes of this
Section 3.21, capitalized terms used herein shall have the following meanings:

         (a) "ENVIRONMENTAL LAWS" shall mean, all applicable provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of law, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ., and any other laws imposing or creating liability with respect to Hazardous Materials.

         (b) "HAZARDOUS MATERIAL" shall mean any substance regulated by any Environmental Law.

         (c) "PUBLIC AUTHORITY" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

         3.22. PROPRIETARY RIGHTS. Except for matters which would not, in the aggregate, have a Material Adverse Effect on MSV LP, (a) MSV LP is the sole owner, free and clear of any Encumbrance, of, or has a valid license, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to, all U.S. and foreign trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "PROPRIETARY RIGHTS") that are necessary or useful for the operation of its business (such Proprietary Rights owned by or licensed to MSV LP, collectively, the "MSV RIGHTS"); (b) MSV LP has taken, and will take, all actions which are necessary or advisable in order to protect the MSV Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in the telecommunications industry; (c) MSV LP's rights in the MSV Rights are valid and enforceable; (d) MSV LP has not received any demand, claim, notice or inquiry from any person or entity in respect of the MSV Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of MSV LP in, any such MSV Rights, and MSV LP does not know of any basis for any such challenge; (e) MSV LP is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other person or entity; (f) to the knowledge of MSV LP, no person or entity is infringing any MSV Rights; and (g) except on an arm's-length basis for value and other commercially reasonable terms, MSV LP has not granted any license with respect to any MSV Rights to any person or entity.

         3.23. DISCLOSURE. Neither this Agreement nor any Transaction Document (nor any certificate or instrument executed in connection with this Agreement or any Transaction Document) furnished or made to the Purchaser by or on behalf of MSV LP does not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.24. GENERAL PARTNER. MSV GP has no assets or liabilities other than its general partnership interest in MSV LP and does not engage in any business activities other than holding the general partnership interest in MSV LP. Immediately prior to the transactions contemplated by this Agreement, there are 2,894.28 shares of GP Common Stock outstanding, all of which have been issued to the limited partners of MSV LP.

                                   ARTICLE IV

                 REPRESENTATIONS OF WARRANTIES OF THE PURCHASER
                 ----------------------------------------------

         The Purchaser hereby represents and warrants to each of MSV LP and MSV GP as follows:

         4.1. ORGANIZATION, GOOD STANDING; POWER AND AUTHORITY. The Purchaser
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Purchaser has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Transaction Documents to which it is a party.

         4.2. AUTHORIZATION OF DOCUMENTS. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser, and this Agreement and the Transaction Documents when executed will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

         4.3. NO LIMITATIONS. Except as may be provided in the Existing Investment Documents (as defined in Article IX), the Purchaser has not, directly or indirectly, made any commitment, representation, or undertaking to any third party, nor is the Purchaser or any of its subsidiaries or affiliates party to, nor are the Purchaser's or any of its subsidiary's or affiliate's assets or properties subject to, any agreement, contract, commitment, obligation, understanding or document, that (a) conflicts or could conflict with, or results or could result in any violation or breach of, or constitutes or could constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, any of the Existing Investment Documents, this Agreement or the other Transaction Documents, (b) limits or that could limit the Purchaser's or its affiliates' ability to perform their obligations, or that adversely impacts or could adversely impact any of the Purchaser's or its affiliates' rights under any of the Existing Investment Documents, this Agreement or the other Transaction Documents, (c) restricts or that could restrict the Purchaser's or its affiliates' right to vote, sell, or otherwise dispose of the Interests and the GP Common Stock or any other securities of MSV LP or MSV GP owned by them, or (d) affects or that could affect the operation, governance, management, results, assets, or regulatory status of MSV LP or MSV GP or any of their respective subsidiaries. Whether in connection with any offering of securities of the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement, or otherwise, Purchaser has not granted any rights to any party that would, or could reasonably be expected to, have any adverse effect on the business, assets, operations, governance, or regulatory status of MSV LP or MSV GP or any of their respective subsidiaries.

         4.4. INVESTMENT REPRESENTATIONS.

         (a) The Purchaser understands that the Interests and the GP Common Stock (i) have not been, and will not be, registered under the Securities Act or any state securities laws, (ii) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on the representations of the Purchaser contained in this Agreement, and (iii) the Interests and the GP Common Stock may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

         (b) ACQUISITION FOR OWN ACCOUNT. The Purchaser will acquire the Interests and the GP Common Stock for its own account, for investment only and not with a view to the distribution thereof within the meaning of the Securities Act.

         (c) ACCREDITED INVESTOR; DOMICILE. The Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). The Purchaser is a resident of the State of Illinois, and the Interests and the GP Common Stock were offered and sold to the Purchaser solely in the State of Illinois.

         (d) PURCHASER ABLE TO BEAR ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private transactions of securities in companies similar to MSV LP and MSV GP so that it is capable of evaluating the merits and risks of its investment in MSV LP and MSV GP and has the capacity to protect its own interests. The Purchaser understands that an investment in the Interests and the GP Common Stock acquired pursuant to this Agreement is highly speculative and involves substantial economic risk. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Interests and the GP Common Stock that the Purchaser purchases are registered pursuant to the Securities Act, or an exemption from registration is available for the resale of such securities, and that the Purchaser may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. The Purchaser understands that MSV LP has no present intention of registering the Interests and that MSV GP has no present intention of registering the GP Common Stock. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act for the resale of such securities will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of Interests or of GP Common Stock under the circumstances, in the amounts or at the times the Purchaser might propose.

         (e) PURCHASER CAN PROTECT ITS INTEREST. By reason of its or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

         (f) MSV INFORMATION. The Purchaser has had an opportunity to discuss the business, management and financial affairs of MSV LP and MSV GP with directors, officers and management of MSV LP and of MSV GP. The Purchaser has also had the opportunity to ask questions of, and receive answers from, MSV LP and MSV GP and its management regarding the terms and conditions of its investment. The Purchaser is not relying on any representations, warranties or information as to MSV LP or MSV GP other than the representations and warranties made to it herein or pursuant hereto.

         4.5. NO CONFLICT. The execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which it is a party or to which its properties or assets is subject, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or on the Purchaser's ability to consummate the transactions contemplated by the Agreement, (c) result in the creation or imposition of any Encumbrance upon any of its properties or assets, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Purchaser's ability to consummate the transactions contemplated by this Agreement or (d) violate its organizational documents.

         4.6. CONSENTS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Purchaser in connection with the execution, delivery and performance of this Agreement, or in connection with the execution, delivery and performance of the Transaction Documents to which it is a party, or the consummation by the Purchaser of the transactions contemplated hereby or thereby (other than (i) notifications or filings required under the Hart-Scott-Rodino Act, if any, the FCC Act and applicable federal or state securities law, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents).

         4.7. LITIGATION; ORDERS. There is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which if determined adversely to the Purchaser could reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement. The Purchaser is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

         4.8. COMPLIANCE WITH LAWS; PERMITS. The Purchaser is and has been, since the date of its incorporation, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it, which if the Purchaser failed to comply would be reasonably likely to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents.

         4.9. INVESTMENT COMPANY ACT. The Purchaser is not, and immediately after giving effect to the purchase of the Interests and the GP Common Stock as contemplated by this Agreement, will not be an "investment company" as such term is defined in the Investment Company Act.

         4.10. TRANSFER RESTRICTIONS. The Purchaser acknowledges and agrees that the Interests and the GP Common Stock will be subject to restrictions on transfer as set forth in the GP Stockholders' Agreement and the MSV Partnership Agreement.

         4.11. LEGENDS. It is understood that the certificates evidencing the Interests and the GP Common Stock may bear one or all of the following legends, in addition to any other legends required by applicable federal or state securities laws:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND CONCURRED IN BY THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SAID LAWS OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT AND PROMULGATED BY THE APPLICABLE STATE SECURITIES REGULATORS UNDER SAID LAWS."

              "[THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT AND ALL TRANSFERS ARE MADE SUBJECT TO THE TERMS OF SAID STOCKHOLDERS' AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AND EXAMINATION AT THE PRINCIPAL OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST TO ITS PRINCIPAL OFFICE AND WITHOUT CHARGE, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF STOCK, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RELATIVE RIGHTS AND PREFERENCES.]"

              "[THE UNITS REPRESENTED HEREBY MAY NOT BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP DATED AS OF NOVEMBER 12, 2004 (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE "PARTNERSHIP AGREEMENT"). THE DESIGNATION, RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS, PREFERENCES AND OTHER TERMS AND PROVISIONS OF THE UNITS REPRESENTED HEREBY ARE SET FORTH IN, ISSUED UNDER, AND SHALL IN ALL RESPECTS BE SUBJECT TO, THE PROVISIONS OF THE PARTNERSHIP AGREEMENT. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED SHALL HAVE THE MEANING GIVEN THEM IN THE PARTNERSHIP AGREEMENT. THE LIMITED PARTNERSHIP INTERESTS (AS SUCH TERM IS DEFINED IN THE PARTNERSHIP AGREEMENT) REPRESENTED BY THIS CERTIFICATE ARE "SECURITIES" GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.]"

                                    ARTICLE V

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS
                    -----------------------------------------

         The obligation of the Purchaser to purchase the Interests and the GP Common Stock is subject to the satisfaction (or waiver by the Purchaser) as of the Closing of the following conditions:

         5.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of MSV LP and MSV GP made in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Initial Closing Date, and the representations and warranties of MSV LP and MSV GP made in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier time. MSV LP and MSV GP shall have performed each of their respective covenants and agreements contained in this Agreement and the other Transaction Documents to which it is a party required to be performed by them at or prior to the Closing.

         5.2. OTHER CONSENTS AND APPROVALS. MSV LP and MSV GP shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any governmental authority and any other person (if any), required to be obtained or made by or with respect to MSV LP and MSV GP in connection with the offer and sale of the Interests and the GP Common Stock, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby.

         5.3. TRANSACTION DOCUMENTS. Each of MSV LP and MSV GP shall have entered into the Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which each is a party shall be in full force and effect with respect to MSV LP and MSV GP and, to the extent applicable, the transactions that are contemplated by the Transaction Documents to be consummated on the Closing shall have been consummated.

         5.4. INTEREST AND GP COMMON STOCK CERTIFICATES. The Purchaser shall have received from MSV LP original certificates evidencing the purchase of the Interests. The Purchaser shall have received from MSV GP original stock certificates evidencing the purchase of the GP Common Stock.

         5.5. OTHER CLOSING DOCUMENTS. MSV GP shall have delivered to the Purchaser the following:

         (a) a certificate of the chief executive officer of MSV GP, dated the Initial Closing Date, to the effect that the conditions specified in Sections
5.1 and 5.2 have been satisfied or waived;

         (b) incumbency certificates dated the Initial Closing Date for the officers of MSV GP executing this Agreement, the other Transaction Documents and the Closing documents;

         (c) a certificate of the Secretary or an Assistant Secretary of MSV GP, dated as of the Initial Closing Date, certifying as to (i) the Certificate of Incorporation of MSV GP and the by-laws of MSV GP, (ii) the MSV Partnership Agreement and (iii) the resolutions and consents adopted by the limited partners of MSV LP and the Board of Directors of MSV GP authorizing the execution and delivery by MSV LP and MSV GP of this Agreement, the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Interests and the issuance and sale of the GP Common Stock;

         (d) a certificate of the Secretary of State of the State of Delaware, dated the Initial Closing Date, certifying that MSV LP is in good standing in the State of Delaware;

         (e) a certificate of the Secretary of State of the State of Delaware, dated the Initial Closing Date, certifying that MSV GP is in good standing in the State of Delaware; and

         (f) such other certificates or documents as the Purchaser or its counsel may reasonably request relating to the transactions contemplated hereby.

         5.6. OPINIONS OF COUNSEL TO MSV LP. The Purchaser shall have received an opinion of Covington & Burling, counsel to MSV LP, and an opinion of the general counsel of MSV LP, each dated the Initial Closing Date, reasonably satisfactory to the Purchaser with respect to matters customarily addressed by legal counsel in connection with transactions of the type contemplated hereby to occur in connection with the Initial Closing, and consistent with the opinions of counsel delivered in MSV LP's previous investment transactions involving the existing owners.

         ARTICLE VI

         CONDITIONS TO MSV LP'S AND MSV GP'S OBLIGATIONS

         The obligation of MSV LP to issue and sell the Interests and MSV GP to issue and sell the GP Common Stock to the Purchaser is subject to the satisfaction (or waiver by MSV LP) as of the Closing Date of the following conditions:

         6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser made in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and the representations and warranties of the Purchaser made in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of Closing Date except to the extent such representations and warranties expressly relate to an earlier time.

         6.2. OTHER CONSENTS AND APPROVALS. MSV LP and MSV GP shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any governmental authority and any other person (if any) required to be obtained or made by or with respect to MSV LP and MSV GP in connection with the offer and sale of the Interests and the GP Common Stock, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby.

         6.3. TRANSACTION DOCUMENTS. The Purchaser shall have entered into the Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party shall be in full force and effect and, to the extent applicable, the transactions that are contemplated by the Transaction Documents to be consummated on the Closing shall have been consummated.

         6.4. PURCHASE BY THE PURCHASER. The Purchaser shall have purchased the number of Interests and GP Common Stock to be purchased by the Purchaser in accordance with the terms of this Agreement.

         6.5. PAYMENT OF PURCHASE PRICE. The Purchaser shall have paid the purchase price to be paid by the Purchaser for such Purchaser's Interests and GP Common Stock.

                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

         7.1. INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold harmless MSV LP and MSV GP and each of their respective officers, directors, employees and representatives from and against any and all claims, damages, losses, liabilities, obligations, costs and expenses (including attorney's fees) ("LOSSES") that may be incurred by or asserted or awarded against any such person, in each case arising out of or in connection with: (a) any offering of securities by the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement to the extent such losses do not directly relate to or arise from a breach by MSV LP or MSV GP of their representations, warranties, covenants or agreements hereunder or in any Transaction Document, (b) the breach by the Purchaser of any representation or warranty made to MSV LP or MSV GP by the Purchaser herein or in any document delivered pursuant hereto, or (c) the breach by the Purchaser of any covenant or agreement contained herein or in any document delivered pursuant hereto.

         7.2. INDEMNIFICATION BY MSV. MSV LP and MSV GP, jointly and severally, shall indemnify and hold harmless the Purchaser and its officers, directors, employees and representatives from and against any and all Losses that may be incurred by or asserted or awarded against any such person, in each case arising out of or in connection with: (a) the breach by MSV LP or MSV GP of any representation or warranty made to the Purchaser by MSV LP or MSV GP herein or in any document delivered pursuant hereto and thereto, or (b) the breach by MSV LP or MSV GP of any covenant or agreement contained herein or in any document delivered pursuant hereto.

         7.3. NO DUPLICATION OF REMEDIES. To the extent any party may have more than one remedy for any Losses incurred by it, it may pursue all available remedies but in no event shall be entitled to collect and retain any amount hereunder in excess of its Losses.

         7.4. NOTICE OF CLAIMS. All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

         (a) If the party seeking indemnification (the "INDEMNIFIED PARTY") has incurred or reasonably believes that it may incur any Losses, it shall deliver promptly written notice to the indemnifying party (the "INDEMNIFYING PARTY"), setting forth the nature and amount of the Losses or potential Losses, if possible (a "CLAIM NOTICE"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party written notice of such claim, so that the Indemnifying Party's defense of such claim under this Agreement may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has prejudiced the Indemnifying Party's ability to defend such claim, and then only to the extent of such prejudice.

         (b) If, after receiving a Claim Notice, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within 30 days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Losses from the Indemnifying Party within 10 days of the end of such 30-day objection period.

         (c) If the Indemnifying Party shall agree that it is responsible for all amounts that may be recovered in connection with a third-party claim, action or suit (including waiving any deductible or limit that might otherwise apply under this Article VII) the Indemnifying Party shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided, that the Indemnifying Party (i) demonstrates to the Indemnified

Party's reasonable satisfaction that it has the financial ability to mount an appropriate defense of such claim and (ii) diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Indemnified Party) to participate in such defense and to be represented by attorneys of its choosing. Except with the prior written consent of the Indemnified Party no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may deem appropriate and the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; PROVIDED, HOWEVER, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

         (e) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

         7.5. LIMITATION ON AMOUNTS. The Indemnifying Party shall not be obligated to pay any amounts for indemnification under this Article VII with respect to breaches of representations and warranties until the aggregate indemnification obligation of such Indemnifying Party hereunder exceeds $500,000, whereupon the Indemnifying Party shall be liable for all amounts for which indemnification may be sought which exceed $500,000. No Indemnifying Party's liability under this Article VII shall exceed the amount of the purchase price for the Interests and the GP Common Stock pursuant to this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

         8.1. CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the other Transaction Documents, discussions or negotiations relating to this Agreement or the other Transaction Documents, the performance of its obligations hereunder or the ownership of the Interests or the GP Common Stock purchased hereunder. The provisions of this Section 8.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

         8.2. PUBLICITY; SEC FILINGS. Neither MSV LP, MSV GP, nor the Purchaser shall, without the prior written consent of the other parties, except as may be required by law, advertise, issue any press release or otherwise publicize the fact that the parties have entered into this Agreement. MSV LP, MSV GP and the Purchaser will use commercially reasonable efforts to draft and issue a mutually agreed upon press release announcing the consummation of the transactions contemplated by this Agreement. The Purchaser shall give MSV LP and MSV GP a reasonable opportunity to review and comment on any current report on Form 8-K, or any other report or filing with the Securities and Exchange Commission, that discloses or describes the transactions contemplated by this Agreement.

         8.3. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         8.4. GOVERNING LAW. This Agreement shall be governed in all respects by the law of the State of New York as such law is applied to agreements between New York residents entered into and performed entirely in the State of New York, without regard to the conflict of laws provisions thereof.

         8.5. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Interests and the GP Common Stock, from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any other party (other than the parties to this Agreement or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.6. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that no such severability shall be effective if it materially and adversely affects the economic benefit of this Agreement to any party.

         8.7. AMENDMENT AND WAIVER. This Agreement may be amended or modified, and the obligations of MSV LP and MSV GP and the rights of the Purchaser under this Agreement may be waived, only upon the written consent of MSV LP, MSV GP and the Purchaser.

         8.8. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party's part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the other Transaction Documents, by law or otherwise afforded to any party, shall be cumulative and not alternative.

         8.9. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to MSV LP, MSV GP and the Purchaser at the addresses set forth on the signature pages of this Agreement or at such other address as MSV LP, MSV GP or the Purchaser may designate by 10 days advance written notice to the other parties hereto.

         8.10. EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. For the avoidance of doubt, the Purchaser shall have no liability to MSV LP in respect of any fees, commissions or other compensation that may be payable by MSV LP or MSV GP to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement. Similarly, neither MSV LP nor MSV GP shall have any liability to the Purchaser in respect of any fees, commissions or other compensation that may be payable by the Purchaser to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement.

         8.11. ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         8.12. INTERPRETATION. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         8.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         8.14. ENTIRE AGREEMENT. This Agreement, the Exhibits and the Schedules hereto, the Transaction Documents and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede any and all prior and contemporaneous agreements or understandings, whether expressed or implied, written or oral, between the parties with respect hereto and thereto. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                   ARTICLE IX

                              CERTAIN DEFINED TERMS
                              ---------------------

         "CONVERTIBLE NOTE" and "CONVERTIBLE NOTES" shall mean, collectively, any convertible note and the other convertible notes of like tenor issued on (i) November 26, 2001, as amended (including pursuant to amendments dated as of August 21, 2003 and April 2, 2004), totaling $55,000,000 in original principal amount, and (ii) August 12, 2002, as amended (including pursuant to amendments dated as of August 21, 2003 and April 2, 2004), totaling $3,000,000 in original principal amount.

         "CONTRACT" means any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral.

         "EXISTING INVESTMENT DOCUMENTS" shall mean (i) the MSV Partnership Agreement; (ii) the GP Stockholders' Agreement; (iii) the MSI Note; (iv) the Convertible Notes; (v) that certain Amended and Restated Parent Transfer/Drag Along Agreement, dated as of August 21, 2003, by and among MSV LP and the parent entities and their respective subsidiaries named therein; and (vi) that certain Pledge and Guarantee Agreement, dated as of November 26, 2001, by and among TMI Communications and Company, Limited Partnership, TMI Communications Delaware, Limited Partnership and the other parties thereto.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the specified entity.

         "MSI NOTE" shall mean that certain promissory note, dated as of November 26, 2001 and amended on August 21, 2003 and April 2, 2004, issued by MSV LP to the Purchaser, as assignee, in the original principal amount of $15,000,000.

         "PERMITS" means all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations.

         "TMI NOTE" means that certain promissory note, dated as of November 26, 2001, as amended and amended on August 21, 2003 and April 2, 2004, issued by MSV LP to TMI Communications and Company, Limited Partnership in the principal amount of $11,500,000.

         "TRANSACTION DOCUMENTS" shall mean (i) this Agreement, (ii) that certain Amended and Restated Limited Partnership Agreement of MSV LP, to be dated as of the Initial Closing Date and amended from time to time, among MSV GP and each of the limited partners named therein, (iii) that certain Amended and Restated Stockholders' Agreement, to be dated as of the Initial Closing Date, by and among MSV GP and each of the stockholders named therein, (iv) that certain Exchange and Conversion Agreement, to be dated as of the Initial Closing Date, by and among MSV LP, the convertible noteholders named therein and the

Purchaser, (v) that certain First Amendment to Pledge and Guarantee Agreement, to be dated as of the Initial Closing Date, by and among TMI Communications Delaware, Limited Partnership and the other parties thereto; and (vi) that certain Second Amended and Restated Parent Transfer/Drag Along Agreement, to be dated as of Initial Closing Date, by and among MSV LP and the parent entities and their respective subsidiaries named therein.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first set forth above.

                                             Mobile Satellite Ventures GP INc.

                                             By:      /S/ RANDY SEGAL
                                                      ------------------------
                                                      Name:  Randy Segal
                                                      Title:  Secretary

                                             ADDRESS FOR NOTICE:
                                             -------------------

                                             10802 Parkridge Boulevard
                                             Reston, VA 20191-5416
                                             Attention: General Counsel
                                             Facsimile: (703) 390-2770

                                             With a copy to
                                            (which shall not constitute
                                             notice to MSV GP):
                                             ------------------

                                             Covington & Burling
                                             1201 Pennsylvania Avenue, N.W.
                                             Washington, D.C. 20004
                                             Attention: David H. Engvall, Esq.
                                             Facsimile: (202) 778-5307

                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     Mobile Satellite Ventures LP

                                     By:  Its General Partner, Mobile Satellite
                                          Ventures GP Inc.

                                     By:  /S/ RANDY SEGAL
                                          ---------------------------------
                                          Name:  Randy Segal
                                          Title:  Secretary

                                     ADDRESS FOR NOTICE:
                                     -------------------

                                     10802 Parkridge Boulevard
                                     Reston, VA 20191-5416
                                     Attention: General Counsel
                                     Facsimile: (703) 390-2770

                                     With a copy to
                                    (which shall not constitute
                                     notice to MSV LP):
                                     ------------------

                                     Covington & Burling
                                     1201 Pennsylvania Avenue, N.W.
                                     Washington, D.C. 20004
                                     Attention: David H. Engvall, Esq.
                                     Facsimile: (202) 778-5307

                                        PURCHASER:
                                        ----------

                                        MOTIENT VENTURES HOLDING INC.

                                        By:      /S/ CHRIS DOWNIE
                                                 -------------------------------
                                                 Name:  Chris Downie
                                                 Title:  CFO

                                        ADDRESS FOR NOTICE:
                                        -------------------

                                        300 Knightsbridge Parkway
                                        Lincolnshire, IL 60069
                                        Attention: General Counsel
                                        Facsimile: (847) 478-4810

                                                                   EXHIBIT 10.47

                     NOTE EXCHANGE AND CONVERSION AGREEMENT

         This NOTE EXCHANGE AND CONVERSION AGREEMENT (this "NOTE EXCHANGE AND CONVERSION AGREEMENT"), dated as of November 12, 2004, is entered into by and among MOBILE SATELLITE VENTURES LP, a Delaware limited partnership ("MSV LP"), its general partner, MOBILE SATELLITE VENTURES GP Inc., a Delaware corporation ("GENERAL PARTNER"), the holders of convertible notes listed on SCHEDULE I hereto (each individually, a "CONVERTIBLE NOTEHOLDER," and collectively, the "CONVERTIBLE NOTEHOLDERS"), and MOTIENT VENTURES HOLDING INC., a Delaware corporation ("MOTIENT," and together with the Convertible Noteholders, the "NOTEHOLDERS").

                                    RECITALS

         WHEREAS, MSV LP and General Partner, intend to enter into a purchase agreement (the "PURCHASE AGREEMENT") with Motient, pursuant to which Motient will make an equity investment in MSV LP and General Partner (the "EQUITY INVESTMENTS");

         WHEREAS, prior to the date hereof Motient Services Inc. ("MSI") assigned all of its right, title and interest in and under that certain promissory note, dated as of November 26, 2001, as amended on August 21, 2003 and April 2, 2004, issued by MSV LP to MSI in the principal amount of $15,000,000 (the "MOTIENT PROMISSORY NOTE") to Motient;

         WHEREAS, prior to the date hereof Motient Corporation assigned all of its right, title and interest in and under that certain convertible note, dated as of August 12, 2002, as amended on August 21, 2003, issued by MSV LP to Motient Corporation in the principal amount of $957,227.69 to Motient;

         WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, General Partner's Board of Directors has determined that it is in the best interests of MSV LP, the limited partners of MSV LP and the Noteholders, and the Noteholders have agreed, to convert the Convertible Notes into, and exchange the Motient Promissory Note for, units of limited partnership interest of MSV LP and shares of common stock, par value $0.01 per share, of General Partner ("GP SHARES") (such exchange and conversion, the "NOTE EXCHANGE"); and

         WHEREAS, in connection with the Note Exchange, the Noteholders will become limited partners of MSV LP, entitled to all of the rights and privileges specified in the Partnership Agreement (as defined below).

         NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Note Exchange and Conversion Agreement hereby agree as follows:

         ARTICLE I DEFINED TERMS

         Section 1.01. DEFINITIONS. The terms defined in this Article I shall, for the purposes of this Note Exchange and Conversion Agreement, have the meanings herein specified.

         "AFFILIATE" means any person or entity that directly or indirectly controls, is controlled by, or is under common control with, the specified person or entity. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise.

         "BOARD" means General Partner's Board of Directors.

         "CLASS A PREFERRED UNIT" means a unit of limited partnership interest in MSV LP with the rights and privileges specified in the Partnership Agreement for Class A Preferred Units.

         "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         "CLOSING DATE" means the date of the Closing.

         "COMMON UNIT" means a unit of limited partnership interest in MSV LP with the rights and privileges specified in the Partnership Agreement for Common Units.

         "CONTROL PARTY" means, with respect to any Noteholder, (i) an Affiliate that has direct or indirect majority voting control of such Noteholder, or (ii) an Affiliate that has a majority of its voting interests held, directly or indirectly, by a Noteholder or by persons or entities that have direct or indirect voting control of such Noteholder.

         "CONVERTIBLE NOTE" means any Convertible Note issued by MSV LP to a Convertible Noteholder on (i) November 26, 2001, as amended on August 21, 2003 and April 2, 2004, totaling $55,000,000 in original principal amount, and (ii) August 12, 2002, as amended on August 21, 2003 and April 2, 2004, totaling $3,000,000 in original principal amount.

         "CONVERTIBLE NOTEHOLDER" and "CONVERTIBLE NOTEHOLDERS" has the meaning given to such terms in the Preamble.

         "EQUITY INVESTMENTS" has the meaning given to such term in the Recitals.

         "EXCHANGE/CONVERSION PRICE" means $29.45.

         "GENERAL PARTNER" has the meaning given to such term in the Preamble.

         "GP SHARES" has the meaning given to such term in the Recitals.

         "INVESTOR" has the meaning given to such term in the Recitals.

         "MOTIENT" has the meaning given to such term in the Preamble.

         "MOTIENT PROMISSORY NOTE" has the meaning given to such term in the Recitals.

         "MSV LP" has the meaning given to such term in the Preamble.

         "NOTE EXCHANGE" has the meaning given to such term in the Recitals.

         "NOTE EXCHANGE AND CONVERSION AGREEMENT" has the meaning given to such term in the Preamble.

         "NOTEHOLDERS" has the meaning given to such term in the Preamble.

         "PARTNERSHIP AGREEMENT" means that certain Limited Partnership Agreement of MSV LP, dated as of November 26, 2001, as amended from time to time, including on August 21, 2003 and April 2, 2004, by and among General Partner and the limited partners named therein.

         "PURCHASE AGREEMENT" has the meaning given to such term in the Recitals.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "STOCKHOLDERS' AGREEMENT" means that certain Stockholders' Agreement, dated as of November 26, 2001 and amended from time to time, by and among General Partner and each stockholder named therein.

         "UNITS" means, collectively, the Common Units and the Class A Preferred Units.

         ARTICLE II NOTE EXCHANGE AND CONVERSION

         Section 2.01. EXCHANGE OF THE MOTIENT PROMISSORY NOTE.

         (a) Pursuant to the terms and subject to the conditions set forth in this Note Exchange and Conversion Agreement, on the Closing Date all of the outstanding principal and accrued interest under the Motient Promissory Note through October 31, 2004 (which is shown on SCHEDULE I hereto), will be exchanged for (i) a number of Common Units equal to the number determined by dividing the entire outstanding principal amount and accrued interest owing on the Motient Promissory Note through October 31, 2004 by the Exchange/Conversion Price, and (ii) such number of GP Shares as shall be necessary to ensure that Motient's PRO RATA ownership interest in General Partner is directly proportionate to its ownership interest in MSV LP after giving effect to the issuance of the Common Units as provided in clause (i) above. A portion of the aggregate amount of the Motient Promissory Note exchanged pursuant to the foregoing shall be deemed to be consideration for the GP Shares issued pursuant to clause (ii) above, in an amount equal to the number of GP Shares issued times $.01 per share. All accrued interest owing on the Motient Promissory Note for the period November 1, 2004 to the Closing Date shall be paid by MSV LP in cash on the Closing Date.

         (b) Motient shall deliver the original Motient Promissory Note to MSV LP for cancellation in exchange for certificates evidencing the number of Common Units and GP Shares to which Motient is entitled. The number of such Common Units and GP Shares to which Motient is entitled in respect of the Motient Promissory Note is set forth on SCHEDULE I hereto. Motient agrees to pay, from its own account, any transfer or similar tax levied or payable in connection with such exchange.

         (c) Following the exchange of the Motient Promissory Note, Motient shall be admitted as a limited partner of MSV LP and shall become a party to the Stockholders' Agreement.

         (d) All of MSV LP's payment obligations in respect of the Motient Promissory Note shall be deemed fully satisfied upon the exchange of the Motient Promissory Note and payment of the accrued interest through the Closing Date as provided herein, and Motient acknowledges that it shall cease to have any rights with respect to the Motient Promissory Note or any claims or rights of action with respect thereto, except the right to receive (i) Common Units, (ii) GP Shares, and (iii) cash in respect of the accrued interest through the Closing Date as provided herein.

         Section 2.02. CONVERSION OF THE PRINCIPAL AND EXCHANGE OF ACCRUED INTEREST UNDER THE CONVERTIBLE NOTES.

         (a) Pursuant to the terms and subject to the conditions set forth in this Note Exchange and Conversion Agreement, on the Closing Date all of the outstanding principal amount of each Convertible Note (which is shown on SCHEDULE I hereto), will be converted into a number of Class A Preferred Units equal to the number determined by dividing the total outstanding principal amount of such Convertible Note by $6.4465405156.

         (b) Pursuant to the terms and subject to the conditions set forth in this Note Exchange and Conversion Agreement, on the Closing Date the outstanding accrued interest through October 31, 2004 under each Convertible Note marked with an asterisk on SCHEDULE I hereto will be exchanged for (i) a number of Class A Preferred Units equal to the number determined by dividing the total amount of accrued interest owing on such Convertible Note through October 31, 2004 by the Exchange/Conversion Price, and (ii) such number of GP Shares as shall be necessary to ensure that such Convertible Noteholders' PRO RATA ownership interest in General Partner is directly proportionate to its ownership interest in MSV LP after giving effect to the issuance of the Class A Preferred Units as provided in clause (i) above. A portion of such exchanged amount shall be deemed to be consideration for the GP Shares issued pursuant to clause (ii) above, in an amount equal to the number of GP Shares issued times $.01 per share. All accrued interest owing on the Convertible Notes marked with an asterisk on SCHEDULE I hereto for the period November 1, 2004 to the Closing Date shall be paid by MSV LP in cash on the Closing Date, and all accrued interest owing on all other Convertible Notes through the Closing Date shall be paid by MSV LP in cash on the Closing Date.

         (c) Each Convertible Noteholder shall deliver its original Convertible Note to MSV LP for cancellation in exchange for certificates evidencing the number of Class A Preferred Units and, to the extent applicable, GP Shares to which such Convertible Noteholder is entitled. The number of such Class A Preferred Units and GP Shares, if any, to which each Convertible Noteholder is entitled is set forth on SCHEDULE I hereto. Each Convertible Noteholder agrees to pay, from its own account, any transfer or similar tax levied or payable in connection with such conversion.

         (d) Following the conversion of the principal and, if applicable, exchange of accrued interest, under the Convertible Notes, each Convertible Noteholder shall be admitted as a limited partner of MSV LP and shall become a party to the Stockholders' Agreement.

         (e) The conversion of the principal and, if applicable, exchange of accrued interest under, the Convertible Notes and the payment of cash for accrued interest through the Closing Date, as provided in this Note Exchange and Conversion Agreement shall satisfy all of MSV LP's payment obligations in respect of the Convertible Notes and each Convertible Noteholder acknowledges that it shall cease to have any rights with respect to the Convertible Notes or any claims or rights of action with respect thereto, except the right to receive
(i) Class A Preferred Units, (ii) GP Shares, if applicable, and (iii) cash in respect of the accrued interest through the Closing Date as provided herein.

         ARTICLE III REPRESENTATIONS AND WARRANTIES

         Section 3.01. REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS. Each Noteholder hereby represents and warrants to MSV LP and General Partner that, as of the date of this Note Exchange and Conversion Agreement:

         (a) It has the requisite power and authority to enter into and perform its obligations under this Note Exchange and Conversion Agreement; this Note Exchange and Conversion Agreement has been duly executed and delivered by it; and this Note Exchange and Conversion Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

         (b) Its performance of this Note Exchange and Conversion Agreement will not require it to obtain the consent, waiver or approval of any person, and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which it is bound;

         (c) It has obtained advice from its tax adviser as to, and understands, the tax consequences of the Note Exchange and acknowledges that it has not received or relied on tax advice from MSV LP, General Partner, or any of their tax advisers in respect of the Note Exchange or the transactions contemplated by this Note Exchange and Conversion Agreement;

         (d) It is a sophisticated institutional investor and has sufficient knowledge and experience in investing in private equity transactions and early-stage companies in the communications and/or satellite services industry so that it is capable of properly evaluating the risks and merits of its investment in General Partner and MSV LP. Such Noteholder is able to bear the substantial risks associated with its investment in General Partner and MSV LP, including but not limited to loss of such Noteholder's entire investment;

         (e) It is acquiring the Units and GP Shares for such Noteholder's own account for investment purposes only, and not with a view to any distribution of the Units or GP Shares in any manner that would violate the securities laws of the United States or any other jurisdiction;

         (f) It represents that by reason of its, or of its management's, business or financial experience, such Noteholder has the capacity to protect its own interests in connection with the transactions contemplated in this Note Exchange and Conversion Agreement;

         (g) It represents that it is an "accredited investor" within the meaning of Rule 501(a) (1), (2), (3) or (7) under the Securities Act;

         (h) It has (i) had the opportunity to ask questions of and receive answers from General Partner, MSV LP and its management directly regarding General Partner and MSV LP's business, management and financial affairs and the terms and conditions of the Note Exchange, (ii) had the opportunity to review General Partner and MSV LP's operations and facilities, and (iii) conducted and completed its own independent due diligence with respect to its investment in General Partner and MSV LP;

         (i) It acknowledges and agrees that neither the Units nor the GP Shares have been registered under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Noteholder understands that there is no present intention of registering any Units or GP Shares. Such Noteholder has been advised or is aware of the provisions of Rule 144 under the Securities Act as in effect from time to time;

         (j) In the case of Motient,

                  (i) It is the legal owner of the Motient Promissory Note and it has not otherwise sold, pledged, assigned, transferred, hypothecated or otherwise encumbered, in whole or in part, any of its interest in the Motient Promissory Note, and

                  (ii) The total amount of outstanding principal and accrued interest under the Motient Promissory Note set forth on SCHEDULE I hereto is a complete and accurate disclosure of all MSV LP's obligations under the Motient Promissory Note as of October 31, 2004; and

         (k) In the case of each Convertible Noteholder,

                  (i) It is the legal owner of its Convertible Note and it has not otherwise sold, pledged, assigned, transferred, hypothecated or otherwise encumbered, in whole or in part, any of its interest in its Convertible Note, and

                  (ii) The total amount of outstanding principal and accrued interest under its Convertible Note set forth on
                           SCHEDULE I hereto is a complete and accurate disclosure of all MSV LP's obligations under its Convertible Note as of October 31, 2004.

         Section 3.02. REPRESENTATIONS AND WARRANTIES OF MSV LP AND GENERAL PARTNER. MSV LP and General Partner hereby jointly and severally represent and warrant to the Noteholders that, as of the date of this Note Exchange and Conversion Agreement:

         (a) It has the requisite power and authority to enter into and perform its obligations under this Note Exchange and Conversion Agreement; this Note Exchange and Conversion Agreement has been duly executed and delivered by it; and this Note Exchange and Conversion Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity; and

         (b) Its performance of this Note Exchange and Conversion Agreement will not require it to obtain the consent, waiver or approval of any person and will not violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which it is bound.

         Section 3.03. COVENANTS. Each party named below covenants to MSV LP and General Partner that:

         (a) Each of the Noteholders will use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and appropriate to consummate the transactions contemplated by this Note Exchange and Conversion Agreement, pursuant to the terms and subject to the conditions set forth herein, including, without limitation, the execution or provision of additional documents or agreements which may be necessary or desirable to confirm the foregoing upon the sole discretion of General Partner;

         (b) In the case of Motient, it will not, nor will it allow any Control Party to, sell, pledge, assign, transfer, hypothecate or otherwise encumber, in whole or in part, any of its interest in the Motient Promissory Note prior to the consummation of the Note Exchange other than as set forth in this Note Exchange and Conversion Agreement; and

         (c) In the case of each Convertible Noteholder, it will not, nor will it allow any Control Party to, sell, pledge, assign, transfer, hypothecate or otherwise encumber, in whole or in part, any of its interest in the Convertible Note held by such Convertible Noteholder prior to the consummation of the Note Exchange other than as set forth in this Note Exchange and Conversion Agreement.

         ARTICLE IV CONDITIONS PRECEDENT TO THE NOTE EXCHANGE

         The consummation of the Note Exchange is subject to the prior fulfillment or waiver as of the date of the Note Exchange of the following conditions:

         Section 4.01. PURCHASE AGREEMENT. The Purchase Agreement shall have been entered into by each party thereto and shall be in full force and effect, and all conditions precedent to the closing of the Equity Investments contained in Articles V and VI the Purchase Agreement (unless such condition expressly relates to the closing date of the Equity Investments or the consummation of the Note Exchange) shall have been satisfied or waived in accordance with their terms.

         Section 4.02. BOARD CONSENT. The Board shall have taken all corporate, legal, tax and regulatory actions it deems advisable or necessary to authorize the Note Exchange and the other transactions contemplated thereby.

         Section 4.03. GOVERNMENTAL AUTHORITY. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Note Exchange.

         Section 4.04. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Note Exchange and Conversion Agreement shall continue to be true and correct in all material respects.

         ARTICLE V WAIVER

         Section 5.01. WAVIER BY CONVERTIBLE NOTEHOLDERS. By executing this Exchange and Conversion Agreement, each Convertible Noteholder hereby waives the requirements of paragraph 10 of its Convertible Note relating to a Reduction Event (as such term is defined in such Convertible Note) and hereby acknowledges and agrees that the terms and provisions of this Exchange and Conversion Agreement shall govern the payment of the Convertible Notes.

         Section 5.02. WAVIER BY MOTIENT. By executing this Exchange and Conversion Agreement, Motient hereby waives the requirements of paragraph 10 of the Motient Promissory Note relating to a Reduction Event (as such term is defined in the Motient Promissory Note) and hereby acknowledges and agrees that the terms and provisions of this Exchange and Conversion Agreement shall govern the payment of the Motient Promissory Note.

         ARTICLE VI ADDITIONAL PROVISIONS

         Section 6.01. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

         Section 6.02. GOVERNING LAW. This Agreement shall be governed in all respects by the law of the State of New York as such law is applied to agreements between New York residents entered into and performed entirely in the State of New York, without regard to the conflict of laws provisions thereof.

         Section 6.03. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Units or GP Shares from time to time. Nothing in this Note Exchange and Conversion Agreement, express or implied, is intended to confer upon any other party (other than the parties to this Note Exchange and Conversion Agreement or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Note Exchange and Conversion Agreement, except as expressly provided in this Note Exchange and Conversion Agreement.

         Section 6.04. SEVERABILITY. In case any provision of this Note Exchange and Conversion Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; PROVIDED, that no such severability shall be effective if it materially and adversely affects the economic benefit of this Note Exchange and Conversion Agreement to any party.

         Section 6.05. EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Note Exchange and Conversion Agreement.

         Section 6.06. AMENDMENT AND WAIVER. This Note Exchange and Conversion Agreement may be amended or modified, and the rights and obligations of the parties to this Note Exchange and Conversion Agreement may be waived, only upon the written consent of the parties to this Note Exchange and Conversion Agreement. Notwithstanding the foregoing, any amendment, modification or waiver of a provision of this Note Exchange and Conversion Agreement that applies to a particular Noteholder but does not affect all Noteholders in a proportionately similar manner may be effected without the consent of the other Noteholders affected in the dissimilar manner.

         Section 6.07. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (i) MSV LP and General Partner at the address set forth on the signature page of this Note Exchange and Conversion Agreement, and (ii) each Noteholder at the address designated by such party in the Partnership Agreement or Stockholders' Agreement.

         Section 6.08. EQUITABLE RELIEF. Each Noteholder agrees that if it fails to perform its obligations under this Note Exchange and Conversion Agreement for any reason whatsoever, MSV LP shall be entitled to specific performance and injunctive or other equitable relief, and each Noteholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that MSV LP may have against any Noteholder for any failure to perform its obligations under this Note Exchange and Conversion Agreement.

         Section 6.09. FURTHER ASSURANCES. Each Noteholder shall at any time and from time to time promptly execute and deliver to MSV LP such further instruments, consents and other documents and take such further action as General Partner or MSV LP reasonably may require in order to carry out the full intent and purpose of this Note Exchange and Conversion Agreement.

         Section 6.10. INTERPRETATION. The titles of the sections and subsections of this Note Exchange and Conversion Agreement are for convenience of reference only and are not to be considered in construing this Note Exchange and Conversion Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         Section 6.11. COUNTERPARTS. This Note Exchange and Conversion Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Note Exchange and Conversion Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Note Exchange and Conversion Agreement.

         Section 6.12. ENTIRE AGREEMENT. This Note Exchange and Conversion Agreement, the Schedules hereto and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede any and all prior and contemporaneous agreements or understandings, whether expressed or implied, written or oral, between the parties with respect hereto and thereto. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Note Exchange and Conversion Agreement as of the date first above written.

                                         MOBILE SATELLITE VENTURES LP

                                         By:      Its General Partner, Mobile
                                                  Satellite Ventures GP Inc.

                                         By:      /S/ RANDY SEGAL
                                                  ------------------------------
                                                  Name:  Randy Segal
                                                  Title:  Secretary

                                         Mobile Satellite Ventures GP INC.

                                         By:      /S/ RANDY SEGAL
                                                  ------------------------------
                                                  Name:  Randy Segal
                                                  Title:  Secretary

                                         ADDRESS FOR NOTICE FOR MSV
                                         LP AND GENERAL PARTNER:
                                         -----------------------
                                         10802 Parkridge Boulevard
                                         Reston, VA 20191-5416
                                         Attention: General Counsel
                                         Facsimile: (703) 390-2770

                                         With a copy to (which shall
                                         not constitute notice to
                                         MSV LP OR GENERAL PARTNER):

                                         Covington & Burling
                                         1201 Pennsylvania Avenue, N.W.
                                         Washington, D.C. 20004
                                         Attention: David H. Engvall, Esq.
                                         Facsimile: (202) 778-5307

           [SIGNATURE PAGE TO NOTE EXCHANGE AND CONVERSION AGREEMENT]

                                         MOTIENT VENTURES HOLDING INC.

                                         By:      /S/ CHRIS DOWNIE
                                                  ------------------------------
                                                  Name:  Chris Downie
                                                  Title:  EVP & COO

           [SIGNATURE PAGE TO NOTE EXCHANGE AND CONVERSION AGREEMENT]

                                          MSV INVESTORS, LLC

                                          By:      /S/ JEFFREY A. LEDDY
                                                   -----------------------------
                                                   Name:  Jeffrey A. Leddy
                                                   Title:  CEO

                                          TELCOM SATELLITE VENTURES II, INC.

                                          By:      /S/ HAL B. PERKINS
                                                   -----------------------------
                                                   Name:  Hal B. Perkins
                                                   Title: Vice President and
                                                          General Counsel

                                          TELCOM SATELLITE VENTURES INC.

                                          By:      /S/ HAL B. PERKINS
                                                   -----------------------------
                                                   Name:  Hal B. Perkins
                                                   Title: Vice President and
                                                          General Counsel

                                          SPECTRUM SPACE EQUITY INVESTORS IV-II,
                                          INC.

                                          By:      /S/ KEVIN J. MARONI
                                                   -----------------------------
                                                   Name:  Kevin J. Maroni
                                                   Title:  Authorized Signatory

                                          SPECTRUM SPACE IV PARALLEL II, INC.

                                          By:      /S/ KEVIN J. MARONI
                                                   -----------------------------
                                                   Name:  Kevin J. Maroni
                                                   Title:  Authorized Signatory

           [SIGNATURE PAGE TO NOTE EXCHANGE AND CONVERSION AGREEMENT]

                                          SPECTRUM SPACE IV MANAGERS II, INC.

                                          By:      /S/ KEVIN J. MARONI
                                                   -----------------------------
                                                   Name:  Kevin J. Maroni
                                                   Title:  Authorized Signatory

                                          SPECTRUM SPACE EQUITY INVESTORS IV,
                                          INC.

                                          By:      /S/ KEVIN J. MARONI
                                                   -----------------------------
                                                   Name:  Kevin J. Maroni
                                                   Title:  Authorized Signatory

                                          SPECTRUM SPACE IV PARALLEL, INC.

                                          By:      /S/ KEVIN J. MARONI
                                                   -----------------------------
                                                   Name:  Kevin J. Maroni
                                                   Title:  Authorized Signatory

                                          SPECTRUM SPACE IV MANAGERS, INC.

                                          By:      /S/ KEVIN J. MARONI
                                                   -----------------------------
                                                   Name:  Kevin J. Maroni
                                                   Title:  Authorized Signatory

           [SIGNATURE PAGE TO NOTE EXCHANGE AND CONVERSION AGREEMENT]

                                         COLUMBIA SPACE (QP) II, INC.

                                         By:      /S/ DONALD A. DOERING
                                                  ------------------------------
                                                  Name:  Donald A. Doering
                                                  Title:  Authorized Signatory

                                         COLUMBIA SPACE (AI) II, INC.

                                         By:      /S/ DONALD A. DOERING
                                                  ------------------------------
                                                  Name:  Donald A. Doering
                                                  Title:  Authorized Signatory

                                         COLUMBIA SPACE PARTNERS II, INC.

                                         By:      /S/ DONALD A. DOERING
                                                  ------------------------------
                                                  Name:  Donald A. Doering
                                                  Title:  Authorized Signatory

                                         COLUMBIA SPACE (QP), INC.

                                         By:      /S/ DONALD A. DOERING
                                                  ------------------------------
                                                  Name:  Donald A. Doering
                                                  Title:  Authorized Signatory

           [SIGNATURE PAGE TO NOTE EXCHANGE AND CONVERSION AGREEMENT]

                                        COLUMBIA SPACE (AI), INC.

                                        By:      /S/ DONALD A. DOERING
                                                 -------------------------------
                                                 Name:  Donald A. Doering
                                                 Title:  Authorized Signatory

                                        COLUMBIA SPACE PARTNERS, INC.

                                        By:      /S/ DONALD A. DOERING
                                                 -------------------------------
                                                 Name:  Donald A. Doering
                                                 Title:  Authorized Signatory

           [SIGNATURE PAGE TO NOTE EXCHANGE AND CONVERSION AGREEMENT]

                                                                   EXHIBIT 10.48

--------------------------------------------------------------------------------

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                          MOBILE SATELLITE VENTURES LP

                                November 12, 2004

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I DEFINED TERMS.......................................................2

     Section 1.1      DEFINITIONS.............................................2

     Section 1.2      HEADINGS................................................8

     Section 1.3      INTERPRETATION..........................................8

ARTICLE II CONTINUATION AND TERM..............................................8

     Section 2.1      CONTINUATION............................................8

     Section 2.2      NAME....................................................9

     Section 2.3      TERM....................................................9

     Section 2.4      REGISTERED AGENT AND OFFICE.............................9

     Section 2.5      PRINCIPAL PLACE OF BUSINESS.............................9

     Section 2.6      QUALIFICATION IN OTHER JURISDICTIONS....................9

     Section 2.7      AGREEMENT...............................................9

ARTICLE III PURPOSE AND POWERS OF THE PARTNERSHIP.............................9

     Section 3.1      PURPOSE.................................................9

     Section 3.2      POWERS OF THE PARTNERSHIP..............................10

     Section 3.3      LIMITATIONS ON PARTNERSHIP POWERS......................10

ARTICLE IV CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS........................10

     Section 4.1      CAPITAL CONTRIBUTIONS..................................10

     Section 4.2      STATUS OF CAPITAL CONTRIBUTIONS........................10

     Section 4.3      LIMITED PARTNERSHIP INTEREST...........................11

     Section 4.4      CAPITAL ACCOUNTS.......................................11

ARTICLE V PARTNERS...........................................................11

     Section 5.1      POWERS OF LIMITED PARTNERS.............................11

     Section 5.2      NO GENERAL PARTNER LIABILITY...........................12

     Section 5.3      ACTIONS OF THE LIMITED PARTNERS........................12

     Section 5.4      PARTITION..............................................12

     Section 5.5      WITHDRAWAL.............................................12

     Section 5.6      REMOVAL OF THE GENERAL PARTNER BY LIMITED PARTNERS.....12

     Section 5.7      BANKRUPTCY, RESIGNATION, WITHDRAWAL, ETC. OF GENERAL
                      PARTNER................................................12

ARTICLE VI MANAGEMENT........................................................12

     Section 6.1      MANAGEMENT BY THE GENERAL PARTNER......................12

     Section 6.2      RESTRICTIONS...........................................13

     Section 6.3      GENERAL PARTNER'S TIME.................................13

     Section 6.4      NO LIABILITY; INDEMNITY................................13

     Section 6.5      RELIANCE BY THIRD PARTIES..............................14

     Section 6.6      GENERAL AUTHORITY......................................14

     Section 6.7      LIMITED LIABILITY......................................14

     Section 6.8      SPECIAL PURPOSE PROVISION..............................14

     Section 6.9      GRANT OF POWER OF ATTORNEY.............................14

     Section 6.10     TERMS OF GRANT.........................................15

     Section 6.11     SEPARATE FORM..........................................15

ARTICLE VII ALLOCATIONS......................................................15

     Section 7.1      PROFITS AND LOSSES.....................................15

     Section 7.2      SPECIAL ALLOCATIONS....................................16

     Section 7.3      ALLOCATION RULES.......................................17

     Section 7.4      SECTION 704(C) OF THE CODE.............................18

     Section 7.5      UNCERTAINTIES IN ALLOCATIONS AND DISTRIBUTIONS.........18

ARTICLE VIII DISTRIBUTIONS...................................................19

     Section 8.1      DISTRIBUTIONS..........................................19

     Section 8.2      DISTRIBUTIONS TO PAY TAXES.............................19

     Section 8.3      DISSOLUTION............................................19

     Section 8.4      WITHHOLDING TAXES......................................19

     Section 8.5      LIMITATIONS ON DISTRIBUTION............................20

     Section 8.6      CAPITAL PROCEEDS.......................................20

ARTICLE IX TRANSFERS; PARTNERSHIP REGISTRATION RIGHTS........................20

     Section 9.1      INCORPORATION OF SECTION 8 OF THE STOCKHOLDERS'
                      AGREEMENT..............................................20

     Section 9.2      PARTNERSHIP REGISTRATION RIGHTS........................20

ARTICLE X BOOKS AND RECORDS..................................................21

     Section 10.1     BOOKS, RECORDS AND FINANCIAL STATEMENTS................21

     Section 10.2     ACCOUNTING METHOD......................................22

     Section 10.3     AUDIT..................................................23

ARTICLE XI TAX MATTERS.......................................................23

     Section 11.1     TAX MATTERS PARTNER....................................23

     Section 11.2     ELECTION...............................................23

     Section 11.3     TAXATION AS PARTNERSHIP................................23

ARTICLE XII LIABILITY, EXCULPATION AND INDEMNIFICATION.......................24

     Section 12.1     LIABILITY..............................................24

     Section 12.2     EXCULPATION............................................24

     Section 12.3     INDEMNIFICATION........................................24

     Section 12.4     EXPENSES...............................................25

     Section 12.5     INSURANCE..............................................25

     Section 12.6     OUTSIDE BUSINESSES.....................................25

ARTICLE XIII DISSOLUTION, LIQUIDATION AND TERMINATION........................26

     Section 13.1     DISSOLUTION............................................26

     Section 13.2     NOTICE OF DISSOLUTION..................................26

     Section 13.3     LIQUIDATION............................................26

     Section 13.4     TERMINATION............................................27

     Section 13.5     CLAIMS OF THE LIMITED PARTNERS.........................27

ARTICLE XIV AMENDMENTS.......................................................27

     Section 14.1     AMENDMENTS.............................................27

ARTICLE XV MISCELLANEOUS.....................................................27

     Section 15.1     FURTHER ASSURANCES.....................................27

     Section 15.2     NOTICES................................................27

     Section 15.3     FAILURE TO PURSUE REMEDIES.............................28

     Section 15.4     CUMULATIVE REMEDIES....................................28

     Section 15.5     BINDING EFFECT.........................................28

     Section 15.6     SEVERABILITY...........................................29

     Section 15.7     COUNTERPARTS...........................................29

     Section 15.8     INTEGRATION............................................29

     Section 15.9     CONFIDENTIALITY........................................29

     Section 15.10    GOVERNING LAW; CONSENT TO JURISDICTION.................30

                              AMENDED AND RESTATED

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                          MOBILE SATELLITE VENTURES LP

                  THIS LIMITED PARTNERSHIP AGREEMENT OF MOBILE SATELLITE VENTURES LP (the "PARTNERSHIP"), dated as of November 12, 2004, is entered into by and among Mobile Satellite Ventures GP Inc., a Delaware corporation (the "GENERAL PARTNER"), and each of the limited partners whose names are set forth on the Schedule of Limited Partners attached as SCHEDULE I hereto (each individually, a "LIMITED PARTNER," and collectively, together with any Additional Limited Partners (as hereinafter defined) hereafter admitted to the Partnership in accordance with this Agreement, the "LIMITED PARTNERS" and together with the General Partner, the "PARTNERS.").

                  WHEREAS, Motient Corporation, a Delaware corporation, as sole member, formed a limited liability company (the "LLC") pursuant to the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq., the "LLC ACT") by filing a Certificate of Formation on June 16, 2000 with the SecretarY of State of Delaware and entering into a limited liability company operating agreement dated as of June 16, 2000; and

                  WHEREAS, the operating agreement of the LLC was amended and restated effective as of June 29, 2000 by a certain First Amended and Restated Limited Liability Company Agreement (the "LLC AGREEMENT"); and

                  WHEREAS, the members of the LLC and the General Partner approved the conversion of the LLC to a Delaware limited partnership in accordance with the terms and conditions set forth in the LLC Agreement and pursuant to Section 18-216 of the LLC Act and Section 17-217 of the Delaware Act, whereupon the members of the LLC and certain other Persons (as hereinafter defined) became Limited Partners of the Partnership and Mobile Satellite Ventures GP Inc. was admitted as general partner of the Partnership; and

                  WHEREAS, the General Partner, executed, delivered and filed (or caused to be delivered and filed) the Certificate of Conversion and the Certificate of Limited Partnership pursuant to the terms of Section 17-204 of the Delaware Act on November 26, 2001; and

                  WHEREAS, certain of the parties hereto are parties to that certain Limited Partnership Agreement of the Partnership, dated as of November 26, 2001, as amended on August 21, 2003 and April 2, 2004 (the "NOVEMBER 2001 PARTNERSHIP AGREEMENT"); and

                  WHEREAS, the parties hereto wish to amend and restate the November 2001 Partnership Agreement to, among other things, (i) provide that the Partnership shall have one class of limited partnership interests; (ii) eliminate all provisions relating to the class A preferred units of limited partnership of the Partnership; and (iii) make certain other changes as provided herein.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

                  "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 8.4 of the Stockholders' Agreement.

                   "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Limited Partner, the balance in such Limited Partner's Capital Account, increased by such Limited Partner's share of the Minimum Gain and "partner nonrecourse debt minimum gain" (as defined in Treasury Regulations Section 1.704-2(i)(2)).

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Limited Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5); and

                  (ii) Debit to such Capital Account the items described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations ss. 1.704-1(b)(2)(ii)(d) anD shall be interpreted consistently therewith.

                  "AFFILIATE" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" means this Amended and Restated Limited Partnership Agreement of the Partnership, as amended, modified, supplemented or restated from time to time.

                  "ANCILLARY AGREEMENTS" has the meaning set forth in the Investment Agreement.

                  "BANKRUPTCY" means, with respect to any Person, such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it, or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above.

                  "CAPITAL ACCOUNT" means, with respect to any Limited Partner, the account maintained for such Limited Partner in accordance with the provisions of Section 4.4 hereof.

                  "CAPITAL CONTRIBUTION" means, with respect to any Limited Partner, any contributions made to the Partnership pursuant to Section 4.1 hereof by such Limited Partner with respect to the Limited Partnership Interest in the Partnership now or hereafter held or purchased by such Limited Partner.

                  "CAPITAL EVENT" means (a) a sale, transfer, or other disposition of all or substantially all the assets of the Partnership or (b) any dissolution and liquidation of the Partnership.

                  "CAPITAL PROCEEDS" means the proceeds received (or in the case of a distribution of the Partnership in kind deemed received if the property were sold for its Gross Asset Value) by the Partnership from a Capital Event but excluding any amounts reasonably determined by the General Partner to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Partnership.

                   "CERTIFICATE OF CONVERSION" means the Certificate of Conversion of the Partnership and any and all amendments thereto and restatements thereof filed with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                  "CERTIFICATE OF LIMITED PARTNERSHIP" means the Certificate of Limited Partnership of the Partnership and any and all amendments thereto and restatements thereof filed on behalf of the Partnership with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                   "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provisioN of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                   "COMPETING BUSINESSES" has the meaning set forth in Section
12.6 of this Agreement.

                  "CONFIDENTIAL INFORMATION" has the meaning set forth in
Section 15.9 of this Agreement.

                  "CONTROL PARTY" means (i) an Affiliate that has direct or indirect majority voting control of a Limited Partner, or (ii) an Affiliate that has a majority of its voting interests held, directly or indirectly, by a Limited Partner or by Persons that have direct or indirect voting control of a Limited Partner.

                   "COVERED PERSON" means any Limited Partner, any Affiliate of a Limited Partner or any officers, directors, representatives, shareholders, partners, employees, representatives or agents of a Limited Partner or their respective Affiliates, or any directors, officers, shareholders, partners, employees, representatives or agents of the Partnership or its Affiliates or any liquidating trustee under Section 13.3.

                  "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. ss. 17-101, et seq., as amended from time to time.

                  "DEPRECIATION" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                    "FISCAL YEAR" means (i) the period commencing upon the formation of the Partnership and ending on December 31, 2001, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Article VII hereof.

                  "GENERAL PARTNER" has the meaning set forth in the opening paragraph of this Agreement.

                   "GROSS ASSET VALUE" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) the initial Gross Asset Value of any asset contributed by a Limited Partner to the Partnership shall be the gross fair market value of such asset, as agreed to by the contributing Limited Partner and the General Partner;

                  (ii) the Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined in good faith by the General Partner, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Limited Partner or any other adjustment in the Percentage Interests of the Limited Partners; (b) the distribution by the Partnership to a Limited Partner of more than a de minimis amount of Partnership assets as consideration for such Limited Partner's Limited Partnership Interest; and (c) the liquidation of the Partnership within the meaning of Treasury Regulations ss. 1.704-1(b)(2)(ii)(g); and

                  (iii) the Gross Asset Value of any Partnership asset distributed to any Limited Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the General Partner.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i) or (ii) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "INITIAL PUBLIC OFFERING" means the closing of a firm commitment underwritten public offering of equity interests in the Partnership or its successor.

                   "INVESTORS" means each Limited Partner listed on SCHEDULE I hereto as an Investor, each other Person admitted as an Investor after the date hereof and, subject to Section 8.2(i) of the Stockholders' Agreement, any Person acquiring all or part of the Limited Partnership Interest of an Investor that is admitted as a Limited Partner as provided herein.

                  "INVESTMENT AGREEMENT" means that certain First Amended and Restated Investment Agreement, dated as of August 8, 2003, among the MSV LP, Motient Corporation, TMI Communications Delaware, Limited Partnership and the investors named therein, as amended, restated, supplemented or revised from time to time.

                  "LIMITED INVESTOR" means Dean Ventures VII, LLC and its Affiliates that may own Limited Partnership Interests.

                  "LIMITED PARTNER" has the meaning set forth in the opening paragraph of this Agreement.

                  "LIMITED PARTNERSHIP INTEREST" means a Limited Partner's aggregate rights in the Partnership in accordance with this Agreement and the Delaware Act, including such Limited Partner's right to share in the Profits and Losses of the Partnership and right to receive distributions of the Partnership's assets.

                  "LLC" has the meaning set forth in the first "Whereas" clause.

                  "LLC ACT" has the meaning set forth in the first "Whereas" clause.

                  "LLC AGREEMENT" has the meaning set forth in the second "Whereas" clause.

                  "MINIMUM GAIN" has the meaning set forth in Treasury
                   Regulations ss.ss. 1.704-2(b)(2) and 1.704-2(d). "NOVEMBER 2001 PARTNERSHIP AGREEMENT" has the meaning set forth in the fifth "Whereas" clause.

                   "PARTNER" has the meaning set forth in the opening paragraph of this Agreement.

                  "PARENT TRANSFER/DRAG ALONG AGREEMENT" means that certain Second Amended and Restated Parent Transfer/Drag Along Agreement, dated as of the date hereof, by and among the Partnership and the parent entities and their respective subsidiaries named therein.

                  "PARTNERSHIP" has the meaning set forth in the opening paragraph of this Agreement.

                  "PERCENTAGE INTEREST" means with respect to any Limited Partner, the ratio (expressed as a percentage) of the Units actually held by such Limited Partner as of the date of determination to the aggregate Units actually held by all Limited Partners on such date, and shall be reflected on
SCHEDULE I in accordance with Section 2.1(d). For purposes of voting and providing consents under this Agreement and for purposes of Section 8 of the Stockholders' Agreement, but not, for the avoidance of doubt, for purposes of distributions of cash or tax and other economic rights under this Agreement, "PERCENTAGE INTERESTS" means, with respect to each Limited Partner, the ratio (expressed as a percentage) of the Units held by such Limited Partner as of the date of determination to all Units held by all Limited Partners.

                  "PERSON" means any individual, corporation, association,

partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

                  "PLEDGE AGREEMENT" means that certain Pledge and Guarantee Agreement, dated as of November 26, 2001, by and among TMI Communications and Company, Limited Partnership, TMI Communications Delaware, Limited Partnership and the other parties thereto, as amended, supplemented or revised from time to time.

                  "PROFITS" and "LOSSES" means, for each Fiscal Year an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with ss. 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deductioN required to be stated separately pursuant to ss. 703(a)(1) of the Code), with the following adjustments:

                  (i) any income of the Partnership exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii) any expenditures of the Partnership described in ss. 705(a)(2)(B) of the Code (or treated as expenditures described in ss. 705(a)(2)(B) of the Code pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant tO this definition shall be subtracted from such taxable income or loss;

                  (iii) in the event the Gross Asset Value of any Partnership asset is adjusted in accordance with clause (ii) or (iii) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (iv) gain or loss resulting from any disposition of any asset of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and

                  (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" above.

Any items of income, gain, deduction and loss included within Profits and Losses shall be determined in a manner consistent with Section 704(b) of the Code and the Treasury Regulations thereunder.

                   "REQUIRED MAJORITY" means Limited Partners holding at least a majority of the Percentage Interests held by the Limited Partners entitled to vote on any matter as of the date of determination.

                  "REGULATORY ALLOCATIONS" has the meaning set forth in Section 7.2(f).

                   "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement by and among General Partner and the Limited Partners.

                  "TAX MATTERS PARTNER" has the meaning set forth in Section
11.1.

                   "TREASURY REGULATIONS" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "UNIT" means a unit of interest in the partnership with the rights and privileges specified herein for Units and representing a Percentage Interest equal to one divided by the number Units then held by all Limited Partners.

                  "VOTING AGREEMENT" means that certain Voting Agreement, dated as of the date of this Agreement, by and among Spectrum Space IV Parallel, Inc., Spectrum Space Equity Investors IV, Inc., Spectrum Space IV Managers, Inc., Columbia Space (QP), Inc., Columbia Space (AI), Inc., Columbia Space Partners, Inc., Telcom Satellite Ventures II, Inc., Telcom Satellite Ventures Inc., TMI Communications Delaware, Limited Partnership, and MSV Investors, LLC.

                  Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  Section 1.3 INTERPRETATION. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles", "Sections" and clauses shall refer to corresponding provisions of this Agreement, unless otherwise specified.

                                   ARTICLE II

                              CONTINUATION AND TERM

                  Section 2.1 CONTINUATION.

         (a) The Partnership shall continue as a limited partnership under and pursuant to the provisions of the Delaware Act and the Partners agree that the rights, duties and liabilities of the Partners shall be as provided in the Delaware Act, except as otherwise provided herein.

         (b) As of the date hereof, the Partnership shall have one class of limited partnership interests and such class of interests shall be designated as "Units."

         (c) Mobile Satellite Ventures GP Inc. shall act as the general partner of the Partnership until such time as a Person is admitted as a successor to the General Partner or as an additional general partner.

         (d) The name and mailing address of each Limited Partner, the number of Units issued to such Limited Partner, the Percentage Interests represented thereby, and the amount of each Limited Partner's Capital Account as of the date of this Agreement is listed on SCHEDULE I attached hereto. The General Partner shall update SCHEDULE I from time to time as necessary to reflect accurately the information therein, including updates to reflect new issuances of Limited Partnership Interests or assignments and transfers of all or any part of a Limited Partner's Limited Partnership Interest, in each case, in accordance with this Agreement and the Investment Agreement and indicating the name and address of such new Limited Partner, transferee or assignee along with an accurate description of the Limited Partnership Interest so issued transferred or assigned, including whether such new Limited Partner, transferee or assignee has been or will be admitted to the Partnership as a substituted Limited Partner or an Additional Limited Partner, as the case may be, and provide copies of the same to the Partners. Any amendment or revision to SCHEDULE I made in accordance with this Agreement and the Investment Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to SCHEDULE I shall be deemed to be a reference to SCHEDULE I as amended and in effect from time to time.

                  Section 2.2 NAME. The name of the limited partnership formed by this Agreement and by the filing of the Certificate of Conversion and the Certificate of Limited Partnership is "Mobile Satellite Ventures LP." The business of the Partnership may be conducted upon compliance with all applicable laws under any other name designated, from time to time, by the General Partner.

                  Section 2.3 TERM. The term of the Partnership commenced on the date of the filing of the certificate of formation of the LLC in the office of the Secretary of State of the State of Delaware and shall continue until dissolved in accordance with this Agreement, or if sooner, in accordance with the Delaware Act.

                  Section 2.4 REGISTERED AGENT AND OFFICE. The Partnership's registered agent and office in Delaware shall be CT Corporation System, Wilmington, Delaware, 19801. At any time, the General Partner may designate another registered agent and/or registered office, provided such new designation shall not adversely affect any Partner.

                  Section 2.5 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be at 10802 Parkridge Boulevard, Reston, Virginia 20191. At any time, the General Partner may change the location of the Partnership's principal place of business.

                  Section 2.6 QUALIFICATION IN OTHER JURISDICTIONS. The General Partner shall cause the Partnership to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business in which such qualification, formation or registration is required or desirable.

                  Section 2.7 AGREEMENT. This Agreement completely amends, restates and supersedes the November 2001 Partnership Agreement.

                                   ARTICLE III

                      PURPOSE AND POWERS OF THE PARTNERSHIP

                  Section 3.1 PURPOSE. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity in which limited partnerships may be engaged under the Delaware Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing.

                  Section 3.2 POWERS OF THE PARTNERSHIP. The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 3.1.

                  Section 3.3 LIMITATIONS ON PARTNERSHIP POWERS. Notwithstanding the foregoing provisions of Section 3.2, the Partnership shall not do business in any jurisdiction that would jeopardize the limitation on liability afforded to the Limited Partners under the Delaware Act or this Agreement in such jurisdiction or elsewhere.

                                   ARTICLE IV

                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

                  Section 4.1 CAPITAL CONTRIBUTIONS.

         (a) The General Partner shall not be required to make any Capital Contribution to the capital of the Partnership, shall have no Capital Account and shall not acquire a Percentage Interest or any Units, but shall nonetheless be obligated to serve as the general partner of the Partnership pursuant to
Section 17-401(a) of the Delaware Act.

         (b) Capital Contributions shall be paid in the manner provided in the Investment Agreement or a subscription agreement, as the case may be. Subject to
Section 8.1 of the Stockholders' Agreement, the Partnership may admit Persons as Limited Partners and issue Units and Limited Partnership Interests to such Persons without obligating such Persons to make Capital Contributions.

         (c) No Limited Partner shall be required or permitted to contribute additional capital to the Partnership except that, subject to the pre-emptive rights and other applicable provisions of Section 8 of the Stockholders' Agreement incorporated herein, a Limited Partner shall be permitted to make additional Capital Contributions pursuant to a subscription agreement approved by the General Partner and the Required Majority.

                  Section 4.2 STATUS OF CAPITAL CONTRIBUTIONS.

         (a) Except as otherwise provided in this Agreement, no Limited Partner shall demand or receive a return of its Capital Contribution and no return of a Limited Partner's Capital Contribution shall be made hereunder if such distribution would violate applicable state law. Under circumstances requiring a return of any Capital Contribution, no Limited Partner shall have the right to demand or receive property other than cash, except as may be specifically provided in this Agreement.

         (b) No Limited Partner shall receive any interest, salary or drawing with respect to its Capital Contribution or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Limited Partner, except as otherwise specifically provided in this Agreement. Nothing herein shall preclude any Limited Partner from serving the Partnership in another capacity, including as an employee, contractor or consultant, or otherwise dealing with the Partnership in its individual capacity and receiving compensation or consideration therefor.

         (c) Except as otherwise provided herein or by applicable state law, the Partners shall be liable only to make Capital Contributions as provided in
Section 4.1, and no Partner shall be required to lend any funds to the Partnership nor to make any additional Capital Contributions. No Partner shall have any personal liability for the repayment of any Capital Contribution of any other Limited Partner.

                  Section 4.3 LIMITED PARTNERSHIP INTEREST. A Limited Partnership Interest shall for all purposes be personal property. A Limited Partner has no interest in specific Partnership property.

                  Section 4.4 CAPITAL ACCOUNTS.

         (a) An individual Capital Account shall be established and maintained for each Limited Partner. Each Limited Partner's Capital Account as of the date of this Agreement is reflected on SCHEDULE I hereto.

         (b) The Capital Account of each Limited Partner shall be maintained in accordance with the following provisions:

                  (i) to such Limited Partner's Capital Account there shall be credited such Limited Partner's Capital Contribution, such Limited Partner's distributive share of Profits and items of gross income and gain and the amount of any Partnership liabilities that are assumed by such Limited Partner or that are secured by any Partnership assets distributed to such Limited Partner;

                  (ii) to such Limited Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership assets distributed to such Limited Partner pursuant to any provision of this Agreement, such Limited Partner's distributive share of Losses and items of gross deduction and loss and the amount of any liabilities of such Limited Partner that are assumed by the Partnership or that are secured by any property contributed by such Limited Partner to the Partnership; and

                  (iii) in determining the amount of any liability for purposes of this Subsection 4.4(b), there shall be taken into account ss. 752(c) of the Code and anY other applicable provisions of the Code and the Treasury Regulations.

                                    ARTICLE V

                                    PARTNERS

                  Section 5.1 POWERS OF LIMITED PARTNERS. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Person other than the General Partner, including any Limited Partner acting in its capacity as such, (a) shall have any right to "participate in the control of the business" of the Partnership as such phrase is construed under Section 17-303(b) of the Delaware Act, (b) shall have the power to be an agent of the Partnership or (c) shall take any action or exercise any right with respect to the Partnership not permitted to be taken or exercised by a Limited Partner pursuant to this Agreement and Section 17-303 of the Delaware Act. In no event shall any Person, other than the General Partner, have any right, power or authority (1) to transact any business in the name of the Partnership, (2) to act for, or on behalf of, the Partnership or (3) to bind the Partnership, such powers being vested solely and exclusively in the General Partner.

                  Section 5.2 NO GENERAL PARTNER LIABILITY. The General Partner shall have no personal liability for the repayment of the Capital Contributions of the Limited Partners.

                  Section 5.3 ACTIONS OF THE LIMITED PARTNERS. Any action of the Partnership requiring the consent or approval of the Limited Partners, or any percentage thereof, shall be taken by a consent in writing signed by Limited Partners holding not less than the Percentage Interests necessary to take such action pursuant to this Agreement.

                  Section 5.4 PARTITION. Each Limited Partner waives any and all rights that it may have to maintain an action for partition of the Partnership's property.

                  Section 5.5 WITHDRAWAL. A Limited Partner may not withdraw from the Partnership prior to the dissolution and winding up of the Partnership except as set forth in this Agreement or the Investment Agreement. A Limited Partner attempting to resign in violation of this Agreement shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Limited Partnership Interest except as otherwise expressly provided for in this Agreement. The withdrawal of any Limited Partner for any reason shall not result in the dissolution of the Partnership.

                  Section 5.6 REMOVAL OF THE GENERAL PARTNER BY LIMITED PARTNERS. A Required Majority of the Limited Partners may at any time effect the removal of the General Partner with or without cause by delivering to the General Partner a notice of removal, such removal to become effective as provided in such notice of removal.

                  Section 5.7 BANKRUPTCY, RESIGNATION, WITHDRAWAL, ETC. OF GENERAL PARTNER. After the resignation, withdrawal, dissolution, Bankruptcy or insolvency of the General Partner which would otherwise result in the dissolution of the Partnership by operation of law, the Partnership will be dissolved, unless, within ninety (90) days after the date of such resignation, withdrawal, dissolution, Bankruptcy, or insolvency, the Required Majority agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal or removal, of one or more successor General Partners.

                                   ARTICLE VI

                                   MANAGEMENT

                  Section 6.1 MANAGEMENT BY THE GENERAL PARTNER. Except as otherwise expressly provided herein and subject to the restrictions contained in Sections 5.1, 5.6. 5.7, 6.2 and 6.6 hereof, management of the Partnership and control of its business shall be vested solely in the General Partner. Except for situations in which the approval of the Limited Partners is required by this Agreement, the Investment Agreement or by non-waivable provisions of applicable law, the General Partner shall have the exclusive right, power and discretion to manage, operate and control the Partnership, to do all things necessary or appropriate to carry on its business and purposes, including but not limited to, the right to incur and satisfy obligations relating to the formation and operation of the Partnership, and to exercise all rights and powers conferred upon the General Partner by the Delaware Act, in each case subject to the terms and conditions set forth in this Agreement.

                  The General Partner shall have the power to delegate authority to the officers and such other employees, agents and representatives of the Partnership as it may from time to time deem appropriate and in accordance with this Agreement. Any delegation of authority by the General Partner to take any action must be approved by the General Partner in the same manner as would be required for the General Partner to take such action directly.

                  Unless authorized to do so by this Agreement or by the General Partner, no attorney-in-fact, employee, Limited Partner or other agent of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable monetarily for any purpose.

                  Section 6.2 RESTRICTIONS.

         (a) Notwithstanding the grant of authority to the General Partner under
Section 6.1 hereof, without the prior written consent of the Required Majority of the disinterested Limited Partners, the General Partner shall not permit or cause the Partnership to enter into transactions with its Limited Partners or Affiliates of its Limited Partners except as otherwise permitted in the Investment Agreement, this Agreement or the Ancillary Agreements.

         (b) Any vacancy in the position of General Partner shall be filled by the affirmative written consent of the Required Majority.

                  Section 6.3 GENERAL PARTNER'S TIME. The General Partner shall devote all of its time to the affairs of the Partnership.

                  Section 6.4 NO LIABILITY; INDEMNITY. Neither the General Partner nor any of its officers, directors, employees or agents shall be liable, responsible or accountable to the Partnership or any Partner for any act or omission performed or omitted pursuant to the authority granted to it hereunder or by law, or for any claim, loss, cost, damage, liability, demand or expense (including, without limitation, attorneys' fees), resulting from the performance of their duties hereunder in accordance with the requirements of this Agreement; PROVIDED, HOWEVER, that any such Person shall be liable, accountable and responsible for their willful misconduct. The Partnership shall indemnify the General Partner, its officers, directors, employees and agents and hold them harmless from any claim, loss, cost, damage, liability, demand or expense (including, without limitation, attorneys' fees and disbursements), incurred or sustained by them by reason of any act performed by them, or any omission by them for or on behalf of the Partnership and in furtherance of its interest, consistent with the requirements of this Agreement, but this indemnity shall not require the Partners to make any Capital Contribution therefor; PROVIDED, HOWEVER, such indemnity shall not extend to the willful misconduct of any such Person.

                  Section 6.5 RELIANCE BY THIRD PARTIES. Third parties dealing with the Partnership may rely conclusively upon the power and authority of the General Partner to act as set forth herein and shall not be required to inquire into or ascertain the authority of the General Partner so to act.

                  Section 6.6 GENERAL AUTHORITY. The General Partner shall, except as otherwise provided in this Agreement, have all the rights and powers and shall be subject to all the restrictions and liabilities of a general partner in a limited partnership under the Delaware Act.

                  Section 6.7 LIMITED LIABILITY. Performance of one or more of the acts described in Article V and this Article VI with respect to the Partners shall not in any way impose any personal liability on any Limited Partner. No Partner or, in the appropriate case, former Partner shall be liable for any debts or obligations of the Partnership in excess of its Capital Contributions (subject to the obligation of a Limited Partner of the Partnership under the Delaware Act to repay any funds wrongfully distributed to it). All undistributed cash, which would otherwise be distributed to the Limited Partners, shall be available to creditors to satisfy the debts and obligations of the Partnership prior to the time of actual distribution.

                  Section 6.8 SPECIAL PURPOSE PROVISION. The General Partner, and any additional or substitute General Partner of the Partnership, may not be an individual and shall at all times have as its sole purpose to act as the General Partner of the Partnership, and shall be engaged in no other business or have any other purpose. Any General Partner of the Partnership (a) shall have organizational documents which conform in all material respects to the organizational documents of the initial General Partner, and (b) shall be owned by the Limited Partners pro rata in accordance with their Percentage Interests from time to time, excluding for this purpose, any Limited Investor.

                  Section 6.9 GRANT OF POWER OF ATTORNEY. Each Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner as its true and lawful attorney-in-fact, with power and authority in its name, place and stead, to make, execute, sign, acknowledge and file on behalf of such Limited Partner and on behalf of the Partnership:

         (a) Such amendments to the Certificate of Limited Partnership as the General Partner shall reasonably deem necessary or desirable consistent with this Agreement;

         (b) All papers which may be deemed necessary or desirable by the General Partner to effect the termination of the Partnership after its dissolution as provided in this Agreement; and

         (c) All such other instruments, documents and certificates which may from time to time be required or permitted by the laws of any state, the United States of America, or any political subdivision or agency thereof, to effectuate, implement, continue and defend the valid and subsisting existence, rights and property of the Partnership as a limited partnership and its power to carry out its purposes as set forth in this Agreement; PROVIDED, HOWEVER, that any decisions other than administrative ones shall first have been approved by the applicable approvals as provided herein.

         Section 6.10 TERMS OF GRANT. The foregoing appointment in Section 6.9:

         (a) Is irrevocable and shall be deemed to be a special power coupled with an interest in recognition of the fact that the General Partner will be relying upon such power of attorney to act as contemplated by this Agreement in such execution, acknowledgment and filing and such other actions by the General Partner on behalf of the Limited Partners and the Partnership;

         (b) Shall survive the dissolution or Bankruptcy of any Limited Partner granting the same and the transfer, by operation of law or otherwise, by any Limited Partner of the whole or any part of its interest in and to the Partnership, its capital, Profits or Losses hereunder; and

         (c) May be exercised by the General Partner on behalf of any Limited Partner by a facsimile signature of the General Partner, as attorney-in-fact for such Limited Partner.

                  Section 6.11 SEPARATE FORM. The foregoing appointment is self operative but, in confirmation thereof, each Limited Partner hereby agrees to execute, acknowledge and deliver to the General Partner, promptly upon request therefor by the General Partner, a power of attorney in recordable form satisfactory to the General Partner evidencing the foregoing appointment.

                                   ARTICLE VII

                                   ALLOCATIONS

                  Section 7.1 PROFITS AND LOSSES.

         (a) Except as otherwise set forth in Section 7.1(b) or Section 7.2 hereof, Profits, Losses and items of income, gain, deduction and loss of the Partnership for each Fiscal Year shall be allocated among all Persons who were Limited Partners during such Fiscal Year in a manner that will, as nearly as possible, cause the Adjusted Capital Account balance of each Limited Partner (as computed for purposes of section 704(b) of the Code) at the end of such Fiscal Year to be equal to the sum of the amounts of cash or the Gross Asset Value of other property distributable to such Limited Partner pursuant to Article VIII hereof at such time assuming that all the remaining assets of the Partnership were sold for their Gross Asset Values, all debts of the Partnership were paid according to their terms (with any nonrecourse debt for U.S. Federal income tax purposes deemed paid in amounts not in excess of the Gross Asset Value of the property securing such nonrecourse debt) and the cash or other property received therefrom was distributed to the Limited Partners in accordance with the priorities set forth in Article VIII hereof.

         (b) Notwithstanding Section 7.1(a), Losses allocated pursuant to
Section 7.1(a) to any Limited Partner for any Fiscal Year shall not exceed the maximum amount of Losses that may be allocated to such Limited Partner without causing such Limited Partner to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. Any Losses in excess of the limitation in this Section

7.1(b) shall be specially allocated solely to the other Limited Partners in accordance with the priorities in Article VIII hereof to the maximum extent permitted by this Section 7.1(b). In addition, Profits shall be allocated to reverse any Losses specially allocated pursuant to the preceding sentence in inverse order to those special loss allocations.

         (c) An allocation of Profits or Losses to a Limited Partner shall be treated as an allocation to such Limited Partner of the same share of each item of income, gain, loss and deduction that is taken into account in computing such Profits or Losses, as the case may be.

                  Section 7.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

         (a) MINIMUM GAIN CHARGEBACK. If there is a net decrease in Minimum Gain (determined as provided in Treasury Regulations ss.ss. 1.704-2(d) and 1.704-2(G)) during any Fiscal Year, certain items of income and gain, including gross income or gain, shall be allocated to the Limited Partners in the amounts and manner described in Treasury Regulations ss. 1.704-2(f). This Section 7.2(a) is intended to comply with the minimum gain chargeback requirement relating tO partnership non-recourse liabilities (as defined in Treasury Regulations ss. 1.704-2(f)) and shall be so interpreted.

         (b) PARTNER NON-RECOURSE DEBT MINIMUM GAIN CHARGEBACK. If there is a net decrease in Minimum Gain attributable to partner non-recourse debt (determined pursuant to Treasury Regulations ss. 1.704-2(i)) during any Fiscal Year, certain items of income and gain, including gross income or gain, shall be allocateD as quickly as possible to those Limited Partners which had a share of the Minimum Gain attributable to the partner non-recourse debt (such share determined pursuant to Treasury Regulations ss. 1.704-1(i)(5)) in the amounts and manner described in Treasury Regulations ss. 1.704-2(i) and (j). This
Section 7.2(b) is intended to comply with the minimum gain chargeback requirement relating to partner non-recourse debt set forth in Treasury Regulations ss. 1.704-2(i)(4)) anD shall be so interpreted.

         (c) ALLOCATION OF NON-RECOURSE DEDUCTIONS. Deductions attributable to obligations with respect to which a Limited Partner bears the economic risk of loss within the meaning of Treasury Regulation ss. 1.704-2(b)(4) shall be allocated to the Limited Partner or Limited Partners that bear the economic risk oF loss for such debt in accordance with the requirements of Treasury Regulation ss. 1.704-2(i)(1). "Nonrecourse Deductions" (as such term is defined in TreasurY Regulations ss.ss. 1.704-2(b)(1) and 1.704-2(c)) of the Partnership shall be allocated to the Limited Partners in proportion to their Percentage Interests.

         (d) QUALIFIED INCOME OFFSET. In the event any Limited Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted

Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 7.2(d) shall be made if and only to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.2(d) were not in the Agreement.

         (e) GROSS INCOME ALLOCATION. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Limited Partner is obligated to restore and (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5), such Limited Partner shall be specially allocated items of PartnersHip income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 7.2(e) shall be made if and only to the extent that such Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VII have been tentatively made as if Section 7.2(d) above and this Section 7.2(e) were not in the Agreement.

         (f) REGULATORY ALLOCATIONS. The allocations set forth in Section 7.2(a)-(e) hereof (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Limited Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this
Section 7.2(f). Therefore, the General Partner shall make such offsetting special allocations of Partnership income, gain, loss and deduction in whatever manner it determines appropriate, so that, after such offsetting allocations are made, each Limited Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Limited Partner would have if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 7.1. In exercising its discretion, the General Partner shall take into account how future Regulatory Allocations pursuant to Sections 7.2(a) and (b) hereof that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.2(c) hereof.

         (g) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to ss. 734(b) or 743(b) of the CodE is required, pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustmenT to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Limited Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation.

                  Section 7.3 ALLOCATION RULES.

         (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any method that is permissible under ss. 706 of the Code and thE Treasury Regulations thereunder.

         (b) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Limited Partners in the same proportions as they share Profits and Losses for the Fiscal Year in question.

         (c) The Limited Partners are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Partnership income and loss for income tax purposes.

                  Section 7.4 SECTION 704(C) OF THE CODE.

         (a) In accordance with ss. 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any propertY contributed to the capital of the Partnership shall, solely for income tax purposes, be allocated among the Limited Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. The Limited Partners acknowledge that the Gross Asset Values as of the date of this Agreement shall be established by the General Partner in accordance with Treasury Regulations ss. 1.704-1(b)(2)(iv)(f) to reflect the Capital Accounts as shown on SCHEDULE I hereto.

         (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition of "Gross Asset Value" contained in Section
1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under ss. 704(c) of the Code and the Treasury RegulationS thereunder.

         (c) Allocations pursuant to this Section 7.4 shall be calculated by the General Partner using the traditional method under Code Section 704(c) and the Treasury Regulations promulgated thereunder.

                  Section 7.5 UNCERTAINTIES IN ALLOCATIONS AND DISTRIBUTIONS. In the event there is an ambiguity regarding the application of this Article VII or
Article VIII to a particular transaction, the income and expense from such transaction shall be allocated among the Limited Partners, and distributions of cash in respect of such transaction shall be made, in such proportions that the General Partner, in its reasonable discretion, deems equitable, practicable and consistent with this Agreement, the regulations under the Code and other applicable law; PROVIDED, HOWEVER, that no such allocation or distribution by the General Partner shall discriminate against any Limited Partner.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

                  Section 8.1 DISTRIBUTIONS. Except as otherwise provided in
Section 8.2, Section 8.6 and Section 13.3 below, the Partnership shall make distributions of cash to the Limited Partners in proportion to their respective Percentage Interests at such time or times and in such amounts as the General Partner may determine in its sole discretion.

                  Section 8.2 DISTRIBUTIONS TO PAY TAXES. Prior to March 15 of the next following Fiscal Year, the General Partner shall distribute to the Limited Partners an amount sufficient for the Limited Partners out of cash available therefor to pay their tax liabilities which arise in respect of their shares of cumulative net taxable income and gain of the Partnership for such Fiscal Year, determined as set forth below by the General Partner, prior to the making of any distributions pursuant to Sections 8.1 and 8.6 hereof. Any funds distributed pursuant to this Section 8.2 shall reduce the amount that a Limited Partner would otherwise receive pursuant to Sections 8.1 and 8.6. For purposes of this Section 8.2, the amount of tax distributions made to a Limited Partner for any Fiscal Year shall be equal to the excess, if any, of (i) the product of
(A) the excess, if any, of (I) its cumulative share of net taxable income or gain for the current Fiscal Year and all prior Fiscal Years over (II) its cumulative share of net taxable loss and deduction for all prior Fiscal Years and (B) the sum of the highest rate of Canadian or United States federal, state, provincial and local tax imposed on any Limited Partner calculated, with respect to a Limited Partner that is a pass-through entity (for Canadian or United States tax purposes), based on the type of taxpayer which the beneficial owners of interests in such pass-through entity are for such year with respect to items of the same character as such net income and gain, taking into account the deductibility or creditability of federal, state, provincial and local taxes for Canadian or United States federal income tax purposes and based on such reasonable assumptions as the General Partner determines in good faith to be appropriate (such assumptions not to include the effect of any net operating losses or any other similar tax benefits available to a Limited Partner), over
(ii) the amount of any distributions made to such Limited Partner pursuant to this Section 8.2 in a prior Fiscal Year.

                  Section 8.3 DISSOLUTION. Upon the dissolution and winding up of the Partnership, the assets of the Partnership shall be distributed to the Limited Partners as provided in Section 13.3 below.

                  Section 8.4 WITHHOLDING TAXES. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Limited Partners shall be treated as amounts distributed to the Limited Partners pursuant to this Article VIII for all purposes of this Agreement. The Partnership is authorized to withhold from distributions and to pay over to any federal, state, local or foreign government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state, local or foreign law and shall allocate such amounts to those Limited Partners with respect to which such amounts were withheld. Each Limited Partner shall indemnify the Partnership and each of the Partners against any losses (including, without limitation, any tax penalties and interest) incurred by reason of any failure by the Partnership to make adequate deduction or withholding from any distribution made to such Partner.

                  Section 8.5 LIMITATIONS ON DISTRIBUTION. Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to the Limited Partners if such distribution in the aggregate would violate Section 17-607 of the Delaware Act or other applicable law.

                  Section 8.6 CAPITAL PROCEEDS. Following the receipt by the Partnership of Capital Proceeds, a portion of such Capital Proceeds sufficient for each Limited Partner to pay its tax liabilities which arise in respect of the Capital Event giving rise to such Capital Proceeds, determined as set forth in Section 8.2 above, shall be distributed to the Limited Partners pursuant to
Section 8.2 above. If the General Partner, in its sole discretion, determines that the Partnership shall distribute any remaining Capital Proceeds, such Capital Proceeds shall be distributed among the Limited Partners as follows:

         (a) First, to pay the creditors of the Partnership (including, for the avoidance of doubt, any Limited Partners who may also be creditors of the Partnership, but only to the extent of the indebtedness owed to such creditors); and

         (b) Second, to the Limited Partners in a manner to cause the cumulative prior and current Capital Proceeds distributed to each of the Limited Partners to be in the same relative proportions as the Limited Partners' respective Percentage Interests.

                                   ARTICLE IX

                   TRANSFERS; PARTNERSHIP REGISTRATION RIGHTS

                  Section 9.1 INCORPORATION OF SECTION 8 OF THE STOCKHOLDERS' AGREEMENT. The provisions of Section 8 of the Stockholders' Agreement are hereby incorporated by reference in their entirety in this Agreement. No Limited Partner is a party to any other agreement, other than the Stockholders' Agreement, the Investment Agreement, the Pledge Agreement, the Parent Transfer/Drag Along Agreement and the Voting Agreement with respect to the transfer or disposition of voting rights with respect to any Units.

                  Section 9.2 PARTNERSHIP REGISTRATION RIGHTS. Upon an Initial Public Offering, the Partnership shall grant to each of the Limited Partners customary registration rights in the securities of the Partnership commensurate with such Limited Partner's Percentage Interest, PROVIDED, that such rights shall not be exercisable in connection with the Initial Public Offering itself and further provided that such registration rights shall be subject to the provisions of any underwriting agreement entered into by the Partnership with respect to such Initial Public Offering.

                                    ARTICLE X

                                BOOKS AND RECORDS

                  Section 10.1 BOOKS, RECORDS AND FINANCIAL STATEMENTS.

         (a) At all times during the continuance of the Partnership, the General Partner shall maintain separate books of account for the Partnership that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Partnership business, in accordance with generally accepted accounting principles consistently applied to the extent not inconsistent with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate of Limited Partnership, shall at all times be maintained at the principal place of business of the Partnership (or at the place of business of the Person to whom the duty to maintain these books has been delegated in accordance herewith and identified in writing to the Limited Partners) and shall be open to inspection and examination at reasonable times by each Limited Partner and its duly authorized representative for any purpose reasonably related to such Limited Partner's interest as a Limited Partner of the Partnership.

         (b) The General Partner shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Partnership. The following financial information, which shall be certified to by an independent certified public accountant, shall be transmitted by the General Partner to each Limited Partner no later than three (3) months after the close of each Fiscal Year of the Partnership:

                  (i) balance sheet of the Partnership as of the beginning and close of such Fiscal Year; and

                  (ii) statement of Partnership profits and losses for such Fiscal Year.

         (c) The General Partner shall also prepare and maintain, or cause to be prepared and maintained, such records and information as shall be necessary to assist the Limited Partners in preparing and filing tax returns and other filings pertaining to tax matters. The following information shall be transmitted by the General Partner to each Limited Partner no later than six (6) months after the close of each Fiscal Year of the Partnership (except that, if requested by a Limited Partner for purposes of such Limited Partner's tax filing, the General Partner will use its reasonable best efforts to furnish such information to such Limited Partner within four (4) months of the close of the Fiscal Year of the Partnership):

                  (i) statement of such Limited Partner's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year; and

                  (ii) statement indicating such Limited Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

         (d) For any Limited Partner that is (X) a company required to file reports with the Securities and Exchange Commission (the "SEC") pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, or a consolidated subsidiary of such a company (such Limited Partner, a "PUBLIC LIMITED PARTNER") and (Y) required by the SEC's rules and regulations as in effect from time to time to file audited financial statements of the Partnership with the SEC, the General Partner shall transmit the following financial information to such Public Limited Partner, which information shall be certified to by an independent certified public accountant, no later than fifteen (15) days before the date on which such Public Limited Partner's annual report on Form 10-K (or an equivalent report) is required to be filed by such Public Limited Partner with the SEC:

                  (i) balance sheet of the Partnership as of the beginning and close of such Fiscal Year; and

                  (ii) statement of Partnership profits and losses for such Fiscal Year.

                  In addition, in any such case the General Partner will also prepare, or cause to be prepared, audited financial statements of the Partnership (including footnotes) meeting applicable requirements of the SEC's rules and regulations with respect to financial statements to be included in reports filed with the SEC, and will deliver such audited financial statements to the Public Limited Partner no later than fifteen (15) days before the date such Public Limited Partner is required to file the Partnership's audited financial statements with the SEC.

         (e) Within three (3) months after the close of each Fiscal Year, the General Partner shall send to each Limited Partner a Form K-1 tax statement or any successor form thereto.

         (f) The General Partner shall prepare, or cause to be prepared, such other statements as it deems necessary or advisable.

         (g) To the extent any Public Limited Partner is required to include audited financial statements of the Partnership in such Public Limited Partner's filings with the SEC, the General Partner will cooperate with such Public Limited Partner and its accountants in resolving any questions regarding such financial statements. In this regard, the General Partner will afford such Public Limited Partner and its accountants reasonable access to the Partnership's books and records, and will make the Partnership's officers and employees available to such Public Limited Partner and its accountants during normal business hours. The General Partner will also use its reasonable best efforts to cause representatives of the Partnership's auditors to make themselves available during normal business hours to address questions regarding the Partnership's financial statements and/or the audit report thereon, by such Public Limited Partner and/or its accountants.

                  Section 10.2 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate for the Partnership's business.

                  Section 10.3 AUDIT. The financial statements of the Partnership shall be audited at the end of each Fiscal Year by an independent certified public accountant selected by the General Partner, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audits will be an expense of the Partnership. A copy of any such audited financial statements and accountant's report will be made available for inspection by the Limited Partners.

                                   ARTICLE XI

                                   TAX MATTERS

                  Section 11.1 TAX MATTERS PARTNER. The "TAX MATTERS PARTNER" of the Partnership for purposes of ss. 6231(a)(7) of the Code shall be the General Partner. The Tax Matters Partner and shall have the power to manage and control, on behalf of the Partnership, any tax audit or administrative proceeding at the Partnership level with the Internal Revenue Service relating to the determination of any item of Partnership income, gain, loss, deduction or credit for federal income tax purposes; PROVIDED, HOWEVER, that the Tax Matters Partner shall not settle any tax audit or administrative proceeding without the consent of a majority in interest of the affected Limited Partners. The Tax Matters Partner shall be fully indemnified by the Partnership for all expenses incurred by the Tax Matters Partner with respect to any such tax audit or administrative proceeding. The Tax Matters Partner may be replaced by the holders of a Required Majority of the Limited Partnership Interests.

                  Section 11.2 ELECTION. Upon the reasonable request of any Limited Partner, the Tax Matters Partner shall make, or take all reasonable efforts to revoke, an election on behalf of the Partnership, in accordance with ss. 754 of the Code, so as to adjust the basis of Partnership property in the case of A distribution of property within the meaning of ss. 734 of the Code, and in the case of a transfer of a Partnership interest within the meaning of ss. 743 of The Code. Each Limited Partner shall, upon request of the Tax Matters Partner, supply the information necessary to give effect to such an election.

                  Section 11.3 TAXATION AS PARTNERSHIP. The Partners intend that the Partnership will be treated as a partnership for U.S. federal income tax purposes and, to the extent permitted under applicable law, all other income tax purposes and the Partner will take such action, as is reasonably requested by the General Partner, to make all elections and perform all acts as are necessary to have the Partnership treated as such.

                                   ARTICLE XII

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

                  Section 12.1 LIABILITY.

         (a) Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Covered Person.

         (b) Except as otherwise expressly required by law, a Limited Partner, in its capacity as Limited Partner, shall have no liability in excess of (a) the amount of its Capital Contributions and its obligations hereunder to make Capital Contributions, (b) its share of any assets and undistributed profits of the Partnership, (c) its obligation to make other payments expressly provided for in this Agreement, and (d) the amount of any distributions wrongfully distributed to it as determined under the Delaware Act.

                  Section 12.2 EXCULPATION.

         (a) No Covered Person shall be liable to the Partnership or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed, or omitted to be performed, by such Covered Person in good faith on behalf of the Partnership and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct, fraud, gross negligence or breach of this Agreement.

         (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Limited Partners might properly be paid.

                  Section 12.3 INDEMNIFICATION.

         (a) To the fullest extent permitted by applicable law, each Covered Person shall be entitled to indemnification from the Partnership for any loss, damage, claim or liability incurred by such Covered Person by reason of any act or omission performed, or omitted to be performed, by such Covered Person in good faith on behalf of the Partnership and within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, claim or liability incurred by such Covered Person by reason of willful misconduct, fraud, gross negligence or breach of this Agreement with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.3 shall be provided out of and to the extent of Partnership assets only, and no Covered Person shall have any personal liability on account thereof.

         (b) If any claim shall be asserted against a Covered Person, in respect of which such Covered Person proposes to demand indemnification under this
Section 12.3 from the Partnership, such Covered Person shall notify the General Partner to that effect with reasonable promptness after such assertion, and the General Partner on behalf of the Partnership shall have the right to assume the entire control of the defense or settlement of any such claim, through its own attorneys and at its expense, and in connection therewith, such Covered Person shall cooperate fully to make available to the Partnership and the General Partner all information under its control relating thereto.

         (c) All rights to indemnification provided herein shall survive the termination of this Agreement and the withdrawal, removal or insolvency of any Partner; provided, that a claim for indemnification hereunder is made by or on behalf of the Covered Person seeking such indemnification prior to the time distribution in liquidation of the assets of the Partnership is made pursuant to
Article XIII.

         (d) The Partnership may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.4 and containing such other procedures regarding indemnification as are appropriate.

                  Section 12.4 EXPENSES. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partner of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.3 hereof.

                  Section 12.5 INSURANCE. The Partnership may purchase and maintain insurance, to the extent and in such amounts as the General Partner shall deem advisable, on behalf of Covered Persons and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Partnership or such indemnities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  Section 12.6 OUTSIDE BUSINESSES. The parties acknowledge that Covered Persons have and may in the future have investments in other businesses that may be similar to or competitive with the Partnership (collectively, "COMPETING BUSINESSES") independent of their investments in the Partnership. By virtue of its rights under this Section, no Covered Person shall have any obligation to the Partnership to refrain from making investments in Competing Businesses, or otherwise engaging in any commercial activity; and neither the Partnership nor any other Covered Person shall have any right hereunder with respect to any such investments or activities undertaken by such Covered Person. Without limitation of the foregoing, this Agreement shall not be deemed to restrict the rights of each Covered Person to engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the other Covered Persons shall have no rights or expectancy by virtue of such Covered Person's relationships with the Partnership, this Agreement or otherwise in and to such independent ventures or the income or profits derived therefrom; and the pursuit of any such venture, even if such investment is in a Competing Business, shall not be deemed wrongful or improper hereunder. No Covered Person shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be pursued by the Partnership, and Covered Persons shall continue to have the right to take for their own respective account or to recommend to others any such particular investment opportunity. The provisions of this Section 12.6 shall in no way limit or eliminate (i) Covered Persons' duties, responsibilities and obligations with respect to any proprietary information of the Partnership, including any applicable duty not to disclose or use such proprietary information improperly or obtain therefrom an improper personal benefit, or (ii) Covered Persons' obligations under the Investment Agreement or any agreement, instrument or obligations (other than this Agreement).

                                  ARTICLE XIII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  Section 13.1 DISSOLUTION. The Partnership shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

         (a) consent of Limited Partners holding the Percentage Interests equal to at least eighty percent (80%); or

         (b) the occurrence of any of the events set forth in Section 5.7 and the failure of the Required Majority to agree to continue the Partnership as set forth therein; or

         (c) the entry of a decree of judicial dissolution under Section 17-802 of the Delaware Act.

                  Section 13.2 NOTICE OF DISSOLUTION. Upon the dissolution of the Partnership, the General Partner shall promptly notify the Limited Partners of such dissolution.

                  Section 13.3 LIQUIDATION. Upon dissolution of the Partnership, the General Partner or, if such dissolution has occurred in accordance with
Section 13.1(b), the Required Majority shall appoint a liquidating trustee who shall immediately commence to wind up the Partnership's affairs; PROVIDED, HOWEVER, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Limited Partners to minimize the normal losses attendant upon a liquidation. The Limited Partners shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VII hereof, as before liquidation. The proceeds of liquidation shall be distributed, as realized, in accordance with the provisions of Article VIII hereof.

                  Section 13.4 TERMINATION. The Partnership shall terminate when all of the assets of the Partnership have been distributed in the manner provided for in this Article XIII, and the Certificate of Limited Partnership shall have been canceled in the manner required by the Delaware Act.

                  Section 13.5 CLAIMS OF THE LIMITED PARTNERS. The Limited Partners and former Limited Partners shall look solely to the Partnership's assets for the return of their Capital Contributions, and if the assets of the Partnership remaining after payment of or due provision for all debts, liabilities and obligations of the Partnership are insufficient to return such Capital Contributions, the Limited Partners and former Limited Partners shall have no recourse against the Partnership or any other Partner.

                                   ARTICLE XIV

                                   AMENDMENTS

                  Section 14.1 AMENDMENTS. Any amendments to this Agreement or any waivers or consents hereunder, shall be adopted and be effective as an amendment hereto or waiver or consent hereunder only if approved by the Required Majority and, if such amendment, waiver or consent would adversely affect the particular rights and interests of any Limited Partner disproportionately to the adverse effects of such action on the rights and interests of other Limited Partners, such action shall also require the consent of such Limited Partner; PROVIDED, HOWEVER, that no provision of this Agreement which establishes a class vote and/or minimum Percentage Interest required to take any action shall be amended in any respect which would reduce such voting requirement, unless such amendment is approved by such Limited Partners holding at least the Percentage Interest that would have been required to take the action permitted to be taken under the provision to be amended.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  Section 15.1 FURTHER ASSURANCES. The Partners shall cooperate with each other and the Partnership and shall promptly execute, acknowledge and deliver any assurances, approvals or documents reasonably requested by a Limited Partner that is necessary for the requesting Partner or the Partnership to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

                  Section 15.2 NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered personally, sent by a nationally recognized overnight courier, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Partnership, at the Partnership's mailing address set forth below:

                           Mobile Satellite Ventures LP
                           10802 Parkridge Boulevard
                           Reston, Virginia  20191-5416
                           Fax:  (703) 390-2770
                           Attention:  General Counsel

         (b) If given to the General Partner, at the General Partner's mailing address set forth below:

                             Mobile Satellite Ventures GP Inc.
                             10802 Parkridge Boulevard
                             Reston, Virginia  20191-5416
                             Fax:  (703) 390-2770
                             Attention:  General Counsel

         with a copy to each Limited Partner as set forth in clause (c) below.

         (c) If given to any Limited Partner, at the address set forth on
SCHEDULE I hereof (or as modified from time to time by a Limited Partner upon written notice to the General Partner).

                  Notices delivered personally to an addressee or sent by overnight courier shall be deemed to have been given upon such delivery. Notices sent by telecopier shall be deemed to have been given upon confirmation by telecopy answerback (provided that the sending of any such notice is followed promptly by the mailing of the original of such notice). Notices mailed by registered or certified mail shall be deemed to have been given upon the expiration of five (5) days after such notice has been deposited in the mail.

                  Section 15.3 FAILURE TO PURSUE REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the Partner against whom such waiver is claimed.

                  Section 15.4 CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  Section 15.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

                  Section 15.6 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  Section 15.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

                  Section 15.8 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersedes all prior agreements and understandings pertaining thereto.

                  Section 15.9 CONFIDENTIALITY. Each Partner acknowledges that in the course of the formation, and during the operation, of the Partnership it has or shall receive confidential and proprietary information concerning the assets, business plans, intellectual property rights and operations of the Partnership and the other Partners and Affiliates of such Persons ("CONFIDENTIAL INFORMATION"). Each Partner agrees that the Confidential Information is a valuable asset of the Partnership or its owner, as the case may be and its public disclosure or use outside of the Partnership's activities without the prior consent of the Partnership and/or the relevant Partner would cause substantial harm to the Partnership, such disclosing Partner or other Person. Therefore, each Partner agrees to treat all Confidential Information received by it with the amount of care that a reasonable business person would use to protect to its own valuable and proprietary confidential information and shall not disclose any Confidential Information to any Person who does not have a contractual obligation with the Partnership to keep such Confidential Information confidential or does not have the right to have such Confidential Information disclosed to it under an agreement with the Partnership. In addition, each Partner shall not personally, and shall not permit other Persons (including its Affiliates) to utilize Confidential Information for any purpose other than for the benefit of the Partnership.

                  Notwithstanding the foregoing, a Partner may disclose Confidential Information to its Affiliates, professional advisors, lenders and investors if such Persons have agreed for the benefit of the Partnership, to comply with the provision of this Section 15.9.

                  As used herein, "CONFIDENTIAL INFORMATION" shall not include information (i) that has become generally available to the public through no fault of the receiving Person, (ii) to the minimum extent necessary in order to comply with any law, order, regulation, ruling or other governmental request pursuant to subpoena or government order, provided that in the event a receiving Person is subject to such a subpoena or order, it shall notify in writing the General Partner of such event, and shall cooperate with any reasonable request or efforts by the General Partner to take reasonable legally permissible actions to limit the scope of disclosure required in order for such Person to comply with such subpoena or order and (iii) as may be required or appropriate in response to any report, statement or testimony submitted to any municipal, state or national (including foreign regulatory bodies having or claiming to have jurisdiction over such Person).

                  Section 15.10 GOVERNING LAW; CONSENT TO JURISDICTION This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws. Each party agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Courts for the District of Delaware and the Southern District of New York or the applicable Delaware or New York state court and agrees to venue in such courts.

                                      * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     MOBILE SATELLITE VENTURES GP INC.

                                     By:      /S/ RANDY SEGAL
                                              ----------------------------------
                                              Name:    Randy Segal
                                              Title:   Secretary

                                     TMI COMMUNICATIONS DELAWARE, LIMITED
                                     PARTNERSHIP

                                     By: 3924505 CANADA INC.,
                                         Its General Partner

                                     By:      /S/ RORY MCCORMICK
                                              ----------------------------------
                                              Name:  Rory McCormick
                                              Title:  President

                                     TELCOM SATELLITE VENTURES II, INC.

                                     By:      /S/ HAL B. PERKINS
                                              ----------------------------------
                                              Name:  Hal B. Perkins
                                              Title: Vice President and General
                                                     Counsel

                                      TELCOM SATELLITE VENTURES, INC.

                                     By:      /S/ HAL B. PERKINS
                                              ----------------------------------
                                              Name:  Hal B. Perkins
                                              Title: Vice President and General
                                                     Counsel

                 [SIGNATURE PAGE TO A & R PARTNERSHIP AGREEMENT]

                                        SPECTRUM SPACE EQUITY INVESTORS IV, INC.

                                        By:      /S/ KEVIN J. MARONI
                                                 -------------------------------
                                                 Name:  Kevin J. Maroni
                                                 Title:  Authorized Signatory

                                        SPECTRUM SPACE IV PARALLEL, INC.

                                        By:      /S/ KEVIN J. MARONI
                                                 -------------------------------
                                                 Name:  Kevin J. Maroni
                                                 Title:  Authorized Signatory

                                        SPECTRUM SPACE IV MANAGERS, INC.

                                        By:      /S/ KEVIN J. MARONI
                                                 -------------------------------
                                                 Name:  Kevin J. Maroni
                                                 Title:  Authorized Signatory

                                        SPECTRUM SPACE EQUITY INVESTORS IV-II,
                                        INC.

                                        By:      /S/ KEVIN J. MARONI
                                                 -------------------------------
                                                 Name:  Kevin J. Maroni
                                                 Title:  Authorized Signatory

                 [SIGNATURE PAGE TO A & R PARTNERSHIP AGREEMENT]

                                        SPECTRUM SPACE IV PARALLEL II, INC.

                                        By:      /S/ KEVIN J. MARONI
                                                 -------------------------------
                                                 Name:  Kevin J. Maroni
                                                 Title:  Authorized Signatory

                                        SPECTRUM SPACE IV MANAGERS II, INC.

                                        By:      /S/ KEVIN J. MARONI
                                                 -------------------------------
                                                 Name:  Kevin J. Maroni
                                                 Title:  Authorized Signatory

                                        COLUMBIA SPACE (QP) II, INC.

                                        By:      /S/ DONALD A. DOERING
                                                 -------------------------------
                                                 Name:  Donald A. Doering
                                                 Title:  Authorized Signatory

                 [SIGNATURE PAGE TO A & R PARTNERSHIP AGREEMENT]

                                          COLUMBIA SPACE (AI) II, INC.

                                          By:      /S/ DONALD A. DOERING
                                                   -----------------------------
                                                   Name:  Donald A. Doering
                                                   Title:  Authorized Signatory

                                          COLUMBIA SPACE PARTNERS II, INC.

                                          By:      /S/ DONALD A. DOERING
                                                   -----------------------------
                                                   Name:  Donald A. Doering
                                                   Title:  Authorized Signatory

                                          COLUMBIA SPACE (QP), INC.

                                          By:      /S/ DONALD A. DOERING
                                                   -----------------------------
                                                   Name:  Donald A. Doering
                                                   Title:  Authorized Signatory

                                          COLUMBIA SPACE (AI), INC.

                                          By:      /S/ DONALD A. DOERING
                                                   -----------------------------
                                                   Name:  Donald A. Doering
                                                   Title:  Authorized Signatory

                 [SIGNATURE PAGE TO A & R PARTNERSHIP AGREEMENT]

                                        COLUMBIA SPACE PARTNERS, INC.

                                        By:      /S/ DONALD A. DOERING
                                                 -------------------------------
                                                 Name:  Donald A. Doering
                                                 Title:  Authorized Signatory

                                        MOTIENT VENTURES HOLDING INC.

                                        By:      /S/ CHRIS DOWNIE
                                                 -------------------------------
                                                 Name:  Chris Downie
                                                 Title:  EVP & COO

                                        MSV INVESTORS, LLC

                                        By:      /S/ JEFFREY A. LEDDY
                                                 -------------------------------
                                                 Name:  Jeffrey A. Leddy
                                                 Title:  CEO

                 [SIGNATURE PAGE TO A & R PARTNERSHIP AGREEMENT]

BY EXECUTING THIS AGREEMENT, DEAN VENTURES VII, LLC HEREBY ACCEPTS THE OBLIGATIONS OF A LIMITED PARTNER AND ACKNOWLEDGES THAT ITS RIGHTS AS A LIMITED PARTNER ARE LIMITED AS SET FORTH IN SECTION 5 OF THE SUBSCRIPTION AGREEMENT DATED NOVEMBER 2, 2001 BETWEEN MOBILE SATELLITE VENTURES LLC AND DEAN VENTURES VII, LLC AND SECTION 5 THEREOF IS HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT WITH RESPECT TO DEAN VENTURES VII, LLC, ITS SUCCESSORS AND ASSIGNS:

                                          DEAN VENTURES VII, LLC

                                          By:      /S/ DEAN L. WILDE, JR.
                                                   -----------------------------
                                                   Name:  Dean L. Wilde, Jr.
                                                   Title:  Member

                 [SIGNATURE PAGE TO A & R PARTNERSHIP AGREEMENT]

                                                                   EXHIBIT 10.49

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "AGREEMENT"), dated as of November 12, 2004, by and among Mobile Satellite Ventures GP Inc., a Delaware corporation ("GENERAL PARTNER") and General Partner of Mobile Satellite Ventures LP, a Delaware limited partnership ("MSV LP") and the stockholders of General Partner listed on SCHEDULE I hereto (each individually, a "STOCKHOLDER," and collectively, the "STOCKHOLDERS").

                                    RECITALS

                  WHEREAS, each Stockholder is also a limited partner of MSV LP and owns a portion of the common stock, par value $0.01 per share (the "Stock"), of General Partner in proportionate amounts based upon its respective ownership interests in MSV LP; and

                  WHEREAS, the Stockholders formed General Partner for the purpose of having it serve exclusively as General Partner of MSV LP pursuant to the terms of the MSV LP Agreement (as defined herein); and

                  WHEREAS, the Stockholders wish to assure that General Partner performs its duties under the MSV LP Agreement and the other agreements by and among the Stockholders strictly in accordance with the terms of this Agreement; and

                  WHEREAS, MSV LP and General Partner have entered into a purchase agreement (the "PURCHASE AGREEMENT") with Motient Ventures Holding Inc. ("MOTIENT SUB"), pursuant to which such investor will make an equity investment in MSV LP and General Partner; and

                  WHEREAS, certain of the parties hereto are parties to that certain Stockholders' Agreement, dated as of November 26, 2001, as amended (the "NOVEMBER 2001 STOCKHOLDERS' AGREEMENT"); and

                  WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the parties hereto wish to amend and restate the November 2001 Stockholders' Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  Section 1. DEFINITIONS. Initially capitalized terms used, but not defined herein, shall have the meanings ascribed thereto in the MSV LP Agreement or, if not defined therein, in the Investment Agreement, as applicable. Additionally, terms defined in this Section 1 shall, for the purposes of this Agreement, have the meanings herein specified.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

                  "COLUMBIA INVESTOR GROUP" means the entities in Columbia Space
(QP), Inc.'s investor group as set forth in SCHEDULE I hereto.

                  "CONTROL PARTY" means (i) an Affiliate that has direct or indirect majority voting control of a Limited Partner, or (ii) an Affiliate that has a majority of its voting interests held, directly or indirectly, by a Limited Partner or by Persons that have direct or indirect voting control of a Limited Partner.

                  "EXCLUDED SECURITIES" means (i) any interests in MSV LP issued pursuant to the October 2001 Investment Agreement or any of the transactions contemplated thereby, (ii) any interests in MSV LP issued pursuant to the Investment Agreement or any of the transactions contemplated thereby, (iii) any interests in MSV LP issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise, (iv) any interests in MSV LP issued as part of an Initial Public Offering or other registered underwritten public offering of MSV LP's securities, (v) any interests in MSV LP issued under an employee compensation plan approved by the General Partner, (vi) any interests in MSV LP issued to financial institutions, financial syndicates or lessors in connection with bona fide commercial credit arrangements, equipment financings, or similar transactions for primarily other than equity financing purposes, (vii) any interests in MSV LP issued pursuant to Section 8.1(h)(vi) of this Agreement and
(viii) 4,817 Units that may be issued to inOvate Communications Group Services Company or its Affiliates.

                  "FAMILY MEMBER" means, with respect to any Person (i) the spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law of such Person or of any of the beneficial owners of such Person, (ii) any trust whose beneficiaries consist of only one or more of such Person and such persons or (iii) any partnership or other entity whose owners are one or more of such Person and such persons.

                  "INVESTMENT AGREEMENT" means that certain First Amended and Restated Investment Agreement, dated as of August 8, 2003, as amended, by and among the Stockholders (and their affiliates) and certain other parties.

                  "INVESTOR" has the meaning set forth in the MSV LP Agreement.

                  "INVESTOR GROUP" means, with respect to Investors in the Telcom Investor Group, the Columbia Investor Group and the Spectrum Investor Group, such Investor's Investor Group as identified on SCHEDULE I hereto.

                  "INTERVENING ENTITY" means, as applied to any Limited Partner at any time, any Person the value of which at such time consists principally of its direct or indirect ownership of interests in, or obligations of, MSV LP or Canadian Holdco. Without limiting the foregoing, the parties stipulate that, as of the date hereof, TMI and TMI's general partner are Intervening Entities.

                  "MSV LP AGREEMENT" means that certain Amended and Restated Limited Partnership Agreement of MSV LP, dated as of November 12, 2004, by and among General Partner and the limited partners named therein.

                  "OCTOBER 2001 INVESTMENT AGREEMENT" means that certain Amended and Restated Investment Agreement, dated as of October 12, 2001, as amended, by and among the Stockholders (and their affiliates) and certain other parties.

                  "PLEDGE AGREEMENT" means that certain Pledge and Guarantee Agreement, dated as of November 26, 2001, by and among TMI, TMI Sub and the other parties thereto, as amended, supplemented or revised from time to time.

                  "REQUIRED MAJORITY" means Limited Partners holding at least a majority of the Percentage Interests held by the Limited Partners entitled to vote on any matter as of the date of determination.

                  "SPECTRUM INVESTOR GROUP" means the entities in Spectrum Space Equity Investors IV, Inc.'s investor group as set forth in SCHEDULE I hereto.

                  "TELCOM INVESTOR GROUP" means the entities in Telcom Satellite Ventures Inc.'s investor group as set forth in SCHEDULE I hereto.

                  "TMI SUB" means TMI Communications Delaware, Limited Partnership.

                  "VOTING AGREEMENT" has the meaning set forth in Section 11(a).

Section 2.        BOARD COMPOSITION.

                  (a) QUALIFICATIONS OF DIRECTORS. No person shall be elected or appointed a director if that person is less than 18 years of age, is of unsound mind and has been found so by a court, is not an individual, or has the status of a bankrupt. Directors may, but need not, be Stockholders.

                  (b) Subject to clause (vii) below, each Stockholder agrees to use all commercially reasonable efforts (including approving all necessary or advisable amendments to General Partner's certificate of incorporation and/or bylaws) to cause the board of directors of General Partner (the "BOARD") to consist of thirteen (13) directors and be composed as follows:

                           (i) The Telcom Investor Group, the Spectrum Investor Group and the Columbia Investor Group (or an Investor or group of Investors to which Limited Partners of any such Investor Group transferred at least a five percent (5%) Percentage Interest and expressly transferred such Investor Group's right to designate a director under this Agreement (each such Person, an "INVESTOR GROUP ASSIGNEE")), collectively, shall be entitled to designate a total of one (1) director. Such director shall be selected by the affirmative vote of at least two of the three such Investor Groups.

                           (ii) The Telcom Investor Group shall be entitled to designate one (1) director.

                           (iii) Motient Sub shall be entitled to designate three (3) directors.

                           (iv) TMI Sub shall be entitled to designate three (3) directors.

                           (v) MSV Investors, LLC ("MSV INVESTORS") shall be entitled to designate three (3) directors.

                           (vi) One director shall be the Chief Executive Officer of General Partner (the "CEO").

                           (vii) One director shall be Gary M. Parsons, currently the Chairman of MSV LP; PROVIDED, that in the event Mr. Parsons resigns or is otherwise removed from the Board, such vacancy shall not be filled and thereafter, the Board shall consist of twelve
         (12) directors.

                           (viii) General Partner shall provide each of the Columbia Investor Group and the Spectrum Investor Group with notice of each meeting of the Board and shall permit one designated representative of each of the Columbia Investor Group and the Spectrum Investor Group to attend and participate in all discussions of each such meeting in a nonvoting capacity, and, in this respect shall give the Columbia Investor Group and the Spectrum Investor Group copies of all notices, minutes, consents and other material that it provides to directors (collectively, the "OBSERVATION RIGHTS"); PROVIDED, that General Partner shall also provide the Telcom Investor Group with Observation Rights if the Telcom Investor Group does not otherwise have the right to select a director and if the director selected pursuant to
         Section 2(b)(i) hereof is not an owner or an Affiliate of the Telcom Investor Group; PROVIDED, FURTHER, that the Columbia Investor Group, the Spectrum Investor Group and the Telcom Investor Group (if applicable) and their designated representatives that attend any Board meeting shall, except as otherwise required by law, hold all matters discussed at any such meeting in strict confidence as if each such Investor Group and its designated representatives were voting members of the Board; and PROVIDED FURTHER, that each of the Columbia Investor Group, the Spectrum Investor Group and the Telcom Investor Group (if applicable) shall be entitled to Observation Rights in accordance with the terms of this Section 2(b)(viii) only so long as such Investor Group continues to be a holder of capital stock of the General Partner.

                  (c) RESIGNATION. Any director may resign at any time by giving written notice to the CEO. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the CEO. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. In the event of the death, disability, resignation or removal of any director, the Stockholder(s) which designated such director shall designate his or her replacement.

                  Section 3. BOARD MEETING.

                  (a) REGULAR MEETINGS. The Board shall meet no less often than quarterly, unless otherwise agreed by at least 4/5 of the Board. Such meetings shall be held on such date as shall be determined by the CEO or a majority of the Board.

                  (b) OTHER MEETINGS. Other meetings of the Board shall be held at such times as the Chairman of General Partner (the "CHAIRMAN"), a vice-chairman of General Partner (a "VICE-CHAIRMAN"), the CEO or a majority of the Board shall from time to time determine.

                  (c) NOTICE OF MEETINGS. The Secretary of General Partner (the "SECRETARY") or any person that the Board or the Secretary delegate to act in the capacity of the Secretary shall give written notice to the CEO, the President of General Partner (the "PRESIDENT") and each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least five (5) Business Days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or may be delivered by electronic mail or be delivered personally or by telephone not later than forty-eight (48) hours before the time at which such meeting is to be held; provided, however, that if any director objects to the holding of such Board meeting at the requested time and date, such meeting shall be held five (5) Business Days following the date of such notice. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board, need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting.

                  (d) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Delaware as the Chairman or CEO may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

                  (e) QUORUM AND MANNER OF ACTING.

                  (1) A majority of the directors then in office (or who are members of any committee of the Board) shall be present in person or by proxy (provided in writing) at any meeting of the Board (or a committee thereof, as the case may be) in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors, or members of such committee, present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board or such committee, except as otherwise expressly required by this Agreement or the Investment Agreement. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

                  (2) ORGANIZATION. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

                           (A)      the Chairman;

                           (B)      the Vice-Chairman; or

                           (C) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

                  (f) COMMITTEES OF THE BOARD. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees consisting of four or more directors; PROVIDED, that each committee shall consist of at least one designee of the Telcom Investor Group, Columbia Investor Group and Spectrum Investor Group, collectively, as well as one Motient Sub designee, one TMI Sub designee, and one MSV Investors designee. Except as otherwise expressly required by this Agreement, any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of General Partner, and may authorize the seal of General Partner to be affixed to all papers which may require it. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board and upon request of the Stockholders, to the Stockholders.

                  (g) DIRECTORS' CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors of the Board, in the case of a Board meeting, or all the members of a committee, in the case of a committee meeting, and such consent is filed with the minutes of the proceedings of the Board or such committee.

                  (h) ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  (i) COMPENSATION. Directors shall not receive any salary or compensation for their services as directors or as members of committees, except as authorized by Stockholders holding a majority of the shares of Stock (the "SHARES"). The directors shall be entitled to be reimbursed for traveling expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein shall preclude any director from serving General Partner or MSV LP in any other capacity and receiving compensation therefor.

                  (j) SELECTION OF OFFICERS. Any changes to the officers of General Partner shall be approved by a vote of the majority of the Board members.

                  (k) AGREEMENTS WITH LIMITED PARTNERS OR THEIR AFFILIATES. Notwithstanding the grant of authority to General Partner under Section 6.1 of the MSV LP Agreement, without the prior written consent of the majority of the disinterested directors (or, if the majority of the directors are designees of interested parties, the entire Board) and any prior written consent of Limited Partners of MSV LP required by the MSV LP Agreement, the Board shall not permit or cause General Partner or MSV LP to enter into transactions with its Limited Partners or Affiliates of its Limited Partners except as otherwise permitted in the Investment Agreement.

                  Section 4. AGREEMENT OF STOCKHOLDERS AND GENERAL PARTNER.

                  (a) AGREEMENT TO VOTE SHARES TO ELECT DIRECTORS. Each Stockholder hereby agrees to take all action necessary (including voting or causing to be voted, or acting by written consent with respect to, any and all Shares held by him or it on the record date for establishing the Stockholders entitled to vote for the election of directors of General Partner) to cause the designees of the Telcom Investor Group, the Columbia Investor Group, and the Spectrum Investor Group, the Motient Sub designees, the TMI Sub designees, the MSV Investors designees, the CEO and Mr. Parsons to be elected to the Board, in accordance with the provisions hereof.

                  (b) AGREEMENT TO EFFECT TERRESTAR SPIN-OFF. Each Stockholder and General Partner hereby agree to use their best efforts as promptly as possible, and in any event by November 23, 2004, to take such actions as may be necessary to effect the distribution by MSV LP of all of the outstanding shares of common stock of TerreStar Networks Inc. ("TERRESTAR") to the limited partners of MSV LP.

                  Section 5. STOCKHOLDER MEETINGS.

                  (a) REGULAR MEETINGS. The Stockholders shall meet annually, unless otherwise agreed by the Board. Such meetings shall be held on such date as shall be determined by the a majority of the Board.

                  (b) SPECIAL MEETINGS. Special meetings of the Stockholders shall be held at such times as the Board, the President or a majority in interest of the Stockholders shall from time to time determine.

                  (c) NOTICE OF MEETINGS. The Secretary shall give written notice to the President and each Stockholder of each meeting of the Stockholders, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Stockholder, if by mail, to the address set forth with respect to such Stockholder in SCHEDULE I, at least five (5) Business Days before the day on which such meeting is to be held, or shall be sent to such Stockholder by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than forty-eight (48) hours before the time at which such meeting is to be held; PROVIDED, HOWEVER, that if any Stockholder objects to the holding of such Stockholder meeting at the requested time and date, such meeting shall be held five (5) Business Days following the date that such notice was given. A written waiver of notice, signed by the Stockholder entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting of the Stockholders shall constitute a waiver of notice of such meeting.

                  (d) PLACE OF MEETINGS. The Stockholders may hold their meetings at such place or places within or without the State of Delaware as the President may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

                  (e) QUORUM AND MANNER OF ACTING. The Stockholders holding the majority of the Shares shall be present in person or by proxy at any meeting of the Stockholders in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise provided herein or in the Investment Agreement, the vote of those Stockholders holding a majority of the Shares, present at any such meeting at which a quorum is present, shall be necessary for the passage of any resolution or act of the Stockholders, except as otherwise expressly required by this Agreement. In the absence of a quorum for any such meeting, holders of a majority of the Shares present thereat may adjourn such meeting from time to time until a quorum shall be present.

                  (f) STOCKHOLDERS' CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Stockholders holding the requisite number of Shares for the taking the relevant action and such consent is filed with the minutes of the proceedings of the Stockholders.

                  (g) ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more Stockholders may participate in a meeting of the Stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  Section 6. ASSIGNMENT; RESTRICTION ON TRANSFER. The rights of the Stockholders to designate directors hereunder may not be transferred, except in accordance with Section 2(b)(i).

                  Section 7. TRANSFER OF SHARES. The Stockholders each undertake to take such actions and execute such documents as may be necessary to insure that the proportionate ownership of General Partner at all times reflects the then-current proportional ownership of Limited Partnership Interests in MSV LP, excluding for this purpose, any Limited Investor. In furtherance of the foregoing, except for Transfers made simultaneously with permitted transfers of Limited Partnership Interests made in accordance with the terms of Section 8 of this Agreement, each Stockholder agrees not to, directly or indirectly, sell, assign, transfer, pledge, encumber, hypothecate, mortgage or otherwise dispose of, either voluntarily or involuntarily (or to enter into any contract, option or other arrangement or understanding to do any of the foregoing) (a "TRANSFER"), any Shares; PROVIDED, HOWEVER, that TMI Sub shall be permitted to pledge its Shares pursuant to the Pledge Agreement. In addition, each Stockholder hereby undertakes to, at the same time that it transfers any of its Limited Partnership Interests, Transfer its Shares (or the same portion thereof as the Limited Partnership Interests being transferred bear to its total Limited Partnership Interests) to the purchaser or assignee of any of its Limited Partnership Interests in accordance with Section 8 of this Agreement. Following a Transfer of such Shares, such Shares shall remain subject to the provisions of this Agreement, and the transferee shall execute and deliver to General Partner a written agreement to be bound by this Agreement in form and substance reasonably satisfactory to General Partner. Notwithstanding the foregoing, except as set forth in Section 2(b)(i) with respect to Transfers to an Investor Group Assignee, in connection with transfers of Limited Partnership Interests pursuant to Sections 8.2(c) or (d) of this Agreement, no transferee shall have the right to designate directors pursuant hereto.

                  Section 8. TRANSFERS, ADMISSION OF LIMITED PARTNERS AND CONVERSION.

                  Section 8.1 ADDITIONAL ISSUANCES OF INTERESTS.

                  (a) In order to raise capital for MSV LP operations or to acquire assets, to redeem or retire MSV LP debt, or for any other valid MSV LP purposes, General Partner may, subject to the provisions of this Section 8.1, from time to time determine that it is in the best interests of MSV LP to cause MSV LP to issue additional interests in MSV LP to the Limited Partners or other Persons and to admit such other Persons to MSV LP as Additional Limited Partners pursuant to Section 8.4. General Partner shall determine the consideration for and the terms and conditions with respect to any future issuance of interests in MSV LP.

                  (b) Subject to clause (h) below, General Partner shall not issue any interests in MSV LP unless it first delivers to each Limited Partner (each such Person being referred to in this Section 8.1 as a "BUYER") a written notice (the "NOTICE OF PROPOSED ISSUANCE") specifying the type and amount of such interests that MSV LP then intends to issue (the "OFFERED INTERESTS"), all of the material terms, including the price (cash or non-cash) upon which MSV LP proposes to issue the Offered Interests and stating that the Buyers shall have the right to purchase the Offered Interests in the manner specified in this
Section 8.1 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance, PROVIDED, that if such price consists of non-cash consideration, a Buyer may purchase the Offered Interest with the same type and amount of non-cash consideration described in such Notice of Proposed Issuance or, may instead, pay for such Offered Interests with the cash equivalent of such price.

                  (c) During the ten (10) consecutive day period commencing on the date MSV LP delivers to all of the Buyers the Notice of Proposed Issuance (the "TEN DAY PERIOD"), the Buyers shall have the option to purchase up to all of the Offered Interests at the same price and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered Interests must give written notice of its election to General Partner prior to the expiration of the Ten Day Period.

                  (d) Each Buyer shall have the right to purchase up to that percentage of the Offered Interests equal to the Percentage Interest then held by such Buyer. The amount of such Offered Interests that each Buyer is entitled to purchase under this Section 8.1 shall be referred to as its "PROPORTIONATE SHARE."

                  (e) Each Buyer shall have a right of oversubscription such that if any other Buyer fails to elect to purchase his or its full Proportionate Share of the Offered Interests, the other Buyer(s) shall, among them, have the right to purchase up to the balance of such Offered Interests not so purchased. The Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered Interests by so indicating in their written notice given during the Ten Day Period. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Interests available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

                  (f) If all of the Offered Interests have not been purchased by the Buyers pursuant to the foregoing provisions, then General Partner shall have the right, until the expiration of one hundred eighty (180) consecutive days commencing on the first day immediately following the expiration of the Ten Day Period, to issue the Offered Interests not purchased by the Buyers at not less than, and on terms no more favorable in any material respect to the purchaser(s) thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Interests are not issued within such period and at such price and on such terms, the right to issue in accordance with the Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Interests.

                  (g) Notwithstanding the foregoing, the rights described in this Section 8.1 shall not apply with respect to the issuance of Excluded Securities.

                  (h) Notwithstanding the foregoing, General Partner may proceed with the issuance of interests in MSV LP without first following the procedures in clauses (b)-(f) above, provided that the purchaser of such interests (the "NEW PURCHASER") agrees in writing to take such interests subject to the provisions of this Section 8.1(h). In such event the following provisions shall apply:

                           (i) Within ten (10) days following the issuance of
such interests, General Partner or the New Purchaser shall issue to each Buyer a written notice (the "NOTICE OF ISSUANCE") specifying the type and amount of such interests that MSV LP has issued (the "ISSUED INTERESTs"), all of the material terms, including the price (the "ISSUED INTEREST PRICE") at which MSV LP issued the Issued Interests and stating that the Buyers shall have the right to purchase Issued Interests in the manner specified below for the same price per Unit and in accordance with the same terms and conditions specified in such Notice of Issuance.

                           (ii) During the ten (10) consecutive day period
commencing on the date MSV LP or the New Purchaser delivers to all of the Buyers the Notice of Issuance (the "ISSUANCE TEN DAY PERIOD"), the Buyers shall have the option to purchase up to all of the Issued Interests for the same type and amount per Issued Interest of cash or non-cash consideration paid by the New Purchaser or cash in an amount equivalent in value to the Issued Interest Price and upon the same terms and conditions specified in the Notice of Issuance. Each Buyer electing to purchase Issued Interests must give written notice of its election to the deliverer of the Notice of Issuance prior to the expiration of the Issuance Ten Day Period.

                           (iii) Each Buyer shall have the right to purchase
from the New Purchaser up to that percentage of the Issued Interests equal to the Proportionate Share held by such Buyer immediately prior to the issuance of the Issued Interests.

                           (iv) Each Buyer shall have a right of
oversubscription such that if any other Buyer fails to elect to purchase his or its full Proportionate Share of the Issued Interests, the other Buyer(s) shall, among them, have the right to purchase up to the balance of such Issued Interests not so purchased. The Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Issued Interests by so indicating in their written notice given during the Issuance Ten Day Period. If, as a result thereof, such oversubscription elections exceed the total number of the Issued Interests available in respect to such oversubscription privilege, the oversubscribing Buyers shall be cut back with respect to oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

                           (v) Any Issued Interests that have not been purchased
by the Buyers pursuant to the foregoing provisions shall remain owned by the New Purchaser.

                           (vi) Notwithstanding anything in this clause (h) to
the contrary, in the event the Buyers elect, within the Issuance Ten Day Period, to purchase less than all of the Issued Interests then, in lieu of the Buyers purchasing Issued Interests from the New Purchaser, General Partner may elect to issue directly to such Buyers, for the same type and amount per Issued Interest of cash or non-cash consideration paid by the New Purchaser or cash in an amount equivalent in value to the Issued Interest Price, an equivalent amount of additional securities that are identical to the Issued Interests in all material respects.

                  Section 8.2 TRANSFERS. No Limited Partner may assign or transfer all or any part of its Limited Partnership Interest to any Person, except in compliance with the following:

                  (a) RIGHT OF FIRST REFUSAL. In the event that a Limited Partner (a "SELLING PARTY") proposes to transfer all or a portion of its Limited Partnership Interest to any third party, other than in accordance with Section 8.2(c) or (d), pursuant to a bona fide offer, such Selling Party will provide notice of such proposed transfer (including the identity of the proposed purchaser of such interest, the amount of interests proposed to be transferred and the proposed terms thereof) (the "TRANSFER NOTICE"), at least fifteen (15) Business Days prior to the proposed transfer, to each other Limited Partner, whereupon each other Limited Partner shall have the right to purchase, at the same price and upon the same terms and conditions set forth in the Transfer Notice, a pro rata portion of such interest based upon such Limited Partner's portion of the Percentage Interests held by all Limited Partners other than the Selling Party. Except as set forth in the next sentence, the purchase price shall be payable in cash. In the event that the Transfer Notice specifies the payment of consideration other than cash, the purchase price for purposes of this Section 8.2(a) shall either be (x) the cash equivalent of such consideration, determined by General Partner in good faith or (y) to the extent the participating Limited Partner elects, the same type and amount of non-cash consideration that is proposed to be paid as described in the Transfer Notice. The Transfer Notice shall constitute an irrevocable offer by the Selling Party to sell to the other Limited Partners such interests at the price and on the terms as contained in such Transfer Notice. Each Limited Partner desiring to participate in such purchase shall provide the Selling Party and each other Limited Partner notice of its agreement to participate (the "PARTICIPATION NOTICE") within ten (10) Business Days of receipt of the Transfer Notice specifying such participation and whether and the extent to which such Limited Partner wishes to acquire any remaining, unallocated portion of the proposed transfer (the "UNALLOCATED PORTION"). In the event that one or more of the other Limited Partners do not provide a timely Participation Notice, the Unallocated Portion shall be allocated in pro rata proportion to the Percentage Interest held by each of the Limited Partners who submits a Participation Notice to the extent of such Limited Partner's indicated willingness to acquire any Unallocated Portion as provided in such Limited Partners' Participation Notice. The Participation Notice shall be deemed to be an irrevocable commitment to purchase from the Selling Party, at the price (or the cash equivalent thereof) and on the terms as contained in the Transfer Notice, the amount of the interests that such Limited Partner specifies in the Participation Notice. In the event that the Limited Partners are not willing to purchase all of the interests offered pursuant to the Transfer Notice, and the amount of interests which the Selling Party has offered to sell pursuant to the Transfer Notice less the amount of interests the Limited Partners are willing to accept is less than the minimum amount of interests which the offeror is willing to purchase pursuant to the bona fide offer described in the Transfer Notice, then the Limited Partners shall be deemed to have rejected the offer contained in the Transfer Notice in its entirety and the Selling Party shall be permitted to proceed with the sale described in the Transfer Notice. In the event that the Limited Partners shall have accepted all or part of the interests offered pursuant to the Transfer Notice (and shall not have been deemed to have rejected the offer in its entirety as described in the immediately preceding sentence), then the Selling Party shall sell to such Limited Partners such interests as have been accepted by such Limited Partners as specified in such Limited Partner's Participation Notice on the terms contained in the Transfer Notice. Any interests not sold to the Limited Partners pursuant to the preceding sentence may be sold to a third party, including the original offeror, at a price not lower than, and on such other terms and conditions not more favorable to such third party than, those contained in the original Transfer Notice, at any time within one hundred eighty (180) days after the expiration of the offer required by this Section 8.2(a). In the event the interests are not transferred by the Selling Party on such terms during such one hundred eighty (180) day period, the restrictions of this Section 8.2(a) shall again become applicable to any transfer of interests by the Selling Party.

                  (b) TAG ALONG RIGHTS.

                           (i) GENERAL. No Selling Party may transfer (other
than pursuant to Section 8.2(c) or 8.2(d)) Limited Partnership Interests held by such Selling Party to any Person, unless the terms and conditions of such transfer shall include an offer by the third party transferee to the other Limited Partners (each, a "TAG ALONG PARTICIPANT"), at a price calculated using the same methodology used to calculate the price of the Selling Party's Limited Partnership Interest taking into account the relative capital accounts and distribution rights of the Tag Along Participants (such price, the "TAG ALONG PRICE") and on the same terms and conditions as the Selling Party has agreed to sell its Limited Partnership Interest, to include in the transfer to the third party transferee a portion of Limited Partnership Interests.

                           (ii) OBLIGATION OF TRANSFEREE TO PURCHASE. The
third-party transferee of the Selling Party shall purchase from each Tag Along Participant the portion of such Tag Along Participant's Limited Partnership Interest that such Tag Along Participant desires to sell, provided that such portion does not exceed the Maximum Tag Along Portion (as defined below) and, if such portion exceeds the Maximum Tag Along Portion, the transferee shall purchase only the Maximum Tag Along Portion. For purposes hereof, the term "MAXIMUM TAG ALONG PORTION" means a portion of a Tag Along Participant's Limited Partnership Interest the price of which (based on the Tag Along Price of such Limited Partnership Interest) equals the total original price proposed to be paid by the transferee for the Selling Party's Limited Partnership Interest multiplied by a fraction, the numerator of which is the Tag Along Price of such portion which such Tag Along Participant desires to include in such sale and the denominator of which is the aggregate Tag Along Price of the Limited Partnership Interests that the Selling Party and each Tag Along Participant desires to include in such sale.

                           (iii) EXERCISE. The tag-along right may be exercised
by each Tag-Along Participant by delivery of a written notice to the Selling Party (the "TAG ALONG NOTICE") within 15 calendar days following receipt of the Transfer Notice. The Tag Along Notice shall state the portion of a Limited Partnership Interest that such Tag Along Participant wishes to include in such transfer to the transferee. Upon the giving of a Tag Along Notice, such Tag Along Participant shall be entitled and obligated to sell the portion of its Limited Partnership Interest set forth in the Tag Along Notice, to the transferee on the terms and conditions set forth in the Transfer Notice (the "TRANSFEREE TERMS"); provided, however, the Selling Party shall not consummate the sale of any Limited Partnership Interest offered by it if the transferee does not purchase all Limited Partnership Interests which each Tag Along Participant is entitled and desires to sell pursuant hereto. After expiration of the 15 calendar-day period referred to above, if the provisions of this Section have been complied with in all respects, the Selling Party and each Tag Along Participant that delivered a Tag Along Notice shall transfer the Limited Partnership Interests determined in accordance with Section 8.2(b)(ii) to the transferee on the Transferee Terms on the sale date proposed in the Transfer Notice (or such other date within sixty (60) days of such proposed sale date as may be agreed among the participants in such transfer).

                           (iv) SEVERAL LIABILITY. Anything to the contrary
contained herein notwithstanding, the Selling Party agrees to use its reasonable good faith efforts to seek to ensure that the applicable Transferee Terms provide for several, and not joint, liability, with respect to the indemnification and comparable obligations contained within such Transferee Terms.

                           (v) The tag-along rights set forth in this Section
8.2(b) shall not be deliberately circumvented by a Selling Party under circumstances where the other Limited Partners would have a reasonable expectation that such tag-along rights would apply.

                  (c) Subject to Sections 8.2(e), (f) and (g), a Limited Partner may at any time and from time to time (i) transfer all or part of such Limited Partner's Limited Partnership Interest to any of such Limited Partner's Family Members provided that such Limited Partner shall provide the other Partners notice of the identity of such Family Member transferee, (ii) transfer all or part of its Limited Partnership Interest to its members, partners, shareholders or other equity holders, as the case may be ("DISTRIBUTEE"), pro-rata in accordance with the governing documents of the Limited Partner, and without consideration, or (iii) transfer all or part of such Limited Partner's Limited Partnership Interest to a Control Party of such Limited Partner; PROVIDED, that such Limited Partner and Control Party agree with MSV LP in writing that such Control Party shall transfer such Limited Partnership Interest back to such Limited Partner immediately upon such Person ceasing to be a Control Party of such Limited Partner. A Limited Partner may at any time and from time to time pledge or hypothecate, in connection with its bona fide financing arrangements (including, in the case of Motient, under its current guaranteed bank facilities), its Limited Partnership Interest, PROVIDED, that upon foreclosure or other execution of the pledge or hypothecation, any assignment or transfer shall be subject to Sections 8.2(e), (f) and (g). Subject to Sections 8.2(e),
(f) and (g) and Section 8.6, a Limited Partner that is a member of the Telcom Investor Group, Columbia Investor Group or Spectrum Investor Group may at any time and from time to time transfer all or part of its Limited Partnership Interest to another Limited Partner that is a member of the Telcom Investor Group, Columbia Investor Group or Spectrum Investor Group.

                  (d) Each of TMI Sub, Motient Sub and MSV Investors shall have the right, subject to Sections 8.2(a), (e), (f), and (g), to assign or transfer its interest in MSV LP to any Person owning 10% or more of the outstanding common stock of BCE Inc., Motient or SkyTerra Communications, Inc., respectively, and each other Limited Partner shall have the right, subject to Sections 8.2(a), (e), (f), and (g), to assign or transfer its interest in MSV LP to any Person owning ten percent (10%) or more of the ownership interests in such Limited Partner; PROVIDED that in the case of a transfer by TMI Sub, such transferee agrees to be bound by the terms and conditions of (i) the Non-Interference Agreement, dated as of November 26, 2001, between BCE Inc. and MSV LP (as amended, supplemented or modified from time to time, the "NON-INTERFERENCE AGREEMENT") applicable to BCE Inc., (ii) the Stockholders Agreement, dated as of November 26, 2001, by and among TMI, MSV LP, Canadian Holdco and Canadian License Co. and (iii) the Pledge Agreement.

                  (e) In addition to any other requirements of this Agreement relating to a transfer of Limited Partnership Interests, no Limited Partnership Interest shall be transferred or assigned unless the transferee (i) executes an instrument satisfactory to General Partner accepting all of the terms and conditions relating to a Limited Partner set forth in this Agreement and the MSV LP Agreement, (ii) pays any reasonable expenses of MSV LP incurred in connection with such transfer or assignment (including, without limitation, attorney's fees) and (iii) is either an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) or provides an opinion of counsel reasonably acceptable to General Partner that the transfer will not require registration under the Securities Act.

                  (f) Notwithstanding any other provisions of this Agreement to the contrary, General Partner may prohibit any proposed transfer if, in the reasonable determination of the General Partner, such transfer would (i) result in the close of MSV LP's taxable year with respect to all Limited Partners, in the termination of MSV LP within the meaning of ss. 708(b) of the Code or in the termination of its status as a partnership under the Code, (ii) cause MSV LP to be in violation of any applicable state or federal securities laws or (iii) result in an interest in MSV LP being held by a Person whose participation in the ownership of MSV LP would be detrimental to MSV LP; PROVIDED, HOWEVER, that no transfer made pursuant to Section 8.2(c) hereof shall be deemed detrimental to MSV LP.

                  (g) To the extent that any regulatory approval, notification or other submission or procedure is required or customarily provided in connection with the exercise of any right or obligations as set forth in this Agreement or the MSV LP Agreement with respect to the transfer or assignment of interests in MSV LP (including, but not limited to, FCC approvals (if required), filings under the HSR Act and applicable securities laws), such transfer or assignment pursuant to this Agreement will be delayed and will only take place after such approval, notification or other submission or procedure has been obtained, submitted or completed, as determined by General Partner.

                  (h) In addition to any other restrictions regarding TMI Sub's right to transfer the Limited Partnership Interests held by it contained herein or in any Ancillary Agreement, TMI Sub shall not be permitted to transfer its Limited Partnership Interests except to a Person (or an Affiliate of such Person) that is also simultaneously acquiring TMI's direct or indirect ownership interests in Canadian Holdco and Canadian License Co. Any purported transfer of TMI Sub's Limited Partnership Interests in contravention of this subsection (h) shall be void and of no effect.

                  (i) Any transfer of Limited Partnership Interests hereunder shall be deemed to include a proportional transfer of the transferor's Units and Capital Account, adjusted for all prior allocations and distributions with respect to the transferred Capital Account for purposes of Articles VII and VIII of the MSV LP Agreement.

                  (j) Intentionally Omitted.

                  (k) For purposes of this Agreement, the sale or transfer of any equity or other ownership interests in any Intervening Entity (an "INTERVENING ENTITY OWNERSHIP CHANGE") shall be deemed to constitute a transfer of the aggregate Limited Partnership Interests held by that Limited Partner multiplied by a fraction, the numerator of which is the percentage ownership of the Intervening Entity so sold or transferred and the denominator of which is 100%. If such a deemed transfer of Limited Partnership Interests occurs without compliance with or as permitted by the provisions of Section 8.2(a) though 8.2(i) (as applicable) of this Agreement then, without limiting the rights of MSV LP or the other Partners at law or in equity, all of the Limited Partners (other than the Limited Partner which is so deemed to have transferred Limited Partnership Interests) shall have the right to purchase the Limited Partnership Interests so deemed transferred as if such Limited Partnership Interests were being offered for sale pursuant to the provisions of Section 8.2(a) (the provisions of which are hereby incorporated by reference, mutatis mutandis) for the same amount of consideration to be given to the Intervening Entity or its owners, in respect of the Intervening Entity Ownership Change.

                  (l) Any attempted transfer of Units or Limited Partnership Interests in violation of this Agreement shall be void and of no effect.

                  Section 8.3  ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

                  (a) An assignee or transferee of an interest in MSV LP shall not be admitted to MSV LP as a substituted Limited Partner until (i) such assignee or transferee and transferring Limited Partner has complied with all of the conditions and procedures set forth in Section 8.2, (ii) such assignee or transferee has confirmed in writing to General Partner that it has reviewed the terms and conditions of this Agreement, the MSV LP Agreement, the Investment Agreement and each of the Ancillary Agreements including, without limitation, the events of default, remedy and forfeiture provisions of the Pledge Agreement, and (iii) payment of any reasonable expenses of MSV LP incurred in connection with such admission (including, without limitation, attorney's fees). Such assignee or transferee shall automatically be admitted to MSV LP as a Limited Partner following satisfaction of the provisions of this Section 8.3(a).

                  (b) A Person who acquires any Limited Partnership Interests of a Limited Partner pursuant to Section 8.2 but who is not admitted as a substituted Limited Partner pursuant to Section 8.3(a) shall be entitled only to allocations and distributions with respect to such acquired Limited Partnership interests in accordance with this Agreement, but shall have no right to vote or give consent hereunder, to obtain any information or accounting of the affairs of MSV LP, shall not solely as a result of its acquisition of such Limited Partnership Interests obtain or have the right to obtain any shares in General Partner, shall not be entitled to inspect the books or records of MSV LP and shall not have any rights of a Limited Partner under the Delaware Act, this Agreement or the MSV LP Agreement.

                  (c) A transferor of interests shall remain a Limited Partner of MSV LP with respect to such transferred interests until such time, if ever, as the transferee of such interests is admitted as a substituted Limited Partner in accordance with this Agreement.

                  Section 8.4 ADMISSION OF ADDITIONAL LIMITED PARTNERS. A Person (other than a current Limited Partner) who purchases from MSV LP interests issued pursuant to Section 8.1 shall be admitted to MSV LP as an Additional Limited Partner upon furnishing to MSV LP (a) a subscription agreement, in form satisfactory to the General Partner, which agreement shall include an acceptance by such Person of all the terms and conditions of this Agreement, and (b) such other documents as the General Partner deems necessary or advisable. Such admission shall become effective on the date that the General Partner determines that such conditions have been satisfied.

                  Section 8.5 CORPORATE CONVERSION; DRAG-ALONG RIGHTS.

                  (a) At the General Partner's discretion, MSV LP shall be converted into corporate form ("MSV") by merger, statutory conversion or any other method set forth in such consent (the "CORPORATE CONVERSION"). If the Corporate Conversion is in connection with an initial public offering of MSV LP's (or its successor's) securities, the outstanding interests in MSV LP shall be converted into common stock of MSV in accordance with the Percentage Interests represented by such Limited Partnership Interests, and each holder of such interests shall take such steps as may be reasonably requested by the General Partner in connection therewith, whereupon the rights and obligations of the Limited Partners hereunder, including, without limitation, those arising under Article 6, shall cease and have no further force and effect. If a Corporate Conversion is approved for any purpose other than in connection with an initial public offering of MSV LP's (or its successor's) securities, (i) the respective outstanding interests of MSV LP shall be converted into securities of MSV which track, as closely as practicable, the economic, voting and other rights represented by such outstanding interests immediately prior to the Corporate Conversion and (ii) the holders of such interests shall enter into a shareholders agreement and such other agreements and the organizational documents of MSV will contain such provisions as may be necessary, to allow MSV to mimic, as closely as practicable, the governance and other operating provisions of the MSV LP Agreement, including, without limitation, an agreement by all shareholders holding stock with special voting, economic or other rights to convert such stock into common stock immediately prior to the initial public offering of MSV securities on a basis similar to that contemplated by the second sentence of this Section 8.5(a). In effecting a Corporate Conversion, the General Partner shall cooperate in good faith with TMI Sub to reduce any adverse tax consequences to TMI Sub resulting from the Corporate Conversion. In the event MSV LP effectuates a Corporate Conversion, the Stockholders who are blocker C corporations ("BLOCKER C CORPORATIONS") shall, if so requested by their parents, in a reorganization intended to be tax-free, be merged with and into or contributed to MSV LP's successor corporation in exchange for shares of the successor corporation, such that the stockholders of the applicable Blocker C Corporations become direct stockholders of the successor corporation upon the same terms as would be applicable to the Blocker C Corporations had such merger or contribution not occurred, and, if such Corporate Conversion is effected other than in connection with an initial public offering of MSV LP's (or its successor's) securities, such stockholders shall enter into a stockholders' agreement and such other agreements as may be necessary to allow MSV to mimic, as closely as practicable, the governance and other operating provisions of MSV LP's existing governance documents. The consummation of any such merger or contribution shall be subject to the receipt or waiver of any third-party or government consents, approvals and authorizations as may be necessary or advisable in connection therewith, including, but not limited to, expiration or termination of any applicable waiting period under the HSR Act, and shall be effected pursuant to a merger or contribution agreement reasonably acceptable to MSV LP or the successor corporation, as applicable; provided that such Blocker C Corporation shall be a corporation permitted under applicable law and its governing instruments to effectuate such merger or contribution transaction and shall have represented and warranted to MSV LP or the successor corporation that such Blocker C Corporation has no assets or liabilities other than its Limited Partnership Interests and Shares and its rights and obligations under this Agreement, the MSV LP Agreement, the Investment Agreement, the Pledge Agreement and the Voting Agreement.

                  (b) If the Required Majority determines to transfer or exchange (in a merger, business combination or otherwise) in one or a series of related bona fide arm's-length transactions (collectively, the "DRAG-ALONG TRANSACTION") to an unrelated and unaffiliated third party all of the Limited Partnership Interests held by such Limited Partners, then, upon thirty (30) days' written notice to the other Limited Partners and MSV LP (the "DRAG-ALONG NOTICE"), which notice shall include reasonable details of the proposed transaction, including the consideration to be received by the Limited Partners, each other Limited Partner and holder of Limited Partnership Interests shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such third party, all of its Limited Partnership Interests in the same transaction at the closing thereof (and will deliver such Limited Partnership Interests free and clear of all liens, claims, or encumbrances except this Agreement or the MSV LP Agreement) (or shall vote in favor of or consent to any transaction requiring the vote or consent of Limited Partners), and shall otherwise cooperate in the consummation of such transaction, and the consideration to be paid to the Limited Partners shall be deemed to be Capital Proceeds and shall be distributed to the Limited Partners pursuant to Section 8.6 of the MSV LP Agreement as if such transaction were a Capital Event. In the event a Drag-Along Transaction is initiated by the Investors, unless the consideration to be received by the Limited Partners is based solely on the respective Percentage Interests held by such Limited Partners, after the second anniversary date of the Subsequent Closing, each of Motient and TMI shall have thirty (30) days from receipt of the Drag-Along Notice to make, or cause a third party to make, a bona fide offer that is no less favorable to the Investors and the other Limited Partners than the terms, conditions and consideration of the Drag-Along Transaction described in such Drag-Along Notice and which will be consummated within thirty (30) days after such offer is made.

                  Section 8.6 ACTIONS REQUIRING CONSENT. Without the prior written consent of the Required Majority, no Stockholder or Limited Partner (including any Affiliate of such Stockholder or Limited Partner) shall acquire in any transaction or series of related transactions direct or indirect ownership of more than 49% of (a) the outstanding shares of Stock or (b) the outstanding Units (including in each case any Stock or Units attributable to unexercised options or warrants or other similar securities owned by such Stockholder or Limited Partner or their Affiliates).

                  Section 9. LEGENDS. Each Stockholder consents to General Partner inserting appropriate legends referencing the restrictions and obligations contained in this Agreement on the certificates representing the Shares held by the Stockholders on or after the date of this Agreement.

                  Section 10. STOCKHOLDERS' REPRESENTATION. Each Stockholder hereby represents that, notwithstanding anything herein to the contrary, it has no plan or intention to consummate any Transfer of Shares.

                  Section 11. MISCELLANEOUS.

                  (a) REPRESENTATION. No Stockholder is a party to any other agreement, other than the MSV LP Agreement, the Investment Agreement, the Pledge Agreement and that certain Voting Agreement, dated as of the date hereof (the "VOTING AGREEMENT"), by and among the Spectrum Investor Group, the Telcom Investor Group, the Columbia Investor Group, TMI Sub and MSV Investors, with respect to the transfer or disposition of voting rights with respect to any Shares.

                  (b) SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, each other provision of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  (c) NO WAIVER. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

                  (d) ENTIRE AGREEMENT. This Agreement, the Investment Agreement, the MSV LP Agreement and the Purchase Agreement, together with the exhibits thereto constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith, including but not limited to the November 2001 Stockholders' Agreement.

                  (e) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the holders of a majority of the Shares (or, in the event the provision to be amended contains language requiring the consent of a greater percentage of the Shares, such greater percentage); PROVIDED, HOWEVER, that any amendment, modification or supplement to this Agreement that would adversely affect any individual Stockholder, or group of Stockholders, in a manner different than its effect on other Stockholders, shall require the prior written consent of such Stockholder(s). Notwithstanding the foregoing, if MSV LP shall admit any new limited partner and the Board shall determine that the Board should be expanded to allow for representation on the Board by such new limited partner, this Agreement may be amended by the written agreement of the holders of a majority of the Shares to provide for one or more additional directors (the number of such additional directors to be reasonably proportionate to the Percentage Interest in MSV LP held by such new limited partner), which director(s) shall be designated by such new limited partner.

                  (f) REMEDIES. The parties acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that each party hereto shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of the posting of any bond. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.

                  (g) NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered personally, sent by a nationally recognized overnight courier, telecopied or mailed by registered or certified mail, as follows:

                           (i) If given to General Partner, at General Partner's
mailing address set forth below:

                  Mobile Satellite Ventures GP Inc.
                  10802 Parkridge Boulevard
                  Reston, Virginia 20191-5416
                  Fax:  (703) 390-2770
                  Attention:  General Counsel

                  with a copy to each Stockholder as set forth in clause (ii) below.

                           (ii) If given to any Stockholder, at the address set
forth on SCHEDULE I hereof (or as modified from time to time by a Stockholder upon written notice to General Partner).

                  Notices delivered personally to an addressee or sent by overnight courier shall be deemed to have been given upon such delivery. Notices sent by telecopier shall be deemed to have been given upon confirmation by telecopy answerback (provided that the sending of any such notice is followed promptly by the mailing of the original of such notice). Notices mailed by registered or certified mail shall be deemed to have been given upon the expiration of five (5) Business Days after such notice has been deposited in the mail.

                  (h) GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law. Each party agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts.

                  (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    MOBILE SATELLITE VENTURES GP INC.

                                    By:     /S/ RANDY SEGAL
                                            ------------------------------------
                                            Name:  Randy Segal
                                            Title:  Secretary

                                    MOTIENT VENTURES HOLDING INC.

                                    By:     /S/ CHRIS DOWNIE
                                            ------------------------------------
                                            Name:  Chris Downie
                                            Title:  EVP & COO

         [SIGNATURE PAGE - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                    TMI COMMUNICATIONS DELAWARE, LIMITED
                                    PARTNERSHIP

                                    By:     3924505 Canada, Inc., its General
                                            Partner

                                    By:     /S/ RORY MCCORMICK
                                            ------------------------------------
                                            Name:  Rory McCormick
                                            Title:  President

                                    MSV INVESTORS, LLC

                                    By:     MSV Investors Holdings, Inc., its
                                            Managing Member

                                    By:     /S/ JEFFREY A. LEDDY
                                            ------------------------------------
                                            Name:  Jeffrey A. Leddy
                                            Title:  CEO

         [SIGNATURE PAGE - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                    TELCOM SATELLITE VENTURES II, INC.

                                    By:     /S/ HAL B. PERKINS
                                            ------------------------------------
                                            Name:  Hal B. Perkins
                                            Title: Vice President and General
                                                   Counsel

                                    TELCOM SATELLITE VENTURES INC.

                                    By:     /S/ HAL B. PERKINS
                                            ------------------------------------
                                            Name:  Hal B. Perkins
                                            Title: Vice President and General
                                                   Counsel

         [SIGNATURE PAGE - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                    SPECTRUM SPACE EQUITY INVESTORS IV-II, INC.

                                    By:     /S/ KEVIN J. MARONI
                                            ------------------------------------
                                            Name:  Kevin J. Maroni
                                            Title:  Authorized Signatory

                                    SPECTRUM SPACE IV PARALLEL II, INC.

                                    By:     /S/ KEVIN J. MARONI
                                            ------------------------------------
                                            Name:  Kevin J. Maroni
                                            Title:  Authorized Signatory

                                    SPECTRUM SPACE IV MANAGERS II, INC.

                                    By:     /S/ KEVIN J. MARONI
                                            ------------------------------------
                                            Name:  Kevin J. Maroni
                                            Title:  Authorized Signatory

                    SPECTRUM SPACE EQUITY INVESTORS IV, INC.

                                    By:     /S/ KEVIN J. MARONI
                                            ------------------------------------
                                            Name:  Kevin J. Maroni
                                            Title:  Authorized Signatory

                                    SPECTRUM SPACE IV PARALLEL, INC.

                                    By:     /S/ KEVIN J. MARONI
                                            ------------------------------------
                                            Name:  Kevin J. Maroni
                                            Title:  Authorized Signatory

         [SIGNATURE PAGE - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                    SPECTRUM SPACE IV MANAGERS, INC.

                                    By:     /S/ KEVIN J. MARONI
                                            ------------------------------------
                                            Name:  Kevin J. Maroni
                                            Title:  Authorized Signatory

                                    COLUMBIA SPACE (QP) II, INC.

                                    By:     /S/ DONALD A. DOERING
                                            ------------------------------------
                                            Name:  Donald A. Doering
                                            Title:  Authorized Signatory

                                    COLUMBIA SPACE (AI) II, INC.

                                    By:     /S/ DONALD A. DOERING
                                            ------------------------------------
                                            Name:  Donald A. Doering
                                            Title:  Authorized Signatory

                                    COLUMBIA SPACE PARTNERS II, INC.

                                    By:     /S/ DONALD A. DOERING
                                            ------------------------------------
                                            Name:  Donald A. Doering
                                            Title:  Authorized Signatory

         [SIGNATURE PAGE - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                    COLUMBIA SPACE (QP), INC.

                                    By:     /S/ DONALD A. DOERING
                                            ------------------------------------
                                            Name:  Donald A. Doering
                                            Title:  Authorized Signatory

                                    COLUMBIA SPACE (AI), INC.

                                    By:     /S/ DONALD A. DOERING
                                            ------------------------------------
                                            Name:  Donald A. Doering
                                            Title:  Authorized Signatory

                                    COLUMBIA SPACE PARTNERS, INC.

                                    By:     /S/ DONALD A. DOERING
                                            ------------------------------------
                                            Name:  Donald A. Doering
                                            Title:  Authorized Signatory

         [SIGNATURE PAGE - AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                                                   EXHIBIT 10.50

        SECOND AMENDED AND RESTATED PARENT TRANSFER/DRAG ALONG AGREEMENT
        ----------------------------------------------------------------

                                November 12, 2004

                  This SECOND AMENDED AND RESTATED PARENT TRANSFER/DRAG ALONG AGREEMENT is entered into by and among Motient Corporation ("MOTIENT"), Motient Ventures Holding Inc. ("MOTIENT SUB"), TMI Communications and Company, Limited Partnership ("TMI"), TMI Communications Delaware, Limited Partnership ("TMI Sub"), Mobile Satellite Ventures LP ("MSV LP"), Mobile Satellite Ventures GP Inc. ("GENERAL PARTNER"), each investor set forth on SCHEDULE I hereto (each, an "INVESTOR") and each of the Investor's parents set forth on SCHEDULE I hereto (each, an "INVESTOR PARENT").

         1. Each of the Investor Parents (other than SkyTerra Communications, Inc. ("SKYTERRA")) hereby represents and warrants to Motient, TMI and each other Investor Parent that it directly owns 100% of the capital stock of its Investor as set forth on SCHEDULE I hereto.

         2. Motient hereby represents and warrants to TMI and 3924505 Canada Inc. ("TMI SUB GP" and together with TMI, the "TMI ENTITIES") and each Investor Parent that it directly owns 100% of the capital stock of MVH Holdings Inc. ("MVH"), which, in turn, directly owns 100% of the capital stock of Motient Sub.

         3. The TMI Entities hereby jointly and severally represent and warrant to Motient and each Investor Parent that the TMI Entities directly own 100% of the equity interests of TMI Sub.

         4. SkyTerra hereby represents and warrants to Motient, TMI and each other Investor Parent that it directly owns 100% of the capital stock of MSV Investors Holdings, Inc. ("MSV INVESTORS HOLDINGS"), which, in turn, directly owns 80% of the membership interests of MSV Investors, L.L.C. ("MSV INVESTORS"). The remaining membership interests in MSV Investors are owned by other investors (the "OTHER SKYTERRA INVESTORS"), all of whom have agreed to be bound by the provisions hereof applicable to a Blocker Parent (as hereinafter defined).

         5. Each Blocker Parent (as defined below) other than SkyTerra hereby agrees that the Other SkyTerra Investors may, without any restriction or limitation imposed by this Agreement, exchange all of their membership interests in MSV Investors solely for shares of common stock of MSV Investors Holding or SkyTerra, in a transaction or series of transactions the ultimate effect of which is that 100% of the outstanding membership interests of MSV Investors is owned solely by MSV Investors Holding.

         6. Each Blocker Parent hereby agrees that certain of the Blocker Parents may, without any restriction or limitation imposed by this Agreement, effectuate the Columbia/Spectrum Transfers (as hereinafter defined). For purposes hereof, the "COLUMBIA/SPECTRUM TRANSFERS" means, collectively, the transfer of all limited partnership interests of MSV LP and shares of GP Stock by (i) Columbia Space (QP) II, Inc. ("COLUMBIA QP II") to Columbia Space (QP), Inc. ("COLUMBIA QP"), pursuant to the merger of Columbia QP II with and into Columbia QP; (ii) Columbia Space (AI) II, Inc. ("COLUMBIA AI II") to Columbia Space (AI), Inc. ("COLUMBIA AI"), pursuant to the merger of Columbia AI II with and into Columbia AI; (iii) Columbia Space Partners II, Inc. ("COLUMBIA SPACE II") to Columbia Space Partners, Inc. ("COLUMBIA PARTNERS"), pursuant to the merger of Columbia Space II with and into Columbia Partners; (iv) Spectrum Space Equity Investors IV-II, Inc. ("SPECTRUM IV-II") to Spectrum Space Equity Investors IV, Inc. ("SPECTRUM EQUITY"), pursuant to the merger of Spectrum IV-II with and into Spectrum Equity; (v) Spectrum Space IV Parallel II, Inc. ("SPECTRUM IV") to Spectrum Space IV Parallel, Inc. ("SPECTRUM PARALLEL"), pursuant to the merger of Spectrum IV with and into Spectrum Parallel; and (vi) Spectrum Space IV Managers II, Inc. ("SPECTRUM II") to Spectrum Space IV Managers, Inc. ("SPECTRUM MANAGERS"), pursuant to the merger of Spectrum II with and into Spectrum Managers.

         7. Each of Motient, TMI, TMI Sub GP and each Investor Parent (each, a "BLOCKER PARENT" and collectively, the "BLOCKER PARENTS") hereby represents and warrants that that certain First Amended and Restated Investment Agreement, dated as of August 8, 2003, as amended (the "INVESTMENT Agreement"), among MSV LP, Motient, TMI Sub and the investors named therein, as amended, the Ancillary Agreements (as defined in the Investment Agreement) and the Transaction Documents (as defined in the Investment Agreement (including this Agreement)) are the only agreements between or among Motient, Motient Sub, TMI, TMI Sub GP, TMI Sub and any of Investor Parents or the Investors relating to the Investment Agreement or the transactions contemplated thereby.

         8. Each of the Blocker Parents hereby agree, that, subject to the exception contained in Paragraph 9 below, if any of them shall propose to transfer any of its respective interests in Parent Sub, MVH, TMI Sub or an Investor that holds Percentage Interests (as defined in that certain Amended and Restated Limited Partnership Agreement, dated as of November 12, 2004, by and among General Partner and the limited partners named therein (as amended, restated or otherwise modified from time to time, the "LP AGREEMENT")) in MSV LP, as the case may be (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), owned by such Blocker Parent, such transfer shall be subject to the rights and obligations contained in Section 8.2 of that certain Amended and Restated Stockholders' Agreement, dated as of November 12, 2004 (as amended, restated or otherwise modified from time to time, the "GP AGREEMENT"), by and among the General Partner and the stockholders named therein (the provisions of which are hereby incorporated herein by reference, mutatis mutandis) as if such Blocker Parent were a Limited Partner (as defined in the LP Agreement) of MSV LP and the interests being transferred were Percentage Interests in MSV LP.

         9. Notwithstanding the previous paragraph, any Investor Parent may, without any restriction or limitation by virtue of this Agreement, transfer up to 10% to any single transferee, or up to 20% in the aggregate, of its interest in an Investor, provided such transferee executes a joinder to this Agreement agreeing to be bound by the provisions hereof applicable to the transferor.

         10. Each of the Blocker Parents hereby agrees with each other Blocker Parent that if one or more of the Blocker Parents which own Subsidiaries holding, in the aggregate, a majority of the Percentage Interests propose to transfer or exchange (in a merger, stock transfer or otherwise) all of their interests in such Subsidiaries to an unrelated and unaffiliated third party ("BUYER"), such Blocker Parents shall have, with respect to each other Blocker Parent and their respective ownership interests in the Subsidiaries, the rights and obligations contained in Section 8.5(b) of the GP Agreement (the provisions of which are hereby incorporated herein by reference, mutatis mutandis), as if the Blocker Parents were Limited Partners in MSV LP and the Subsidiaries being transferred were Percentage Interests in MSV LP (the "BLOCKER PARENT DRAG ALONG"). The Blocker Parent Drag Along shall be on the same terms as would be obtained by applying such Section 8.5(b) of the GP Agreement, except that the Blocker Parents and their respective Subsidiaries may be required to provide different representations, warranties and covenants to Buyer to the extent reasonably required to reflect the differences in the nature of the interests being transferred (i.e., a transfer of TMI Sub equity interests versus a transfer of Investor capital stock). Without limiting the generality of the foregoing, the Blocker Parent Drag Along shall provide each of the Blocker Parents with the same percentage of the consideration to be received from Buyer as would be obtained by applying Section 8.5(b) of the GP Agreement (i.e., as if Buyer had acquired MSV LP partnership interests directly, and the proceeds of such acquisition were distributed by each Subsidiary to its respective Blocker Parent); PROVIDED, HOWEVER, that if any of the Subsidiaries has any liabilities, then such liabilities shall be taken into account and reduce the consideration to be received by the owners of such entity. Without limiting the foregoing, each of the parties expressly acknowledges and agrees that the most likely method of structuring a sale or disposition of MSV LP's business is not by means of a sale of MSV LP's assets or partnership interests but rather by means of the transfer of the ownership interests in the various entities that hold interests in MSV LP by sale, merger or otherwise and that a merger or series of mergers or similar transaction involving securities of the acquirer or its affiliates may be fully taxable to TMI and/or TMI Sub GP (and to any other Investor Parent or Other SkyTerra Investor who owns an Investor organized as a limited partnership or limited liability company (a "LLC INVESTOR")) if TMI Sub (or such LLC Investor) were treated as a partnership for U.S. tax purposes while being treated as a tax-free reorganization by others or may otherwise involve tax consequences that are different for, and potentially adverse to, TMI, TMI Sub GP and/or TMI Sub (and to any other Investor Parent or Other SkyTerra Investor who owns a LLC Investor) compared to the other parties to this Agreement if TMI Sub (or a LLC Investor) were treated as a partnership for U.S. tax purposes.

         11. The Blocker Parents and the Subsidiaries hereby severally agree that, notwithstanding anything to the contrary in the GP Agreement, without the consent ("CONSENT") of a majority in interest of each of the Columbia Investor Group and the Spectrum Investor Group (each, as defined in the GP Agreement), they shall not (i) allow MSV LP or the General Partner to sell or transfer all or substantially all of its assets or (ii) allow any Subsidiary to sell or transfer its interests in MSV LP or the General Partner, if in either event, any stockholder of any blocker C corporation that is a member of the Columbia Investor Group or the Spectrum Investor Group ("STOCKHOLDER") would incur greater tax liability than if such Stockholder had held its ownership interests in MSV LP or the General Partner directly instead of through blocker C corporations ("ADVERSE TAX CONSEQUENCES"). Without limiting the foregoing, the parties acknowledge and agree that under present law, (A) a sale or transfer of the type described in clause (i) above would result in Adverse Tax Consequences, and
                  (B) a sale or transfer of the type described in clause (ii) above would result in Adverse Tax Consequences if either the Columbia Investor Group or the Spectrum Investor Group joined in such sale or transfer on the same basis as the proposed transferor. The parties further acknowledge and agree that a sale or transfer of the type described in clause (ii) above would not result in Adverse Tax Consequences if such sale or transfer is effected pursuant to the terms of Section 8.2(c) or Section 8.2(d) of the GP Agreement and neither the Columbia Investor Group nor the Spectrum Investor Group joins in such sale or transfer. The parties intend that the after tax consequences to the Stockholders in their indirect investments in MSV LP and the General Partner be no different than if the investment by such Stockholders had been made directly in MSV LP and the General Partner by such Stockholders and, accordingly, agree that Consent will not be required if a disproportionate amount of sale proceeds from a sale or transfer of the type described in clauses (i) and (ii) is allocated to the Stockholders or blocker corporations of the Columbia Investor Group and the Spectrum Investor Group, as the case may be, so as to mitigate any Adverse Tax Consequences to the Stockholders and to put the Stockholders in the same after tax economic position (as collectively determined by the Columbia Investor Group and the Spectrum Investor Group) as if such investments had been made directly in MSV LP and the General Partner by the Stockholders instead of through blocker C corporations.

         12. Motient and Motient Sub hereby represent and warrant to TMI and the Investor Parents that from and after the date hereof, Motient Sub (i) shall have no assets or liabilities other than the Percentage Interests, the shares of common stock, $0.001 par value per share (the "TERRESTAR STOCK"), of TerreStar Networks Inc. owned by it, the shares of common stock, $0.01 per share (the "GP STOCK"), of the General Partner owned by it, and the rights and obligations under the Investment Agreement, the Ancillary Agreements, the Transaction Documents and that certain Purchase Agreement, dated as of November 12, 2004, by and among MSV LP and Motient Sub and (ii) shall not engage in any business activities other than holding the Percentage Interests, the GP Stock and the TerreStar Stock.

         13. TMI, TMI Sub GP and TMI Sub hereby represent and warrant to Motient and the Investor Parents that from and after the date hereof, TMI Sub (i) shall have no assets or liabilities other than the Percentage Interests, the GP Stock owned by it, the TerreStar Stock owned by it, and the rights and obligations under the Investment Agreement, the Ancillary Agreements, the Transaction Documents, that certain Purchase Agreement, dated as of November 12, 2004, by and among MSV LP and TMI Sub, that certain Voting Agreement, dated as of November 12, 2004 (the "MSV VOTING Agreement"), by and among TMI Sub and the other investors named therein and a similar voting agreement amongst the same parties to the MSV Voting Agreement (or affiliates of such parties) relating to the TerreStar Stock (the "TERRESTAR VOTING AGREEMENT" and together with the MSV Voting Agreement, the "VOTING AGREEMENTS"), by and among TMI Sub and the other investors named therein and (ii) shall not engage in any business activities other than holding the Percentage Interests, the GP Stock and the TerreStar Stock and performing its obligations under the Pledge Agreement (as defined in the GP Agreement) and the Voting Agreements.

         14. Each Investor Parent and Other SkyTerra Investor hereby represents and warrants to Motient and TMI that from and after the date hereof, each of their respective Investors shall (i) have no assets or liabilities other than the Percentage Interests, the GP Stock owned by it, the TerreStar Stock owned by it, and the rights and obligations under the Investment Agreement, the Ancillary Agreements, the Transaction Documents and the Voting Agreements and (ii) not engage in any business activities other than holding the Percentage Interests, the GP Stock and the TerreStar Stock and performing its obligations under the Voting Agreements.

         15. This Agreement shall be governed by and construed according to the law of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

         16. Upon the consolidation (by a series of mergers or otherwise) of MSV LP, the Investors, Motient Sub and TMI Sub into one corporate entity, this Agreement shall automatically terminate, whereupon the restrictions set forth herein shall be replaced by provisions pertaining to the ownership interests in such corporate entity that are substantially identical to those set forth in Sections 8.1 and 8.2 of the GP Agreement. The parties hereto agree to execute such documents or agreements necessary or appropriate to accomplish the foregoing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned indicate their agreement to the foregoing as of the day and year first above written.

                                        MOBILE SATELLITE VENTURES LP

                                        By: Mobile Satellite Ventures GP Inc.,
                                             Its General Partner

                                        By: /S/ RANDY SEGAL
                                           -------------------------------------
                                               Name:  Randy Segal
                                               Title:    Secretary

                                        MOBILE SATELLITE VENTURES GP INC.

                                        By: /S/ RANDY SEGAL
                                           -------------------------------------
                                               Name:  Randy Segal
                                               Title:    Secretary

                                        MOTIENT CORPORATION

                                        By:    /S/ CHRIS DOWNIE
                                           -------------------------------------
                                               Name:  Chris Downie
                                               Title:   CFO

                                        MOTIENT VENTURES HOLDING INC.

                                        By:    /S/ CHRIS DOWNIE
                                           -------------------------------------
                                               Name:  Chris Downie
                                               Title:  CFO

                                        TMI COMMUNICATIONS AND COMPANY,
                                        LIMITED PARTNERSHIP

                                        By:    /S/ RORY MCCORMICK
                                           -------------------------------------
                                               Name:  Rory McCormick
                                               Title:  President

           [SIGNATURE PAGE - A&R PARENT TRANSFER/DRAG ALONG AGREEMENT]

                                          TMI COMMUNICATIONS DELAWARE,
                                          LIMITED PARTNERSHIP

                                          By: 3924505 CANADA INC.,
                                              Its General Partner

                                          By:    /S/ RORY MCCORMICK
                                                 -------------------------------
                                                 Name:  Rory McCormick
                                                 Title:  President

                                          INVESTOR PARENTS:

                                                 /S/ RAJENDRA SINGH
                                                 -------------------------------
                                                 Rajendra Singh

                                                 /S/ NEERA SINGH
                                                 -------------------------------
                                                 Neera Singh

                                          THE HERSH RAJ SINGH EDUCATION TRUST

                                          By:    /s/ Rajendra Singh
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                          THE SAMIR RAJ SINGH EDUCATION TRUST

                                          By:    /s/ Rajendra Singh
                                                 -------------------------------
                                                 Name:
                                                 Title:

           [SIGNATURE PAGE - A&R PARENT TRANSFER/DRAG ALONG AGREEMENT]

                                        COLUMBIA CAPITAL EQUITY PARTNERS
                                        III (QP), L.P.

                                        By: Columbia Capital Equity Partners
                                            III, L.P., as General Partner

                                        By:    /S/ DONALD A. DOERING
                                               ---------------------------------
                                               Name:  Donald A. Doering
                                               Title:  Chief Financial Officer

                                        COLUMBIA CAPITAL EQUITY PARTNERS III
                                        (AI), L.P.

                                        By: Columbia Capital Equity Partners
                                            III, L.P., as General Partner

                                        By:    /S/ DONALD A. DOERING
                                               ---------------------------------
                                               Name:  Donald A. Doering
                                               Title:  Chief Financial Officer

                                        COLUMBIA CAPITAL EQUITY PARTNERS III
                                        (CAYMAN), L.P.

                                        By: Columbia Capital Equity Partners
                                        Cayman) III, Ltd., as General Partner

                                        By:    /S/ DONALD A. DOERING
                                               ---------------------------------
                                               Name:  Donald A. Doering
                                               Title:  Chief Financial Officer

                                        COLUMBIA CAPITAL INVESTORS III, LLC

                                        By: Columbia Capital Equity Partners
                                            III, L.P., as General Partner

                                        By:    /S/ DONALD A. DOERING
                                               ---------------------------------
                                               Name:  Donald A. Doering
                                               Title:  Chief Financial Officer

                                        COLUMBIA CAPITAL EMPLOYEE INVESTORS III,
                                        L.L.C.

                                        By: Columbia Capital III, L.L.C., its
                                            Manager

                                        By:    /S/ DONALD A. DOERING
                                               ---------------------------------
                                               Name:  Donald A. Doering
                                               Title:  Chief Financial Officer

           [SIGNATURE PAGE - A&R PARENT TRANSFER/DRAG ALONG AGREEMENT]

                                       SPECTRUM EQUITY INVESTORS IV, L.P.

                                       By: Spectrum Equity Associates IV, L.P.
                                            Its General Partner

                                       By:    KEVIN J. MARONI
                                              ----------------------------------
                                              Name:  Kevin J. Maroni
                                              Title:  General Partner

                                       SPECTRUM IV INVESTMENT MANAGERS' FUND,
                                       L.P.

                                       By:    KEVIN J. MARONI
                                              ----------------------------------
                                              Name:  Kevin J. Maroni
                                              Title:  General Partner

                                       SPECTRUM EQUITY INVESTORS PARALLEL IV,
                                       L.P.

                                       By: Spectrum Equity Associates IV, L.P.,
                                           its General Partner

                                       By:    /S/ KEVIN J. MARONI
                                              ----------------------------------
                                              Name: Kevin J. Maroni
                                              Title: General Partner

                                      SKYTERRA COMMUNICATIONS, INC.

                                      By:    /s/ Jeffrey Ledey
                                             -----------------------------------
                                             Name:
                                             Title:

           [SIGNATURE PAGE - A&R PARENT TRANSFER/DRAG ALONG AGREEMENT]

                                                                    EXHIBIT 31.1

                                  CERTIFICATION

         The undersigned, in his capacity as the Executive Vice President, Chief Operating Officer and Treasurer of Motient Corporation, being the principal executive officer, provides the following certification required by 18 U.S.C.
Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         I, Christopher W. Downie, hereby certify that:

         1. I have reviewed this quarterly report on Form 10-Q of Motient Corporation, a Delaware corporation (the "Company");

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

         4. The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have:

                  (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

                  (b) Evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

                  (c) Disclosed in this report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

         5. The other certifying officer and I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

                  (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

                  (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                                      /s/ Christopher W. Downie
                                      -------------------------
                                      Christopher W. Downie

                                      Executive Vice President, Chief Operating
                                      Officer and Treasurer (principal executive officer)

                                      November 15, 2004

                                                                    EXHIBIT 31.2

                                  CERTIFICATION

         The undersigned, in her capacity as the Controller and Chief Accounting Officer of Motient Corporation, being the principal financial officer, provides the following certification required by 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

         I, Myrna J. Newman, hereby certify that:

         1. I have reviewed this quarterly report on Form 10-Q of Motient Corporation, a Delaware corporation (the "Company");

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

         4. The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have:

                  (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

                  (b) Evaluated the effectiveness of the Company's disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

                  (c) Disclosed in this report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting; and

         5. The other certifying officer and I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

                  (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; and

                  (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                                        /s/ Myrna J. Newman
                                        -------------------
                                        Myrna J. Newman

                                        Controller and Chief Accounting Officer
                                        (principal financial officer)

                                        November 15, 2004

                                                                    EXHIBIT 32.1

           CERTIFICATION PURSUANT TO 8 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of Motient Corporation, a Delaware corporation (the "COMPANY"), on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "REPORT"), I, Christopher W. Downie, Executive Vice President, Chief Operating Officer and Treasurer of the Company, certify, in my capacity as principal executive officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the Report:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                      /s/ Christopher W. Downie
                                      -------------------------
                                      Executive Vice President, Chief Operating
                                      Officer and Treasurer (principal executive
                                      officer)

                                      November 15, 2004

                                                                    EXHIBIT 32.2

           CERTIFICATION PURSUANT TO 8 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of Motient Corporation, a Delaware corporation (the "COMPANY"), on Form 10-Q for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "REPORT"), I, Myrna J. Newman, Controller and Chief Accounting Officer of the Company, certify, in my capacity as principal financial officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge and based on my review of the
Report:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                        /s/ Myrna J. Newman
                                        -------------------
                                        Controller and Chief Accounting Officer
                                        (principal financial officer)

                                        November 15, 2004